As filed with the Securities and Exchange Commission on October 18, 2006

Registration No. 333-136853

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1
to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIANCE BANCORP, INC. OF PENNSYLVANIA (In organization)

(Exact name of registrant as specified in its charter)

United States	6035	(To be requested)
(State or other jurisdiction of	(Primary Standard	(I.R.S. Employer
incorporation or organization)	Industrial Classification Code Number)	Identification Number)

541 Lawrence Road

Broomall, Pennsylvania 19008

(610) 353-2900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dennis D. Cirucci

President and Chief Executive Officer

Alliance Bancorp, Inc. of Pennsylvania

541 Lawrence Road

Broomall, Pennsylvania 19008

(610) 353-2900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Raymond A. Tiernan, Esq.

Kevin M. Houlihan, Esq.

Elias, Matz, Tiernan & Herrick L.L.P.

734 15th Street, N.W., 12th Floor

Washington, D.C.  20005

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value per share	11,241,250 shares (1)	$10.00	$112,412,500(2)	$12,028.14(3)
Participation interests	240,000 shares (1)	—	—	—(1)

(1)          Includes shares of Common Stock which may be purchased by participants in the Alliance Bank 401(k) Plan.  Accordingly, no separate fee is required for the participation interests.  In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the maximum number of shares of Common Stock which could be purchased through utilization of the assets of such plan.

(2)          Estimated solely for the purpose of calculating the registration fee.

(3)          Previously paid.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

PROSPECTUS

ALLIANCE BANCORP, INC. OF PENNSYLVANIA
(Proposed mid-tier holding company for Alliance Bank)

Up to 2,445,223 Shares of Common Stock for Sale and up to
7,329,777 Shares of Common Stock for Exchange
(Anticipated Maximum)

Alliance Bank, a majority owned subsidiary of Greater Delaware Valley Holdings, A Mutual Company, is reorganizing and forming a new federally-chartered mid-tier stock holding company under the name Alliance Bancorp, Inc. of Pennsylvania.  The existing shares of Alliance Bank will be exchanged for new shares of Alliance Bancorp common stock.  We expect that existing stockholders of the Bank will receive approximately 2.1 to 2.8 shares (or approximately 3.3 shares if the size of our offering is increased by 15.0%) of common stock of Alliance Bancorp, the new mid-tier holding company, in exchange for their shares of Alliance Bank common stock.  We are also offering shares of our common stock at a price of $10.00 per share.  Sandler O’Neill & Partners, L.P. will use its best efforts to assist us in Alliance Bancorp selling efforts, but is not required to purchase any of the common stock that is being offered for sale.  Purchasers will not pay a commission to purchase shares of common stock in the offering.

•                                          If you are a current or former depositor of Alliance Bank you may have priority rights to purchase shares.

•                                          If you are a current stockholder of Alliance Bank your shares will be exchanged for new shares of Alliance Bancorp, Inc. of Pennsylvania.  To the extent that shares are available, you may purchase additional shares in the offering after priority orders are filled.

We are offering up to 2,445,223 shares of common stock for sale on a best efforts basis, subject to certain conditions.  We must sell a minimum of 1,807,339 shares to complete the offering.  If, as a result of regulatory considerations, demand for the shares or changes in market conditions, the independent appraiser determines our market value has increased, we may sell up to 2,812,006 shares without giving you further notice or the opportunity to change or cancel your order.  The offering is expected to close at   :00 p.m., Eastern time, on             , 2006.  We may extend this close date without notice to you until           , 2007, unless the Office of Thrift Supervision approves a later date, which will not be beyond            , 2008.

Currently, the mutual holding company for Alliance Bank, Greater Delaware Valley Holdings, owns 80.02% of the outstanding shares of common stock of Alliance Bank and the minority public stockholders own the remaining 19.98%.  Upon completion of the reorganization and offering, our mutual holding company will own 55.0% of the outstanding shares of common stock of Alliance Bancorp and the minority public stockholders will own the remaining 45.0%.

The minimum purchase is 25 shares.  Once submitted, orders are irrevocable unless the offering is terminated or extended beyond               , 2007.  If the offering is extended beyond               , 2007, subscribers will have the right to modify or rescind their purchase orders.  We will hold funds received with orders in a deposit account that we have established at Alliance Bank for that sole purpose.  We may decide during the offering to also hold funds received with orders in a deposit account at another insured depository institution.  In either case, we will pay interest on all funds received at a rate equal to Alliance Bank’s passbook rate, which is currently     % per annum.  If we do not sell the minimum number of shares or if we terminate the offering for any other reason, we will promptly return your funds with interest at Alliance Bank’s passbook rate.

The Bank’s common stock is currently listed on the Nasdaq Capital Market under the Symbol “ALLB”.  We have applied to have the common stock of Alliance Bancorp listed for trading on the Nasdaq Global Market under the same symbol currently used for the Bank, “ALLB”.  We cannot assure you our common stock will be approved for listing on the Nasdaq Global Market.

This investment involves a degree of risk, including the possible loss of principal.  Please read “Risk Factors” beginning on page            .

OFFERING SUMMARY

Price per Share: $10.00

	Minimum	Maximum	Maximum, as Adjusted
Number of shares	1,807,339	2,445,223	2,812,006
Gross offering proceeds	$18,073,390	$24,452,230	$28,120,060
Estimated offering expenses (1)	$1,114,100	$1,174,700	$1,209,550
Estimated net proceeds	$16,959,290	$23,277,500	$26,910,510
Estimated net proceeds per share	$9.38	$9.52	$9.57

(1)           Includes fees payable to Sandler O’Neill & Partners, LP. in connection with the offering.  For information regarding compensation to be received by Sandler O’Neill & Partners, L.P., please see “The Offering - Plan of Distribution and Marketing Arrangements” on page       .

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2006

TABLE OF CONTENTS

Map of Our Market Area
Summary
Risk Factors
Forward-Looking Statements
Use of Proceeds
We Intend to Continue to Pay Quarterly Cash Dividends
Market for Our Common Stock
Alliance Bank Meets All of Its Regulatory Capital Requirements
Our Capitalization
Pro Forma Data
Selected Consolidated Financial and Other Data
Recent Developments
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Business
Regulation
Taxation
Management
Beneficial Ownership of Common Stock
Proposed Management Purchases
The Offering
The Reorganization
Comparison of Stockholders’ Rights
Restrictions on Acquisition of Alliance Bancorp and Alliance Bank and Related Anti-Takeover Provisions
Description of Alliance Bancorp Capital Stock
Transfer Agent, Exchange Agent and Registrar
Experts
Legal and Tax Opinions
Additional Information
Index to Financial Statements

i

MAP OF OUR OFFICE LOCATIONS

Counties
Chester
Delaware
Pushpins
Main Office
Branches
Chester
Delaware
Philadelphia
PENNSYLVANIA
Devon
Paoli
Berwyn
Radnor
Wayne
Villanova
Malvern
Gladwyne
Old Gulph Rd
Haverford
Ardmore
Narberth
Wynnewood
Merion Station
Penn Wynne
College Ave
Darby Paoli Rd
White Horse Rd
S Warren Ave
E Boot Rd
Goshen Rd
Providence Rd
Newtown Square
Havertown
Eagle Rd
Newtown Heights
Marple
Broomall
Willistown
Geist Reservoir
Gradyville Rd
N Providence Rd
Upper Darby
East Lansdowne
Drexel Hill
State Rd
Lansdowne
Springfield
Clifton Heights
Yeadon
Westtown
Berran Rd
Primos
Aldan
Darby
Colwyn
Lima
Media
Morton
Collingdale
Glen Mills Rd
Swarthmore
Sharon Hill
Glenolden
Darby Creek
Chester Heights
Rose Valley
Folsom
Folcroft
Concordville
Wallingford
Norwood
Ridley Park
Prospect Park
Aston Mills
Village Green
Bartram Ave
Woodlyn
Philadelphia International Airport
Parkside
Crum Lynne
Essington
Smith Bridge Rd
Brookhaven
Upland
Chester
Delaware
N.J.
Ridge Ave
Belmont Ave
30
76
23
252
352
320
3
1
476
926
13
322
462
202
261
420
95
291
Copyright © 2003 Microsoft Corp. and/or its suppliers. All rights reserved.

ii

SUMMARY

This summary highlights selected information from this document and may not contain all the information that is important to you.  To understand the stock offering and the reorganization fully, you should read this entire document carefully, including the financial statements and the notes to the financial statements of Alliance Bank.  In certain instances where appropriate, the terms “we”, “us”, or “our” refer collectively to Alliance Bancorp, Inc. of Pennsylvania and Alliance Bank.

THE COMPANIES

Alliance Bancorp, Inc.

Alliance Bancorp, Inc. of Pennsylvania will become a federally-chartered mid-tier holding company that owns all of the issued and outstanding shares of common stock of the Bank.  In turn, 55.0% of Alliance Bancorp’s common stock will be held by Alliance Mutual Holding Company as its mutual holding company.  The remaining shares of Alliance Bancorp’s common stock will be publicly held by Alliance Bank’s existing stockholders, who will have their shares of Alliance Bank common stock exchanged for shares of Alliance Bancorp common stock, and certain depositors of Alliance Bank and others who purchase shares in this offering.  This offering is being made by Alliance Bancorp.

Alliance Mutual Holding Company

Greater Delaware Valley Holdings, A Mutual Company currently is the Pennsylvania-chartered mutual holding company parent of Alliance Bank.  The principal business purpose of Greater Delaware Valley Holdings is owning more than a majority of the outstanding shares of common stock of Alliance Bank.  Greater Delaware Valley Holdings currently owns 80.02% of the outstanding shares of Alliance Bank and the remaining 19.98% of the shares are held by the minority public stockholders of Alliance Bank.  Upon completion of the reorganization and the offering, Alliance Mutual Holding Company will own 55.0% of the outstanding shares of common stock of Alliance Bancorp and the minority public stockholders will own the remaining 45.0% of the outstanding shares of Alliance Bancorp’s common stock.  As part of the reorganization, Greater Delaware Valley Holdings will convert from a Pennsylvania-chartered mutual holding company to a federally-chartered mutual holding company under the name Alliance Mutual Holding Company.

Alliance Bank

Alliance Bank is a Pennsylvania-chartered stock savings bank operating out of its executive offices in Broomall, Pennsylvania and eight other full service offices in Delaware and Chester Counties, Pennsylvania.  The Bank is primarily engaged in single-family and commercial real estate lending funded by deposits and borrowings.  At June 30, 2006, Alliance Bank had total assets of $391.5 million, net loans of $227.7 million, deposits of $300.7 million and stockholders’ equity of $33.4 million.  The Bank’s loan portfolio primarily consists of single-family residential real estate loans and commercial real estate loans.  At June 30, 2006, single-family residential real estate loans amounted to $107.0 million or 46.4% of total loans and commercial real estate loans amounted to $107.4 million or 46.6% of total loans.  The Bank’s single-family residential real estate loans at June 30, 2006 include $27.5 million of loans considered subprime loans, generally due to the borrowers’ credit scores being below certain regulatory thresholds.  The Bank’s main office is located at 541 Lawrence Road, Broomall, Pennsylvania 19008 and its telephone number is (610) 353-2900.

The following chart shows the current ownership structure which is commonly referred to as a mutual holding company structure:

Greater Delaware Valley Holdings, A Mutual Company	Minority Public Stockholders

80.02% of the Common Stock	19.98% of the Common Stock

Alliance Bank

Following the reorganization and the offering, the ownership structure, which is commonly referred to as a “two-tier” or mid-tier mutual holding company structure will be as follows:

Alliance Mutual Holding Company	Minority Public Stockholders

55.0% of the Common Stock		45.0% of the Common Stock

Alliance Bancorp, Inc. of Pennsylvania

100% of the Common Stock

Alliance Bank

Our Operating Strategy

We have several business strategies that are designed to improve our profitability and enhance our franchise in our market area.  These strategies include:

•                                          Expanding our market presence through organic growth, acquisitions or by continuing to expand our branch network;

•                                          Continuing our emphasis on business banking operations with a goal of increasing our small business customers;

•                                          Making larger loans in light of the increased capital at Alliance Bank as a result of the offering;

•                                          Continuing our emphasis on higher yielding, rate sensitive commercial real estate loans and construction loans;

•                                          Considering opportunities to add new product lines in order to increase our non-interest income;

•                                          Maintaining high asset quality;

•                                          Continuing our traditional residential mortgage lending, including the expansion of our home equity product line; and

•                                          Increasing core deposits such as our passbook and statement savings accounts and our money market accounts.

THE REORGANIZATION

The Reorganization

The reorganization involves a series of transactions by which we will convert from a mutual holding company structure to a two-tiered mutual holding company structure.  As a result of the reorganization, the following will occur:

•                                          The Bank will become a wholly owned subsidiary of Alliance Bancorp, Inc. of Pennsylvania;

•                                          Greater Delaware Valley Holdings will convert from a Pennsylvania-chartered mutual holding company to a federally-chartered mutual holding company and change its name to Alliance Mutual Holding Company;

•                                          Alliance Bancorp, Inc. of Pennsylvania will become a majority owned subsidiary of Alliance Mutual Holding Company; and

•                                          Each outstanding share of common stock of the Bank will be converted into shares of common stock of Alliance Bancorp, Inc. of Pennsylvania at an exchange ratio which is estimated to result in the Bank’s stockholders receiving approximately 2.1 to 2.8 shares (and approximately 3.3 shares if the size of our offering is increased by 15.0%) of Alliance Bancorp common stock in exchange for their shares of Alliance Bank common stock.

As a result of the reorganization, the current stockholders of Alliance Bank other than Greater Delaware Valley Holdings, who currently own 19.98% of the issued and outstanding shares of Alliance Bank in the aggregate, will continue to own the same percentage of outstanding shares of Alliance Bancorp common stock on an aggregate basis upon completion of the reorganization subject to increase for any additional shares of Alliance Bancorp common stock that such stockholders purchase in the offering.  The reorganization will have no impact on the operations of the Bank.  The Bank will continue its operations at the same locations, with the same management, and subject to all the rights, obligations and liabilities of the Bank existing immediately prior to the reorganization.  The reorganization is subject to approval by the current stockholders of Alliance Bank.  Current stockholders of Alliance Bank do not have dissenters’ rights or appraisal rights under Pennsylvania law.  Greater Delaware Valley Holdings intends to vote its 80.0% ownership interest in favor of the reorganization.  As a result, the reorganization is assured of obtaining the necessary vote for approval.

At June 2, 2006, the business day immediately preceding the public announcement of the reorganization and offering, the closing price of Alliance Bank common stock as reported on the Nasdaq Capital Market was $24.50 per share.

Reasons for the Reorganization

•                                          The reorganization will facilitate our ability to repurchase shares of Alliance Bancorp common stock in the future without adverse tax consequences.

•                                          The reorganization will facilitate the ability of Alliance Mutual Holding Company to waive the receipt of dividends.

•                                          We believe that our current mutual holding company structure has limited our opportunities to acquire other institutions and that our reorganization will facilitate our ability to acquire other institutions in the future.  Currently, we have no plans, agreements or understandings regarding any merger or acquisition transactions.

•                                          The reorganization and offering will provide us with a larger capital base to support our operations and facilitate our ability to grow and diversify in the future, through acquisitions or otherwise.  Currently, we have no plans, agreements or understandings regarding any merger or acquisition transactions.  The additional funds resulting from the reorganization and offering will initially be invested in short-term liquid investments.  Subject to loan demand and the effects of loan competition and new loan products, Alliance Bank intends to use these short-term liquid investments to fund higher rate loan originations. The investment in higher rate loans will have a greater positive impact on interest income compared to short-term liquid investments.  The reorganization and offering also will result in an increase in the number of outstanding shares of common stock as well as the number of stockholders.  This is expected to facilitate a more active and liquid trading market for our common stock.

Effects Of Reorganization On Rights of Existing Stockholders

After the reorganization, the existing stockholders of Alliance Bank will become stockholders of Alliance Bancorp and their rights as stockholders will be governed by our charter, bylaws and federal law.  For a discussion of material differences in the rights of stockholders and an explanation of possible anti-takeover effects of the provisions in our articles of incorporation and bylaws, see “Comparison of Stockholders’ Rights” and “Restrictions on Acquisition of Alliance Bancorp and Alliance Bank and Related Anti-takeover Provisions”.

The Exchange of Alliance Bank Common Stock

If you are now a stockholder of Alliance Bank, your shares will be cancelled and exchanged for new shares of Alliance Bancorp common stock.  The number of shares you will get will be based on an exchange ratio determined as of the closing of the offering.  The actual number of shares you receive will depend upon the number of shares we sell in our offering, which in turn will depend upon the final appraised value of Alliance Bancorp, Inc. of Pennsylvania.  Although RP Financial’s appraisal considered the trading price of the Bank’s common stock, the exchange ratio is intended to maintain the current aggregate ownership of the Bank’s public stockholders and, as a result, the exchange ratio is not directly related to the current trading price of the Bank’s common stock.  The following table shows how the exchange ratio will adjust, based on the number of shares sold in our offering.

	Shares to be sold in this offering	Shares to be exchanged for current Alliance Bank common stock	Total shares of common stock to be outstanding after the offering	Exchange ratio
Minimum	1,807,339	5,417,661	7,225,000	2.09945
Midpoint	2,126,281	6,373,719	8,500,000	2.46994
Maximum	2,445,223	7,329,777	9,775,000	2.84043
15% above Maximum	2,812,006	8,429,244	11,241,250	3.26649

If you currently own shares of Alliance Bank which are held in “street name,” they will be exchanged without any action on your part.  If you currently are the record owner of shares of Alliance Bank and hold certificates, you will receive, after the reorganization and offering is completed, a transmittal form with instructions to surrender your stock certificates.  New certificates of our common stock will be mailed promptly after the exchange agent receives properly executed transmittal forms and certificates.

No fractional shares of our common stock will be issued to any stockholder of Alliance Bank upon consummation of the reorganization.  For each fractional share that would otherwise be issued, we will pay an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 per share subscription price.

THE OFFERING

The Offering

We are offering between 1,807,339 shares and 2,445,223 shares of our common stock for sale at a purchase price of $10.00 per share.  All investors will pay the same cash price per share in the offering.  Subject to regulatory approval, we may increase the amount of stock to be sold to 2,812,006 shares without any further notice to you if market or financial conditions change before we complete the offering.

The offering will permit Alliance Bank’s depositors and possibly other members of the local community and of the general public to become equity owners and to share in our future.  The offering also will provide additional funds for lending and investment activities, facilitate future access to the capital markets, enhance our ability to diversify and expand into other markets.

Reasons for the Offering

We are pursuing the offering for the following reasons:

•                                          The additional funds resulting from the offering will support future growth and expansion and potential diversification into new financial products and services as well as increase Alliance Bank’s loans-to-one borrower limits and provide increased lending capability.

•                                          The offering will increase our capital, which will enable us to continue to be a well-capitalized institution.

•                                          The offering will increase the number of outstanding shares held by public stockholders, and we expect our stock to have greater liquidity.

•                                          The offering will facilitate our ability to make acquisitions of other institutions in the future (although we do not currently have any plans, agreements or understandings regarding any acquisition transactions).

Conditions to Completion of the Offering

We cannot complete the offering unless:

•                                          We sell at least the minimum number of shares offered; and

•                                          We receive the final approval of the Office of Thrift Supervision and the Pennsylvania Department of Banking to complete the reorganization and the offering.

How We Determined the Price Per Share and the Offering Range

The offering range is based on an independent appraisal by RP Financial, LC, an appraisal firm experienced in appraisals of savings institutions.  The pro forma market value is the estimated market value of our common stock assuming the sale of shares in this offering.  RP Financial has indicated that in its opinion as of August 4, 2006 Alliance Bancorp’s estimated market value on a fully converted basis was between $72.3 million and $97.8 million, with a midpoint of $85.0 million.  The appraisal was based in part upon Alliance Bank’s financial condition and operations and the effect of the additional capital we will raise from the sale of common stock in the offering.

In preparing its appraisal, RP Financial considered the information in this prospectus, including our financial statements.  RP Financial also considered the following factors, among others:

•                                          our historical, present and projected operating results including, but not limited to, historical income statement information such as return on assets, return on equity, net interest margin trends, operating expense ratios, levels and sources of non-interest income, and levels of loan loss provisions;

•                                          our historical, present and projected financial condition including, but not limited to, historical balance sheet size, composition and growth trends, loan portfolio composition and trends, liability composition and trends, credit risk measures and trends, and interest rate risk measures and trends;

•                                          the economic, demographic and competitive characteristics of Alliance Bank’s primary market area including, but not limited to, employment by industry type, unemployment trends, size and growth of the population, trends in household and per capita income, deposit market share and largest competitors by deposit market share;

•                                          a comparative evaluation of the operating and financial statistics of Alliance Bank with those of other similarly situated, publicly traded companies, which included a comparative analysis of balance sheet composition, income statement ratios, credit risk, interest rate risk and loan portfolio composition;

•                                          the impact of the stock offering on Alliance Bancorp’s consolidated equity and earning potential including, but not limited to, the increase in consolidated equity resulting from the offering, the estimated increase in earnings resulting from the reinvestment of the net proceeds of the offering, the estimated impact on the consolidated equity and earnings resulting from adoption of the employee benefit plans and the effect of higher consolidated equity on Alliance Bancorp’s future operations; and

•                                          the trading market for securities of comparable institutions and general conditions in the market for such securities.

Although RP Financial’s appraisal also considered the trading price of the Bank’s common stock, there are certain differences between the Bank’s common stock and shares of Alliance Bancorp’s common stock which are being offered or exchanged.  The differences include the greater liquidity of Alliance Bancorp’s common stock, the increased pro forma capitalization and the ability of Alliance Mutual Holding Company to waive future dividends.

Subject to regulatory approval, we may increase the amount of common stock offered by up to 15%. Accordingly, at the minimum of the offering range, we are offering 1,807,339 shares, and at the maximum, as adjusted, of the offering range we are offering 2,812,006 shares in the subscription offering.  The appraisal will be updated before the offering is completed.  If the pro forma market value of the common stock at that time is either below $72.3 million or above $112.4 million, we will notify subscribers, and subscribers will have the opportunity to modify or cancel their order.  See “The Offering - How We Determined the Price Per Share and the Offering Range” for a description of the factors and assumptions used in determining the stock price and offering range.

Two of the measures investors use to analyze whether a stock might be a good investment are the ratio of the offering price to the issuer’s “book value” and the ratio of the offering price to the issuer’s annual net income.   RP Financial considered these ratios, among other factors, in preparing its appraisal.  Book value is the same as total equity, and represents the difference between the issuer’s assets and liabilities.  RP Financial’s appraisal also incorporates an analysis of a peer group of publicly traded companies that RP Financial considered to be comparable to us.

The following table presents a summary of selected pricing ratios for the peer group companies and for us on a reported basis as utilized by RP Financial in its appraisal.  These ratios are based on annualized earnings for the six months ended June 30, 2006 for us, and for the twelve months ended March 31, 2006 or June 30, 2006, for the peer group, and book value as of June 30, 2006 for us, and as of March 31, 2006 or June 30, 2006, for the peer group.  Compared to the average pricing ratios of the peer group at the maximum of the offering range, our stock would be priced at a premium of 77.0% to the peer group on a price-to-earnings basis and a discount of 1.3% to the peer group on a price-to book basis.  This means that, at the maximum of the offering range, a share of our common stock would be more expensive than the peer group based on an earnings per share basis and less expensive than the peer group based on a book value per share basis.  See “Pro Forma Data” for the assumptions used to derive these pricing ratios.

	Price To Earnings Multiple		Price to Tangible Book Value Ratio

Alliance Bancorp (pro forma)
Minimum	41.67	x	150.38%
Maximum	55.56		182.48

Peer group companies as of August 4, 2006
Average	31.39	x	184.88%
Median	32.95		178.73

The following table presents a summary of selected pricing ratios for Alliance Bancorp on a fully-converted equivalent basis (i.e., the pro forma market value of Alliance Bancorp assuming that 80.02% or all of the remaining shares of Alliance Bank were sold in a public offering), for the peer group on a fully-converted equivalent basis and for all fully-converted, publicly traded savings banks.  Compared to the average fully-converted pricing ratios at the maximum of the offering range, the data indicates a premium of 58.2% on a price-to-earnings basis and a discount of 6.8% on a price-to-tangible book basis.

	Price to Earnings Multiple (1)		Price to Book Value Ratio (2)	Price to Tangible Book Value Ratio (2)

Alliance Bancorp
Midpoint	38.25	x	84.82%	84.82%
Maximum	41.01		89.64	89.64
Maximum, as adjusted	43.76		94.29	94.29

Peer Group:
Average	25.92	x	93.03%	96.21%
Median	26.12		92.78	92.78

All fully-converted, publicly-traded savings banks:
Average	19.40	x	149.82%	168.43%
Median	17.00		141.67	160.84

(1)          Ratios are based on earnings for twelve months ended June 30, 2006 or March 31, 2006, and share prices as of August 4, 2006.

(2)          Ratios are based on book value as of June 30, 2006 or March 31, 2006 and share prices as of August 4, 2006.

In preparing the fully-converted pricing ratio analysis for Alliance Bancorp, RP Financial assumed offering expenses equal to 3.0% of the gross proceeds, a pre-tax reinvestment rate of 5.21% of the net proceeds of the offering, a tax rate of 34.0%, purchases by the employee stock ownership plan equal to 8.0% of the issued shares in the reorganization less shares previously acquired by the employee stock ownership plan funded with a loan from Alliance Bancorp with a 15 year-term, purchases by the stock-based incentive plan equal to 4.0% of the issued shares with a seven year vesting schedule and option grants under the stock option plan equal to 10.0% of the issued shares, less shares previously issued to the stock option plan. Shares of common stock purchased by the stock option plan were assumed at $10.00 per share.  The stock options were assumed to be granted with an exercise price of $10.00 per share, vest over a five-year period and have a term of 10 years.  RP Financial further assumed that in the event of a second step conversion, $7.9 million of net assets currently held by the MHC, excluding its investment in Alliance Bank, would be consolidated into the fully converted company and that various intercompany income and expenses would be eliminated.

The independent appraisal does not indicate market value.  You should not assume or expect that the valuation described above means that our common stock will trade at or above the $10.00 purchase price after the offering.

Use of Proceeds from the Sale of Our Common Stock

We will use the proceeds from the offering as follows:

Use of Proceeds	Amount, at the minimum	Amount, at the maximum	Percentage of net offering proceeds at the maximum

Loan to our employee stock ownership plan	$ 903,330	$ 1,222,160	5.25%

Repurchase of shares for recognition and retention plan	$ 1,416,100	$ 1,915,900	8.23%

Investment in Alliance Bank	$ 8,479,645	$ 11,638,750	50.00%

General corporate purposes — dividend payments, possible acquisitions and stock repurchases	$ 6,160,215	$ 8,500,690	36.52%

Alliance Bancorp may use the portion of the proceeds that it retains to, among other things, invest in securities, pay dividends to stockholders, repurchase shares of common stock (subject to regulatory restrictions), finance the possible acquisition of financial institutions or other businesses that are related to banking (although we have no current plans, agreements or understandings with respect to any possible acquisitions) or for general corporate purposes.

The proceeds to be contributed to Alliance Bank will be available for general corporate purposes including to support the future expansion of operations through acquisitions of other financial institutions, the establishment of additional branch offices or other customer facilities, expansion into other lending markets or diversification into other banking related businesses, although no such transactions are specifically being considered at this time.  Alliance Bank also intends to use a portion of the proceeds to support its lending activities.  In addition, the increased capital resulting from the offering may allow us to leverage our balance sheet by purchasing investment and mortgage-backed securities funded by advances from the Federal Home Loan Bank of Pittsburgh.

The Amount of Stock You May Purchase

The minimum purchase is 25 shares.  Generally, you may purchase no more than $200,000 of common stock offered in any single priority category.  The maximum amount of shares that a person together with any associates or group of persons acting in concert with such person may purchase generally is $300,000 of common stock.  Finally, the number of shares which you may purchase together with the number of shares you may receive upon exchange for your current shares of Alliance Bank when added to the number of shares purchased and received by your associates cannot exceed a total value of $800,000 (with all shares having an assumed value equal to $10.00 per share).  Your associates are the following persons:

•                                          persons on joint accounts with you;

•                                          relatives living in your house;

•                                          other persons who have the same address as you on our records;

•                                          companies, trusts or other entities in which you have a controlling interest or hold a position; or

•                                          other persons who may be acting together with you.

We may decrease or increase the maximum purchase limitation without notifying you.  For additional information, see “The Offering-Limitations on Common Stock Purchases” at page      .

How We Will Prioritize Orders If We Receive Orders for More Shares Than Are Available for Sale

You might not receive any or all of the shares you order.  If we receive orders for more shares than are available, we will allocate stock to the following persons or groups.

PRIORITY 1:                                ELIGIBLE ACCOUNT HOLDERS (Alliance Bank depositors with a balance of at least $50 at the close of business on March 31, 2005).

PRIORITY 2:                                OUR EMPLOYEE STOCK OWNERSHIP PLAN.

PRIORITY 3:                                SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (Alliance Bank depositors with a balance of at least $50 at the close of business on September 30, 2006).

If the above persons do not subscribe for all of the shares offered in the subscription offering, we will offer the remaining shares to the general public in the community offering, giving preference to persons who reside in Delaware and Chester Counties, Pennsylvania and then to the Bank’s stockholders as of          , 2006.

How to Order Shares in the Offering

If you want to place an order for shares in the offering, you must complete an original stock order and certification form and send it to us, together with full payment.  You must sign the certification that is on the reverse side of the stock order and certification form.  We must receive your stock order and certification form before the end of the subscription offering or the end of the community offering, as appropriate.  Once we receive your order, you cannot cancel or change it.

To ensure that we properly identify your subscription rights, you must list all of your deposit accounts as of the eligibility date on the stock order and certification form. If you fail to do so, your subscription may be reduced or rejected if the offering is oversubscribed.  To preserve your purchase priority, you must register the shares only in the name or names of eligible purchasers at the applicable date of eligibility.  You may not add the names of others who were not eligible to purchase common stock in the offering on the applicable date of eligibility.

We may, in our sole discretion, reject orders received in the community offering either in whole or in part.  For example, we may reject an order submitted by a person who we believe is making false representations or who we believe is attempting to violate, evade or circumvent the terms and conditions of the plans of reorganization and additional stock issuance.  If your order is rejected in part, you cannot cancel the remainder of your order.

How Shares Can Be Paid For

In the offering, subscribers may pay for shares only by:

•                                          cash (if delivered in person);

•                                          personal check, bank check or money order; or

•                                          authorizing Alliance Bank to withdraw money from the subscriber’s deposit account(s) maintained with Alliance Bank (we will waive any applicable penalties for early withdrawals from certificate of deposit accounts).

Owners of self-directed IRAs may use the assets of such IRAs to purchase shares of common stock in the subscription and community offerings, provided that such IRAs are not maintained at Alliance Bank.  Persons with IRAs maintained at Alliance Bank must have their accounts transferred to an unaffiliated institution or broker to purchase shares of common stock in the subscription and community offerings.  Any interested parties wishing to use IRA funds for stock purchases are advised to contact the stock information center for additional information and allow sufficient time for the account to be transferred as required.

Alliance Bank cannot lend funds to anyone for the purpose of purchasing shares.

Deadline for Orders of Stock

For those depositors of Alliance Bank with subscription rights who wish to purchase shares in the offering, a properly completed stock order form, together with payment for the shares, must be received by Alliance Bank no later than         :00 p.m., Eastern time, on                         , 2006, unless this deadline is extended by us.  Subscribers may submit order forms by mail using the return envelope provided, by overnight courier to the indicated address on the order form, or by bringing their order forms to one of our full-service branch offices during regular business hours.  Once submitted, orders are irrevocable unless the offering is terminated or extended beyond                 , 2007.

Termination of the Offering

The subscription offering will expire at    :00 p.m., Eastern time, on                   , 2006.  In the event that there is a community offering in addition to the subscription offering, we anticipate that such direct community offering would expire not later than 45 days subsequent to the expiration of the subscription offering.  We may extend this expiration date without notice to you, until                        , 2007, unless the Office of Thrift Supervision approves a later date.  If the subscription offering and/or community offering extends beyond                          , 2007, we will resolicit subscriptions before proceeding with the offering.  All further extensions, in the aggregate, may not last beyond                          , 2008.

Our Dividend Policy

Alliance Bank has paid quarterly cash dividends since 1995.  During the quarter ended June 30, 2006, the cash dividend was $0.09 per share.  We intend to continue to pay cash dividends on a quarterly basis after we complete the reorganization and the offering.  We currently expect that the level of cash dividends per share after the reorganization and offering will be substantially consistent with the current amount of dividends per share paid by Alliance Bank on its common stock as adjusted for the additional shares issued pursuant to the exchange ratio.  For example, based on the current cash dividend of $0.09 per share and an assumed exchange ratio of 2.84043 at the maximum of the offering range, the cash dividend, if paid, would be approximately $0.03 per share.  However, the dividend rate and the continued payment of dividends will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced in the future.  Additionally, we cannot guarantee that the amount of dividends that we pay after the reorganization will be equal to the per share dividend amount that Alliance Bank’s stockholders currently receive, as adjusted to reflect the exchange ratio.

Your Subscription Rights Are Not Transferable

You may not assign or sell your subscription rights.  Any transfer of subscription rights is prohibited by law. If you exercise subscription rights, you will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding regarding the sale or transfer of shares.  We intend to pursue any and all legal and equitable remedies if we learn of the transfer of any subscription rights.  We will reject orders that we determine to involve the transfer of subscription rights.

Benefits to Management from the Offering

Our employees, officers and directors will benefit from the offering due to various stock-based benefit plans.

•                                          Full-time employees, including officers, will be participants in our employee stock ownership plan which will purchase shares of common stock in the offering;

•                                          Subsequent to completion of the offering, we intend to implement a:

•                                          stock recognition and retention plan; and

•                                          stock option plan

which will benefit our employees and directors.

•                                          Employee Stock Ownership Plan.  The employee stock ownership plan will provide retirement benefits to all eligible employees of Alliance Bank.  The plan will purchase 3.92% of Alliance Bancorp’s common stock to be outstanding after the offering, less the number of shares previously acquired by the employee stock ownership plan, with the proceeds of a loan from Alliance Bancorp.  As the loan is repaid and shares are released from collateral, the shares will be allocated to the accounts of participants based on a participant’s compensation as a percentage of total plan compensation.  Non-employee directors are not eligible to participate in the employee stock ownership plan.  We will incur additional compensation expense as a result of this plan.  See “Pro Forma Data” for an illustration of the effects of this plan.

•                                          Stock Option and Stock Recognition and Retention Plans.  We intend to implement a stock option and stock recognition and retention plan no earlier than six months after the offering and reorganization.  Under these plans, we may award stock options and shares of restricted stock to employees and directors.  Shares of restricted stock will be awarded at no cost to the recipient.  Stock options will be granted at an exercise price equal to 100% of the fair market value of our common stock on the option grant date.  We will incur additional compensation expense as a result of both plans.  See “Pro Forma Data” for an illustration of the effects of these plans.  Under the new stock option plan, we may grant stock options in an amount up to 4.90% of Alliance Bancorp’s common stock to be outstanding after the offering, less the number of options previously granted under the Bank’s 1996 stock option plan.  Under the stock recognition and retention plan, we may award restricted stock in an amount equal to 1.96% of Alliance Bancorp’s common stock to be outstanding after the offering.  The plans will comply with all applicable Office of Thrift Supervision regulations.

The following table presents the total value of all shares expected to be available for restricted stock awards under the stock recognition and retention plan, based on a range of market prices from $8.00 per share to $12.00 per share.  Ultimately, the value of the grants will depend on the actual trading price of our common stock, which depends on numerous factors.

	Value of
Share Price	141,610 Shares Awarded at Minimum of Range	166,600 Shares Awarded at Midpoint of Range	191,590 Shares Awarded at Maximum of Range	220,328 Shares Awarded at 15% Above Maximum of Range

$ 8.00	$1,132,880	$1,332,800	$1,532,720	$1,762,624
10.00	1,416,100	1,666,000	1,915,900	2,203,280
12.00	1,699,320	1,999,200	2,299,080	2,643,936

The following table presents the total value of all stock options expected to be made available for grant under the new stock option plan, based on a range of market prices from $8.00 per share to $12.00 per share.  For purposes of this table, the value of the stock options was determined using the Black-Scholes option-pricing formula.  See “Pro Forma Data.”  Ultimately, financial gains can be realized on a stock option only if the market price of the common stock increases above the price at which the option is granted.

	Value of
Exercise Price	Option Value	249,158 Options Granted at Minimum of Range	293,127 Options Granted at Midpoint of Range	337,096 Options Granted at Maximum of Range	387,060 Options Granted at 15% Above Maximum of Range

$ 8.00	$3.56	$887,002	$1,043,532	$1,200,062	$1,380,070
10.00	4.45	1,108,753	1,304,415	1,500,077	1,725,087
12.00	5.34	1,330,504	1,565,298	1,800,093	2,070,104

The following table summarizes, at the maximum of the offering range, the total number and value of the shares of common stock that the employee stock ownership plan expects to acquire and the total value of all restricted stock awards and stock options that are expected to be available under the stock recognition and retention plan and stock option plan, respectively.  At the maximum of the offering range, we will sell 2,445,223 shares and have 9,775,000 shares outstanding.

	Number of Shares to be Granted or Purchased		As a % of Common Stock Outstanding(1)	Total Estimated Value of Grants

Employee stock ownership plan	122,216	(2)	1.25%	$1,222,160	(4)
Restricted stock awards	191,590		1.96	1,915,900	(4)
Stock options	337,096	(3)	3.45	1,500,077	(5)
Total	656,902		6.66%	$4,638,137

(1)                                  Based on shares to be sold and exchanged at maximum of offering range.

(2)                                  Represents the number of shares of common stock of Alliance Bancorp to be outstanding based on the maximum of the offering range multiplied by 3.92%, less the product of the number of shares of Alliance Bank previously acquired by the Bank’s employee stock ownership plan multiplied by the exchange ratio.

(3)                                  Represents the number of shares of common stock of Alliance Bancorp to be outstanding based on the maximum of the offering range multiplied by 4.90%, less the product of the number of options previously granted under the Bank’s 1996 stock option plan multiplied by the exchange ratio.

(4)                                  Assumes the value of Alliance Bancorp’s common stock is $10.00 per share for purposes of determining the total estimated value of the grants under the employee stock ownership plan and the recognition and retention plans.

(5)                                  Assumes the value of a stock option is $4.45 per share, which was determined using the Black-Scholes option-pricing formula.  See “Pro Forma Data.”

Market For Common Stock

The Bank’s common stock is currently listed on the Nasdaq Capital Market under the Symbol “ALLB”.  We have applied to have the common stock of Alliance Bancorp listed for trading on the Nasdaq Global Market under the same symbol currently used for the Bank, “ALLB”.

Federal and State Income Tax Consequences

We have received the opinion of Elias, Matz, Tiernan & Herrick L.L.P., that, under federal and Pennsylvania income tax law and regulation, the tax basis to the stockholders of the common stock purchased in the offering will be the amount paid for the common stock, and that the reorganization will not be a taxable event for us.  This opinion, however, is not binding on the Internal Revenue Service.  The full texts of the opinions are filed as exhibits to the Registration Statement of which this prospectus is a part, and copies may be obtained from the SEC.  See “Additional Information.”

Restrictions on the Acquisition of Alliance Bancorp and Alliance Bank

Federal regulation, as well as provisions contained in the charter and bylaws of Alliance Bancorp, contain certain restrictions on acquisitions of Alliance Bancorp or its capital stock.  These restrictions include the requirement that a potential acquirer of common stock obtain the prior approval of the Office of Thrift Supervision before acquiring in excess of 10% of the stock of Alliance Bancorp.

The mutual holding company structure also could impede the acquisition of Alliance Bancorp and Alliance Bank.  Alliance Mutual Holding Company, as the majority stockholder of Alliance Bancorp, will be able to control the outcome of most matters presented to stockholders for their approval.  Consequently, Alliance Mutual Holding Company will generally be able to prevent any challenge to the ownership or control of Alliance Bancorp.

In addition, the charter and bylaws of Alliance Bancorp include a provision that would, for a period of five years from the completion of the reorganization, restrict the ability of any person other than Alliance Mutual Holding Company from acquiring or offering to acquire the beneficial ownership of more than 10% of any class of equity security of Alliance Bancorp.  Because a majority of the shares of outstanding common stock of Alliance Bancorp must be owned by Alliance Mutual Holding Company, any acquisition of Alliance Bancorp must be approved by Alliance Mutual Holding Company.  Further, certain of our stock benefit plans may discourage hostile takeover attempts of us and Alliance Bank.  For further information, see “Restrictions on Acquisition of Alliance Bancorp and Alliance Bank and Related Anti-Takeover Provisions.”

Stock Information Center

If you have any questions regarding the offering or our reorganization, please call the stock information center at (       )                      .  The stock information center is open Monday through Friday, except bank holidays, from 10:00 a.m. to 4:00 p.m., Eastern time.

To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the expiration date of the subscription and community offering in accordance with federal law, no prospectus will be mailed any later than five days before the expiration date, sent via overnight delivery any later than three days before the expiration date or hand delivered any later than two days before the expiration date. Order forms will be distributed only when preceded or accompanied by a prospectus.

RISK FACTORS

You should consider carefully the following risk factor in deciding how to vote on the reorganization and before purchasing Alliance Bancorp common stock.

Risks Related to Our Business

Our Loan Portfolio Includes A Significant Amount of Loans Which Have a Higher Risk of Loss than Conforming, Single-Family Residential Mortgage Loans.

As of June 30, 2006, $107.4 million or 46.6% of our loan portfolio consisted of commercial real estate loans.  In addition, at such date, we had $27.5 million of single-family residential mortgage loans considered subprime loans, generally due to the borrowers’ credit scores being below certain regulatory thresholds, $6.2 million of construction loans and $2.2 million of multi-family residential real estate loans.  Commercial real estate loans, subprime residential mortgage loans, construction loans and multi-family residential mortgage loans all are generally considered to have a higher risk of loss than conforming, single-family residential mortgage loans.  Commercial real estate and multi-family residential real estate loans generally are considered to have a higher risk of loss because repayment of the loans often depends on the successful operation of a business or the underlying property securing the loan.  Such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential mortgage loans. Accordingly, an adverse development with respect to one loan or one credit relationship can expose us to greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan. We seek to minimize these risks through our underwriting policies, which require such loans to be qualified on the basis of the property’s net income and debt service ratio; however, there is no assurance that our underwriting policies will protect us from credit-related losses.  Construction loans generally have a higher risk of loss than single-family residential mortgage loans due primarily to the critical nature of the initial estimates of a property’s value upon completion of construction compared to the estimated costs, including interest, of construction as well as other assumptions.  If the estimates upon which construction loans are made prove to be inaccurate, we may be confronted with projects that, upon completion, have values which are below the loan amounts.  Commercial and multi-family real estate loans and construction loans are also typically larger than single-family residential mortgage loans. The deterioration of one or more of these loans could cause a significant increase in non-performing loans, which could adversely affect our results of operations by requiring us to increase our provisions for loan losses.  The net proceeds from the offering will increase our capital and facilitate our ability to make larger commercial real estate and construction loans by increasing our internal loans to one borrower limits.  We expect to make larger commercial real estate and construction loans and to increase our construction lending activity upon completion of the reorganization and the offering.  By their nature, subprime loans are generally considered to have a greater degree of credit risk than conforming residential mortgage loans because the lower credit score of the borrower may indicate a reduced ability to remain current on loan payments.  As a result of the composition of our loan portfolio, our credit risk profile will be higher than traditional thrift institutions that have higher concentrations of one- to four-family residential loans.

Rising Interest Rates May Hurt Our Profits.

Interest rates were recently at historically low levels.  However, since June 30, 2004, the U.S. Federal Reserve has increased its target for the federal funds rate 17 times from 1.00 percent to 5.25 percent.  If interest rates continue to rise, and if rates on our deposits continue to reprice upwards faster than the rates on our loans and investments, we would experience continued compression of our interest rate spread and net interest margin, which would have a negative effect on our profitability.  For the year ended December 31, 2004, our average interest rate spread and our net interest margin amounted to 3.00% and 3.23%, respectively.  These ratios have steadily declined since such time.  Our average interest rate spread declined to 2.74% for the year ended December 31, 2005 and to 2.51% for the six months ended June 30, 2006.  Correspondingly, our net interest margin decreased to 3.00% and 2.82% for such respective periods.  In addition, increases in interest rates could increase our cost of funds with respect to any new borrowings that we may obtain in the future.  For further discussion of how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Results of Operations and Financial Condition - Asset and Liability Management.”

A Significant Percentage of Our Assets Are Invested in Lower Yielding Investments Which Has Hindered and May Continue To Hinder Our Ability To Be More Profitable.

Our results of operations are significantly affected by changes in interest rates and are substantially dependant on our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense paid on our interest-bearing liabilities.  At June 30, 2006, $23.6 million, or 5.7% of our assets were invested in cash or cash equivalents and $116.8 million or 28.1% of our assets were invested in investment and mortgage-backed securities which yield less than would be obtained if such funds were invested in loans.  The Bank has maintained a significant portion of its assets in short-term liquid assets to provide flexibility to invest in loans and other higher yielding assets in a rising rate environment, manage interest rate risk and provide interest income with minimal credit risk.  Following completion of the offering, we intend to grow our assets and invest a greater proportion of our assets in loans.  There can be no assurance, however, that we will be able to increase the origination or purchase of loans acceptable to us or that we will be able to successfully implement this strategy.

Increases in Market Rates of Interest Could Adversely Affect Our Stockholders’ Equity.

At June 30, 2006, we held approximately $91.1 million in available-for-sale securities, representing 22.0% of our total assets.  Generally accepted accounting principles require that these securities be carried at fair value on our balance sheet.  Unrealized holding gains or losses on these securities, that is, the difference between the fair value and the amortized cost of these securities, net of deferred taxes, is reflected in our stockholders’ equity.  Increases in interest rates will reduce the value of our available-for-sale securities portfolio.

As of June 30, 2006, our available-for-sale securities portfolio had an unrealized loss of approximately $2.7 million compared to $1.9 million at December 31, 2005.  The decrease in the fair value of our available-for-sale securities affects our stockholders’ equity because it causes an increase in accumulated other comprehensive loss, which is a component of total stockholders’ equity.  Comprehensive income or loss is recorded to represent the impact on stockholders’ equity as if such securities were sold at such time.

A Downturn in the Regional Economy or a Decline in Real Estate Values Could Hurt Our Net Income.

A significant majority of our loans are secured by real estate in the southeastern Pennsylvania.  As a result of this concentration, a downturn in the regional economy could cause significant increases in nonperforming loans, which would hurt our net income.  In recent years, there has been a significant increase in real estate values in our market area.  As a result of rising home prices, our residential loans generally have been well collateralized.  A decline in real estate values could cause some of our mortgage loans to become inadequately collateralized, which would expose us to a greater risk of loss.  Additionally, a decline in real estate values could adversely impact our portfolio of commercial real estate loans and could result in a decline in the origination of such loans.

Strong Competition Within Our Market Area Could Hurt our Profits and Slow Growth.

We face intense competition both in making loans and attracting deposits.  This competition has made it more difficult for us to make new loans and attract deposits.  Price competition for loans and deposits might result in us earning less on our loans and paying more on our deposits, which would reduce net interest income.  Competition also makes it more difficult to maintain and improve market share of loans and deposits.  At June 30, 2005, which is the most recent date for which data is available from the FDIC, we held approximately 3.4% of the deposits in Delaware County, Pennsylvania and 0.2% of the deposits in Chester County, Pennsylvania.  Some of the institutions with which we compete have substantially greater resources and lending limits than we have and may offer services that we do not provide.  We expect continued strong competition in the future.  Our profitability depends upon our continued ability to compete successfully in our market area.

We May Not Succeed In Our Plan To Grow.

We intend to seek to either acquire other financial institutions and/or branch offices.  Alliance Bank has never acquired another banking institution and we cannot assure you that we will be able to grow through acquisitions or, if we do, successfully integrate other financial institutions or branch offices.  Our ability to successfully acquire other institutions depends on our ability to identify, acquire and integrate such institutions into our franchise.  Currently, we have no agreements or understandings with anyone regarding an acquisition.  In addition to acquisitions, we may seek to grow organically by opening new branch offices.  Our ability to establish new branch offices depends on whether we can identify advantageous locations and generate new deposits and loans from those locations that will create an acceptable level of net income.  New branches also typically entail start-up expenses.  We cannot assure you that we will be successful in our plan to grow.

We Operate in a Highly Regulated Environment and We May Be Adversely Affected By Changes in Laws and Regulations.

Alliance Bank is subject to extensive regulation, supervision and examination by the Pennsylvania Department of Banking and by the Federal Deposit Insurance Corporation.  Alliance Bancorp and Alliance Mutual Holding Company will be subject to regulation and supervision by the Office of Thrift Supervision.  Such regulation and supervision governs the activities in which an institution and its holding company may engage, and are intended primarily for the protection of the insurance fund and the depositors and borrowers of Alliance Bank rather than for holders of Alliance Bancorp common stock.  Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses.  Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations.

We depend on the skills and performance of management.

We depend heavily on our management team to provide leadership and to implement our strategic plan.  Our senior management team provides valuable financial expertise and administrative guidance.  The loss of any member of our senior management team could impair our ability to succeed.  We can give no assurances, however, that these executive officers will continue in their capacities for any specific periods of time. The loss of services of any member of our senior management team may make it difficult for us to implement our business strategy and obtain and retain customers.  It may be difficult to replace any senior management team member, and, upon the loss of any senior officer, we would lose the benefit of the knowledge he or she gained during his or her tenure with us.  We do not maintain key man life insurance on any of our executive officers.

Risks Related to this Offering

Additional Expenses Following the Offering From New Equity Benefit Plans Will Adversely Affect Our Net Income.

Following the offering, we will recognize additional annual employee compensation and benefit expenses stemming from options and shares granted to employees, directors and executives under new benefit plans.  These additional expenses will adversely affect our net income.  We cannot determine the actual amount of these new stock-related compensation and benefit expenses at this time because applicable accounting practices generally require that they be based on the fair market value of the options or shares of common stock at the date of the grant; however, we expect them to be significant.  We will recognize expenses for our employee stock ownership plan when shares are committed to be released to participants’ accounts and will recognize expenses for restricted stock awards and stock options generally over the vesting period of awards made to recipients.  These benefit expenses in the first year following the offering have been estimated to be approximately $508,000 at the maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data” assuming the $10.00 per share purchase price as fair market value.  Actual expenses, however, may be higher or lower, depending on the price of our common stock at that time.  For further discussion of these plans, see “Management-New Stock Benefit Plans.”

Our Return on Equity May Negatively Impact Our Stock Price.

Return on equity, which equals net income divided by average equity, is a ratio used by many investors to compare the performance of a particular company with other companies.  Alliance Bank’s return on equity was 5.99% and 3.39% for the years ended December 31, 2004 and 2005, respectively, and on an annualized basis, was 4.14% for the six months ended June 30, 2006.  These returns are lower than returns on equity for many comparable publicly traded financial institutions.  We expect our return on equity ratio will not increase substantially, due in part to our increased capital level upon completion of the offering.  Consequently, you should not expect a competitive return on equity in the near future.  Failure to attain a competitive return on equity ratio may make an investment in our common stock unattractive to some investors which might cause our common stock to trade at lower prices than comparable companies with higher returns on equity.  The net proceeds from the stock offering, which may be as much as $26.9 million, will significantly increase our stockholders’ equity.  On a pro forma basis and based on net income for the six months ended June 30, 2006, our annualized return on equity ratio, assuming shares are sold at the maximum of the offering range, would be approximately 3.0%.  Based on trailing 12-month data for the most recent publicly available financial information (August 4, 2006), the eleven companies comprising our peer group in the independent appraisal prepared by RP Financial and all publicly traded mutual holding companies had average ratios of returns on equity of 4.57% and 4.32%, respectively.

We Have Broad Discretion in Allocating the Proceeds of the Offering.

We intend to contribute approximately 50% of the net proceeds of the offering to Alliance Bank.  Alliance Bancorp may use the portion of the proceeds that it retains to, among other things, invest in securities, pay cash dividends or repurchase shares of common stock, subject to regulatory restriction.  Alliance Bank initially intends to use the net proceeds it retains to purchase investment and mortgage-backed securities.  In the future, Alliance Bank may use the portion of the proceeds that it receives to fund new loans, open new branches, invest in securities and expand its business activities.  Alliance Bancorp and Alliance Bank may also use the proceeds of the offering to diversify their business and acquire other companies, although we have no specific plans to do so at this time.  We have not allocated specific amounts of proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications.  There is a risk that we may fail to effectively use the net proceeds which could have a negative effect on our future profitability ratios.

Our Employee Stock Benefit Plans Will Be Dilutive.

If the offering is completed and stockholders subsequently approve a stock recognition and retention plan and a stock option plan, we will allocate stock to our officers, employees and directors through these plans.  If the shares for the stock recognition and retention plan are issued from our authorized but unissued stock, the ownership percentage of outstanding shares of Alliance Bancorp would be diluted by approximately 1.92%.  However, it is our intention to purchase shares of our common stock in the open market to fund the stock recognition and retention plan.  Assuming the shares of our common stock to be awarded under the stock recognition and retention plan are purchased at a price equal to the offering price in the offering, the reduction to stockholders’ equity from the stock recognition and retention plan would be between $1.4 million and $2.2 million at the minimum and the maximum, as adjusted, of the offering range.  The ownership percentage of Alliance Bancorp public stockholders (those stockholders other than Alliance Mutual Holding Company) would also decrease by approximately 3.3% if all potential stock options under our proposed stock option plan are exercised and are filled using shares issued from authorized but unissued stock, assuming the offering closes at the maximum of the offering range.  On a combined basis, if authorized but unissued shares of our common stock was the source of shares for both the recognition and retention plan and the stock option plan, the interests of public stockholders would be diluted by approximately 5.1%.  See “Pro Forma Data” for data on the dilutive effect of the stock recognition and retention plan and the stock option plan and “Management - New Stock Benefit Plans” for a description of the plans.

Alliance Mutual Holding Company Will Own a Majority of Alliance Bancorp’s Outstanding Common Stock and Will Be Able to Control the Result of Most Matters Put to a Vote of Alliance Bancorp’s Stockholders.

Purchasers of our common stock in the offering will be minority stockholders of Alliance Bancorp.  Alliance Mutual Holding Company will own a majority of our common stock after the reorganization, and, through its board of directors, will be able to exercise voting control over most matters put to a vote of our stockholders.  The same directors and officers who manage Alliance Bancorp and Alliance Bank also will manage Alliance Mutual Holding Company.  No assurances can be given that Alliance Mutual Holding Company will not take action which the public stockholders believe to be contrary to their interests.  For example, Alliance Mutual Holding Company could approve the implementation of stock benefit plans, prevent a sale or merger transaction or defeat a candidate for Alliance Bancorp’s board of directors or other proposals put forth by the public stockholders.  Moreover, Alliance Mutual Holding Company’s ownership of a majority of the outstanding shares of Alliance Bancorp’s common stock is likely to perpetuate existing management and directors.  In addition, the Office of Thrift Supervision recently proposed that if stock benefit plans are implemented more than one year from an offering conducted by an institution in the mutual holding company format, there would be no specific requirement that stockholders other than the mutual holding company approve such plans.  Accordingly, if such proposal is adopted by the Office of Thrift Supervision and if Alliance Bancorp were to wait for more than one year after completing the offering to implement its new stock option plan and its proposed stock recognition and retention plan, the approval of such plans solely by Alliance Mutual Holding Company would be sufficient for such plans to be adopted.

Our Stock Price May Decline When Trading Commences.

We cannot guarantee that if you purchase shares in the offering that you will be able to sell them at or above the $10.00 purchase price.  The trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions.  Publicly traded stock, including stocks of financial institutions, often experience substantial market price volatility.  These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

There May Be a Limited Market For Our Common Stock, Which May Adversely Affect Our Stock Price.

Currently, shares of Alliance Bank common stock are listed on the Nasdaq.  Since Alliance Bank common stock began trading in 1995, trading in our shares has been relatively limited.  There is no guarantee that the offering will improve the liquidity of our stock.  If an active trading market for our common stock does not develop, you may not be able to sell all of your shares of common stock in an efficient manner and the sale of a large number of shares at one time could temporarily depress the market price.  There also may be a wide spread between the bid and asked price for our common stock.  When there is a wide spread between the bid and asked price, the price at which you may be able to sell our common stock may be significantly lower than the price at which you could buy it at that time.

We Intend to Remain Independent Which May Mean You Will Not Receive a Premium for Your Common Stock.

We intend to remain independent for the foreseeable future.  Because we do not plan on seeking possible acquirors, it is unlikely that we will be acquired in the foreseeable future.  Accordingly, you should not purchase our common stock with any expectation that a takeover premium will be paid to you in the near term.

Our Stock Value May Suffer from Anti-Takeover Provisions That May Impede Potential Takeovers That Management Opposes.

Provisions in our corporate documents, as well as certain federal regulations, may make it difficult and expensive to pursue a tender offer, change in control or takeover attempt that our board of directors opposes.  As a result, our stockholders may not have an opportunity to participate in such a transaction, and the trading price of our stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers.  Anti-takeover provisions contained in our corporate documents include:

•                                          restrictions on acquiring more than 10% of our common stock by any person other than Alliance Mutual Holding Company for five years and limitations on voting rights;

•                                          the election of members of the board of directors to staggered three-year terms;

•                                          the absence of cumulative voting by stockholders in the election of directors;

•                                          provisions restricting the calling of special meetings of stockholders; and

•                                          our ability to issue preferred stock and additional shares of common stock without stockholder approval.

See “Restrictions on Acquisition of Alliance Bancorp and Alliance Bank and Related Anti-Takeover Provisions” for a description of anti-takeover provisions in our corporate documents and federal regulations.

Our Stock Value May Suffer From Federal Regulations Restricting Takeovers.

For three years following the offering, Office of Thrift Supervision regulations prohibit any person from acquiring or offering to acquire more than 10% of our common stock without the prior written approval of the Office of Thrift Supervision.  Accordingly, the range of potential acquirors for Alliance Bancorp will be limited which will correspondingly reduce the likelihood that stockholders will be able to realize a gain on their investment through an acquisition of Alliance Bancorp.  See “Restrictions on Acquisition of Alliance Bancorp and Alliance Bank and Related Anti-Takeover Provisions - Regulatory Restrictions” for a discussion of applicable Office of Thrift Supervision regulations regarding acquisitions.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which can be identified by the use of such words as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions.  These forward-looking statements include:

•               statements of goals, intentions and expectations;

•               statements regarding prospects and business strategy;

•               statements regarding asset quality and market risk; and

•               estimates of future costs, benefits and results.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the factors discussed under the heading “Risk Factors” beginning at page     that could affect the actual outcome of future events.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements and you should not rely on such statements.

USE OF PROCEEDS

The following table shows how we intend to use the net proceeds of the offering.  The actual net proceeds will depend on the number of shares of common stock sold in the offering and the expenses incurred in connection with the offering.  Payments for shares made through withdrawals from deposit accounts at Alliance Bank will reduce Alliance Bank’s deposits and will not result in the receipt of new funds for investment.  See “Pro Forma Data” for the assumptions used to arrive at these amounts.

	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		15% Above Maximum of Offering Range
	Shares at $10.00 Per Share	Percent of Net Proceeds	Shares at $10.00 Per Share	Percent of Net Proceeds	Shares at $10.00 Per Share	Percent of Net Proceeds	Shares at $10.00 Per Share	Percent of Net Proceeds
	(Dollars in thousands)

Offering proceeds	$18,073	106.6%	$21,263	105.7%	$24,452	105.0%	$28,120	104.5%
Less: offering expenses	1,114	6.6	1,144	5.7	1,175	5.0	1,210	4.5
Net offering proceeds	16,959	100.0	20,119	100.0	23,277	100.0	26,910	100.0

Less:
Proceeds contributed to Alliance Bank	8,480	50.0	10,060	50.0	11,639	50.0	13,455	50.0
Proceeds used for loan to employee stock ownership plan	903	5.3	1,063	5.3	1,222	5.3	1,405	5.2
Proceeds used to repurchase shares for stock recognition plan	1,416	8.4	1,666	8.3	1,916	8.2	2,203	8.2
Proceeds remaining for Alliance Bancorp	$6,160	36.3%	$7,330	36.4%	$8,500	36.5%	$9,847	36.6%

Alliance Bancorp intends to invest 100% of the proceeds it retains from the offering initially in short-term, liquid investments.  Although there can be no assurance that Alliance Bancorp will invest the net proceeds in anything other than short-term, liquid investments, over time, Alliance Bancorp may use the proceeds it retains from the offering:

•                                          to invest in securities;

•                                          to pay dividends to stockholders;

•                                          to repurchase shares of its common stock, subject to regulatory restrictions;

•                                          to finance the possible acquisition of financial institutions or branch offices or other businesses that are related to banking (although we currently have no plans, understandings or agreements with respect to any specific acquisitions); and

•                                          for general corporate purposes.

Under current Office of Thrift Supervision regulations, Alliance Bancorp may not repurchase shares of its common stock during the first year following the offering, except to fund equity benefit plans or, with prior regulatory approval, when extraordinary circumstances exist.

Alliance Bank intends to initially use the net proceeds it receives to purchase investment and mortgage-backed securities.  In the future, Alliance Bank may use the proceeds that it receives from the offering, which is shown in the table above as the amount contributed to Alliance Bank:

•                                          to fund new loans;

•                                          to invest in mortgage-backed securities;

•                                          to finance the possible expansion of its business activities, including developing new branch locations; and

•                                          for general corporate purposes.

We may need regulatory approvals to engage in some of the activities listed above.

Except as described above, neither Alliance Bancorp nor Alliance Bank has any specific plans for the investment of the proceeds of this offering and has not allocated a specific portion of the proceeds to any particular use.  For a discussion of our business reasons for undertaking the offering see “The Offering - Reasons for the Offering.”

WE INTEND TO CONTINUE TO PAY QUARTERLY CASH DIVIDENDS

Alliance Bank has paid quarterly cash dividends since 1995.  Alliance Bank’s current quarterly dividend is $0.09 per share.  After we complete the reorganization, dividends will be paid by Alliance Bancorp on its outstanding shares of common stock.  We currently expect that the level of cash dividends per share after the reorganization and offering will be substantially consistent with the current amount of dividends per share paid by Alliance Bank on its common stock as adjusted for the additional shares issued pursuant to the exchange ratio.  For example, based on the current cash dividend of $0.09 per share and an assumed exchange ratio of 2.84043 at the maximum of the offering range, the cash dividend, if paid, would be approximately $0.03 per share.  However, the rate of such dividends and the initial or continued payment thereof will be in the discretion of the board of directors of Alliance Bancorp and will depend upon a number of factors, including the amount of net proceeds retained by us in the offering, investment opportunities available to us, capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced in the future.  We cannot guarantee that the amount of dividends that we pay after the reorganization will be equal to the per share dividend amount that Alliance Bank’s stockholders currently receive, as adjusted to reflect the exchange ratio.  In addition, during the first three years after the reorganization, no dividend will be declared or paid if it would be classified as a return of capital.

Currently, dividends declared by Alliance Bank on its common stock are paid to all stockholders, including Greater Delaware Valley Holdings as the regulations and policies of the Board of Governors of the Federal Reserve System do not permit mutual holding company’s to waive the receipt of dividends.  We expect that Alliance Mutual Holding Company, upon notice to and non-objection from the Office of Thrift Supervision, will waive the receipt of any dividends on the shares of Alliance Bancorp common stock that it owns.  See “Regulation - Regulation of Alliance Bancorp and Alliance Mutual Holding Company.”

Dividends from Alliance Bancorp may eventually depend, in part, upon receipt of dividends from Alliance Bank, because Alliance Bancorp initially will have no source of income other than dividends from Alliance Bank, earnings from the investment of proceeds from the sale of common stock retained by us, and interest payments with respect to our loan to our employee stock ownership plan.

Any payment of dividends by Alliance Bank to Alliance Bancorp which would be deemed to be drawn out of Alliance Bank’s bad debt reserves would require a payment of taxes at the then-current tax rate by Alliance Bank on the amount of earnings deemed to be removed from the reserves for such distribution.  Alliance Bank does not intend to make any distribution to Alliance Bancorp that would create such a federal tax liability.  See “Taxation.”

Unlike Alliance Bank, Alliance Bancorp is not subject to the above regulatory restrictions on the payment of dividends to our stockholders.

MARKET FOR OUR COMMON STOCK

Alliance Bank’s common stock is currently listed on the Nasdaq Capital Market under the symbol “ALLB”, and there is an established market for such common stock.  At June 30, 2006, Alliance Bank had four market makers, including Sandler O’Neill & Partners, L.P.  Sandler O’Neill & Partners, L.P. intends to remain a market maker in our common stock following the reorganization and offering.  We have applied to have the common stock listed on the Nasdaq Global Market under the symbol “ALLB,” the same as the current symbol for the Bank.

Making a market may include the solicitation of potential buyers and sellers in order to match buy and sell orders.  The development of a liquid public market depends upon the existence of willing buyers and sellers, the presence of which is not within our control or of any market maker.  You should view the common stock as a long-term investment.  Furthermore, there can be no assurance that you will be able to sell your shares at or above the purchase price.

The following table sets forth the high and low bid quotations for Alliance Bank common stock and cash dividends per share declared for the periods indicated.  These quotations represent prices between dealers and do not include retail markups, markdowns, or commissions and do not reflect actual transactions.  This information has been obtained from monthly statistical summaries provided by the Nasdaq Stock Market.  As of June 30, 2006, there were 687,758 publicly held shares of Alliance Bank common stock issued and outstanding.  In connection with the reorganization and the offering, each existing share of common stock of Alliance Bank will be converted into a number of new shares of our common stock, based upon the exchange ratio that is described in other parts of this prospectus.

	Stock Price Per Share		Cash Dividends
Quarter ended:	High	Low	Per Share

September 30, 2006 (through , , 2006)	$	$	$

June 30, 2006	26.99	24.00	.09
March 31, 2006	27.00	24.71	.09

December 31, 2005	27.70	25.00	.09
September 30, 2005	27.00	21.61	.09
June 30, 2005	29.08	21.69	.09
March 31, 2005	39.04	28.30	.09

December 31, 2004	41.50	30.18	.09
September 30, 2004	31.25	26.45	.09
June 30, 2004	40.50	27.51	.09
March 31, 2004	40.41	28.00	.09

At June 2, 2006, the business day immediately preceding the public announcement of the reorganization and offering, and at                   , 2006, the date of this prospectus, the closing prices of Alliance Bank common stock as reported on the Nasdaq Capital Market were $24.50 per share and $                 per share, respectively.  At                   , 2006, Alliance Bank had approximately                 stockholders of record.

ALLIANCE BANK MEETS ALL OF ITS REGULATORY CAPITAL REQUIREMENTS

At June 30, 2006, Alliance Bank exceeded all of its regulatory capital requirements.  The table below sets forth Alliance Bank’s historical capital under accounting principles generally accepted in the United States of America and regulatory capital at June 30, 2006, and the pro forma capital of Alliance Bank after giving effect to the offering, based upon the sale of the number of shares shown in the table.  The pro forma capital amounts reflect the receipt by Alliance Bank of 50% of the net offering proceeds.  The pro forma risk-based capital amounts assume the investment of the net proceeds received by Alliance Bank in assets which have a risk-weight of 20% under applicable regulations, as if such net proceeds had been received and so applied at June 30, 2006.

			Pro Forma at June 30, 2006
			Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		15% Above Maximum of Offering Range
	Alliance Bank Historical at June 30, 2006		1,807,339 Shares At $10.00 per Share		2,126,281 Shares At $10.00 Per Share		2,445,223 Shares at $10.00 Per Share		2,812,006 Shares at $10.00 Per Share
	Amount	Percent of Assets (1)	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in Thousands)

GAAP capital	$33,383	8.53%	$40,959	10.24%	$42,380	10.55%	$43,799	10.86%	$45,433	11.22%
Tier 1 leverage capital:
Actual	$34,879	8.95%	$42,455	10.66%	$43,876	10.98%	$45,295	11.29%	$46,929	11.64%
Requirement	15,588	4.00	15,927	4.00	15,990	4.00	16,053	4.00	16,126	4.00
Excess	$19,291	4.95%	$26,528	6.66%	$27,885	6.98%	$29,242	7.29%	$30,803	7.64%

Tier 1 risk-based capital:
Actual	$34,879	14.67%	$42,455	17.74%	$43,876	18.30%	$45,295	18.87%	$46,929	19.52%
Requirement	9,508	4.00	9,575	4.00	9,588	4.00	9,601	4.00	9,615	4.00
Excess	$25,371	10.67%	$32,880	13.74%	$34,288	14.30%	$35,695	14.87%	$37,314	15.52%

Total risk-based capital:
Actual	$37,576	15.81%	$45,152	18.86%	$46,573	19.43%	$47,992	20.00%	$49,626	20.64%
Requirement	19,015	8.00	19,151	8.00	19,176	8.00	19,201	8.00	19,230	8.00
Excess	$18,561	7.81%	$26,002	10.86%	$27,397	11.43%	$28,791	12.00%	$30,396	12.64%

Reconciliation of capital infused into Alliance Bank:			$8,480		$10,059		$11,639		$13,456
Net proceeds infused
Less:
Common Stock acquired by employee stock ownership plan			(903)		(1,063)		(1,222)		(1,405)

Pro forma increase in GAAP and regulatory capital			$7,576		$8,997		$10,416		$12,050

(1)  Adjusted total or adjusted risk-weighted assets, as appropriate.

OUR CAPITALIZATION

The following table presents the historical capitalization of Alliance Bank at June 30, 2006, and the pro forma consolidated capitalization of Alliance Bancorp after giving effect to the reorganization and offering, based upon the sale of the number of shares shown below and the other assumptions set forth under “Pro Forma Data.”

		Alliance Bancorp - Pro Forma Based Upon Sale at $10.00 Per Share
	Alliance Bank- Historical Capitalization	1,807,339 Shares (Minimum of Offering Range)	2,126,281 Shares (Midpoint of Offering Range)	2,445,223 Shares (Maximum of Offering Range)	2,812,006 Shares(1) (15% above Maximum of Offering Range)
	(In thousands)

Deposits(2)	$300,710	$300,710	$300,710	$300,710	$300,710
Demand notes issued to the U.S. Treasury	461	461	461	461	461
FHLB advances	52,177	52,177	52,177	52,177	52,177
Total deposits and borrowings	$353,348	$353,348	$353,348	$353,348	$353,348

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; none to be issued	$—	$—	$—	$—	$—
Common stock, $.01 par value, (post-offering) 15,000,000 shares authorized; shares to be issued as reflected(3)	34	72	85	98	112
Additional paid-in capital(3)	7,598	24,519	27,666	30,811	34,431
Retained earnings(4)	28,485	28,485	28,485	28,485	28,485
Accumulated other comprehensive loss	(2,734)	(2,734)	(2,734)	(2,734)	(2,734)
Less:
Common stock held by the employee stock ownership plan(5)	—	(903)	(1,063)	(1,222)	(1,405)
Common stock held by the recognition and retention plan (6)	—	(1,416)	(1,666)	(1,916)	(2,203)
Total stockholders’ equity	$33,383	$48,023	$50,773	$53,522	$56,685

(1)                                  As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the offering range of up to 15% to reflect changes in market and financial conditions before we complete the offering or to fill the order of our employee stock ownership plan.

(Footnotes continue on following page)

(2)           Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering.  Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.

(3)           Our pro forma amounts of common stock and additional paid-in capital have been increased to reflect the number of shares of our common stock to be outstanding, which includes the exchange of all of the currently outstanding shares of Alliance Bank common stock pursuant to the exchange ratio and the cancellation by Alliance Mutual Holding Company of a number shares which otherwise would be received by it equal to the number of shares sold in the offering.  No effect has been given to the issuance of additional shares of common stock pursuant to our proposed stock option plan.  We intend to adopt a new stock option plan and to submit such plan to stockholders at a meeting of stockholders to be held at least six months following completion of the offering.  If the plan is approved by stockholders, an amount equal to 4.90% of Alliance Bancorp’s common stock to be outstanding after the offering, less the number of options previously granted under Alliance Bank’s 1996 stock option plan will be reserved for future issuance pursuant to the plan.  Your ownership percentage would decrease by approximately 3.3% if all potential stock options are exercised from our authorized but unissued stock.  See “Pro Forma Data” and “Management - New Stock Benefit Plans - Stock Option Plan.”

(4)           The retained earnings of Alliance Bank will be partially restricted after the offering.

(5)           Assumes that 3.92% of Alliance Bancorp’s common stock to be outstanding after the offering, less the number of shares previously acquired by the Bank’s employee stock ownership plan, will be purchased by our employee stock ownership plan in addition to the shares already owned by the employee stock ownership plan.  The common stock acquired by our employee stock ownership plan is reflected as a reduction of stockholders’ equity.  Assumes the funds used to acquire our employee stock ownership plan shares will be borrowed from us.  See Note 1 to the tables set forth under “Pro Forma Data” and “Management-New Stock Benefit Plans - Employee Stock Ownership Plan.”

(6)           Gives effect to the recognition plan which we expect to adopt after the offering and present to stockholders for approval at a meeting of stockholders to be held at least six months after we complete the offering.  No shares will be purchased by the recognition plan in the offering, and such plan cannot purchase any shares until stockholder approval has been obtained.  If the recognition plan is approved by our stockholders, the plan intends to acquire an amount of common stock equal to 1.96% of Alliance Bancorp’s common stock to be outstanding after the offering.  The table assumes that stockholder approval has been obtained and that such shares are purchased in the open market at $10.00 per share.  The common stock so acquired by the recognition plan is reflected as a reduction in stockholders’ equity.  If the shares are purchased at prices higher or lower than the initial purchase price of $10.00 per share, such purchases would have a greater or lesser impact, respectively, on stockholders’ equity.  If the recognition plan purchases authorized but unissued shares from us, such issuance would dilute the voting interests of existing stockholders by approximately 1.92%.  See “Pro Forma Data” and “Management - New Stock Benefit Plans - Recognition Plan.”

PRO FORMA DATA

The actual net proceeds from the sale of Alliance Bancorp common stock in the offering cannot be determined until the offering is completed.  However, the net proceeds are currently estimated to be between $17.0 million and $23.3 million, or up to $26.9 million in the event the offering range is increased by approximately 15%, based upon the following assumptions:

•                                          We will sell all shares of common stock in the subscription offering and community offering with no shares sold in a syndicated community offering;

•                                          Our employee stock ownership plan will purchase an amount equal to 3.92% of the shares outstanding after the offering, minus shares previously acquired by the Bank’s employee stock ownership plan, at a price of $10.00 per share with a loan from Alliance Bancorp;

•                                          expenses of the offering, other than the fees to be paid to Sandler O’Neill & Partners, L.P., are estimated to be $950,000;

•                                          78,000 shares of common stock will be purchased by our employees, directors and their immediate families; and

•                                          Sandler O’Neill will receive a fee equal to 1.0% of the aggregate purchase price of the shares of stock sold in the offering, excluding any shares purchased by any employee benefit plans, and any of our directors, officers or employees or members of their immediate families.

We have prepared the following table, which sets forth our historical consolidated net income and stockholders’ equity prior to the reorganization and offering and our pro forma consolidated net income and stockholders’ equity following the reorganization and offering.  In preparing these tables and in calculating pro forma data, the following assumptions have been made:

•                                          Pro forma earnings have been calculated assuming the stock had been sold at the beginning of the periods and the net proceeds had been invested at an average yield of 5.21% for both the year ended December 31, 2005 and the six months ended June 30, 2006, which approximates the yield on a one-year U.S. Treasury bill at such dates.  We have used an assumed yield of 5.21% in lieu of the arithmetic average method because we believe it more accurately reflects the yield that we will receive on the net proceeds of the offering.

•                                          The pro forma after-tax yield on the net proceeds from the offering is assumed to be 3.44% and 3.44% for the year ended December 31, 2005 and the six months ended June 30, 2006, respectively, based on an effective tax rate of 34.0%.

•                                          No withdrawals were made from Alliance Bank’s deposit accounts for the purchase of shares in the offering.

•                                          Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of stock, as adjusted in the pro forma net income per share to give effect to the purchase of shares by the employee stock ownership plan.

•                                          Pro forma stockholders’ equity amounts have been calculated as if our common stock had been sold in the offering on December 31, 2005 and June 30, 2006 and, accordingly, no effect has been given to the assumed earnings effect of the transactions.

The following pro forma information may not be representative of the financial effects of the offering at the date on which the offering actually occurs and should not be taken as indicative of future results of operations.  Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities computed in accordance with generally accepted accounting principles.  Stockholders’ equity does not give effect to intangible assets in the event of a liquidation or to Alliance Bank’s bad debt reserve.  The pro forma stockholders’ equity is not intended to represent the fair market value of the common stock and may be different than amounts that would be available for distribution to stockholders in the event of liquidation.

The tables reflect the possible issuance of additional shares to be reserved for future issuance pursuant to our proposed new stock option plan which we expect to adopt following the offering and present, together with the stock recognition plan discussed below, to our stockholders for approval at a meeting to be held at least six months after the offering is completed.  See “Management - New Stock Benefit Plans.”  For purposes of the tables, we have assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the common stock at the date of grant were $10.00 per share, that the stock options had a term of 10 years and vested pro rata over five years, and that the new stock option plan granted options to acquire common stock equal to 4.90% of Alliance Bancorp’s common stock to be outstanding after the offering, less the number of options previously granted under the Bank’s 1996 stock option plan.  We applied the Black-Scholes option pricing model to estimate a grant date fair value of $4.45 for each option.  In addition to the terms of the options described above, the Black-Scholes option pricing model incorporated an estimated volatility rate of 33.9% for the common stock based on our actual weekly trading activity for the five year period through June 30, 2006, dividend yield of 1.5%, an expected option life of 10 years and a risk free interest rate of 5.15%.  Finally, we assumed that 20.0% of the stock options were non-qualified options granted to directors, resulting in a tax benefit (at an assumed tax rate of 34.0%) for a deduction equal to the grant date fair value of the options.  There can be no assurance that stockholder approval of the stock option plan will be obtained, that the exercise price of the options will be $10.00 per share or that the Black-Scholes option pricing model assumptions used to prepare the table will be the same at the time the options are granted.

The tables also give effect to the stock recognition and retention plan, which we expect to adopt following the offering and present, together with the new stock option plan discussed above, to our stockholders for approval at a meeting to be held at least six months after the offering is completed.  If approved by stockholders, the stock recognition and retention plan intends to acquire an amount of common stock equal to 1.96% of Alliance Bancorp’s common stock to be outstanding after the offering, either through open market purchases, if permissible, or from authorized but unissued shares of common stock.  The tables assume that stockholder approval has been obtained and that the shares acquired by the stock recognition and retention plan are purchased in the open market at $10.00 per share and vest over a seven-year period.  There can be no assurance that stockholder approval of the stock recognition and retention plan will be obtained, that the shares will be purchased in the open market or that the purchase price will be $10.00 per share.

The tables on the following pages summarize historical consolidated data of Alliance Bank and Alliance Bancorp’s pro forma data at or for the dates and periods indicated based on the assumptions set forth above and in the table and should not be used as a basis for projection of the market value of our common stock following the reorganization and the offering.

At or For the Six Months Ended June 30, 2006
1,807,339 shares sold at $10.00 per share (Minimum of range)	2,126,281 shares sold at $10.00 per share (Midpoint of range)	2,445,223 shares sold at $10.00 per share (Maximum of range)	2,812,006 shares sold at $10.00 per share (15% above Maximum)(8)
(Dollars in thousands, except per share amounts)

Gross proceeds	$18,073	$21,263	$24,452	$28,120
Less: estimated offering expenses	1,114	1,144	1,175	1,210
Estimated net proceeds	16,959	20,119	23,277	26,910
Less: common stock acquired by employee stock ownership plan(1)	(903)	(1,063)	(1,222)	(1,405)
Less: common stock to be acquired by recognition and retention plan(2)	(1,416)	(1,666)	(1,916)	(2,203)
Net investable proceeds	$14,640	$17,390	$20,139	$23,301

Pro Forma Net Income:

Pro forma net income:
Historical	$698	$698	$698	$698
Pro forma income on net investable proceeds(3):	252	299	346	401
Less: pro forma employee stock ownership plan adjustments(1)	(20)	(23)	(27)	(31)
Less: pro forma restricted stock award expense(2)	(67)	(79)	(90)	(104)
Less: pro forma stock option expense(4)	(101)	(119)	(137)	(158)
Pro forma net income	$762	$776	$790	$806

Pro forma net income per share:
Historical, as adjusted(5)	$0.10	$0.08	$0.07	$0.06
Pro forma income on net investable proceeds:	0.04	0.04	0.04	0.04
Less: pro forma employee stock ownership plan adjustments(1)	—	—	—	—
Less: pro forma restricted stock award expense(2)	(0.01)	(0.01)	(0.01)	(0.01)
Less: pro forma stock option expense(4)	(0.01)	(0.01)	(0.01)	(0.01)
Pro forma net income per share	$0.12	$0.10	$0.09	$0.08

Offering price as a multiple of pro forma net income per share	41.67	x	50.00	x	55.56	x	62.50	x

Number of shares used to calculate pro forma net income per share (6)	7,137,677	8,397,267	9,656,858	11,105,387

Pro Forma Stockholders’ Equity:

Pro forma stockholders’ equity (book value)(4):
Historical	$33,383	$33,383	$33,383	$33,383
Estimated net proceeds	16,959	20,119	23,277	26,910
Less: common stock acquired by employee stock ownership plan(1)	(903)	(1,063)	(1,222)	(1,405)
Less: common stock to be acquired by recognition and retention plan(2)	(1,416)	(1,666)	(1,916)	(2,203)
Pro forma stockholders’ equity	$48,023	$50,773	$53,522	$56,684

Pro forma stockholders’ equity per share(5):
Historical	$4.62	$3.93	$3.42	$2.97
Estimated net proceeds	2.36	2.37	2.39	2.40
Less: common stock acquired by employee stock ownership plan(1)	(0.13)	(0.13)	(0.13)	(0.13)
Less: common stock to be acquired by recognition and retention plan(2)	(0.20)	(0.20)	(0.20)	(0.20)
Pro forma stockholders’ equity per share	$6.65	$5.97	$5.48	$5.04

Offering price as a percentage of pro forma stockholders’ equity per share	150.38%	167.50%	182.48%	198.41%

Number of shares used to calculate pro forma stockholders’ equity per share(6)	7,225,000	8,500,000	9,775,000	11,241,250

(Footnotes on page        )

At or For the Year Ended December 31, 2005
1,807,339 shares sold at $10.00 per share (Minimum of range)	2,126,281 shares sold at $10.00 per share (Midpoint of range)	2,445,223 shares sold at $10.00 per share (Maximum of range)	2,812,006 shares sold at $10.00 per share (15% above Maximum)(8)
(Dollars in thousands, except per share amounts)

Gross proceeds	$18,073	$21,263	$24,452	$28,120
Less: estimated offering expenses	1,114	1,144	1,175	1,210
Estimated net proceeds	16,959	20,119	23,277	26,910
Less: common stock acquired by employee stock ownership plan(1)	(903)	1,063	1,222	1,405
Less: common stock to be acquired by recognition and retention plan(2)	1,416	1,666	(1,916)	2,203
Net investable proceeds	$14,640	$17,390	$20,139	$23,301

Pro Forma Net Income:

Pro forma net income:
Historical	$1,174	$1,174	$1,174	$1,174
Pro forma income on net investable proceeds(3):	503	598	693	801
Less: pro forma employee stock ownership plan adjustments(1)	(40)	(47)	(54)	(62)
Less: pro forma restricted stock award expense(2)	(134)	(157)	(181)	(208)
Less: pro forma stock option expense(4)	(203)	(239)	(275)	(316)
Pro forma net income	$1,300	$1,329	$1,357	$1,389

Pro forma net income per share:
Historical, as adjusted(5)	$0.16	$0.14	$0.12	$0.11
Pro forma income on net investable proceeds:	0.07	0.07	0.07	0.07
Less: pro forma employee stock ownership plan adjustments(1)	(0.01)	(0.01)	(0.01)	(0.01)
Less: pro forma restricted stock award expense(2)	(0.02)	(0.02)	(0.02)	(0.02)
Less: pro forma stock option expense(4)	(0.03)	(0.03)	(0.03)	(0.03)
Pro forma net income per share	$0.17	$0.15	$0.13	$0.12

Offering price as a multiple of pro forma net income per share	58.82	x	66.67	x	76.92	x	83.33	x

Number of shares used to calculate pro forma net income per share (6)	7,139,792	8,399,755	9,659,719	11,108,677

Pro Forma Stockholders’ Equity:

Pro forma stockholders’ equity (book value)(4):
Historical	$34,127	$34,127	$34,127	$34,127
Estimated net proceeds	16,959	20,119	23,277	26,910
Less: common stock acquired by employee stock ownership plan(1)	(903)	(1,063)	(1,222)	(1,405)
Less: common stock to be acquired by recognition and retention plan(2)	(1,416)	(1,666)	(1,916)	(2,203)
Pro forma stockholders’ equity	$48,767	$51,517	$54,266	$57,428

Pro forma stockholders’ equity per share(5):
Historical	$4.72	$4.01	$3.49	$3.04
Estimated net proceeds	2.36	2.38	2.39	2.40
Less: common stock acquired by employee stock ownership plan(1)	(0.13)	(0.13)	(0.13)	(0.13)
Less: common stock to be acquired by recognition and retention plan(2)	(0.20)	(0.20)	(0.20)	(0.20)
Pro forma stockholders’ equity per share	$6.75	$6.06	$5.55	$5.11

Offering price as a percentage of pro forma stockholders’ equity per share	148.15%	165.02%	180.18%	195.69%

Number of shares used to calculate pro forma stockholders’ equity per share(6)	7,225,000	8,500,000	9,775,000	11,241,250

(1)                                  Assumes that the employee stock ownership plan will acquire a number of shares equal to 3.92% of Alliance Bancorp’s common stock to be outstanding after the offering, less shares previously acquired by the employee stock ownership plan.  The employee stock ownership plan will borrow the funds used to acquire these shares from the net proceeds from the offering retained by Alliance Bancorp.  The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds.  This borrowing will have an interest rate equal to the prime rate as published in the Wall Street Journal, which is currently 5.25%, and a term of 15 years.  Alliance Bank intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt.  Interest income that Alliance Bancorp will earn on the loan will offset the interest paid on the loan by Alliance Bank.  As the debt is paid down, shares will be released for allocation to participants’ accounts and stockholders’ equity will be increased.

The adjustment to pro forma net income for the employee stock ownership plan reflects the after-tax compensation expense associated with the plan, based on an assumed effective tax rate of 34.0%.  Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations.  An equal number of shares (1/15 of the total, based on a 15-year loan) will be released each year over the term of the loan.  The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price.  If the average market value per share is greater than $10.00 per share, total employee stock ownership plan expense would be greater.

(2)                                  Assumes that Alliance Bancorp will purchase in the open market a number of shares equal to 1.96% of Alliance Bancorp’s common stock to be outstanding after the offering, that will be reissued as restricted stock awards under the recognition and retention plan proposed to be adopted following the offering.  Repurchases will be funded with cash on hand at Alliance Bancorp or with dividends paid to Alliance Bancorp by Alliance Bank.  The cost of these shares has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds.  In calculating the pro forma effect of the restricted stock awards, it is assumed that the required stockholder approval has been received, that the shares used to fund the awards were acquired at the beginning of the respective period and that the shares were acquired at the $10.00 per share purchase price.  The issuance of authorized but unissued shares of common stock instead of shares repurchased in the open market would dilute the ownership interests of existing stockholders, other than Alliance Mutual Holding Company, by approximately 3.3%, assuming the midpoint of the offering range.

The adjustment to pro forma net income for the restricted stock awards reflects the after-tax compensation expense associated with the awards.  Its is assumed that the fair market value of a share of Alliance Bancorp common stock was $10.00 at the time the awards were made, that all shares were granted in the first year after the offering, that shares of restricted stock issued under the recognition and retention plan vest over a seven-year period, or 14.3% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 14.3% of the value of the shares awarded was an amortized expense during each year, and that the combined federal and state income tax rate was 34.0%.  If the fair market value per share is greater than $10.00 per share on the date shares are awarded under the recognition and retention plan, total recognition and retention plan expense would be greater.

(3)                                  Pro forma net income on net investable proceeds is equal to the net proceeds less the cost of acquiring shares in the open market at the $10.00 per share purchase price to fund the employee stock ownership plan and the restricted stock awards under the recognition and retention plan multiplied by the after-tax reinvestment rate.

The after-tax reinvestment rate is equal to 3.44% based on the following assumptions: combined federal and state income tax rate of 34.0% and a pre-tax reinvestment rate of 5.21%.

(4)                                  The adjustment to pro forma net income for stock options reflects the compensation expense associated with the stock options (assuming no federal tax benefit) that may be granted under the new stock option plan to be adopted following the offering.  If the new stock option plan is approved by stockholders, a number of shares equal to 4.90% of Alliance Bancorp’s common stock to be outstanding after the offering, less the number of options previously granted under the Bank’s 1996 stock option plan, will be reserved for future issuance upon the exercise of stock options that may be granted under the plan.  Using the Black-Scholes option-pricing formula, each option is assumed to have a value of $4.45 based on the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; dividend yield, 1.5%; expected life, 10 years; expected volatility, 33.9%; and risk-free interest rate, 5.15%.  It is assumed that all stock options were granted in the first year after the offering, that stock options granted under the stock option plan vest over a five-year period, or 20.0% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20.0% of the value of the options awarded was an amortized expense during each year.  If the fair market value per share is different than $10.00 per share on the date options are awarded under the stock option plan, or if the assumptions used in the option-pricing formula are different from those used in preparing this pro forma data, the value of the stock options and the related expense would be different.  Applicable accounting standards do not prescribe a specific valuation technique to be used to estimate the fair value of employee stock options.  Alliance Bancorp may use a valuation technique other than the Black-Scholes option-pricing formula and that technique may produce a different value.  The issuance of authorized but unissued shares of common stock to satisfy option exercises instead of shares repurchased in the open market would dilute the ownership interests of existing stockholders, other than Alliance Mutual Holding Company, by approximately 3.3%, assuming the midpoint of the offering range.

(5)                                  The historical net income per share has been adjusted to reflect the exchange ratio of the additional shares to be issued by Alliance Bancorp in exchange for the shares of Alliance Bank common stock.  As reported, the net income per share of Alliance Bank for the six months ended June 30, 2006 and December 31, 2005 was $0.20 and $0.34, respectively.

(6)                                  The number of shares used to calculate pro forma net income per share is equal to the total number of shares to be outstanding upon completion of the offering, less the number of shares purchased by the employee stock ownership plan not committed to be released within one year following the offering.  The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables contain certain information concerning the financial position and results of operations of Alliance Bank.  You should read this information in conjunction with the financial statements included in this prospectus.  The data presented as of and for the years ended December 31, 2005, 2004 and 2003 has been derived in part from the audited financial statements.  The data presented at June 30, 2006 and for the six month periods ended June 30, 2006 and 2005 are derived from unaudited condensed consolidated financial statements, but in the opinion of management reflect all adjustments necessary to present fairly the results for these interim periods.  The adjustments consist only of normal recurring adjustments.  The results of operations for the six months ended June 30, 2006 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 2006.

	At June 30, 2006	At December 31,
	(Unaudited)	2005	2004	2003	2002	2001
		(Dollars in thousands, except per share amounts)
Selected Financial Data
Total assets	$391,504	$389,035	$382,134	$374,374	$368,432	$377,145
Cash and cash equivalents	23,570	20,956	22,137	15,388	46,698	37,757
Loans receivable, net	227,662	224,294	209,712	208,678	187,016	201,890
Loans held for sale	—	—	565	640	1,153	1,568
Mortgage-backed securities	47,440	48,362	31,497	25,018	24,534	34,056
Investment securities	69,357	72,079	93,897	101,636	87,572	83,643
Other real estate owned	—	1,795	3,475	2,607	1,369	178
Deposits	300,710	297,710	286,906	274,619	268,904	278,186
Other borrowed money (1)	52,638	52,501	56,317	61,880	62,106	62,358
Stockholders’ equity	33,383	34,127	35,046	35,138	34,906	34,647
Non-performing assets (2)	1,744	3,735	5,441	8,498	10,564	7,243

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	(Unaudited)		(Dollars in thousands, except per share amounts)
Selected Operating Data
Interest and dividend income	$10,499	$9,803	$19,883	$19,419	$19,822	$22,140	$25,288
Interest expense	5,280	4,228	8,907	7,820	8,475	11,146	14,379
Net interest income	5,219	5,575	10,976	11,599	11,347	10,994	10,909
Provision for loan losses	30	60	120	210	480	1,960	1,040
Net interest income after provision for loan losses	5,189	5,515	10,856	11,389	10,867	9,034	9,869
Other income	781	427	1,133	1,444	1,465	1,296	1,302
Other expenses	5,319	5,660	10,972	10,385	10,096	9,671	8,290
Income before income taxes	651	282	1,017	2,448	2,236	659	2,881
Income tax expense (benefit)	(47)	(151)	(157)	329	74	(360)	540

Net income	$698	$433	$1,174	$2,119	$2,162	$1,019	$2,341

Basic earnings per share (3)	$0.20	$0.13	$0.34	$0.62	$0.63	$0.30	$0.69

Diluted earnings per share (3)	$0.20	$0.13	$0.34	$0.62	$0.63	$0.30	$0.68

(Footnotes on following page)

	As of or For the Six Months Ended June 30,		As of or For the Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	(Unaudited)		(Dollars in thousands, except per share amounts)
Selected Operating Ratios(4)

Average yield earned on interest- earning assets	5.67%	5.33%	5.43%	5.41%	5.53%	6.17%	7.27%
Average rate paid on interest-bearing liabilities	3.16	2.55	2.69	2.41	2.63	3.44	4.55
Average interest rate spread (5)	2.51	2.79	2.74	3.00	2.90	2.73	2.72
Net interest margin (5)	2.82	3.03	3.00	3.23	3.17	3.06	3.14
Ratio of interest-earning assets to interest-bearing liabilities	110.89	110.72	110.74	110.52	111.00	110.66	110.01
Noninterest expense as a percent of average assets	2.73	2.91	2.89	2.73	2.69	2.59	2.29
Return on average assets	0.36	0.22	0.30	0.56	0.58	0.27	0.65
Return on average equity	4.14	2.48	3.39	5.99	6.19	2.91	6.96
Ratio of average equity to average assets	8.67	8.97	8.94	9.31	9.31	9.37	9.28
Dividend payout ratio	195.27	984.13	105.54	58.47	57.31	121.59	52.29
Efficiency ratio	83.90	86.18	84.24	75.57	74.74	74.36	65.39
Full-service offices at end of period	9	9	9	8	8	8	7

Asset Quality Ratios
Nonperforming loans and troubled debt restructurings as a percent of total loans receivable (2)	0.76	1.01	0.85	0.92	2.77	4.77	3.40
Nonperforming assets as a percent of total assets (2)	0.45	1.03	0.96	1.42	2.27	2.87	1.92
Allowance for loan losses as a percent of total loans receivable	1.17	1.24	1.18	1.22	1.29	1.73	1.40
Allowance for loan losses as a percent of nonperforming loans and troubled debt restructurings	154.64	123.42	137.63	132.65	46.51	36.40	41.09
Net charge-offs (recoveries) to average loans receivable outstanding during the period	—	(0.17)	0.03	0.16	0.55	0.77	0.08

Capital Ratios(6)
Tier 1 risk-based capital ratio	14.67	15.27	14.92	15.38	15.52	15.52	16.37
Total risk-based capital ratio	15.81	16.45	16.06	16.52	16.74	16.77	17.62
Tier 1 leverage capital ratio	8.95	9.00	9.02	9.21	9.28	9.02	9.06

(1)	Other borrowed money consists of Federal Home Loan Bank advances, demand notes issued to the U.S. Treasury and, other than the 2006 period, employee stock ownership plan debt.
(2)

Nonperforming assets consist of nonperforming loans, troubled debt restructurings and other real estate owned.  Nonperforming loans consist of nonaccrual loans and accruing loans 90 days or more overdue, while other real estate owned consists of real estate acquired through, or in lieu of, foreclosure.

(3)	Adjusted for the effect of a 5% stock dividend declared in April 2001.
(4)	Annualized where appropriate.
(5)

Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities, and net interest margin represents net interest income as a percentage of average interest-earning assets.

(6)	Alliance Bank only.

RECENT DEVELOPMENTS

The following tables contain certain information concerning the financial position and results of operations of Alliance Bank.  You should read this information in conjunction with the financial statements included in this prospectus.  In the opinion of management, financial information at September 30, 2006 and for the three months and nine months ended September 30, 2006 and 2005 reflect all adjustments (consisting only of normal recurring accruals) which are necessary to present fairly the results for such periods.  Results for the three month and nine month periods ended September 30, 2006 and 2005 may not be indicative of operations of Alliance Bancorp on an annualized basis or any other period.

	At September 30, 2006	At December 31, 2005
	(Unaudited)
	(In Thousands)
Selected Financial Data
Total assets	$378,330	$389,035
Cash and cash equivalents	12,344	20,956
Loans receivable, net	233,475	224,294
Mortgage-backed securities	45,793	48,362
Investment securities	63,815	72,079
Other real estate owned	—	1,795
Deposits	296,270	297,710
Other borrowed money (1)	42,816	52,501
Stockholders’ equity	34,326	34,127
Non-performing assets (2)	1,954	3,735

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2006	2005	2006	2005
	(Unaudited)
	(In Thousands, Except Per Share Data)
Selected Operating Data
Interest and dividend income	$5,521	$5,011	$16,020	$14,814
Interest expense	2,852	2,255	8,132	6,843
Net interest income	2,669	2,756	7,888	8,331
Provision for loan losses	15	30	45	90
Net interest income after provision for loan losses	2,654	2,726	7,843	8,241
Other income	327	332	1,108	759
Other expenses	2,533	2,755	7,851	8,415
Income before income taxes	448	303	1,100	585
Income tax expense (benefit)	30	(24)	(17)	(175)

Net income	$418	$327	$1,117	$760

Basic earnings per share	$0.12	$0.10	$0.32	$0.22

Diluted earnings per share	$0.12	$0.10	$0.32	$0.22

	As of or For the Three Months Ended September 30,		As of or For the Nine Months Ended September 30,
	2006	2005	2006	2005
	(Unaudited)

Selected Operating Ratios(3)
Average yield earned on interest- earning assets	6.12%	5.51%	5.82%	5.39%
Average rate paid on interest-bearing liabilities	3.48	2.75	3.27	2.61
Average interest rate spread (4)	2.64	2.76	2.55	2.78
Net interest margin (4)	2.96	3.03	2.86	3.03
Ratio of interest-earning assets to interest-bearing liabilities	110.02	110.92	110.61	110.78
Noninterest expense as a percent of average assets	2.63	2.86	2.70	2.90
Return on average assets	0.44	0.34	0.38	0.26
Return on average equity	4.96	3.78	4.41	2.91
Ratio of average equity to average assets	8.77	8.98	8.70	8.97
Dividend payout ratio	74.16	94.80	83.17	122.24
Efficiency ratio	84.55	89.22	87.27	92.57
Full-service offices at end of period	9	9	9	9

Asset Quality Ratios
Nonperforming loans and troubled debt restructurings as a percent of total loans receivable (2)	0.83	0.81	0.83	0.81
Nonperforming assets as a percent of total assets (2)	0.52	1.02	0.52	1.02
Allowance for loan losses as a percent of total loans receivable	1.15	1.21	1.15	1.21
Allowance for loan losses as a percent of nonperforming loans and troubled debt restructurings	138.60	148.34	138.60	148.34
Net charge-offs to average loans receivable outstanding during the period	0.02	0.42	0.03	0.25

Capital Ratios (5)
Tier 1 risk-based capital ratio	14.36	15.18	14.36	15.18
Total risk-based capital ratio	15.46	16.33	15.46	16.33
Tier 1 leverage capital ratio	9.06	9.07	9.06	9.07

(1)    Other borrowed money consists of Federal Home Loan Bank advances, demand notes issued to the U.S. Treasury, and other than the 2006 periods, employee stock ownership plan debt.

(2)    Nonperforming assets consist of nonperforming loans, troubled debt restructurings and other real estate owned.  Nonperforming loans consist of nonaccrual loans and accruing loans 90 days or more overdue, while other real estate owned consists of real estate acquired through, or in lieu of, foreclosure.

(3)    Annualized where appropriate.

(4)    Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities, and net interest margin represents net interest income as a percentage of average interest-earning assets.

(5)    Alliance Bank only.

At September 30, 2006, total assets amounted to $378.3 million, a decrease of $10.7 million or 2.8% compared to total assets at December 31, 2005.  This decrease was primarily due to decreases of $8.6 million or 41.1% in cash and cash equivalents and $8.3 million or 11.5% in investment securities partially offset by an increase of $9.2 million or 4.1% in loans receivable, net.  In addition, other borrowed money decreased $9.7 million or 18.4%.  The funds available from cash and cash equivalents and the maturity or call of certain investment securities were used to repay Federal Home Loan Bank advances and to support loan growth.  Stockholders’ equity increased $199,000 or 0.6% between December 31, 2005 and September 30, 2006 due to net income of $1.1 million, partially offset by cash dividends of $929,000.

Net income amounted to $418,000 for the three months ended September 30, 2006 compared to $327,000 for the same period in 2005.  This increase was primarily due to a decrease in other expenses.  Net income amounted to $1.1 million for the nine months ended September 30, 2006 compared to $760,000 for the same period in 2005.  This increase was primarily due to an increase in other income and a decrease in other expenses.

Net interest income decreased $87,000 or 3.2% to $2.7 million for the three months ended September 30, 2006 compared to $2.8 million for the same period in 2005.  Net interest income decreased $443,000 or 5.3% to $7.9 million for the nine months ended September 30, 2006 compared to $8.3 million for the same period in 2005.  The decreases in net interest income in the 2006 periods compared to the same periods in 2005 were primarily due to continued pressure on the Bank’s interest rate spread.  The Bank’s interest rate spread amounted to 2.64% and 2.55% for the three and nine months ended September 30, 2006, respectively, compared to 2.76% and 2.78% for the respective 2005 periods.  Management anticipates continued pressure on its net interest spread primarily due to competition for deposits and a continuing flat yield curve.

The provision for loan losses amounted to $15,000 for three months ended September 30, 2006 and $45,000 for the nine months ended September 30, 2006 compared to $30,000 for the three month period in 2005 and $90,000 for the nine month period in 2005.  The decreases in the provision for loan losses in the 2006 periods compared to the same periods in 2005 were related to the Bank’s regular review of the credit quality of its loan portfolio in light of factors such as the level of nonperforming loans and the current economic environment.

Other income remained relatively stable for the three months ended September 30, 2006 as compared to 2005.  For the nine months ended September 30, 2006, other income amounted to $1.1 million compared to $759,000 for the nine months ended September 30, 2005, an increase of $349,000 or 46.0%.  During the quarter ended September 30, 2005, the Bank sold $12.0 million of U.S. Government agency available-for-sale securities and realized a $205,000 loss on sale.  These securities were sold to reduce interest rate risk, improve cash flows and increase interest income primarily through the reinvestment of funds into commercial loans and, to a lesser extent, mortgage-backed securities.  The Bank did not experience a similar loss during the 2006 period.  In addition, during the nine months ended September 30, 2006, the Bank recognized a gain on sale of other real estate owned of $122,000 compared to a $12,000 loss for the comparable period in 2005.

Other expenses decreased $222,000 or 8.1% to $2.5 million for the three months ended September 30, 2006 compared to the same period in 2005.  For the nine months ended September 30, 2006, other expenses decreased $564,000 or 6.7% to $7.9 million as compared to the same period in 2005.  For the three month period, the decrease was primarily due to a $242,000 or 14.7% decrease in salary and employee benefits, a $21,000 or 21.2% decrease in professional fees, a $19,000 decrease in loan and other real estate owned expense, and a $12,000 provision for loss on other real estate owned taken in 2005 compared to no provision for loss on other real estate owned taken in 2006.  The decrease was partially offset by an increase of $39,000 or 8.7% in expenses of premises and fixed assets and a $61,000 or 51.1% increase in advertising and marketing expense. For the nine month period, the decrease was primarily due to a $811,000 or 15.5% decrease in salary and employee benefits and a $12,000 provision for loss on other real estate owned taken in 2005 compared to no provision for loss on other real estate owned taken in 2006.  The decrease was partially offset by an increase of $47,000 or 3.5% in expenses of premises and fixed assets and a $215,000 or 69.0% increase in advertising and marketing expense.  The decrease in salaries and benefits expense for both 2006 periods was primarily attributed to post-retirement benefits and additional pension expense of $86,000 and $570,000 for the three and nine months ended September 30, 2005, respectively, that was due to the retirement of the Bank’s previous chief executive officer in April 2005 and two other senior officers later that year.  The decrease in provision for other real estate owned was due to a $12,000 writedown taken in June 2005 as compared to no writedown taken in 2006 on certain real estate owned properties. The increase in advertising and marketing expense for both 2006 periods can be attributed to the Bank’s increased efforts to promote its products and services.

Income tax expense (benefit) amounted to $30,000 and $(24,000) for the three months ended September 30, 2006 and 2005, respectively.  For the nine months ended September 30, 2006 and 2005, income tax expense (benefit) amounted to $(17,000) and $(175,000), respectively.  The changes in income taxes were primarily due to the higher levels of pretax income for the three and nine months ended September 30, 2006 as compared to the same periods in 2005.  The low level of income tax expense for the three months ended September 30, 2006 and the income tax benefit for the nine months ended September 30, 2006 and the three and nine month periods ended September 30, 2005 was primarily due to tax-exempt income from Bank-owned life insurance and certain tax-exempt securities purchased by the Bank.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Overview

Alliance Bank is a community oriented savings bank headquartered in Broomall, Pennsylvania.  We operate a total of nine banking offices located in Delaware and Chester Counties, which are suburbs of Philadelphia.  Our primary business consists of attracting deposits from the general public and using those funds, together with funds we borrow, to originate loans to our customers and invest in securities such as U.S. Government and agency securities, mortgage-backed securities and municipal obligations.  At June 30, 2006, we had $391.5 million of total assets, $300.7 million of total deposits and stockholders’ equity of $33.4 million.

Certain highlights of our operating strategy are:

•                                          Expanding our Market Presence.  We have taken steps to increase our market penetration in our existing market areas by increasing the products and services we offer, incentivizing our employees to cross-sell our products and emphasizing customer service in an effort to capture more of each customer’s banking relationships.  In addition to organic growth, we continue to evaluate market expansion opportunities.  In 2005, we opened a new branch office in Chester County.  The net proceeds from the offering will facilitate our ability to consider additional new offices, either on a de novo basis or through acquisitions.  Currently, we have no plans, agreements or understandings with respect to any acquisitions.

•                                          Emphasizing Business Banking Operations.  We recently hired an additional senior commercial loan officer and have increased our calls on local builders and other businessmen in an effort to increase our business banking relationships.  As a locally based bank, we believe that we offer a high level of customer service and a quick loan application and approval process which is attractive to many local, small to medium sized businesses.

•                                          Emphasizing Commercial Real Estate and Construction Loans.  At June 30, 2006, $107.4 million or 46.6% of our total loan portfolio consisted of commercial real estate loans.  In addition, at such date we had $6.2 million of construction loans.  Commercial real estate and construction loans are attractive because they provide us with higher average yields than single-family residential mortgage loans and they typically have adjustable rates of interest and/or shorter terms to maturity than traditional single-family residential mortgage loans.  The net proceeds from the offering will increase our capital and facilitate our ability to make larger commercial and construction loans.  Upon completion of the reorganization and offering, we intend to increase the size of our commercial real estate and construction loans and increase the level of our commercial real estate and construction lending in a manner consistent with our loan underwriting policies and procedures.

•                                          Considering New Product Lines.  We continue to evaluate new product lines in our efforts to offer a broader array of products and services to our customers.  In particular, we continue to evaluate financial products which will increase our non-interest income.

•                                          Maintaining High Asset Quality.  At June 30, 2006, our ratio of total non-performing assets to total assets was 0.45%, compared to 2.87% at December 31, 2002.  We will continue to strive to maintain high asset quality.

•                                          Continuing Residential Mortgage Lending.  Historically, we were a traditional single-family residential mortgage lender, and we will continue to offer traditional single-family residential loan products.  In recent periods, we have emphasized home equity loans and lines of credit due to the shorter terms to maturity and adjustable interest rates which we generally offer on such product as well as consumer demand for home equity loans and lines of credit . At June 30, 2006, home equity loans and lines of credit amounted to $25.6 million or 11.1% of the total loan portfolio.

•                                          Increasing Core Deposits.  We intend to increase our core deposits in order to reduce our cost of funds.  The Bank offers a wide variety of deposits to its customers and is competitive in the rates it offers although it does not necessarily seek to match the highest rates paid by competitors.  The Bank also promotes longer term deposits where possible and consistent with its asset liability management goals.  In addition to increasing its core deposits, the Bank continually reviews its borrowings as a source of funds.  In July 2006, the Bank repaid $10.0 million of Federal Home Loan Bank advances with no prepayment penalty.  The Bank will continue to review its borrowings and may determine to prepay additional borrowings, even if there would be a prepayment penalty, where in the judgment of management any penalty would be offset in a reasonable period through an improved net interest spread.

Our results of operations depend, to a large extent, on net interest income, which is the difference between the income earned on our loan and securities portfolios and interest expense on deposits and borrowings.  Our net interest income is largely determined by our net interest spread, which is the difference between the average yield earned on interest-earning assets and the average rate paid on interest-bearing liabilities, and the relative amounts of interest-earning assets and interest-bearing liabilities. Results of operations are also affected by our provisions for loan losses, fees and service charges and other non-interest income and non-interest expense.  Non-interest expense principally consists of compensation and employee benefits, office occupancy and equipment expense, data processing, advertising and other expense.  Our results of operations are also significantly affected by general economic and competitive conditions, particularly changes in interest rates, government policies and actions of regulatory authorities.  Future changes in applicable law, regulations or government policies may materially impact our financial condition and results of operations.

Our net income amounted to $698,000 and $434,000 for the six months ended June 30, 2006 and 2005, respectively, and to $1.2 million, $2.1 million and $2.2 million for the years ended December 31, 2005, 2004, and 2003, respectively.  Some of the major factors and trends which have impacted our results in these periods include the following:

•                               Compression of Our Net Interest Spread and Net Interest Margin.  Our average interest rate spread was 2.51% and 2.79% for the six months ended June 30, 2006 and 2005, respectively, and 2.74% and 3.00% for the years ended December 31, 2005 and 2004, respectively.  Alliance Bank’s net interest margin, which is net interest income as a percentage of average interest-earning assets, was 2.82% and 3.03% for the six months ended June 30, 2006 and 2005, respectively, and 3.00% and 3.23% for the years ended December 31, 2005 and 2004, respectively.  Initially, the compression of our interest rate spread and net interest margin was due primarily to the historically low market rates of interest which led to substantially lower yields on our interest-earning assets while the rates paid on our interest-bearing liabilities did not decline as rapidly.  More recently, our spread has compressed as the costs of our deposits have increased faster than the yields on our loans and securities.  We anticipate continued pressure on the Bank’s interest rate spread and margin.

•                               Managing Non-Interest Expenses. Our other or non-interest expenses amounted to $5.3 million and $5.7 million for the six months ended June 30, 2006 and 2005, respectively, and to $11.0 million, $10.4 million and $10.1 million for the years ended December 31, 2005, 2004 and 2003, respectively. The largest component of non-interest expense are salaries and employee benefits.  In the first half of 2005, we recognized $642,000 of post-retirement benefit compensation expense due to the retirement of the Bank’s former chief executive officer and two other senior officers.  In addition, our compensation expense has increased as a result of normal salary increases as well as additional employees to staff our new Paoli office which opened in the first quarter of 2005.  In 2005, we also recognized a $216,000 increase in the costs of our premises and fixed assets due primarily to the opening of the new Paoli branch office.  Our non-interest expenses also have increased due to higher health insurance costs, which is an issue with employers nationwide.

We view management of our other or non-interest expenses as an important element of our overall results of operations.  After the reorganization and offering, we expect that our non-interest expenses will increase as we continue to grow and expand our operations. In addition, our salaries and benefits expenses will increase due to the additional stock benefits plans that we intend to implement. See “Pro Forma Data” and “Management-New Stock Benefit Plans.”

This Management’s Discussion and Analysis section is intended to assist in understanding the financial condition and results of operations of Alliance Bank. The discussion and analysis does not include any comments relating to Alliance Bancorp, since Alliance Bancorp has had no significant operations to date. The information contained in this section should be read in conjunction with our financial statements and the accompanying notes to the consolidated financial statements and other sections contained in this prospectus.

Critical Accounting Policies

In reviewing and understanding financial information for the Bank, you are encouraged to read and understand the significant accounting policies used in preparing our consolidated financial statements included elsewhere herein.  These policies are described in Note 2 of the notes to our consolidated financial statements.  The accounting and financial reporting policies of the Bank conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry.  Accordingly, the consolidated financial statements require certain estimates, judgments, and assumptions, which are believed to be reasonable, based upon the information available.  These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the periods presented.  The following accounting policies comprise those that management believes are the most critical to aid in fully understanding and evaluating our reported financial results.  These policies require numerous estimates or economic assumptions that may prove inaccurate or may be subject to variations which may significantly affect our reported results and financial condition for the period or in future periods.

•                               Allowance for Loan Losses. The allowance for loan losses is established through a provision for loan losses charged to expense.  Charges against the allowance for loan losses are made when management believes that the collectibility of loan principal is unlikely.  Subsequent recoveries are added to the allowance.  The allowance is an amount that management believes will cover known and inherent losses in the loan portfolio, based on evaluations of the collectibility of loans.  The evaluations take into consideration such factors as changes in the types and amount of loans in the loan portfolio, historical loss experience, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, estimated losses relating to specifically identified loans, and current economic conditions.  This evaluation is inherently subjective as it requires material estimates including, among others, exposure at default, the amount and timing of expected future cash flows on impaired loans, value of collateral, estimated losses on our commercial and residential loan portfolios and general amounts for historical loss experience.  All of these estimates may be susceptible to significant change.

While management uses the best information available to make loan loss allowance evaluations, adjustments to the allowance may be necessary based on changes in economic and other conditions or changes in accounting guidance.  Historically, our estimates of the allowance for loan loss have not required significant adjustments from management’s initial estimates.  In addition, the Pennsylvania Department of Banking and the FDIC, as an integral part of their examination processes, periodically review our allowance for loan losses.  The Pennsylvania Department of Banking and the FDIC may require the recognition of adjustments to the allowance for loan losses based on their judgment of information available to them at the time of their examinations.  To the extent that actual outcomes differ from management’s estimates, additional provisions to the allowance for loan losses may be required that would adversely impact earnings in future periods.

•                               Income Taxes. We make estimates and judgments to calculate some of our tax liabilities and determine the recoverability of some of our deferred tax assets, which arise from temporary differences between the tax and financial statement recognition of revenues and expenses.  We also estimate a deferred tax asset valuation allowance if, based on the available evidence, it is more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods.  These estimates and judgments are inherently subjective.  Historically, our estimates and judgments to calculate our deferred tax accounts have not required significant revision to our initial estimates.

In evaluating our ability to recover deferred tax assets, we consider all available positive and negative evidence, including our past operating results, recent cumulative losses and our forecast of future taxable income.  In determining future taxable income, we make assumptions for the amount of taxable income, the reversal of temporary differences and the implementation of feasible and prudent tax planning strategies.  These assumptions require us to make judgments about our future taxable income and are consistent with the plans and estimates we use to manage our business.  Any reduction in estimated future taxable income may require us to record an additional valuation allowance against our deferred tax assets.  An increase in the valuation allowance would result in additional income tax expense in the period and could have a significant impact on our future earnings.

•                               Other than Temporary Impairment of Securities.  The Bank is required to perform periodic reviews of individual securities in its investment portfolio to determine whether a decline in the fair value of a security is other than temporary.  A review of other-than-temporary impairment requires the Bank to make certain judgments regarding the nature of the decline, its effect on the financial statements and the probability, extent and timing of a valuation recovery and the Bank’s intent and ability to hold the security.  Management evaluates securities for other than temporary impairment on at least a quarterly basis, and more frequently when economic or market conditions warrant such evaluations.  Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.  If the decline in the market value of a security is determined to be other than temporary, we would recognize the decline as a realized loss on the income statement.

Asset and Liability Management

The ability to maximize net interest income is largely dependent upon the achievement of a positive interest rate spread that can be sustained during fluctuations in prevailing interest rates.  Interest rate sensitivity is a measure of the difference between amounts of interest-earning assets and interest-bearing liabilities which either reprice or mature within a given period of time.  The difference, or the interest rate repricing “gap”, provides an indication of the extent to which a bank’s interest rate spread will be affected by changes in interest rates.  A gap is considered positive when the amount of interest-rate sensitive assets exceeds the amount of interest-rate sensitive liabilities, and is considered negative when the amount of interest-rate sensitive liabilities exceeds the amount of interest-rate sensitive assets.  Generally, during a period of rising interest rates, a negative gap within shorter maturities would adversely affect net interest income, while a positive gap within shorter maturities would result in an increase in net interest income, and during a period of falling interest rates, a negative gap within shorter maturities would result in an increase in net interest income while a positive gap within shorter maturities would have the opposite effect.  The Bank’s one year gap position at June 30, 2006 was a negative 30.3% primarily due to the $143.0 million of certificate accounts which mature during the one year period subsequent to June 30, 2006.  In order to minimize the potential for adverse effects of material and prolonged changes in interest rates on the Bank’s results of operations, the Bank’s management has implemented and continues to monitor asset and liability management policies to better match the maturities and repricing terms of the Bank’s interest-earning assets and interest-bearing liabilities.  Such policies have consisted primarily of: (i) emphasizing investment in adjustable-rate mortgage loans (“ARMs”) and shorter-term (15 years or less) mortgage-backed securities; (ii) originating short-term secured commercial loans with balloon provisions or the rate on the loan tied to the prime rate; (iii) purchasing shorter-term (primarily two to ten years) investment securities of investment grade quality and U.S. Government agency bonds with terms of 15 years or less; (iv) selling longer-term (15 years or more) fixed-rate residential mortgage loans in the secondary market; (v) maintaining a high level of liquid assets (including investments and mortgage backed securities available for sale) that can be readily reinvested in higher yielding investments should interest rates rise;  (vi) emphasizing the retention of lower-costing savings accounts and other core deposits; (vii) using interest rate floors and prepayment penalties on loan products; and (viii) lengthening liabilities and locking in lower borrowing rates with longer terms whenever possible.

The following table summarizes the anticipated maturities or repricing of the Bank’s interest-earning assets and interest-bearing liabilities as of June 30, 2006 based on the information and assumptions set forth in the footnotes below.

	1 Year or less	1 to 3 Years	3 to 5 Years	5 to 15 Years	Over 15 Years	Total
	(Dollars in Thousands)
Interest-earning assets
Loans receivable (1)	$35,229	$37,907	$48,244	$101,668	$6,395	$229,443
Mortgage-backed securities (2)	7,812	42	1,335	36,654	1,597	47,440
Investment securities (3)	39,788	2,927	1,328	20,628	4,686	69,357
Other interest-earning assets	20,243	—	—	—	—	20,243
Total interest-earning assets	103,072	40,876	50,907	158,950	12,678	366,483

Interest-bearing liabilities
Savings accounts (4)	9,874	9,874	9,874	9,874	9,874	49,368
NOW accounts	40,908	—	—	—	—	40,908
Money market deposit accounts	22,017	—	—	—	—	22,017
Certificate accounts	143,000	17,490	8,451	375	—	169,316
Borrowed money	5,177	10,000	37,000	—	—	52,177
Total interest-bearing liabilities	220,976	37,364	55,325	10,249	9,874	333,786
Repricing GAP during the period	(117,904)	3,512	(4,418)	148,701	2,804	32,697
Cumulative GAP	$(117,904)	$(114,391)	$(118,809)	$29,892	$32,697
Ratio of GAP during the period to total assets	(30.3)%	0.9%	(1.1)%	38.2%	0.7%
Ratio of cumulative GAP to total assets	(30.3)%	(29.4)%	(30.5)%	7.7%	8.4%

(1)          Adjustable-rate loans are included in the period in which interest rates are next scheduled to adjust rather than in the period in which they are contractually due to mature.  Fixed-rate loans are included in the period in which they are contractually due to mature.  Balances have been reduced by $1.1 million for nonaccrual loans.

(2)          Reflects the repricing of the underlying loans and/or the expected average life of the mortgage-backed security.

(3)          Reflects repricing or contractual maturity with respect to investment securities.

(4)          For savings accounts, which totaled $49.4 million or 16.4% of deposits at June 30, 2006, assumes a decay rate of 20% per period.

Management believes that the assumptions utilized to evaluate the vulnerability of the Bank’s operations to changes in interest rates approximate actual experience and considers them reasonable.  However, the interest rate sensitivity of the Bank’s assets and liabilities in the above table could vary substantially if different assumptions were used or actual experience differs from the historical experience on which they are based.

Although the actions taken by management of the Bank have reduced the potential effects of changes in interest rates on the Bank’s results of operations, significant increases in interest rates may adversely affect the Bank’s net interest income because the repricing of interest-bearing liabilities relative to interest-earning assets occurs within shorter periods and because the Bank’s adjustable-rate, interest-earning assets generally are not as responsive to changes in interest rates as its interest-bearing liabilities.  This is primarily due to terms which generally permit only annual adjustments to loan interest rates and which generally limit the amount which interest rates thereon can adjust at such time and over the life of the related asset.

Changes in Financial Condition at June 30, 2006 Compared to December 31, 2005

The Bank’s total assets increased $2.5 million or 0.6% to $391.5 million at June 30, 2006 compared to $389.0 million at December 31, 2005.  The increase was primarily due to a $3.4 million or 1.5% increase in loans receivable, a $2.6 million or 12.5% increase in cash and cash equivalents, and a $1.0 million increase in prepaid and other assets, partially offset by a $2.5 million or 9.0% decrease in investment securities held to maturity, a $921,000 decrease in mortgage-backed securities available for sale, and a $1.8 million decrease in other real estate owned.  At December 31, 2005, the Bank had approximately $1.8 million in other real estate owned which primarily consisted of two properties.  In January and February of 2006, the Bank sold both of these properties and realized a $122,000 gain.  The decrease in investment securities and mortgage-backed securities is the result of certain securities being called or having matured and the Bank not reinvesting in these instruments at this time.  The proceeds from these maturities and calls were invested primarily in cash and cash equivalents in anticipation of future loan growth.

Total liabilities increased $3.2 million or 0.9% to $358.1 million at June 30, 2006 compared to $354.9 million at December 31, 2005.  This increase was due to a $1.0 million or 5.6% increase in non-interest bearing deposits and a $2.0 million or 0.7% increase in interest-bearing deposits.  Stockholders’ equity decreased $745,000 to $33.4 million as of June 30, 2006 compared to $34.1 million at December 31, 2005.  This decrease was primarily due to an $823,000 increase in net unrealized loss on securities available for sale combined with $619,000 in dividends declared and paid which were partially offset by $698,000 in net income for the six months ended June 30, 2006.

The Bank’s nonperforming assets, which consist of nonaccruing loans, accruing loans 90 days or more delinquent and other real estate owned (which includes real estate acquired through, or in lieu of, foreclosure) decreased to $1.7 million or 0.45% of total assets at June 30, 2006 from $3.7 million or 0.96% of total assets at December 31, 2005.  At June 30, 2006, the Bank’s $1.7 million of nonperforming assets consisted of $691,000 of accruing loans 90 days or more delinquent, and $1.1 million of nonaccrual loans.  The decrease in nonperforming assets was primarily due to a $1.8 million decrease in other real estate owned and a $196,000 decrease in nonperforming loans.  During the six months ended June 30, 2006, the Bank sold two commercial real estate properties, which at December 31, 2005 were recorded at $1.8 million.  The larger of these two properties was sold and settled in January of 2006 and the Bank realized a gain of approximately $100,000.  The other property was sold and settled in February of 2006 and the Bank realized a loss of approximately $3,000.  In June of 2006 the Bank recognized an additional gain of $25,000 related to these properties.  At June 30, 2006, nonperforming loans consisted of one commercial real estate loan that totaled $199,000, six single family real estate loans that totaled $1.5 million and $39,000 in consumer and other loans.  The Bank’s management continues to aggressively pursue the collection and resolution of all delinquent loans.

At June 30, 2006, the Bank’s allowance for loan losses amounted to $2.70 million compared to $2.67 million at December 31, 2005.  The small increase in the Bank’s allowance for loan losses at June 30, 2006 compared to December 31, 2005 was due to $30,000 in provisions to maintain an appropriate allowance level in light of factors such as the level of the Bank’s nonperforming loans and the current economic environment.  At June 30, 2006, the Bank’s allowance for loan losses amounted to 154.64% of nonperforming loans and 1.17% of total loans receivable, as compared to 137.63% and 1.18%, respectively, at December 31, 2005.

Although management of the Bank believes that the Bank’s allowance for loan losses at June 30, 2006 was appropriate based on facts and circumstances available to management at that time, there can be no assurances that additions to the allowance for loan losses will not be necessary in future periods.

Changes in Financial Condition at December 31, 2005 Compared to December 31, 2004

The Bank’s total assets increased $6.9 million or 1.8% to $389.0 million at December 31, 2005, compared to $382.1 million at December 31, 2004.  This increase can be attributed to a $16.9 million or 53.5% increase in mortgage-backed securities as well as a $14.6 million or 7.0% increase in loans receivable.  These increases were partially offset by a decrease in investment securities available for sale of $22.3 million or 33.6%.  Beginning 2001, the Bank experienced significant loan and securities repayments due to the low interest rate environment that prevailed at such time. As a result, cash and cash equivalents had increased to higher than normal levels during this time.  Management reinvested these excess funds through new loan production and the purchase of mortgage-backed securities.  New loan production amounted to $72.0 million for 2005 and included $46.8 million in residential and consumer lending, $25.2 million in commercial and business lending and $1.0 million in real estate construction lending.  In addition, the Bank generally sells all fixed-rate residential loan originations, including servicing, with terms of 15 years or more in the secondary market.  Such loans sold amounted to $7.5 million in 2005.  The Bank’s net loans receivable outstanding at December 31, 2005 grew $14.6 million or 7.0% to $224.3 million as compared to $209.7 million at December 31, 2004.

Total liabilities increased $7.8 million or 2.3% to $354.9 million at December 31, 2005, compared to $347.1 million at December 31, 2004.  This increase was primarily due to an increase of $10.8 million or 3.8% in customer deposits partially offset by a decrease of $4.0 million or 7.1% in Federal Home Loan Bank advances.  Funds provided from the increase in customer deposits were primarily used for the origination of loans, the purchase of mortgage-backed securities and the repayment of Federal Home Loan Bank advances.  Stockholders’ equity decreased $919,000 or 2.6% to $34.1 million as of December 31, 2005 compared to $35.0 million at December 31, 2004.  This decrease was primarily due to a $915,000 increase in the unrealized loss on investment securities and $1.2 million of dividends declared and paid which were partially offset by net income of $1.2 million during the year ended December 31, 2005.

The Bank’s nonperforming assets decreased to $3.7 million or 1.0% of total assets at December 31, 2005 from $5.5 million or 1.4% of total assets at December 31, 2004.  At December 31, 2005, the Bank’s $3.7 million of nonperforming assets consisted of $956,000 of accruing loans 90 days or more delinquent, $984,000 of nonaccrual loans and $1.8 million of other real estate owned.  The decrease in nonperforming assets was primarily due to a $1.7 million decrease in other real estate owned.  The decrease in other real estate owned was due to the sale of properties and payments received that resulted in a $25,000 gain on the sale of other real estate owned in 2005.  At December 31, 2005 nonperforming loans consisted of $222,000 in commercial real estate loans, $1.7 million in single-family residential real estate loans and $14,000 in consumer and other loans.  The Bank’s management continues to aggressively pursue the collection and resolution of all delinquent loans.

The Bank’s $1.8 million of other real estate owned at December 31, 2005 consisted of two commercial real estate properties, both of which were sold and settled in the first quarter of 2006, as discussed above.

At December 31, 2005, the Bank’s total allowance for loan losses amounted to $2.7 million, as compared to $2.6 million at December 31, 2004.  The increase was due to $120,000 in provisions to maintain an appropriate allowance level in light of factors such as the level of nonperforming loans and the current economic environment.  In addition, the Bank charged off $96,000 in 2005 primarily related to two commercial real estate loans and recovered $38,000 in 2005 primarily from a prior year charge-off.  At December 31, 2005, the Bank’s allowance for loan losses amounted to 137.63% of total nonperforming loans and 1.18% of total loans receivable, as compared to 132.65% and 1.22%, respectively, at December 31, 2004.

Results of Operations for the Six Months Ended June 30, 2006 and 2005

General.  For the six months ended June 30, 2006, net income amounted to $698,000 or $0.20 per diluted share as compared to $434,000 or $.13 per diluted share for the same period in 2005.  The $264,000 or 61.4% increase in net income was primarily due to an increase in other income and a decrease in other expense.  These items were partially offset by a decrease in net interest income.

Average Balances, Net Interest Income and Yields Earned and Rates Paid.  The following average balance sheet table sets forth for the periods indicated, information on the Bank regarding:  (i) the total dollar amounts of interest income on interest-earning assets and the resulting average yields; (ii) the total dollar amounts of interest expense on interest-bearing liabilities and the resulting average costs; (iii) net interest income; (iv) interest rate spread; (v) net interest-earning assets (interest-bearing liabilities); (vi) the net yield earned on interest-earning assets; and (vii) the ratio of total interest-earning assets to total interest-bearing liabilities.  Information is based on average daily balances during the periods presented.

		Six Months Ended June 30,
	At June 30, 2006	2006			2005
	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable (1) (2) (3)	6.53%	$227,450	$7,389	6.50%	$215,100	$6,973	6.48%
Mortgage-backed securities (3)	4.65	48,755	1,126	4.62	39,444	861	4.37
Investment securities (3)	4.27	76,652	1,633	4.26	91,482	1,724	3.77
Other interest-earning assets	5.06	17,438	351	4.03	21,796	245	2.25
Total interest-earning assets	5.81	370,295	10,499	5.67	367,822	9,830	5.33
Noninterest-earning assets		19,375			20,830
Total assets		$389,670			$388,652

Interest-bearing liabilities:
Deposits	2.74	$281,352	$3,679	2.62	$278,561	$2,613	1.88
FHLB advances and other borrowings	6.90	52,572	1,601	6.09	53,662	1,615	6.02
Total interest-bearing liabilities	3.25	333,924	5,280	3.16	332,223	4,228	2.55
Noninterest-bearing Liabilities		21,974			21,581
Total liabilities		355,898			353,804
Stockholders’ equity		33,772			34,848
Total liabilities and stockholders’ equity		$389,670			$388,652

Net interest-earning assets		$36,371			$35,599
Net interest income/interest rate spread	2.56%		$5,219	2.51%		$5,575	2.79%
Net yield on interest-earning assets (4)				2.82%			3.03%
Ratio of interest-earning assets to interest-bearing liabilities				110.89%			110.72%

 (1)  Includes loans held for sale.

 (2)  Nonaccrual loans and loan fees have been included.

 (3)  The indicated yields are not reflected on a tax equivalent basis.

 (4)  Net interest income divided by interest-earning assets.

Rate/Volume Analysis.  The following table describes the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected the Bank’s interest income and expense during the periods indicated.  For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (change in volume multiplied by prior year rate), (ii) changes in rate (change in rate multiplied by prior year volume), and (iii) total change in rate and volume.  The combined effect of changes in both rate and volume has been allocated proportionately to the change due to rate and the change due to volume.

	Six Months Ended June 30,
	2006 vs. 2005 Increase (Decrease) Due To
	Rate	Volume	Total Increase (Decrease)
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable	$15	$401	$416
Mortgage-backed securities	52	213	265
Investment securities	458	(549)	(91)
Other interest-earning assets	241	(135)	106
Total interest-earning assets	766	(70)	696

Interest-bearing liabilities:
Deposits	1,039	27	1,066
FHLB advances and other borrowings	43	(57)	(14)
Total interest-bearing liabilities	1,082	(30)	(1,052)
Increase (decrease) in net interest income	$(316)	$(40)	$(356)

Net Interest Income.  Net interest income is determined by the Bank’s interest rate spread (i.e., the difference between the yields earned on its interest-earning assets and the rates paid on its interest-bearing liabilities) and the relative amounts of interest-earning assets and interest-bearing liabilities.  For the six months ended June 30, 2006, net interest income decreased $356,000 or 6.4% as compared to the same period in 2005.  This decrease was primarily due to an increase in interest expense from rates paid on customer deposits partially offset by an increase in yields earned on mortgage-backed securities, investment securities and balances due from depository institutions.  As a result, the Bank’s interest rate spread decreased 28 basis points from 2.79% to 2.51% as the yield on interest-earning assets increased from 5.33% to 5.67% and the cost of interest-bearing liabilities increased from 2.55% to 3.16%.

Based on the current market interest rate environment and increased competition, management anticipates continued pressure on the Bank’s interest rate spread for the third quarter of 2006 which may further negatively impact net interest income.

Interest Income.  Interest income for the six months ended June 30, 2006 increased $696,000 or 7.1% to $10.5 million compared to the same period in 2005.  This increase was primarily attributed to higher amounts of interest income from the loan portfolio, mortgage-backed securities, and balances due from depository institutions, partially offset by a decrease in interest income on investment securities.

For the six month period ended June 30, 2006 compared to the same period in 2005, interest income from the loan portfolio increased $416,000 or 6.0% due to a $12.4 million or 5.7% increase in the average balance of loans outstanding and a two basis point increase in the yield earned (one basis point is equal to 1/100 of a percent).

For the six month period ended June 30, 2006 compared to the same period in 2005, interest income on mortgage-backed securities increased $265,000 or 30.8% due to a $9.3 million or 23.6% increase in the average balance of mortgage-backed securities and a 25 basis point or 5.7% increase in the yield earned.

For the six month period ended June 30, 2006 compared to the same period in 2005, interest income on balances due from depository institutions increased $106,000 or 43.3% due to a 178 basis point or 79.2% increase in the average rate earned, partially offset by a $4.4 million or 20.0% decrease in the average amount of balances due from depository institutions.

For the six month period ended June 30, 2006, interest income on investment securities decreased $91,000 or 5.3% due to a $14.8 million or 16.2% decrease in the average balance of investment securities, partially offset by a 49 basis point or 13.0% increase in the average rate earned.

Throughout 2005 and the first half of 2006, the Federal Reserve Board increases in the federal funds rate caused upward movement in short term market rates but has had minimal impact on longer term market rates.  As a result, the loan portfolio, which generally has a longer average life, has experienced a minimal increase in the yield earned while the investment portfolio, which generally has a shorter average life, has seen a more prominent increase in yields earned.

Interest Expense.  Interest expense increased $1.1 million or 24.9% to $5.3 million for the six months ended June 30, 2006 as compared to the same period in 2005.  This increase was primarily due to a $1.1 million or 40.8% increase in interest expense on deposits.  The increase in interest expense on deposits was due to a 74 basis point or 39.4% increase in the average rate paid on deposits combined with a $2.8 million or 1.0% increase in the average balance outstanding.  The increase in the average rate paid on deposits was due to the continued increases in market interest rates by the Federal Reserve Board.

Provision for Loan Losses.  The Bank establishes provisions for loan losses, which are charges to its operating results, in order to maintain a level of total allowance for losses that management believes, to the best of its knowledge, covers all known and inherent losses that are both probable and reasonably estimable at each reporting date.  The allowance is based upon an assessment of prior loss experience, the volume and type of lending conducted by the Bank, industry standards, past due loans, economic conditions in the Bank’s market area and other factors related to the collectibility of the Bank’s loan portfolio.  The Bank’s provision for loan losses amounted to $30,000 for the six months ended June 30, 2006 compared to $60,000 for the comparable period in 2005.  Such provisions were due to the Bank’s regular review of the credit quality of its loan portfolio in light of factors such as the level of nonperforming loans and the current economic environment.

Other Income.  For the six months ended June 30, 2006, other income increased $353,000 or 82.6% to $781,000 as compared to the same period in 2005.  This increase was primarily due to the sale of securities in 2005 as well as the gain on sale of other real estate owned discussed above.  During the quarter ended June 30, 2005, the Bank sold $12.0 million of U.S. Government agency available-for-sale securities and realized a $205,000 loss on sale.  These securities were sold to reduce interest rate risk, improve cash flows and increase interest income primarily through the reinvestment of funds into commercial loans and, to a lesser extent, mortgage-backed securities.

Other Expenses.  For the six months ended June 30, 2006, other expenses decreased $341,000 or 6.0% to $5.3 million as compared to the same period in 2005.  The decrease was primarily due to a $569,000 or 15.9% decrease in salary and employee benefits and a $12,000 provision for loss on other real estate owned taken in 2005 compared to no provision for loss on other real estate owned taken in 2006.  The decrease was partially offset by an increase of $8,000 or 0.8% in expenses of premises and fixed assets, a $155,000 or 80.0% increase in advertising and marketing expense, and a $27,000 or 92.1% increase in loan and other real estate owned expense.

The decrease in salaries and benefits expense was primarily attributed to post-retirement benefits and additional pension expense of $484,000 for the six months ended June 30, 2005 that was due to the retirement of the Bank’s previous chief executive officer in April 2005 and two other senior officers later that year.  The decrease in provision for other real estate owned was due to a $12,000 writedown taken in June 2005 as compared to no writedown taken in 2006 on certain real estate owned properties.  The increase in advertising and marketing expense can be attributed to the Bank’s increased efforts to promote its products and services.  The increase in loan and other real estate owned expense was primarily due to costs related to our 2006 home equity line of credit program.

Income Tax Benefit.  For the six months ended June 30, 2006 and 2005, income tax benefit amounted to $47,000 and $151,000, respectively.  The decrease in income tax benefit was primarily due to the higher levels of pretax income for the six months ended June 30, 2006 as compared to the same period in 2005.

Results of Operations for the Years Ended December 31, 2005, 2004 and 2003

General.  The Bank recorded net income of $1.2 million for the year ended December 31, 2005 as compared to net income of $2.1 million in 2004 and $2.2 million in 2003.

Net interest income decreased $624,000 for the year ended December 31, 2005, compared to 2004, primarily due to the increasing interest rate environment since June 2004.  This increasing interest rate environment has resulted in pricing pressure on the Bank’s deposit accounts as it attracts new customers and retains existing customers.  Other income decreased $311,000 or 21.5% for the year ended December 31, 2005, compared to 2004.  This decrease was primarily attributed to a $216,000 loss on the sale of securities realized by the Bank during 2005.  These securities were sold to reduce interest rate risk, improve cash flows and increase interest income primarily through the reinvestment of funds into commercial loans and, to a lesser extent, mortgage-backed securities.  Other expenses increased by $587,000 primarily due to increases in salaries and employee benefits and expenses related to premises and fixed assets.  These increases were due to costs incurred in connection with the early retirement of certain senior officers and expenses related to the opening of our ninth branch office.  The provision for loan losses decreased $90,000 primarily due to decreases in nonperforming loans and net loan charge-offs.  The provision for income tax expense decreased $486,000 due to a lower amount of pretax income for the year ended December 31, 2005, compared to 2004.

Net interest income increased $252,000 while other income decreased $21,000 for the year ended December 31, 2004, compared to 2003.  Other expenses increased by $290,000 primarily due to increases in salaries and employee benefits, advertising and marketing costs and provision for loss on other real estate owned.  The provision for loan losses decreased $270,000 primarily due to decreases in nonperforming loans and net loan charge-offs.  The provision for income tax expense increased $255,000 primarily due to a lower amount of tax-exempt income as well as higher pretax income for the year ended December 31, 2004, compared to 2003.

Average Balances, Net Interest Income and Yields Earned and Rates Paid.  The following average balance sheet table sets forth for the periods indicated, information on the Bank regarding:  (i) the total dollar amounts of interest income on interest-earning assets and the resulting average yields; (ii) the total dollar amounts of interest expense on interest-bearing liabilities and the resulting average costs; (iii) net interest income; (iv) interest rate spread; (v) net interest-earning assets (interest-bearing liabilities); (vi) the net yield earned on interest-earning assets; and (vii) the ratio of total interest-earning assets to total interest-bearing liabilities.  Information is based on average daily balances during the periods presented.

	Year Ended December 31,
	2005			2004			2003
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable (1) (2) (3)	$218,036	$14,214	6.52%	$211,278	$14,331	6.78%	$196,505	$14,256	7.25%
Mortgage-backed securities (3)	41,327	1,808	4.37	24,507	1,114	4.55	23,114	1,405	6.08
Investment securities (3)	84,771	3,271	3.86	101,656	3,740	3.68	94,371	3,759	3.98
Other interest-earning assets	21,993	590	2.68	21,725	234	1.08	44,264	402	0.91
Total interest-earning assets	366,126	19,883	5.43	359,165	19,419	5.41	358,254	19,822	5.53
Noninterest-earning assets	20,874			21,056			17,017
Total assets	$387,001			$380,221			$375,271

Interest-bearing liabilities:
Deposits	$277,507	$5,666	2.04	$265,641	4,357	1.64	$261,152	4,889	1.87
FHLB advances and other borrowings	53,116	3,241	6.10	59,326	3,463	5.84	61,596	3,586	5.82
Total interest-bearing liabilities	330,623	8,907	2.68	324,967	7,820	2.41	322,748	8,475	2.63
Noninterest-bearing liabilities	21,796			19,863			17,575
Total liabilities	352,419			344,830			340,323
Stockholders’ equity	34,582			35,391			34,948
Total liabilities and stockholders’ equity	$387,001			$380,221			$375,271
Net interest-earning assets	$35,504			$34,198			$35,506
Net interest income/interest rate spread	$10,976		2.74%		$11,599	3.00%		$11,347	2.90%
Net yield on interest-earning assets (4)			3.00%			3.23%			3.17%
Ratio of interest-earning assets to interest-bearing liabilities			110.74%			110.52%			110.66%

(1)  Includes loans held for sale.

(2)  Nonaccrual loans and loan fees have been included.

(3)  The indicated yields are not presented on a tax equivalent basis.

(4)  Net interest income divided by interest-earning assets.

Rate/Volume Analysis.  The following table describes the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected the Bank’s interest income and expense during the periods indicated.  For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (change in volume multiplied by prior year rate), (ii) changes in rate (change in rate multiplied by prior year volume), and (iii) total change in rate and volume.  The combined effect of changes in both rate and volume has been allocated proportionately to the change due to rate and the change due to volume.

	Year Ended December 31,
	2005 vs. 2004 Increase (Decrease) Due To			2004 vs. 2003 Increase (Decrease) Due To
	Rate	Volume	Total Increase (Decrease)	Rate	Volume	Total Increase (Decrease)
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable	$(580)	$463	$(117)	$(957)	$1,033	$76
Mortgage-backed securities	(46)	739	693	(372)	81	(291)
Investment securities	176	(645)	(469)	(296)	276	(20)
Other interest-earning assets	353	3	356	65	(233)	(168)
Total interest-earning assets	(97)	560	463	(1,560)	1,157	(403)

Interest-bearing liabilities:
Deposits	1,106	203	1,309	(614)	82	(532)
FHLB advances and other borrowings	150	(372)	(222)	12	(135)	(123)
Total interest-bearing liabilities	1,256	(169)	1,087	(602)	(53)	(655)
Increase (decrease) in net interest income	$(1,353)	$729	$(624)	$(958)	$1,210	$252

Net Interest Income.  Net interest income decreased $624,000 or 5.4% to $11.0 million for the year ended December 31, 2005 compared to 2004.  This decrease was primarily due to an increase in the average balances of time deposits and an increase in rates paid on such deposits, partially offset by an increase in the average balances of loans and mortgage-backed securities.  Net interest income increased $252,000 or 2.2% to $11.6 million for the year ended December 31, 2004 compared to 2003.  This increase was primarily due to an increase in the average balances outstanding on loans and investment securities and a decrease in rates paid on deposits which was partially offset by a decrease in yields earned on interest-earning assets.

Interest Income.  Interest income increased $463,000 or 2.4% to $19.9 million for the year ended December 31, 2005, compared to the same period in 2004.  The increase was due to a $693,000 or 62.2% increase in interest income on mortgage-backed securities and a $356,000 or 152.1% increase in interest income on balances due from depository institutions.  These increases were offset by a $469,000 or 12.5% decrease in interest income earned on investment securities and a $117,000 or 0.8% decrease in interest income on loans.  The increase in interest income on mortgage-backed securities was due to a $16.8 million increase in the average balance of mortgage-backed securities, partially offset by an 18 basis point (one basis point is equal to 1/100 of a percent) decrease in the average yield earned on such securities.  The increase in the average balance was due to purchases funded by growth in customer deposits and the reinvestment of funds from the sale of investment securities.  During the second quarter of 2005, the Bank sold $12.0 million of U.S. Government agency available for sale securities and realized a $205,000 loss on the sale.  These securities were sold to reduce interest rate risk, improve cash flows and increase interest income primarily through the reinvestment of funds into commercial loans and, to a lesser extent, mortgage-backed securities.  The increase in income on balances due from depository institutions was primarily due to a 161 or 149.5% basis point increase in the average yield earned and a $268,000 increase in the average balance.  The decrease in interest income on investment securities was due to a $16.9 million or 16.6% decrease in the average balance outstanding, partially offset by an increase of 18 basis points in the average yield earned.  The decrease in the average balance outstanding and the increase in the average yield earned were primarily due to the sale of lower yielding investment securities available for sale.  During 2005 the Federal Reserve Board’s increases in the federal funds rate has caused upward movement in short-term market interest rates but has had little or no change in longer-term market interest rates.  The decrease in interest income on loans was due to a 26 basis point decline in the average yield earned, partially offset by a $6.8 million increase in the average balance of loans outstanding.

Interest income decreased $403,000 or 2.0% to $19.4 million for the year ended December 31, 2004, compared to the same period in 2003.  The decrease was due to a $291,000 or 20.7% decrease in interest income on mortgage-backed securities, a $20,000 or 0.5% decrease in interest income on investment securities and a $168,000 or 41.8% decrease in interest income on other interest-earning assets.  These decreases were partially offset by a $76,000 or 0.5% increase in interest income on loans.  The decrease in interest income on mortgage-backed securities was due to a 151 basis point decline in the average yield earned which was partially offset by a $1.4 million increase in the average balance outstanding.  The decrease in interest income on investment securities was due to a 30 basis point decline in the average yield earned which was partially offset by a $7.3 million increase in the average balance outstanding.  The decrease in interest income on other interest-earning assets was due to a $22.6 million decrease in the average balance outstanding which was partially offset by an increase of 17 basis points in the average yield earned.  The increase in interest income on loans was due to a $14.8 million increase in the average balance outstanding which was partially offset by a 47 basis point decline in the average yield earned.

Interest Expense.  Interest expense increased $1.1 million or 13.9% to $8.9 million for the year ended December 31, 2005, compared to the same period in 2004.  This increase was due to an increase of $1.3 million or 30.0% in interest expense on deposits, partially offset by a decrease of $222,000 or 6.4% in interest expense on Federal Home Loan Bank advances and other borrowings.  The increase in interest expense on deposits was due to a 24.4% or 40 basis point increase in the average rate paid and an $11.9 million or a 4.5% increase in the average balance outstanding.  This portion of interest expense is expected to continue to rise as the Bank attracts new deposit relationships as well as responds to both the Federal Reserve Board’s increases in the federal funds rate and local competition.  The decrease in interest expense on Federal Home Loan Bank advances and other borrowings was due to a $6.2 million or 10.5% decrease in the average balance outstanding which was partially offset by a 4.5% or 26 basis point increase in the average rate paid.  Substantially all $52.2 million in Federal Home Loan Bank advances at December 31, 2005 are long-term, and have fixed-rates of interest.  The weighted average rate of the Bank’s Federal Home Loan Bank advances was 6.08% as of December 31, 2005.

Interest expense decreased $655,000 or 7.7% to $7.8 million for the year ended December 31, 2004, compared to the same period in 2003.  This decrease was due to a decrease of $532,000 or 10.9% in interest expense on deposits combined with a decrease of $123,000 or 3.4% in interest expense on Federal Home Loan Bank advances and other borrowings.  The decrease in interest expense on deposits was due to a 23 basis point decrease in the average rate paid which was partially offset by a $4.5 million increase in the average balance outstanding.  The average rates paid on deposit products declined during the first half of 2004 but increased in the second half of 2004.  The decrease in interest expense on Federal Home Loan Bank advances and other borrowings was due to a $2.3 million decrease in the average balance outstanding which was partially offset by a 2 basis point increase in the average rate paid.

Provision for Loan Losses.  The Bank establishes provisions for loan losses, which are charged to operations, to maintain the allowance for loan losses at a level which is deemed to be appropriate based upon an assessment of prior loss experience, the volume and type of lending conducted by the Bank, industry standards, past due loans, economic conditions in the Bank’s market area and other factors related to the collectibility of the Bank’s loan portfolio.  The provision for loan losses amounted to $120,000, $210,000 and $480,000 for the years ended December 31, 2005, 2004 and 2003, respectively.  The decrease in the provision for loan losses for 2005 and 2004, relative to respective prior periods, was primarily due to a decrease in nonperforming loans, a decrease in the commercial business loan portfolio, and the low level of growth in the commercial real estate loan portfolio.

Other Income.  Total other income decreased $311,000 or 21.5% to $1.1 million for the year ended December 31, 2005, compared to the same period in 2004.  The decrease was primarily due to a $216,000 net loss on the sale of investment securities in 2005 compared to a $1,000 gain in 2004 and a $25,000 gain on the sale of other real estate owned in 2005 compared to a $132,000 gain in 2004.  The securities sold in 2005 were sold to reduce interest rate risk, improve cash flows and increase interest income primarily through the reinvestment of funds into commercial loans and, to a lesser extent, mortgage-backed securities.  The Bank collects a management fee from its holding company which reimburses the Banks for certain salary and overhead costs the Bank performs on behalf of the holding company.  The management fees for 2005, 2004, and 2003 were $456,000, $420,000, and $384,000, respectively.  These items were partially offset by increases in service charges on deposit accounts, management fees and gain on the sale of loans.  Total other income decreased $21,000 or 1.4% to $1.4 million for the year ended December 31, 2004, compared to the same period in 2003.  The decrease was primarily due to lower gains on sale of loans, securities and other real estate owned as well as a smaller increase in the cash surrender value from Bank-owned life insurance.  These items were partially offset by increases in service charges on deposit accounts, management fees and other fee income.

Other Expenses.  Total other expenses increased $587,000 or 5.6% to $11.0 million for the year ended December 31, 2005, compared to the same period in 2004.  The increase was primarily due to a $620,000 or 10.3% increase in salary and employee benefits and a $216,000 or 13.3% increase in expenses of premises and fixed assets. These increases were partially offset by a $219,000 or 94.8% decrease in the provision for loss on other real estate owned, an $114,000 or 51.7% decrease in loan and other real estate owned expense and a $46,000 or 11.6% decrease in professional fees.  The increase in salaries and employee benefits was primarily due to the addition of new personnel, normal salary increases, higher medical insurance premiums and certain post retirement benefits.  Such post retirement benefits of $642,000 were due to the retirement of the Bank’s chief executive officer and two other senior officers.  The increase in expenses of premises and fixed assets can be attributed to the Bank’s opening of the Paoli branch office in January of 2005.  The decrease in professional fees and loan and other real estate owned expense was due to a decrease in nonperforming assets during the year.

Total other expenses increased $290,000 or 2.8% to $10.4 million for the year ended December 31, 2004, compared to the same period in 2003.  The increase was partially due to a $423,000 or 7.5% increase in salary and employee benefits, a $224,000 or 66.7% increase in advertising and marketing costs, a $231,000 increase in provision for loss on other real estate owned and a $64,000 or 5.1% increase in other noninterest expense.  These increases were partially offset by a $40,000 or 2.4% decrease in expenses of premises and fixed assets, a $54,000 or 11.9% decrease in professional fees and a $558,000 or 71.6% decrease in loan and other real estate owned expense.  The increase in salaries and employee benefits was primarily due to addition of new personnel, normal salary increases, higher medical insurance premiums and certain post retirement benefits.  Such post retirement benefits were due to the retirement of the Bank’s chief executive officer and amounted to $142,000.  The increase in advertising and marketing expense was primarily due to costs associated with cable television advertisements and other media programs.  The increase in provision for loss on other real estate owned was due to writedowns taken on a certain real estate owned property in 2004.  The decrease in professional fees and loan and other real estate owned expense was due to a decrease in nonperforming assets during the year.

Income Tax Expense (Benefit).  Income tax (benefit) expense amounted to $(157,000), $329,000 and $74,000 for the years ended December 31, 2005, 2004 and 2003, respectively, resulting in effective tax rates of (15.4)%, 13.4% and 3.3%, respectively.  The decrease in income tax expense for the year ended December 31, 2005, was primarily due to the lower level of pretax income compared to 2004.  The increase in income tax expense for the year ended December 31, 2004, was primarily due to the higher level of taxable income compared to 2003.  The lower effective tax rates primarily resulted from tax exempt income from Bank-owned life insurance and certain tax-exempt securities purchased by the Bank.

Liquidity and Capital Resources

The Bank’s liquidity, represented by cash and cash equivalents, is a product of its cash flows from operations.  The Bank’s primary sources of funds are deposits, borrowings, amortization, prepayments and maturities of outstanding loans and mortgage-backed securities, sales of loans, maturities and calls of investment securities and other short-term investments and income from operations.  Changes in the cash flows of these instruments are greatly influenced by economic conditions and competition.  The Bank attempts to balance supply and demand by managing the pricing of its loan and deposit products while maintaining a level of growth consistent with the conservative operating philosophy of the management and board of directors.  Any excess funds are invested in overnight and other short-term interest-earning accounts.  The Bank generates cash flow through the retail deposit market, its traditional funding source, for use in investing activities.  In addition, the Bank may utilize borrowings such as Federal Home Loan Bank advances for liquidity or profit enhancement.  At June 30, 2006, the Bank had $52.2 million of outstanding advances and $85.5 million of additional borrowing capacity from the Federal Home Loan Bank of Pittsburgh.  Further, the Bank has access to the Federal Reserve Bank discount window.  At June 30, 2006, the Bank had no such funds outstanding.

The primary use of funds is to meet ongoing loan and investment commitments, to pay maturing savings certificates and savings withdrawals and expenses related to general operations of the Bank.  At June 30, 2006, the total approved loan commitments outstanding amounted to $16.5 million.  At the same date, commitments under unused lines of credit amounted to $17.4 million.  Certificates of deposit scheduled to mature in one year or less at June 30, 2006, totaled $142.8 million.  Management believes that a significant portion of maturing deposits will remain with the Bank.  Investment and mortgage-backed securities totaled $116.8 million at June 30, 2006, of which $54.6 million are scheduled to mature or reprice in one year or less.  The Bank anticipates that it will continue to have sufficient cash flows to meet its current and future commitments.

The following table summarizes the Bank’s contractual obligations by type of obligation and payment due date at the dates indicated.

	June 30, 2006
	Less than 1 Year	1 to 3 Years	3 to 5 Years	More than 5 Years	Total
	(Dollars in Thousands)
FHLB advances	$5,482	$10,546	$39,330	$—	$55,358
Maturing certificates of deposit	142,811	17,671	8,459	375	169,316
Operating leases	417	832	576	1,495	3,320
Total	$148,710	$29,049	$48,365	$1,870	$227,994

	December 31, 2005
	Less than 1 Year	1 to 3 Years	3 to 5 Years	More than 5 Years	Total
	(Dollars in Thousands)
FHLB advances	$5,305	$10,728	$39,330	$—	$55,363
Maturing certificates of deposit	120,684	46,315	6,097	581	173,677
Operating leases	410	840	647	1,702	3,599
Total	$126,399	$57,883	$46,074	$2,283	$232,639

The following table shows the fair value and unrealized losses on investments, aggregated by investment category and the length of time that individual securities had been in a continuous unrealized loss position at June 30, 2006.

	Less than 12 Months		12 Months or Longer
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Thousands)
Securities Available for Sale
U.S. Government obligations	$10,917	$70	$11,728	$272
Investment in mutual funds	—	—	19,063	938
Mortgage-backed securities	20,560	624	25,147	1,336
Total securities available for sale	$31,477	$694	$55,938	$2,546

Securities Held to Maturity
Municipal Obligations	$6,444	$172	$533	$25

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market conditions warrant such evaluation.  Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.  At June 30, 2006 securities in a gross unrealized position for twelve months or longer consisted of securities having an aggregate value depreciation of 4.4% from the Bank’s amortized cost basis.  The total unrealized loss on securities at June 30, 2006 was $1.9 million.  These unrealized losses do not represent an other-than-temporary impairment at June 30, 2006 due to the intent and ability of the Bank to hold until maturity or an anticipated recovery in fair value.

Regulatory Capital Requirements

The following table summarizes the Bank’s total stockholders’ equity, FDIC regulatory capital, total FDIC risk-based assets, leverage and risk-based regulatory ratios at the date indicated.

June 30, 2006
(Dollars in Thousands)
Total stockholders’ equity or GAAP capital	$33,383
Deduct: FDIC adjustment for securities available-for-sale	(1,496)
FDIC leverage capital	34,879
Plus: FDIC tier 2 capital (1)	2,697
Total FDIC risk-based capital	$37,576

FDIC quarterly average total assets for leverage ratio	$389,695
FDIC net risk-weighted assets	237,689

FDIC leverage capital ratio	9.0%
Minimum requirement (2)	3.0% to 5.0%

FDIC risk-based capital - tier 1	14.7%
Minimum requirement	4.0%

FDIC actual capital (tier 1 & 2)	15.8%
Minimum requirement	8.0%

(1)                      Tier 2 capital consists entirely of the allowable portion of the allowance for loan losses, which is limited to 1.25% of total risk-weighted assets as detailed under regulations of the FDIC.

(2)                      The FDIC has indicated that most highly rated institutions which meet certain criteria will be required to maintain a ratio of 3%, and all other institutions will be required to maintain an additional cushion of 100 to 200 basis points.  As of June 30, 2006, the Bank had not been advised of any additional requirements in this regard.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”)  revised SFAS No. 123, “Share-Based Payment,” to require the recognition of expenses related to share-based payment transactions, including employee stock option grants, based on the fair value of the equity instruments issued.  The Bank adopted SFAS No. 123(R) on January 1, 2006.  Accordingly, the Bank will recognize an expense over the required service period for any stock options granted, modified, cancelled, or repurchased after that date and for the portion of grants for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards.  Adoption of SFAS No. 123(R) did not have a material impact on its consolidated financial statements, since all outstanding options granted to date are fully vested.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections- a replacement of APB Opinion No. 20 and FASB Statement No. 3”.  SFAS No. 154 replaces APB Opinion No. 20, “Accounting Changes,” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the accounting and reporting requirements for a change in accounting principle.  SFAS No. 154 applies to all voluntary changes in an accounting principle, as well as to changes required by a new accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions.  SFAS No. 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005 and requires retrospective application to prior periods’ financial statements for most voluntary changes in an accounting principle, unless it is impracticable to do so.  The adoption of SFAS No. 154 did not have a material impact on the Bank’s consolidated financial statements.

On December 19, 2005, the FASB issued FSP 94-6-1, “Terms of Loan Products That May Give Rise to a Concentration of Credit Risk”.  FSP 94-6-1 addresses whether, under existing guidance, non-traditional loan products represent a concentration of credit risk and what disclosures are required for entities that originate, hold, guarantee, service, or invest in loan products whose terms may give rise to a concentration of credit risk.  Non-traditional loan products expose the originator, holder, investor, guarantor, or servicer to higher credit risk than traditional loan products.  Typical features of non-traditional loan products may include high loan-to-value ratios and interest or principal repayments that are less than the repayments for fully amortizing loans of an equivalent term.  FSP 94-6-1 was effective upon its issuance and it did not have a material impact on the Bank’s financial position or disclosures.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. This statement amends FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”.  This statement resolves issues addressed in “Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interest in Securitized Financial Assets”.  This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.  The Bank does not expect that the guidance will have a material effect on the Bank’s financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets”, an amendment of FASB Statement No. 140.  This statement addresses the recognition and measurement of separately recognized servicing rights.  The statement clarifies when a servicing right should be separately recognized, requires servicing rights to be initially measured at fair value, and allows an entity to choose to subsequently measure its servicing rights at fair value.  The Statement is effective as of the beginning of an entity’s first fiscal year that begins after September 15, 2006.  The Bank does not expect that the guidance will have a material effect on the Bank’s financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”.  This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  FIN 48 is effective for fiscal years beginning after December 15, 2006.  The Bank is currently evaluating the impact of this of this pronouncement.

Impact of Inflation and Changing Prices

The consolidated financial statements and related financial data presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation.  Unlike most industrial companies, virtually all of the Bank’s assets and liabilities are monetary in nature.  As a result, interest rates generally have a more significant impact on a financial institution’s performance than does the effect of inflation.

BUSINESS

General

Alliance Bank.  Since April 1997, Greater Delaware Valley Savings Bank has been doing business as Alliance Bank.  The Bank is a Pennsylvania-chartered stock savings bank which was originally chartered under federal law in 1938 as First Federal Savings and Loan Association of Upper Darby and changed its name to Greater Delaware Valley Federal Savings and Loan Association in 1956.  The Bank converted to a Pennsylvania-chartered savings association in 1958 and changed its name to Greater Delaware Valley Savings and Loan Association.  The Bank converted to its present savings bank charter in 1991.  Effective March 3, 1995, the Bank converted to a stock savings bank in connection with a mutual holding company reorganization whereby Greater Delaware Valley Holdings became the Bank’s mutual holding company.  At June 30, 2006, the Bank had $391.5 million of total assets, $358.1 million of total liabilities and $33.4 million of stockholders’ equity.

The Bank is primarily engaged in attracting deposits from the general public through its branch offices and using such deposits primarily to (i) originate and purchase loans secured by first liens on single-family (one-to-four units) residential and commercial real estate properties and (ii) invest in securities issued by the U.S. Government and agencies thereof, municipal and corporate debt securities and certain mutual funds.  The Bank derives its income principally from interest earned on loans, mortgage-backed securities and investments and, to a lesser extent, from fees received in connection with the origination of loans and for other services.  The Bank’s primary expenses are interest expense on deposits and borrowings and general operating expenses.  Funds for activities are provided primarily by deposits, repayments and prepayments of outstanding loans and mortgage-backed securities and other sources.

The Bank is subject to regulation by the Pennsylvania Department of Banking, as its chartering authority and primary regulator, and by the FDIC, which insures the Bank’s deposits up to applicable limits.

Market Area and Competition

Alliance Bank is headquartered in Broomall, Pennsylvania and conducts its business through eight offices located in Delaware County, Pennsylvania, and one office in Chester County, Pennsylvania.  The primary market areas served by Alliance Bank are Delaware and Chester Counties, Philadelphia, and the suburban areas to the west and south of Philadelphia, including southern New Jersey.  The areas served by the Bank are included in the Philadelphia Primary Metropolitan Statistical Area (“PMSA”).  The Philadelphia PMSA is the nation’s fourth largest metropolitan area based on total population.  Based on 2000 census data, the Philadelphia PMSA population was estimated at 5.0 million, including 1.0 million people in Delaware and Chester Counties.  Population growth in Chester County has increased at a relatively strong 1.7% annual rate during the 2000-2005 period, while the population in Delaware County has increased at a comparatively modest annual pace of 0.5% over that time.  The media household income in 2005 for Delaware and Chester Counties was $62,297 and $81,043, respectively, compared to $48,534 and $49,747, respectively, for the Commonwealth of Pennsylvania and the United States.  Delaware and Chester Counties are bedroom communities to nearly Philadelphia, although local employment has continued to grow as many employers have found suburban locations to be attractive.  The economy in the Bank’s market area is relatively diverse and includes the education, health and social services sector, manufacturing, the professional and scientific sector and the finance, insurance, real estate and leasing sector.  The largest employers in Delaware County include Boeing, the Keystone Crozer Health System, Wyeth-Ayerst Laboratories, Mercy Health and Villanova University, while the largest employers in Chester County include Vanguard Securities and QVC.

We face significant competition in originating loans and attracting deposits.  This competition stems primarily from commercial banks, other savings banks and savings associations and mortgage-banking companies.  There are more than 350 financial institution branches located in Delaware and Chester Counties (not including credit unions).  Many of the financial service providers operating in our market area are significantly larger, and have greater financial resources, than us.  We face additional competition for deposits from short-term money market funds and other corporate and government securities funds, mutual funds and from other non-depository financial institutions such as brokerage firms and insurance companies.

Lending Activities

General.  At June 30, 2006, the Bank’s total portfolio of loans receivable amounted to $230.4 million, or 58.8%, of the Bank’s $391.5 million of total assets at such time.  The Bank has traditionally concentrated its lending activities on first mortgage loans secured by residential property.  Such loans amounted to $107.0 million or 46.4% of the total loan portfolio at June 30, 2006.  The Bank also places an emphasis on loans secured by commercial real estate properties.  Consistent with such approach, commercial real estate loans amounted to $107.4 million or 46.6% of the total loan portfolio at June 30, 2006.  The Bank intends to continue its emphasis on single-family residential mortgage loans and commercial real estate loans.  To a significantly lesser extent, the Bank also originates multi-family loans, land and construction loans, consumer loans and commercial business loans.  At June 30, 2006, such loan categories amounted to $2.2 million, $6.3 million, $2.8 million and $4.8 million, respectively, or 0.9%, 2.7%, 1.2% and 2.1% of the total loan portfolio, respectively.

Loan Portfolio Composition.  The following table sets forth the composition of the Bank’s loan portfolio by type of loan at the dates indicated.

	June 30,		December 31,
	2006		2005		2004		2003		2002		2001
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
	(Dollars in Thousands)
Real estate loans:
Single-family (1) (2)	$107,042	46.44%	$104,020	45.79%	$89,128	41.74%	$86,907	40.80%	$69,767	36.16%	$103,246	49.63%
Multi-family	2,157.94		2,221.98		2,488	1.17	2,534	1.19	3,108	1.61	5,353	2.57
Commercial	107,444	46.61	105,687	46.53	103,444	48.45	105,039	49.31	99,882	51.76	83,951	40.36
Land and construction: (3)
Residential	3,645	1.58	3,520	1.55	4,244	1.99	2,671	1.26	1,603.83		3,227	1.55
Commercial	2,622	1.14	3,876	1.71	4,833	2.26	6,480	3.04	10,857	5.63	5,342	2.57
Total real estate loans	222,910	96.71	219,324	96.55	204,137	95.60	203,631	95.60	185,217	95.99	201,119	96.68

Consumer:
Student	2,121.92		2,440	1.07	2,946	1.38	2,974	1.40	2,838	1.47	3,227	1.55
Savings account	596.26		566.25		633.30		713.34		877.45		692.33
Other	63.03		88.04		57.03		69.03		93.05		121.06
Total consumer loans	2,780	1.21	3,094	1.36	3,636	1.70	3,756	1.77	3,808	1.97	4,040	1.94

Commercial business loans	4,805	2.12	4,745	2.09	5,754	2.69	5,611	2.63	3,937	2.04	2,871	1.38

Total loans receivable	230,495	100.00%	227,163	100.00%	213,527	100.00%	212,998	100.00%	192,962	100.00%	208,030	100.00%

Less:
Unearned income	135		199		642		940		1,446		1,669
Allowance for loan losses	2,698		2,670		2,608		2,740		3,347		2,903

Loans receivable, net	$227,662		$224,294		$210,277		$209,318		$188,169		$203,458

(1)                                  At June 30, 2006 and December 31, 2005, the Bank had no loans classified held for sale.  At December 31, 2004, 2003, 2002, and 2001, includes $565,000, $640,000, $1.2 million, and $1.6 million of loans classified as held for sale, respectively.

(2)                                  At June 30, 2006, includes $25.6 million of home equity loans.  At December 31, 2005, 2004, 2003, 2002, and 2001, includes $22.8 million, $21.2 million, $19.9 million, $12.0 million, and $10.9 million respectively, of home equity loans.

(3)                                  At June 30, 2006, excludes $8.0 million of undisbursed funds on land and construction loans.  At December 31, 2005, 2004, 2003, 2002, and 2001, excludes $2.9 million, $5.4 million, $5.3 million, $8.8 million, and $4.7 million respectively, of undisbursed funds on land and construction loans.

Contractual Maturities.  The following table sets forth the scheduled contractual maturities of the Bank’s loans receivable at June 30, 2006.  Demand loans, loans having no stated schedule of repayments and no stated maturity and overdraft loans are reported as due in one year or less.  Adjustable-rate loans are reported on a contractual basis rather than on a repricing basis.  The amounts shown for each period do not take into account loan prepayments and normal amortization of the Bank’s loan portfolio.

	Real Estate Loans				Consumer	Commercial
	Single- family	Multi- family	Commercial	Land and Construction	and Other Loans	Business Loans	Total
	(In Thousands)

Amounts due in:	$309	$186	$2,165	$1,751	$2,102	$676	$7,189
One year or less	3,707	152	6,029	4,516	221	658	15,283
After one year through three years	4,732	528	8,759	—	369	1,465	15,853
After three years through five years	33,063	1,234	62,231	—	19	—	96,547
After five years through fifteen years	65,231	57	28,125	—	69	2,006	95,488
Over fifteen years	$107,042	$2,157	$107,309	$6,267	$2,780	$4,805	$230,360
Total (1)

Interest rate terms on amounts due after one year:
Fixed	$46,701	$1,971	$44,689	$—	$—	$2,123	$95,484
Adjustable	$60,032	$—	$60,455	$4,516	$678	$2,006	$127,687

(1) Does not include the effects relating to the allowance for loan losses and unearned income.

Scheduled contractual amortization of loans does not reflect the expected term of the Bank’s loan portfolio.  The average life of loans is substantially less than their contractual terms because of prepayments and due-on-sale clauses, which gives the Bank the right to declare a conventional loan immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid.  The average life of mortgage loans tends to increase when current mortgage loan rates are higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgage loans are lower than current mortgage loan rates (due to refinancings of adjustable-rate and fixed-rate loans at lower rates).  Under the latter circumstance, the weighted average yield on the loan portfolio decreases as higher-yielding loans are repaid or refinanced at lower rates.

The following table shows origination, purchase and sale activity of the Bank with respect to its loans during the periods indicated.

	Six Months Ended June 30,		Year Ended December 31,
	2006	2005	2005	2004	2003
	(In Thousands)

Real estate loan originations:
Single-family (1)	$16,871	$21,811	$43,754	$33,139	$58,304
Multi-family	310	696	1,864	3,217	2,584
Commercial	7,181	8,322	22,658	17,330	18,615
Land and construction:
Residential	1,575	—	1,462	4,275	2,599
Commercial	—	—	—	2,958	700
Total real estate loan originations	25,937	30,829	69,738	60,919	82,802

Consumer originations:
Student	230	302	602	736	693
Savings account	255	234	477	491	502
Other	102	10	10	15	16
Total consumer loan originations	587	546	1,089	1,242	1,213

Commercial business originations	1,365	1,538	2,088	3,060	3,874
Total loan originations	27,889	32,913	72,915	65,221	87,889

Purchase of real estate loans:
Single-family	—	—	—	—	—
Multi-family	—	—	—	—	—
Residential construction	—	—	—	—	2,000
Commercial	1,500	—	508	1,000	3,200
Commercial construction	—	—	—	4,000	500
Total real estate loan purchases	1,500	—	508	5,000	5,700
Total loan originations and purchases	29,389	32,913	73,423	70,221	93,589

Less:
Principal loan repayments	(24,782)	(24,572)	(51,178)	(58,841)	(60,551)
Loans and participations sold	(1,046)	(4,388)	(7,524)	(8,591)	(8,913)
Other, net(2)	(193)	(117)	(703)	(1,830)	(2,977)
Net increase	$3,368	$3,836	$14,018	$959	$21,148

(1)          Includes $8.4 million and $3.9 million of home equity loans and lines of credit originated during the six months ended June 30, 2006 and 2005, respectively.  Includes $9.8 million, $7.6 million and $16.3 million of home equity loans and lines of credit originated during the years ended December 31, 2005, 2004 and 2003, respectively.

(2)          Includes gains on the sale of loans, provisions for loan losses and transfers to other real estate owned.

Origination, Purchase and Sale of Loans.  The lending activities of the Bank are subject to the written, non-discriminatory, underwriting standards and loan origination procedures established by the Bank’s board of directors and management.  Loan originations are obtained by a variety of sources, including referrals from real estate brokers, builders, existing customers, advertising, walk-in customers and, to a significant extent, mortgage brokers who obtain credit reports, appraisals and other documentation involved with a loan.  Property valuations are always performed by independent outside appraisers.  Title and hazard insurance are generally required on all security property other than property securing a home equity loan, in which case the Bank obtains a title opinion.  The majority of the Bank’s loans are secured by property located in its primary lending area.

Any member of the Bank’s Senior Loan Committee may approve any loan up to $100,000.  Loans between $100,000 and $500,000 must be approved by any two members of the Senior Loan Committee.  Loans between $500,000 and $1.0 million must be approved by the Chief Executive Officer plus one member of the Senior Loan Committee, except for single-family residential loans which may be approved by any two members of the Senior Loan Committee.  Loans between $1.0 million and $2.0 million must be approved by a majority vote of the Senior Loan Committee.  Loans over $2.0 million must be approved by the entire Board of Directors.  All loans are ratified by the Board of Directors.  The Senior Loan Committee currently consists of the Chief Executive Officer, the Chief Financial Officer and two Senior Lending Officers.

The Bank’s single-family loan originations amounted to $16.9 million during the six months ended June 30, 2006 and $43.8 million, $33.1 million and $58.3 million during 2005, 2004 and 2003, respectively.  When possible, the Bank emphasizes the origination of single-family residential adjustable-rate mortgage loans (“ARMs”).  Originations of such loans amounted to $6.8 million or 40.5%, $25.0 million or 57.1%, $14.4 million or 43.5% and $15.8 million or 27.2% of single-family residential real estate loan originations during the six months ended June 30, 2006 and during 2005, 2004 and 2003, respectively.  The Bank also originates fixed-rate single-family residential real estate loans with terms of five, ten, twelve, 15 and 30 years.  Generally, fixed-rate residential mortgage loans with terms greater than 15 years have been originated pursuant to commitments to sell such loans to correspondent mortgage-banking institutions in order to reduce the proportion of the Bank’s loan portfolio comprised of such assets and reduce interest rate risk.  Loans are sold without any recourse to the Bank by the purchaser in the event of default on the loan by the borrower and are sold with servicing released.  The Bank sold $1.0 million, $7.5 million, $8.6 million and $8.9 million of long-term (generally over 15 years) fixed-rate residential loans during the six months ended June 30, 2006 and during 2005, 2004 and 2003, respectively.  Such loan sales were conducted in furtherance of the Bank’s asset/liability strategies.  At June 30, 2006 and December 31, 2005 there were no loans held for sale compared to $565,000 at December 31, 2004.

In accordance with the Bank’s increased emphasis on commercial real estate loan originations, such originations amounted to $7.2 million during the six months ended June 30, 2006 and $22.7 million, $17.3 million and $18.6 million during 2005, 2004 and 2003, respectively.  In addition, land and construction loan originations amounted to $1.5 million during the six months ended June 30, 2006 and $1.5 million, $7.2 million and $3.3 million during 2005, 2004 and 2003, respectively.

Since 1999, the Bank has provided single-family residential loan products to borrowers that did not meet the underwriting criteria of the Federal Home Loan Mortgage Corporation (“FHLMC”) and the Federal National Mortgage Association (“FNMA”).  These loans are generally not saleable in the secondary market due to the credit risk characteristics of the borrower, the underlying documentation, the loan-to-value ratio, or the size of the loan, among other factors.  The Bank recognizes that these loans, which are considered subprime loans, have additional risk factors as compared to typical single-family residential lending.  At June 30, 2006 and December 31, 2005, 2004 and 2003, the Bank’s single-family loan portfolio included $27.5 million or 25.7%, $24.2 million or 23.3%, $18.3 million or 20.5% and $17.2 million or 19.8% of such loans, respectively.  The Bank reported $1.5 million or 6.3% of these loans as non-performing at June 30, 2006.  The Bank recognizes the additional risk associated with subprime lending and utilizes a higher risk-weighting factor in maintaining its allowance for loan losses with respect to these loans.  In addition, management calculates and reports the delinquency ratio of its subprime loan portfolio to the Board of Directors on a monthly basis.

Historically, the Bank has not been an active purchaser of loans.  However, the Bank purchased $508,000, $5.0 million and $4.7 million of real estate loans during 2005, 2004 and 2003, respectively, some of which are located outside of its primary lending area.  During the six months ended June 30, 2006, the Bank purchased $1.5 million of commercial real estate loans.  As of June 30, 2006, the outstanding balance of such loans included $4.4 million, $444,000, $7.7 million and $4.7 million secured by single-family, multi-family, commercial and construction real estate properties, respectively.  At June 30, 2006, none of these loans were reported as non-performing.

At June 30, 2006 and December 31, 2005, 2004 and 2003, the Bank was servicing loans for others amounting to $572,000, $577,000, $587,000 and $3.2 million, respectively.  Such loans consist of commercial real estate and construction loan participations.  Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and foreclosure processing.  Loan servicing income is recorded upon receipt and includes servicing fees from investors and certain charges collected from borrowers, such as late payment fees.

Single-Family Residential Real Estate Loans.  The Bank has historically concentrated its lending activities on the origination of loans secured primarily by first mortgage liens on existing single-family residences and intends to continue to originate permanent loans secured by first mortgage liens on single-family residential properties in the future.  At June 30, 2006, $107.0 million or 46.4% of the Bank’s total loan portfolio consisted of single-family residential real estate loans.  At June 30, 2006, $60.0 million or 56.1% of the Bank’s single-family residential real estate loans had adjustable rates of interest and $46.7 million or 43.9% had fixed rates of interest.

The Bank’s ARMs typically provide for an interest rate which adjusts every year after an initial period of three, five, seven or ten years in accordance with a designated index (the national monthly median cost of funds or the weekly average yield on U.S. Treasury securities adjusted to a constant comparable maturity of one year) plus a margin.  Such loans are typically based on a 30-year amortization schedule.  The amount of any increase or decrease in the interest rate is presently limited to 2% per year, with a limit of 6% over the life of the loan.  The Bank’s adjustable-rate loans currently being originated are not assumable.  The Bank has not engaged in the practice of using a cap on the payments that could allow the loan balance to increase rather than decrease, resulting in negative amortization.  The adjustable-rate loans offered by the Bank, like many other financial institutions, provide for initial rates of interest below the rates which would prevail when the index used for repricing is applied.  However, the Bank underwrites the loan on the basis of the borrower’s ability to pay at the initial rate which would be in effect without the discount.  Although the Bank continues to emphasize ARMs, such loan products have not been as attractive to borrowers due to the lower interest rate environment which has recently prevailed and the decrease in the spread between the rates offered on fixed and adjustable rate loans.

Adjustable-rate loans decrease the risks associated with changes in interest rates but involve other risks, primarily because as interest rates rise, the payment by the borrower rises to the extent permitted by the terms of the loan, thereby increasing the potential for default.  At the same time, the marketability of the underlying property may be adversely affected by higher interest rates.  The Bank believes that these risks, which have not had a material adverse effect on the Bank to date, generally are less than the risks associated with holding fixed-rate loans in an increasing interest rate environment.

Due to competitive market pressures, the Bank has continued to originate fixed-rate mortgage loans with terms up to 30 years.  Substantially all of the Bank’s fixed-rate loans with terms of over 15 years are originated pursuant to commitments to sell such loans to correspondent mortgage banking institutions.  Fixed-rate loans with terms of 15 years or less are generally originated for portfolio.  In addition, while the Bank offers balloon loans with five, seven and ten year terms based on a 20 to 30 year amortization schedule, the Bank has only originated a small amount of such loans.

The Bank also offers home equity loans with fixed rates of interest and terms of 15 years or less.  The Bank does not require that it hold the first mortgage on the secured property; however, the balance on all mortgages on the secured property cannot exceed 90% of the value of the secured property.  At June 30, 2006, the Bank held a first lien on a majority of the properties securing home equity loans from the Bank.  The Bank has placed an increased emphasis on home equity loans because of their attractive yields and shorter terms to maturity.  At June 30, 2006, home equity loans and lines amounted to $25.6 million or 11.1% of the total loan portfolio.

The Bank is permitted to lend up to 100% of the appraised value of the real property securing a residential loan; however, if the amount of a residential loan originated or refinanced exceeds 90% of the appraised value, the Bank is required by federal regulations to obtain private mortgage insurance on the portion of the principal amount that exceeds 84.0% of the appraised value of the security property, with the exception of home equity loans and lines.  Pursuant to underwriting guidelines adopted by the Board of Directors, the Bank will lend up to 95% of the appraised value of the property securing a single-family residential loan, and requires borrowers to obtain private mortgage insurance on the portion of the principal amount of the loan that exceeds 80% of the appraised value of the security property.  In addition, the Bank will lend up to 90% of the appraised value with no private mortgage insurance required for home equity loans and lines.

Multi-Family Residential and Commercial Real Estate Loans.  The Bank originates and, to a lesser extent, purchases mortgage loans for the acquisition and refinancing of existing multi-family residential and commercial real estate properties.  At June 30, 2006, $2.2 million or 0.9% of the Bank’s total loan portfolio consisted of loans secured by existing multi-family residential real estate properties and $107.4 million or 46.6% of such loan portfolio consisted of loans secured by existing commercial real estate properties.  Commercial real estate loans increased from $83.9 million or 40.4% of the total loan portfolio at December 31, 2001 to $107.4 million or 46.6% of the total loan portfolio at June 30, 2006. Such increase was due to the Bank’s emphasis on such lending.  The Bank intends to continue to place an increased emphasis on this type of lending.

The majority of the Bank’s multi-family residential loans are secured primarily by five to fifteen unit apartment buildings, while the Bank’s commercial real estate loans are primarily secured by office buildings, hotels, small retail establishments, restaurants and other facilities.  These types of properties constitute the majority of the Bank’s commercial real estate loan portfolio.  The majority of the multi-family residential and commercial real estate loan portfolio at June 30, 2006 was secured by properties located in the Bank’s primary market area.  The five largest multi-family or commercial real estate loan relationships or loan balances outstanding to one borrower at June 30, 2006 amounted to $4.5 million, $3.6 million, $3.4 million, $3.4 million and $2.8 million, respectively, all of which were performing in accordance with their terms and were current at such date.

Multi-family and commercial real estate loans are made on terms up to 30 years, some of which include call or balloon provisions ranging from five to 15 years.  The Bank will originate and purchase these loans either with fixed interest rates or with interest rates which adjust in accordance with a designated index.  Loan to value ratios on the Bank’s multi-family and commercial real estate loans are typically limited to 80%.  As part of the criteria for underwriting multi-family and commercial real estate loans, the Bank generally imposes a debt coverage ratio (the ratio of net cash from operations before payment of debt service to debt service) of not less than 1.1.  It is also the Bank’s general policy to obtain corporate or personal guarantees, as applicable, on its multi-family residential and commercial real estate loans from the principals of the borrower.

Multi-family and commercial real estate lending entails significant additional risks as compared with single-family residential property lending.  Such loans typically involve large loan balances to single borrowers or groups of related borrowers.  The payment experience on such loans is typically dependent on the successful operation of the real estate project.  The success of such projects is sensitive to changes in supply and demand conditions in the market for multi-family and commercial real estate as well as economic conditions generally.  At June 30, 2006, the Bank had no non-performing multi-family loans and $199,000 of non-performing commercial real estate loans, respectively.

Construction Loans.  The Bank also originates residential and commercial construction loans, and to a limited degree, land acquisition and development loans.  Construction loans are classified as either residential construction loans or commercial real estate construction loans at the time of origination, depending on the nature of the property securing the loan.  The Bank’s construction lending activities generally are limited to the Bank’s primary market area.  At June 30, 2006, construction loans amounted to $6.3 million or 2.7% of the Bank’s total loan portfolio, which consisted of $3.7 million of residential construction loans and $2.6 million of commercial construction loans.

The Bank’s residential construction loans are primarily made to local real estate builders and developers for the purpose of constructing single-family homes and single-family residential developments.  Upon application, credit review and analysis of personal and corporate financial statements, the Bank will grant local builders lines of credit up to designated amounts.  These loans may be used for the purpose of constructing model homes, including a limited number for inventory.  In some instances, lines of credit will also be granted for purposes of acquiring improved lots or the purchase of construction in process and developing of speculative properties thereon.  Once approved for a construction loan or credit line, a developer submits a progress report and a request for payment.  Generally, the Bank makes payments under the stage of completion method.  Prior to making payment, the Bank inspects all construction sites and verifies that the work being submitted for payments has been performed.

The Bank’s commercial construction loans have been made to local developers and others for the purpose of developing commercial real estate properties such as small office buildings and hotels, storage facilities and commercial building renovations.  The application, credit review and disbursement process are similar to those mentioned above for the Bank’s residential construction loans.

The Bank’s construction loans generally have maturities of 12 to 36 months, with payments being made monthly on an interest-only basis.  These interest payments are generally paid out of an interest reserve, which is established in connection with the origination of the loan.  Generally, such loans adjust monthly based on the prime rate plus a margin of up to 2.0%.  Residential and commercial real estate construction loans are generally made with maximum loan to value ratios of 80% and 75%, respectively, on an as completed basis.

Construction lending is generally considered to involve a higher level of risk as compared to single-family residential lending, due to the concentration in a limited number of loans and borrowers and the effects of general economic conditions on developers and builders.  Moreover, a construction loan can involve additional risks because of the inherent difficulty in estimating both a property’s value at completion of the project and the estimated cost (including interest) of the project.  The nature of these loans is such that they are generally more difficult to evaluate and monitor.  In addition, speculative construction loans to a builder are not necessarily pre-sold and thus pose a greater potential risk to the Bank than construction loans to individuals on their personal residences.

The Bank has attempted to minimize the foregoing risks by, among other things, limiting the extent of its construction lending and has adopted underwriting guidelines which impose stringent loan-to-value, debt service and other requirements for loans which are believed to involve higher elements of credit risk, by limiting the geographic area in which the Bank will do business and by working with builders with whom it has established relationships.  At December 31, 2005, the Bank had no non-performing construction loans.

Consumer Loans.  The Bank offers consumer loans in order to provide a full range of financial services to its customers and because such loans generally have shorter terms and higher interest rates than mortgage loans.  The consumer loans presently offered by the Bank include student loans, deposit account secured loans and lines of credit.  Consumer loans amounted to $2.8 million or 1.2% of the total loan portfolio at June 30, 2006.  Student loans amounted to $2.2 million or 0.9% of the total loan portfolio at June 30, 2006.  Such loans are made to local students for a term of ten years, presently with adjustable interest rates.  The interest rate is determined by the U.S. Department of Education.  Loan repayment obligations do not begin until the student has completed his or her education.  The principal and interest on such loans is guaranteed by the U.S. Government.  Loans secured by deposit accounts amounted to $596,000 or 0.3% of the total loan portfolio at June 30, 2006.  Such loans are originated for up to 90% of the account balance, with a hold placed on the account restricting the withdrawal of the account balance.

Consumer loans generally have shorter terms and higher interest rates than mortgage loans but generally involve more credit risk than mortgage loans because of the type and nature of the collateral and, in certain cases, the absence of collateral.  In addition, consumer lending collections are dependent on the borrower’s continuing financial stability, and thus are more likely to be adversely effected by job loss, divorce, illness and personal bankruptcy.  In most cases, any repossessed collateral for a defaulted consumer loan will not provide an adequate source of repayment of the outstanding loan balance because of improper repair and maintenance of the underlying security.  The remaining deficiency often does not warrant further substantial collection efforts against the borrower.  The Bank believes that the generally higher yields earned on consumer loans compensate for the increased credit risk associated with such loans and that consumer loans are important to its efforts to provide a full range of services to its customers.

Commercial Business Loans.  The Bank operates a commercial loan department to provide a full range of commercial loan products to small business customers in its primary marketing area.  These loans generally have shorter terms and higher interest rates as compared to mortgage loans.  Such loans amounted to $4.7 million or 2.1% of the total loan portfolio at June 30, 2006 and were primarily secured by inventories and other business assets.

Although commercial business loans generally are considered to involve greater credit risk than other certain types of loans, management intends to continue to offer commercial business loans to small businesses located in its primary market area.  The Bank had no non-performing commercial business loans at June 30, 2006.

Loan Fee Income.  In addition to interest earned on loans, the Bank receives income from fees in connection with loan originations, loan modifications, late payments, prepayments and for miscellaneous services related to its loans.  Income from these activities varies from period to period with the volume and type of loans made and competitive conditions.  The Bank charges loan origination fees which are calculated as a percentage of the amount borrowed.  Loan origination and commitment fees and all incremental direct loan origination costs are deferred and recognized over the contractual remaining lives of the related loans on a level yield basis.  Discounts and premiums on loans purchased are amortized in the same manner.  The Bank recognized $125,000 and $354,000 of deferred income during the six months ended June 30, 2006 and during 2005 in connection with loan refinancings, payoffs and ongoing amortization of outstanding loans.

Asset Quality

Loans are placed on non-accrual status when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual.  When a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from interest income.  The Bank does not accrue interest on real estate loans past due 90 days or more unless, in the opinion of management, the value of the property securing the loan exceeds the outstanding balance of the loan (principal, interest and escrows) and collection is probable.  The Bank provides an allowance for accrued interest deemed uncollectible.  Such allowance amounted to approximately $30,000 at June 30, 2006.  Accrued interest receivable is reported net of the allowance for uncollected interest.  Loans may be reinstated to accrual status when all payments are brought current and, in the opinion of management, collection of the remaining balance can be reasonably expected.

Real estate acquired by the Bank as a result of foreclosure or by deed-in-lieu of foreclosure is classified as other real estate owned until sold and is initially recorded at the lower of book value or fair value at the date of acquisition.  After the date of acquisition, all costs incurred in maintaining the property are expensed and costs incurred for the improvement or development of such property are capitalized up to the extent of their fair value.

Under accounting principles generally accepted in the United States of America, the Bank is required to account for certain loan modifications or restructurings as “troubled debt restructurings.”  In general, the modification or restructuring of a debt constitutes a troubled debt restructuring if the Bank, for economic or legal reasons related to the borrower’s financial difficulties, grants a concession to the borrower that the Bank would not otherwise consider.  Debt restructurings or loan modifications for a borrower do not necessarily always constitute troubled debt restructurings, however, and troubled debt restructurings do not necessarily result in non-accrual loans.  The Bank did not have any troubled debt restructurings as of June 30, 2006.

Delinquent Loans.  The following table sets forth information concerning delinquent loans at June 30, 2006, in dollar amounts and as a percentage of each category of the Bank’s loan portfolio.  The amounts presented represent the total outstanding principal balances of the related loans, rather than the actual payment amounts which are past due.

	30- 59 Days		60 – 89 Days		90 or More Days
		Percent		Percent		Percent
		of Loan		of Loan		of Loan
	Amount	Category	Amount	Category	Amount	Category
	(Dollars in Thousands)
Real estate:
Single-family	$1,087	1.04%	$61	0.06%	$1,506	1.45%
Multi-family	—	—	—	—	—	—
Commercial	734	0.69	528	0.50	199	0.19
Land and construction	—	—	—	—	—	—
Commercial business	—	—	—	—	—	—
Consumer	36	1.16	20	0.65	39	1.26

Total	$1,857		$609		$1,744

The following table sets forth the amounts and categories of the Bank’s non-performing assets at the dates indicated.  The Bank did not have any troubled debt restructurings at the dates indicated.

	June 30,	December 31,
	2006	2005	2004	2003	2002	2001
	(Dollars in Thousands)

Non-accruing loans:
Real estate:
Single-family	$854	$762	$762	$1,042	$824	$1,043
Multi-family	—	—	—	—	—	148
Commercial	199	222	580	2,188	3,683	2,493
Land and construction	—	—	—	1,925	4,084	2,390
Commercial business	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

Accruing loans 90 days or more delinquent:
Real estate:
Single-family	652	942	603	718	585	843
Multi-family	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Land and construction	—	—	—	—	—	—
Commercial business	—	—	—	—	—	—
Consumer	39	14	21	18	19	148
Total non-performing loans	1,744	1,940	1,966	5,891	9,195	7,065

Other real estate owned:
Real estate acquired through, or in lieu of, foreclosure	—	1,795	3,475	2,607	1,369	178
Total other real estate owned	—	1,795	3,475	2,607	1,369	178

Total non-performing assets	$1,744	$3,735	$5,441	$8,498	$10,564	$7,243

Total non-performing loans as a percentage of total loans	0.76%	0.85%	0.92%	2.77%	4.77%	3.40%

Total non-performing assets as a percentage of total assets	0.45%	0.96%	1.42%	2.27%	2.87%	1.92%

For the six months ended June 30, 2006 and the year ended December 31, 2005, the amount of additional interest income that would have been recognized on non-accrual loans, if such loans had continued to perform in accordance with their contractual terms, was $80,000 and $58,000, respectively.

The Bank’s nonperforming assets, which consist of nonaccruing loans, accruing loans 90 days or more delinquent and other real estate owned (which consists of real estate acquired through, or in lieu of, foreclosure) decreased to $1.7 million or 0.45% of total assets at June 30, 2006 from $3.7 million or 0.96% of total assets at December 31, 2005.  At June 30, 2006, the Bank’s $1.7 million of nonperforming assets consisted of $691,000 of accruing loans 90 days or more delinquent, and $1.1 million of nonaccrual loans.  The decrease in nonperforming assets was primarily due to a $1.8 million decrease in other real estate owned and a $196,000 decrease in nonperforming loans.  During the six months ended June 30, 2006, the Bank sold two commercial real estate properties, which at December 31, 2005 were recorded at $1.8 million.  The larger of these two properties was sold and settled in January of 2006 and the Bank realized a gain of approximately $100,000.  The other property was sold and settled in February of 2006 and the Bank realized a loss of approximately $3,000.  In June of 2006 the Bank recognized an additional gain of $25,000 related to these properties.  At June 30, 2006, nonperforming loans consisted of one commercial real estate loan that totaled $199,000, six single-family real estate loans that totaled $1.5 million and $39,000 in consumer and other loans.  The Bank’s management continues to aggressively pursue the collection and resolution of all delinquent loans.

Classified Assets.  Federal regulations require that each insured savings association classify its assets on a regular basis.  In addition, in connection with examinations of insured institutions, federal examiners have authority to identify problem assets and, if appropriate, classify them.  There are three classifications for problem assets: “substandard,” “doubtful” and “loss.”  Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected.  Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss.  An asset classified loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted.  Another category designated “special mention” also must be established and maintained for assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification as substandard, doubtful or loss.

At June 30, 2006, the Bank had $2.0 million of assets classified substandard and $1.2 million of loans classified as special mention.  The $2.0 million of loans classified as substandard at June 30, 2006 consisted of $1.5 million in single-family real estate loans and $488,000 in commercial real estate loans.  The $1.2 million of assets designated as special mention as of June 30, 2006 consisted of four commercial real estate loans and one commercial business loan.

Allowance for Loan Losses.  The allowance for loan losses is increased by charges to income and decreased by chargeoffs (net of recoveries).  Allowances are provided for specific loans when losses are probable and can be estimated.  When this occurs, management considers the remaining principal balance, fair value and estimated net realizable value of the property collateralizing the loan.  Current and future operating and/or sales conditions are also considered.  These estimates are susceptible to changes that could result in material adjustments to results of operations.  Recovery of the carrying value of such loans is dependent to a great extent on economic, operating and other conditions that may be beyond management’s control.

General loan loss reserves are established as an allowance for losses based on inherent probable risk of loss in the loan portfolio.  In assessing risk, management considers historical experience, volume and composition of lending conducted by the Bank, industry standards, status of non-performing loans, general economic conditions as they relate to the market area and other factors related to the collectibility of the Bank’s loan portfolio.

Impaired loans are predominantly measured based on the fair value of the collateral.  The provision for loan losses charged to expense is based upon past loan loss experience and an evaluation of probable losses and impairment existing in the current loan portfolio.  A loan is considered to be impaired when, based upon current information and events, it is probable that the Bank will be unable to collect all amounts due according to the original contractual terms of the loan.  An insignificant delay or insignificant shortfall in amounts of payments does not necessarily result in the loan being identified as impaired.  For this purpose, delays less than 90 days are considered to be insignificant.  Large groups of smaller balance homogeneous loans, including residential real estate and consumer loans, are collectively evaluated for impairment, except for loans restructured under a troubled debt restructuring.

Although management uses the best information available to make determinations with respect to the provisions for loan losses, additional provisions for loan losses may be required to be established in the future should economic or other conditions change substantially.  In addition, the Pennsylvania Department of Banking and the FDIC, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses.  Such agencies may require the Bank to recognize additions to such allowance based on their judgments about information available to them at the time of their examination.

The following table summarizes changes in the allowance for loan losses and other selected statistics for the periods presented.

	Six Months Ended June 30,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	(Dollars in Thousands)

Average loans receivable, net (1)	$227,450	$215,100	$218,036	$211,278	$196,505	$195,851	$210,832

Allowance for loan losses, beginning of year	$2,671	$2,608	$2,608	$2,740	$3,347	$2,903	$2,036
Net (charge-offs) recoveries	(3)	37	(57)	(342)	(1,087)	(1,516)	(173)
Provision for loan losses	30	60	120	210	480	1,960	1,040
Allowance for loan losses, end of year	$2,698	$2,705	$2,671	$2,608	$2,740	$3,347	$2,903

Net charge-offs (recoveries) to average loans receivable, net	—	(0.17)%	0.03%	0.16%	0.55%	0.77%	0.08%
Allowance for loan losses to total loans receivable	1.17%	1.24%	1.18%	1.22%	1.29%	1.73%	1.40%
Allowance for loan losses to total non-performing loans and troubled debt restructurings	154.64%	123.43%	137.63%	132.65%	46.51%	36.40%	41.09%

Net charge-offs (recoveries) to allowance for loan losses	0.11%	(1.37)%	2.13%	13.11%	39.67%	45.29%	5.96%

(1) Includes mortgage loans held for sale.

The following table presents the allocation of the allowance for loan losses to the total amount of loans in each category listed at the dates indicated.

June 30,		December 31,
2006		2005		2004		2003		2002		2001
Amount	% of Loans in Each Category to Total Loans	Amount	% of Loans in Each Category to Total Loans	Amount	% of Loans in Each Category to Total Loans	Amount	% of Loans in Each Category to Total Loans	Amount	% of Loans in Each Category to Total Loans	Amount	% of Loans in Each Category to Total Loans
(Dollars in Thousands)

Single-family residential	$462	46.44%	$462	45.79%	$382	41.74%	$348	40.80%	$338	36.16%	$421	49.63%
Multi-family residential	27	0.94	28	0.98	30	1.17	26	1.19	31	1.61	67	2.57
Commercial real estate	1,846	46.61	1,698	46.53	1,706	48.44	1,616	49.31	1,812	51.76	1,595	40.36
Land and construction	232	2.72	322	3.26	332	4.25	618	4.30	1,068	6.46	751	4.12
Consumer	10	1.21	12	1.36	12	1.71	11	1.77	11	1.97	12	1.94
Commercial business	121	2.12	149	2.09	146	2.69	121	2.63	87	2.04	57	1.38
Total	$2,698	100.00%	$2,671	100.00%	$2,608	100.00%	$2,740	100.00%	$3,347	100.00%	$2,903	100.00%

Investment Activities

Mortgage-Backed Securities.  Mortgage-backed securities (which also are known as mortgage participation certificates or pass-through certificates) represent a participation interest in a pool of single-family or multi-family mortgages, the principal and interest payments on which are passed from the mortgage originators, through intermediaries (generally U.S. Government agencies and government sponsored enterprises) that pool and repackage the participation interests in the form of securities, to investors such as the Bank.  Such U.S. Government agencies and government sponsored enterprises, which guarantee the payment of principal and interest to investors, primarily include the FHLMC, the FNMA and the Government National Mortgage Association (“GNMA”).

The FHLMC is a public corporation chartered by the U.S. Government.  The FHLMC issues participation certificates backed principally by conventional mortgage loans.  The FHLMC guarantees the timely payment of interest and the ultimate return of principal within one year.  The FNMA is a private corporation chartered by the U.S. Congress with a mandate to establish a secondary market for conventional mortgage loans.  The FNMA guarantees the timely payment of principal and interest on FNMA securities.  FHLMC and FNMA securities are not backed by the full faith and credit of the United States, but because the FHLMC and the FNMA are U.S. Government sponsored enterprises, these securities are considered to be among the highest quality investments with minimal credit risks.  The GNMA is a government agency within the Department of Housing and Urban Development which is intended to help finance government assisted housing programs.  GNMA securities are backed by FHA-insured and VA-guaranteed loans, and the timely payment of principal and interest on GNMA securities are guaranteed by the GNMA and backed by the full faith and credit of the U.S. Government.  Because the FHLMC, the FNMA and the GNMA were established to provide support for low- and middle-income housing, there are limits to the maximum size of loans that qualify for these programs.  For example, the FNMA and the FHLMC currently limit their loans secured by a single-family, owner-occupied residence to $417,000.  To accommodate larger-sized loans, and loans that, for other reasons, do not conform to the agency programs, a number of private institutions have established their own home-loan origination and securitization programs.

Mortgage-backed securities typically are issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that are within a range and have varying maturities.  The cash flow associated with the underlying pool of mortgages, i.e., fixed rate or adjustable rate, as well as prepayment risk, are passed on to the certificate holder.  The life of a mortgage-backed pass-through security thus approximates the life of the underlying mortgages.  The Bank has designated its mortgage-backed securities as available for sale primarily in order to respond to changes in market rates, increases in loan demand, and changes in liquidity needs.

The following table sets forth the fair value of the Bank’s mortgage-backed securities portfolio designated as available for sale at the dates indicated.

	June 30,		December 31,
	2006		2005	2004	2003
	(In Thousands)

Mortgage-backed securities:
FNMA	$28,319		$28,077	$15,545	$16,821
FHLMC	14,186		14,913	11,826	4,694
GNMA	4,935		5,372	4,126	3,503
Total mortgage-backed securities	$47,440	(1)	$48,362	$31,497	$25,018

(1)          At June 30, 2006, gross unrealized gains on such securities amounted to $32,000 and gross unrealized losses amounted to $2.0 million.

The following table sets forth the purchases, sales and principal repayments of the Bank’s mortgage-backed securities for the periods indicated.

	Six Months Ended June 30,		Year Ended December 31,
	2006	2005	2005	2004	2003
	(In Thousands)

Mortgage-backed securities purchased	$5,091	$17,057	$26,716	$13,727	$19,521
Mortgage-backed securities sold	—	—	—	—	—
Principal repayments	(4,965)	(5,951)	(8,920)	(6,943)	(18,112)
Other, net	(1,048)	214	(931)	(305)	(924)
Net (decrease) increase	$(922)	$11,320	$16,865	$6,479	$485

Mortgage-backed securities generally increase the quality of the Bank’s assets by virtue of the insurance or guarantees that back them, are more liquid than individual mortgage loans and may be used to collateralize borrowings or other obligations of the Bank.  At June 30, 2006, $1.9 million or 3.8% of the Bank’s mortgage-backed securities were pledged to secure various obligations of the Bank.  See Note 4 to the Consolidated Financial Statements contained elsewhere herein.

Information regarding the contractual maturities and weighted average yield of the Bank’s mortgage-backed securities portfolio at June 30, 2006 is presented below.

	June 30, 2006
	One Year or Less	After One to Five Years	After Five to 15 Years	Over 15 Years	Total
	(Dollars in Thousands)

FHLMC securities	$—	$36	$8,706	$5,444	$14,186
FNMA securities	—	1,333	17,041	9,945	28,319
GNMA securities	—	8	—	4,927	4,935
Total	$—	$1,377	$25,747	$20,316	$47,440	(1)

Weighted average yield	—	5.22%	4.43%	5.00%	4.66%

(1) All mortgage-backed securities were designated as available for sale.

The actual maturity of a mortgage-backed security is less than its stated maturity due to prepayments of the underlying mortgages.  Prepayments that are faster than anticipated may shorten the life of the security and increase or decrease its yield to maturity if the security was purchased at a discount or premium, respectively.  The yield is based upon the interest income and the amortization of any premium or discount related to the mortgage-backed security.  In accordance with accounting principles generally accepted in the United States of America, premiums and discounts are amortized over the estimated lives of the loans, which decrease and increase interest income, respectively.  The prepayment assumptions used to determine the amortization period for premiums and discounts can significantly affect the yield of the mortgage-backed security, when premiums or discounts are involved, and these assumptions are reviewed periodically to reflect actual prepayments.  Although prepayments of underlying mortgages depend on many factors, including the type of mortgages, the coupon rate, the age of mortgages, the geographical location of the underlying real estate collateralizing the mortgages and general levels of market interest rates, the difference between the interest rates on the underlying mortgages and the prevailing mortgage interest rates generally is the most significant determinant of the rate of prepayments.  During periods of falling mortgage interest rates, if the coupon rate of the underlying mortgages exceeds the prevailing market interest rates offered for mortgage loans, refinancing generally increases and accelerates the prepayment of the underlying mortgages and the related security.  Under such circumstances, the Bank may be subject to reinvestment risk because to the extent that the Bank’s mortgage-backed securities amortize or prepay faster than anticipated, the Bank may not be able to reinvest the proceeds of such repayments and prepayments at a comparable rate.  During periods of rising interest rates, prepayment of the underlying mortgages generally slow down when the coupon rate of such mortgages is less than the prevailing market rate.  The Bank may be subject to extension risk when this occurs.

Investment Securities.  The investment policy of the Bank, as established by the Board of Directors, is designed primarily to provide and maintain liquidity and to generate a favorable return on investments without incurring undue interest rate risk, credit risk, and investment portfolio asset concentrations.  The Bank’s investment policy takes into account the Bank’s business plan, interest rate management, the current economic environment, the types of securities to be held and other safety and soundness considerations.  The Bank’s investment policy is currently implemented by senior management and reviewed and evaluated by the Asset Liability Committee.  The Asset Liability Committee is required to issue a written compliance report to the Board of Directors at least quarterly.

The Bank is authorized to invest in obligations issued or fully guaranteed by the U.S. Government, certain federal agency obligations, insured municipal obligations, certain mutual funds, investment grade corporate debt securities and other specified investments.  The federal agency obligations include bonds issued by the FHLB and FNMA.  The insured municipal obligations consist of bank qualified municipal obligations.  At June 30, 2006, the Bank’s investment securities amounted to $69.4 million, of which $43.7 million was designated as available for sale and $25.7 million was designated as held to maturity.  The Bank has designated the majority of its investment securities as available for sale in order to respond to changes in market rates, increases in loan demand, and changes in liquidity needs.

The following table sets forth certain information relating to the Bank’s investment securities portfolio at the dates indicated.

	June 30,				December 31,
	2006				2005		2004		2003
	Carrying Value		Fair Value		Carrying Value	Fair Value	Carrying Value	Fair Value	Carrying Value	Fair Value
	(In Thousands)

U.S. Government and agency securities	$24,639		$24,639		$24,654	$24,654	$46,559	$46,559	$55,948	$55,966
Municipal obligations	25,655		26,008		28,181	28,978	27,743	28,545	25,892	26,736
Investment in mutual funds	19,063		19,063		19,244	19,244	19,595	19,595	19,795	19,795
Total	$69,357	(1)	$69,710	(1)	$72,079	$72,876	$93,897	$94,699	$101,635	$102,497

(1)          At June 30, 2006, investment securities totaling $43.7 million were designated as available for sale.  At June 30, 2006, gross unrealized losses amounted to $1.3 million and there were no unrealized gains.  At June 30, 2006, $6.8 million or 9.8% of the Bank’s investment securities were pledged to secure various obligations of the Bank.  See Note 3 to the Consolidated Financial Statements contained elsewhere herein.

Information regarding the contractual maturities and weighted average yield of the Bank’s investment securities portfolio at June 30, 2006 is presented below.  Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	At June 30, 2006
	One Year or Less	After One to Five Years	After Five to 10 Years	Over 10 Years	Total
	(Dollars in Thousands)

U.S. Government and agency securities	$6,986	$12,698	$4,955	$—	$24,639	(1)
Municipal obligations	—	—	2,407	23,248	25,655	(2)
Investment in mutual funds	19,063	—	—	—	19,063	(3)
Total	$26,049	$12,698	$7,362	$23,248	$69,357
Weighted average yield	4.77%	3.84%	3.78%	4.81%	4.50%

(1) The $24.7 million of U.S. Government agency securities are designated as available for sale.

(2) The $25.7 million of municipal obligations are designated as held to maturity.

(3) The $19.1 million investment in mutual funds is designated as available for sale.

Sources of Funds

General.  Deposits are the primary source of the Bank’s funds for lending and other investment purposes.  In addition to deposits, the Bank derives funds from loan principal repayments, prepayments and advances from the Federal Home Loan Bank of Pittsburgh.  Loan repayments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by general interest rates and money market conditions.  Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources.  They may also be used on a longer term basis for general business purposes, including funding additional investments in securities as part of a leverage strategy.

Deposits.  The Bank’s deposit products include a broad selection of deposit instruments, including NOW accounts, money market accounts, regular savings accounts and term certificate accounts.  Deposit account terms vary, with the principal difference being the minimum balance required, the time periods the funds must remain on deposit and the interest rate.

The Bank considers its primary market area to be Delaware and Chester Counties, Pennsylvania.  The Bank attracts deposit accounts by offering a wide variety of accounts, competitive interest rates, and convenient office locations and service hours.  In addition, the Bank maintains automated teller machines at its Broomall, Concordville, Havertown, Springfield, Lansdown, Paoli, and Secane offices.  The Bank utilizes traditional marketing methods to attract new customers and savings deposits, including print media advertising, cable television advertising and direct mailings.  The Bank does not advertise for deposits outside of its primary market area or utilize the services of deposit brokers, and management believes that an insignificant number of deposit accounts were held by non-residents of Pennsylvania at June 30, 2006.

The Bank has been competitive in the types of accounts and in interest rates it has offered on its deposit products but does not necessarily seek to match the highest rates paid by competing institutions.  However, we may price one or more of our deposit products at the upper end of rates paid in our market area.  Although market demand generally dictates which deposit maturities and rates will be accepted by the public, the Bank intends to continue to promote longer term deposits to the extent possible and consistent with its asset and liability management goals.

The following table shows the distribution of, and certain other information relating to, the Bank’s deposits by type of deposit as of the dates indicated.

	June 30,		December 31,
	2006		2005		2004		2003
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in Thousands)

Passbook and statement savings accounts	$49,368	16.42%	$54,869	18.43%	$62,680	21.85%	$63,443	23.10%
Money market accounts	22,017	7.32	23,837	8.01	26,978	9.40	26,692	9.72
Certificates of deposit	169,316	56.31	167,580	56.29	155,630	54.25	146,926	53.50
NOW and Super NOW accounts	40,908	13.60	33,335	11.19	25,595	8.92	21,761	7.98
Non-interest bearing accounts	19,101	6.35	18,089	6.08	16,023	5.58	15,797	5.70
Total deposits at end of period	$300,710	100.00%	$297,710	100.00%	$286,906	100.00%	$274,619	100.00%

The following table sets forth the net savings flows of the Bank during the periods indicated.

	Six Months Ended June 30,	Year Ended December 31,
	2006	2005	2004	2003
	(In Thousands)

Increase before interest credited	$1,078	$5,138	$7,930	$1,228
Interest credited	1,922	5,666	4,357	4,487
Net savings increase	$3,000	$10,804	$12,287	$5,715

The following table sets forth maturities of the Bank’s certificates of deposit of $100,000 or more at June 30, 2006 by time remaining to maturity.

Amounts in Thousands

Three months or less	$5,290
Over three months through six months	7,211
Over six months through 12 months	6,735
Over 12 months	4,174
Total	$23,410

The following table presents the average balance of each deposit type and the average rate paid on each deposit type for the periods indicated.

	Six Months Ended June 30,				Year Ended December 31,
	2006		2005		2005		2004		2003
	Average Balance	Average Rate Paid	Average Balance	Average Rate Paid	Average Balance	Average Rate Paid	Average Balance	Average Rate Paid	Average Balance	Average Rate Paid
	(Dollars in Thousands)

Passbook and statementsavings accounts	$52,445	0.74%	$61,051	0.74%	$59,020.75%		$64,078.75%		$63,911.87%
Money market accounts	23,303	1.36	26,430	0.92	25,425	1.01	27,009.81		27,434.87
Certificates of deposit	168,246	3.58	155,528	2.65	157,738	2.87	151,665	2.37	148,400	2.72
NOW and Super NOW	37,357	1.69	35,552	1.37	35,324	1.24	22,889.31		21,407.26
Non-interest bearingaccounts	17,270	—	17,270	—	17,291	—	16,883	—	14,562	—
Total average deposits	$298,621	2.62%	$295,831	1.88%	$294,798	2.04%	$282,524	1.64%	$275,714	1.87%

The following table sets forth the amount and remaining maturities of the Bank’s certificates of deposit at June 30, 2006.

	Six Months and Less	Over Six Months Through One Year	Over One Year Through Two Years	Over Two Years Through Three Years	Over Three Years	Total
	(In Thousands)

2.00% or less	$1,118	$193	$—	$—	$—	$1,311
2.01% to 4.00%	51,668	16,068	8,997	2,357	1,247	80,337
4.01% to 6.00%	32,543	41,107	4,734	1,695	7,589	87,668
6.01% to 8.00%	—	—	—	—	—	—
Total	$85,329	$57,368	$13,731	$4,052	$8,836	$169,316

Borrowings.  The Bank may obtain advances from the Federal Home Loan Bank of Pittsburgh upon the security of the common stock it owns in that bank and certain of its loans, provided certain standards related to creditworthiness have been met.  Such advances are made pursuant to several credit programs, each of which has its own interest rate and range of maturities.  Such advances are generally available to meet seasonal and other withdrawals of deposit accounts and to permit increased lending.  At June 30, 2006, the Bank had $52.1 million of advances from the Federal Home Loan Bank of Pittsburgh.  Of the $52.1 million of Federal Home Loan Bank advances at June 30, 2006, $5.0 million is due in 2006, $177,000 is due in 2007, $10.0 million is due in 2008, $5.0 million is due in 2009 and $32.0 million is due in 2010.  On July 24, 2006, the Bank repaid the $10.0 million Federal Home Loan Bank advance due in 2008 with no penalty.  There are prepayment penalties associated with substantially all of the Bank’s Federal Home Loan Bank advances.  The weighted average interest rate of the Bank’s Federal Home Loan Bank advances was 6.10% as of June 30, 2006.  The Bank will continue to review its borrowings and may determine to prepay additional borrowings, even if there would be a prepayment penalty, where in the judgment of management any penalty would be offset in a reasonable period through an improved net interest spread.  The Bank also obtains demand notes issued to the U.S. Treasury which amounted to $461,000 at June 30, 2006.

The following table sets forth certain information regarding borrowed funds at or for the dates indicated:

	At or for the Six Months Ended June 30,	At or for the Year Ended December 31,
	2006	2005	2004	2003
	(Dollars in Thousands)

FHLB of Pittsburgh advances:
Average balance outstanding	$52,179	$52,823	$58,697	$61,206
Maximum amount outstanding at any month-end during the period	52,182	56,192	61,201	61,211
Balance outstanding at end of period	52,177	52,182	56,192	61,202
Weighted average interest rate during the period	6.11%	6.12%	5.86%	5.83%
Weighted average interest rate at end of period	6.10%	6.10%	5.85%	5.76%
Total borrowings:
Average balance outstanding	$52,567	$53,116	$59,326	$61,596
Maximum amount outstanding at any month-end during the period	52,639	56,464	61,781	62,281
Balance outstanding at end of period	52,639	53,116	56,317	61,880
Weighted average interest rate during the period	6.07%	6.10%	5.84%	5.82%
Weighted average interest rate at end of period	6.09%	6.08%	5.83%	5.72%

Employees

The Bank had 68 full-time employees and 31 part-time employees at June 30, 2006.  None of these employees is represented by a collective bargaining agent, and the Bank believes that it enjoys good relations with its personnel.

Subsidiaries

Presently, the Bank has three wholly-owned subsidiaries, Alliance Delaware Corporation, which holds and manages certain investment and mortgage-backed securities, 541 Corp., which was engaged in a residential real estate development project and Alliance Financial and Investment Services LLC which participates in commission fees.  Alliance Delaware Corporation was formed in 1999 to accommodate the transfer of certain assets that are legal investments for the Bank and to provide for a greater degree of protection to claims of creditors.  The laws of the State of Delaware and the court system create a more favorable environment for the business affairs of Alliance Delaware Corporation.  Alliance Delaware Corporation currently manages certain investments for the Bank, which, as of June 30, 2006, amounted to $49.7 million.  541 Corp. sold and settled the last unit of a residential real estate development project in July 1999 and has been inactive since then.  The Bank has no intention to engage in any further real estate development activities through 541 Corp.  Alliance Financial and Investment Services LLC was established in 2003 to share in commission fees from non-insured alternative investment products.

Offices and Properties

At June 30, 2006, the Bank conducted its business from its executive offices in Broomall, Pennsylvania and nine full service offices, all of which are located in southeastern Pennsylvania.

The following table sets forth certain information with respect to the office and other properties of the Bank at June 30, 2006.

Description/Address	Leased/Owned		Net Book Value of Premises and Fixed Assets	Amount of Deposits
			(In Thousands)
MAIN OFFICE

Lawrence Park	Owned		$1,506	$67,735
541 Lawrence Road
Broomall, PA 19008

BRANCH OFFICES

Upper Darby	Leased	(1)	43	44,588
69th and Walnut Sts
Upper Darby, PA 19082

Secane	Leased	(2)	252	50,422
925 Providence Road
Secane, PA 19018

Newtown Square	Leased	(3)	62	20,217
252 & West Chester Pike
Newtown Square, PA 19073

Havertown	Leased	(4)	146	39,015
500 E. Township Line Road
Havertown, PA 19083

Lansdowne	Owned		203	25,333
9 E. Baltimore Pike
Lansdowne, PA 19050

Springfield	Leased	(5)	573	28,899
153 Saxer Avenue
Springfield, PA 19064

Shoppes at Britton Lake	Leased	(6)	303	17,581
979 Baltimore Pike
Glen Mills, PA 19342

Paoli Shopping Center	Leased	(7)	107	5,920
82 E. Lancaster Ave.
Paoli, PA 19301

(1)  The lease expires in February 2010.

(2)  The lease expires in April 2011 with one remaining option to extend the lease for ten years.

(Footnotes continued on next page)

(3)  The building is owned but the ground is leased.  The lease expires in June 2006 with two remaining options to extend the lease for five years each.  The Bank intends to exercise this option.

(4)  The lease expires in January 2009 with three successive options to extend the lease for five years each.

(5)  The lease expires in September 2015.

(6)  The lease expires in April 2022 with two successive options to extend the lease for five years each.

(7)  The lease expires May 2012.

Legal Proceedings

The Bank is not involved in any pending legal proceedings other than nonmaterial legal proceedings occurring in the ordinary course of business.

REGULATION

General

Alliance Bancorp and Alliance Mutual Holding Company, as federally-chartered savings and loan holding companies, will be required to file certain reports with, will be subject to examination by, and otherwise must comply with the rules and regulations of the Office of Thrift Supervision.  Alliance Bancorp will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Alliance Bank is a Pennsylvania-chartered savings bank and is subject to extensive regulation and examination by the Pennsylvania Department of Banking and by the Federal Deposit Insurance Corporation, and is also subject to certain requirements established by the Federal Reserve Board.  The federal and state laws and regulations which are applicable to banks regulate, among other things, the scope of their business, their investments, their reserves against deposits, the timing of the availability of deposited funds and the nature and amount of and collateral for certain loans.  There are periodic examinations by the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation to test Alliance Bank’s compliance with various regulatory requirements.  This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors.  The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes.  Any change in such regulation by the Pennsylvania Department of Banking or the Federal Deposit Insurance Corporation or a change in applicable law by Congress could have a material adverse impact on Alliance Bancorp, Alliance Bank and Alliance Mutual Holding Company and their operations.

Certain of the statutory and regulatory requirements that are or will be applicable to Alliance Bank, Alliance Bancorp and Alliance Mutual Holding Company are described below.  This description of statutes and regulations is not intended to be a complete explanation of such statutes and regulations and their effects on Alliance Bank, Alliance Bancorp and Alliance Mutual Holding Company and is qualified in its entirety by reference to the actual statutes and regulations.

Regulation of Alliance Bank

Pennsylvania Bank Law.  The Pennsylvania Banking Code contains detailed provisions governing the organization, location of offices, rights and responsibilities of directors, officers, employees and members, as well as corporate powers, savings and investment operations and other aspects of Alliance Bank and its affairs.  The Pennsylvania Banking Code delegates extensive rulemaking power and administrative discretion to the Pennsylvania Department of Banking so that the supervision and regulation of state-chartered savings banks may be flexible and readily responsive to changes in economic conditions and in savings and lending practices.

One of the purposes of the Pennsylvania Banking Code is to provide savings banks with the opportunity to be competitive with each other and with other financial institutions existing under other Pennsylvania laws and other state, federal and foreign laws.  A Pennsylvania savings bank may locate or change the location of its principal place of business and establish an office anywhere in the Commonwealth, with the prior approval of the Pennsylvania Department of Banking.

The Pennsylvania Department of Banking generally examines each savings bank not less frequently than once every two years.  Although the Pennsylvania Department of Banking may accept the examinations and reports of the Federal Deposit Insurance Corporation in lieu of its own examination, the present practice is for the Pennsylvania Department of Banking to conduct individual examinations.  The Pennsylvania Department of Banking may order any savings bank to discontinue any violation of law or unsafe or unsound business practice and may direct any trustee, officer, attorney or employee of a savings bank engaged in an objectionable activity, after the Pennsylvania Department of Banking has ordered the activity to be terminated, to show cause at a hearing before the Pennsylvania Department of Banking why such person should not be removed.

Insurance of Accounts.  The deposits of Alliance Bank are insured to the maximum extent permitted by the Deposit Insurance Fund, administered by the Federal Deposit Insurance Corporation, and are backed by the full faith and credit of the U.S. Government.  As insurer, the Federal Deposit Insurance Corporation is authorized to conduct examinations of, and to require reporting by, insured institutions.  It also may prohibit any insured institution from engaging in any activity determined by regulation or order to pose a serious threat to the Federal Deposit Insurance Corporation.

Each FDIC-insured institution is assigned to one of three capital groups which are based solely on the level of an institution’s capitalB “well capitalized,” “adequately capitalized,” and “undercapitalized.”  These capital levels are defined in the same manner as under the prompt corrective action system discussed below.  These three groups are then divided into three subgroups which reflect varying levels of supervisory concern, from those which are considered to be healthy to those which are considered to be of substantial supervisory concern.  Assessment rates for insured institutions are determined semi-annually by the Federal Deposit Insurance Corporation and currently range from zero basis points for well-capitalized healthy institutions, to 27 basis points for undercapitalized institutions with substantial supervisory concerns.  Alliance Bank currently is considered well capitalized and has a zero assessment rate.

In addition, all institutions with deposits insured by the Federal Deposit Insurance Corporation are required to pay assessments to fund interest payments on bonds issued by the Financing Corporation, a mixed-ownership government corporation established to recapitalize the predecessor to the Savings Association Insurance Fund.  The assessment rate for the third quarter of 2006 was 0.0126% of insured deposits and is adjusted quarterly.  These assessments will continue until the Financing Corporation bonds mature in 2019.

The Federal Deposit Insurance Corporation may terminate the deposit insurance of any insured depository institution, including Alliance Bank, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the Federal Deposit Insurance Corporation.  It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital.  If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the Federal Deposit Insurance Corporation.  Management is aware of no existing circumstances which would result in termination of Alliance Bank’s deposit insurance.

Deposit Insurance Reform.  On February 8, 2006, President George W. Bush signed into law legislation that merged the Bank Insurance Fund and the Savings Association Insurance Fund to form the Deposit Insurance Fund, eliminated any disparities in bank and thrift risk-based premium assessments, reduced the administrative burden of maintaining and operating two separate funds and established certain new insurance coverage limits and a mechanism for possible periodic increases.  The legislation also gave the Federal Deposit Insurance Corporation greater discretion to identify the relative risks all institutions present to the Deposit Insurance Fund and set risk-based premiums.

Major provisions in the legislation include:

•                                          merging the Savings Association Insurance Fund and Bank Insurance Fund, which became effective March 31, 2006;

•                                          maintaining basic deposit and municipal account insurance coverage at $100,000 but providing for a new basic insurance coverage for retirement accounts of $250,000.  Insurance coverage for basic deposit and retirement accounts could be increased for inflation every five years in $10,000 increments beginning in 2011;

•                                          providing the Federal Deposit Insurance Corporation with the ability to set the designated reserve ratio within a range of between 1.15% and 1.50%, rather than maintaining 1.25% at all times regardless of prevailing economic conditions;

•                                          providing a one-time assessment credit of $4.7 billion to banks and savings associations in existence on December 31, 1996, which may be used to offset future premiums with certain limitations; and

•                                          requiring the payment of dividends of 100% of the amount that the insurance fund exceeds 1.5% of the estimated insured deposits and the payment of 50% of the amount that the insurance fund exceeds 1.35% of the estimated insured deposits (when the reserve is greater than 1.35% but no more than 1.5%).

Capital Requirements.  The Federal Deposit Insurance Corporation has promulgated regulations and adopted a statement of policy regarding the capital adequacy of state-chartered banks which, like Alliance Bank, are not members of the Federal Reserve System.  These requirements are substantially similar to those adopted by the Federal Reserve Board regarding bank holding companies.

The Federal Deposit Insurance Corporation’s capital regulations establish a minimum 3.0% Tier I leverage capital requirement for the most highly-rated state-chartered, non-member banks, with an additional cushion of at least 100 to 200 basis points for all other state-chartered, non-member banks, which effectively will increase the minimum Tier I leverage ratio for such other banks to 4.0% to 5.0% or more.  Under the Federal Deposit Insurance Corporation’s regulation, highest-rated banks are those that the Federal Deposit Insurance Corporation determines are not anticipating or experiencing significant growth and have well diversified risk, including no undue interest rate risk exposure, excellent asset quality, high liquidity, good earnings and, in general, which are considered a strong banking organization and are rated composite 1 under the Uniform Financial Institutions Rating System.  Leverage or core capital is defined as the sum of common stockholders’ equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, and minority interests in consolidated subsidiaries, minus all intangible assets other than certain qualifying supervisory goodwill and certain purchased mortgage servicing rights.

The Federal Deposit Insurance Corporation also requires that savings banks meet a risk-based capital standard.  The risk-based capital standard for savings banks requires the maintenance of total capital (which is defined as Tier I capital and supplementary (Tier 2) capital) to risk weighted assets of 8%.  In determining the amount of risk-weighted assets, all assets, plus certain off balance sheet assets, are multiplied by a risk-weight of 0% to 100%, based on the risks the Federal Deposit Insurance Corporation believes are inherent in the type of asset or item.  The components of Tier I capital are equivalent to those discussed above under the 3% leverage capital standard.  The components of supplementary capital include certain perpetual preferred stock, certain mandatory convertible securities, certain subordinated debt and intermediate preferred stock and general allowances for loan and lease losses.  Allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets.  Overall, the amount of capital counted toward supplementary capital cannot exceed 100% of core capital.

Alliance Bank is also subject to more stringent Pennsylvania Department of Banking capital guidelines.  Although not adopted in regulation form, the Pennsylvania Department of Banking utilizes capital standards requiring a minimum of 6% leverage capital and 10% risk-based capital.  The components of leverage and risk-based capital are substantially the same as those defined by the Federal Deposit Insurance Corporation.

At December 31, 2005, Alliance Bank’s capital ratios exceeded each of its capital requirements.  See Note 12 to the notes to our consolidated financial statements included elsewhere herein.

Activities and Investments of Insured State-Chartered Banks.  The activities and equity investments of Federal Deposit Insurance Corporation-insured, state-chartered banks are generally limited to those that are permissible for national banks.  Under regulations dealing with equity investments, an insured state bank generally may not directly or indirectly acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank.  An insured state bank is not prohibited from, among other things:

•                                          acquiring or retaining a majority interest in a subsidiary;

•                                          investing as a limited partner in a partnership the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the bank’s total assets;

•                                          acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors’, trustees’ and officers’ liability insurance coverage or bankers’ blanket bond group insurance coverage for insured depository institutions; and

•                                          acquiring or retaining the voting shares of a depository institution if certain requirements are met.

The Federal Deposit Insurance Corporation has adopted regulations pertaining to the other activity restrictions imposed upon insured state banks and their subsidiaries.  Pursuant to such regulations, insured state banks engaging in impermissible activities may seek approval from the Federal Deposit Insurance Corporation to continue such activities.  State banks not engaging in such activities but that desire to engage in otherwise impermissible activities either directly or through a subsidiary may apply for approval from the Federal Deposit Insurance Corporation to do so; however, if such bank fails to meet the minimum capital requirements or the activities present a significant risk to the Federal Deposit Insurance Corporation insurance funds, such application will not be approved by the Federal Deposit Insurance Corporation.  Pursuant to this authority, the Federal Deposit Insurance Corporation has determined that investments in certain majority-owned subsidiaries of insured state banks do not represent a significant risk to the deposit insurance funds.  Investments permitted under that authority include real estate activities and securities activities.

Restrictions on Capital Distributions.  Office of Thrift Supervision regulations govern capital distributions by savings institutions, which include cash dividends, stock repurchases and other transactions charged to the capital account of a savings institution to make capital distributions.  These regulations will apply to Alliance Mutual Holding Company and Alliance Bancorp because Alliance Bank will be considered a savings institution for certain purposes under Office of Thrift Supervision regulations.  Under applicable regulations, a savings institution must file an application for Office of Thrift Supervision approval of the capital distribution if:

•                                          the total capital distributions for the applicable calendar year exceed the sum of the institution’s net income for that year to date plus the institution’s retained net income for the preceding two years;

•                                          the institution would not be at least adequately capitalized following the distribution;

•                                          the distribution would violate any applicable statute, regulation, agreement or Office of Thrift Supervision-imposed condition; or

•                                          the institution is not eligible for expedited treatment of its filings with the Office of Thrift Supervision.

If an application is not required to be filed, savings institutions such as Alliance Bank which are a subsidiary of a holding company (as well as certain other institutions) must still file a notice with the Office of Thrift Supervision at least 30 days before the board of directors declares a dividend or approves a capital distribution.

An institution that either before or after a proposed capital distribution fails to meet its then applicable minimum capital requirement or that has been notified that it needs more than normal supervision may not make any capital distributions without the prior written approval of the Office of Thrift Supervision.  In addition, the Office of Thrift Supervision may prohibit a proposed capital distribution, which would otherwise be permitted by Office of Thrift Supervision regulations, if the Office of Thrift Supervision determines that such distribution would constitute an unsafe or unsound practice.

The Federal Deposit Insurance Corporation prohibits an insured depository institution from paying dividends on its capital stock or interest on its capital notes or debentures (if such interest is required to be paid only out of net profits) or distributing any of its capital assets while it remains in default in the payment of any assessment due the Federal Deposit Insurance Corporation.  Alliance Bank is currently not in default in any assessment payment to the Federal Deposit Insurance Corporation.

Privacy Requirements of the Gramm-Leach-Bliley Act.  The Gramm-Leach-Bliley Act of 1999 provided for sweeping financial modernization for commercial banks, savings banks, securities firms, insurance companies, and other financial institutions operating in the United States.  Among other provisions, the Gramm-Leach-Bliley Act places limitations on the sharing of consumer financial information with unaffiliated third parties.  Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of personal financial information with unaffiliated third parties.  Alliance Bank currently has a privacy protection policy in place and believes such policy is in compliance with the regulations.

Anti-Money Laundering.  On October 26, 2001, in response to the events of September 11, 2001, the President of the United States signed into law the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (referred to as the USA PATRIOT Act).  The USA PATRIOT Act significantly expands the responsibilities of financial institutions, including savings and loan associations, in preventing the use of the U.S. financial system to fund terrorist activities.  Title III of the USA PATRIOT Act provides for a significant overhaul of the U.S. anti-money laundering regime.  Among other provisions, it requires financial institutions operating in the United States to develop new anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering. Such compliance programs are intended to supplement existing compliance requirements, also applicable to financial institutions, under the Bank Secrecy Act and the Office of Foreign Assets Control Regulations.  Alliance Bank has established policies and procedures to ensure compliance with the USA PATRIOT Act’s provisions.

Regulatory Enforcement Authority.  Applicable banking laws include substantial enforcement powers available to federal banking regulators.  This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined.  In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices.  Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

Regulation of Alliance Bancorp and Alliance Mutual Holding Company

General.  Upon consummation of the reorganization, Alliance Bancorp and Alliance Mutual Holding Company will be subject to regulation as savings and loan holding companies under the Home Owners’ Loan Act, as amended, instead of being subject to regulation as bank holding companies under the Bank Holding Company Act of 1956 because Alliance Bank has made an election under Section 10(l) of the Home Owners’ Loan Act to be treated as a “savings association” for purposes of Section 10 of the Home Owners’ Loan Act.  As a result, Alliance Bancorp and Alliance Mutual Holding Company will register with the Office of Thrift Supervision and will be subject to Office of Thrift Supervision regulations, examinations, supervision and reporting requirements relating to savings and loan holding companies.  Alliance Bancorp and Alliance Mutual Holding Company will also be required to file certain reports with, and otherwise comply with the rules and regulations of, the Pennsylvania Department of Banking and the Securities and Exchange Commission.  As a subsidiary of a savings and loan holding company, Alliance Bank will be subject to certain restrictions in its dealings with Alliance Bancorp and Alliance Mutual Holding Company and affiliates thereof.

Restrictions Applicable to Alliance Bancorp and Alliance Mutual Holding Company.  Because Alliance Bancorp and Alliance Mutual Holding Company will operate under federal charters issued by the Office of Thrift Supervision under Section 10(o) of the Home Owners’ Loan Act, they are permitted to engage only in the following activities:

•                                          investing in the stock of a savings institution;

•                                          acquiring a mutual association through the merger of such association into a savings institution subsidiary of such holding company or an interim savings institution subsidiary of such holding company;

•                                          merging with or acquiring another holding company, one of whose subsidiaries is a savings institution;

•                                          investing in a corporation the capital stock of which is available for purchase by a savings institution under federal law or under the law of any state where the subsidiary savings institution or association is located; and

•                                          the permissible activities described below for non-grandfathered savings and loan holding companies.

Activities which are permissible for non-grandfathered savings and loan holding companies include:

•                                          furnishing or performing management services for a subsidiary savings institution;

•                                          conducting an insurance agency or escrow business;

•                                          holding, managing, or liquidating assets owned or acquired from a subsidiary savings institution;

•                                          holding or managing properties used or occupied by a subsidiary savings institution;

•                                          acting as trustee under a deed of trust;

•                                          any other activity (i) that the Federal Reserve Board, by regulation, has determined to be permissible for bank holding companies under Section 4(c) of the Bank Holding Company Act of 1956, unless the Director of the Office of Thrift Supervision, by regulation, prohibits or limits any such activity for savings and loan holding companies, or (ii) in which multiple savings and loan holding companies were authorized by regulation to directly engage in on March 5, 1987;

•                                          purchasing, holding, or disposing of stock acquired in connection with a qualified stock issuance if the purchase of such stock by such holding company is approved by the Director of the Office of Thrift Supervision; and

•                                          any activity permissible for financial holding companies under section 4(k) of the Bank Holding Company Act.

Permissible activities which are deemed to be financial in nature or incidental thereto under section 4(k) of the Bank Holding Company Act include:

•                                          lending, exchanging, transferring, investing for others, or safeguarding money or securities;

•                                          insurance activities or providing and issuing annuities, and acting as principal, agent, or broker;

•                                          financial, investment, or economic advisory services;

•                                          issuing or selling instruments representing interests in pools of assets that a bank is permitted to hold directly;

•                                          underwriting, dealing in, or making a market in securities;

•                                          activities previously determined by the Federal Reserve Board to be closely related to banking;

•                                          activities that bank holding companies are permitted to engage in outside of the U.S.; and

•                                          portfolio investments made by an insurance company.

In addition, Alliance Bancorp will not be permitted to be acquired unless the acquirer is engaged solely in financial activities or to acquire a company unless the company is engaged solely in financial activities.

If a mutual holding company or a mutual holding company subsidiary holding company acquires or merges with another holding company, the holding company acquired or the holding company resulting from such merger or acquisition may only invest in assets and engage in the activities listed above, and it has a period of two years to cease any non-conforming activities and divest any non-conforming investments.  As of the date of this prospectus, Greater Delaware Valley Holdings was not engaged in any non-conforming activities and it did not have any non-conforming investments.

If the subsidiary savings institution fails to meet the Qualified Thrift Lender test set forth in Section 10(m) of the Home Owners’ Loan Act, as discussed below, then the savings and loan holding company must register with the Federal Reserve Board as a bank holding company, unless the savings institution requalifies as a Qualified Thrift Lender within one year thereafter.

Qualified Thrift Lender Test.  Under Section 2303 of the Economic Growth and Regulatory Paperwork Reduction Act of 1996, a savings association can comply with the Qualified Thrift Lender test by either meeting the Qualified Thrift Lender test set forth in the Home Owners’ Loan Act and implementing regulations or qualifying as a domestic building and loan association as defined in Section 7701(a)(19) of the Internal Revenue Code of 1986, as amended.  A savings bank subsidiary of a savings and loan holding company that does not comply with the Qualified Thrift Lender test must comply with the following restrictions on its operations:

•                                          the institution may not engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment is permissible for a national bank;

•                                          the branching powers of the institution shall be restricted to those of a national bank; and

•                                          payment of dividends by the institution shall be subject to the rules regarding payment of dividends by a national bank.

Upon the expiration of three years from the date the institution ceases to meet the Qualified Thrift Lender test, it must cease any activity and not retain any investment not permissible for a national bank (subject to safety and soundness considerations).

Alliance Bank believes that it meets the provisions of the Qualified Thrift Lender test.

Limitations on Transactions with Affiliates.  Transactions between savings institutions and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act.  An affiliate of a savings institution is any company or entity which controls, is controlled by or is under common control with the savings institution.  In a mutual holding company context, the mutual holding company and mid-tier holding company of a savings institution (such as Alliance Bancorp and Alliance Mutual Holding Company) and any companies which are controlled by such holding companies are affiliates of the savings institution.  Generally, Section 23A limits the extent to which the savings institution or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10% of such institution’s capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus.  Section 23B applies to “covered transactions” as well as certain other transactions and requires that all transactions be on terms substantially the same, or at least as favorable, to the savings institution as those provided to a non-affiliate.  The term “covered transaction” includes the making of loans to, purchase of assets from and issuance of a guarantee to an affiliate and similar transactions.  Section 23B transactions also include the provision of services and the sale of assets by a savings institution to an affiliate.  In addition to the restrictions imposed by Sections 23A and 23B, Section 11 of the Home Owners’ Loan Act prohibits a savings institution from (i) making a loan or other extension of credit to an affiliate, except for any affiliate which engages only in certain activities which are permissible for bank holding companies, or (ii) purchasing or investing in any stocks, bonds, debentures, notes or similar obligations of any affiliate, except for affiliates which are subsidiaries of the savings institution.

In addition, Sections 22(g) and (h) of the Federal Reserve Act place restrictions on loans to executive officers, directors and principal stockholders.  Under Section 22(h), loans to a director, an executive officer and to a greater than 10% stockholder of a savings institution, and certain affiliated interests of either, may not exceed, together with all other outstanding loans to such person and affiliated interests, the savings institution’s loans to one borrower limit (generally equal to 15% of the institution’s unimpaired capital and surplus).  Section 22(h) also requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal stockholder, or certain affiliated interests of either, over other employees of the savings institution.  Section 22(h) also requires prior board approval for certain loans.  In addition, the aggregate amount of extensions of credit by a savings institution to all insiders cannot exceed the institution’s unimpaired capital and surplus.  Furthermore, Section 22(g) places additional restrictions on loans to executive officers.  At December 31, 2005, Alliance Bank was in compliance with the above restrictions.

Restrictions on Acquisitions.  Except under limited circumstances, savings and loan holding companies are prohibited from acquiring, without prior approval of the Director of the Office of Thrift Supervision, (i) control of any other savings institution or savings and loan holding company or substantially all the assets thereof or (ii) more than 5% of the voting shares of a savings institution or holding company thereof which is not a subsidiary.  Except with the prior approval of the Director, no director or officer of a savings and loan holding company or person owning or controlling by proxy or otherwise more than 25% of such company’s stock, may acquire control of any savings institution, other than a subsidiary savings institution, or of any other savings and loan holding company.

The Director of the Office of Thrift Supervision may only approve acquisitions resulting in the formation of a multiple savings and loan holding company which controls savings institutions in more than one state if (i) the multiple savings and loan holding company involved controls a savings institution which operated a home or branch office located in the state of the institution to be acquired as of March 5, 1987; (ii) the acquiror is authorized to acquire control of the savings institution pursuant to the emergency acquisition provisions of the Federal Deposit Insurance Act ; or (iii) the statutes of the state in which the institution to be acquired is located specifically permit institutions to be acquired by the state-chartered institutions or savings and loan holding companies located in the state where the acquiring entity is located (or by a holding company that controls such state-chartered savings institutions).

Waivers of Dividends by Alliance Mutual Holding Company.  It is the policy of a number of mutual holding companies to waive the receipt of dividends declared by their subsidiary companies.  Office of Thrift Supervision regulations will require Alliance Mutual Holding Company to notify the Office of Thrift Supervision of any proposed waiver of its receipt of dividends from Alliance Bancorp.  The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if the waiver of cash dividends would not be detrimental to the safe and sound operation of the subsidiary institution.  We anticipate that Alliance Mutual Holding Company will waive dividends paid by Alliance Bancorp.  Under Office of Thrift Supervision regulations, public stockholders would not be diluted because any dividends waived by Alliance Mutual Holding Company would not be considered in determining an appropriate exchange ratio in the event Alliance Mutual Holding Company converts to stock form.

Conversion of Alliance Mutual Holding Company to Stock Form.  Office of Thrift Supervision regulations permit Alliance Mutual Holding Company to convert from the mutual form of organization to the capital stock form of organization.  There can be no assurance when, if ever, a conversion transaction will occur, and the board of directors has no current intention or plan to undertake a conversion transaction.  In a conversion transaction a new stock holding company would be formed as the successor to Alliance Bancorp, Alliance Mutual Holding Company’s corporate existence would end, and certain depositors of Alliance Bank would receive the right to subscribe for additional shares of the new holding company.  In a conversion transaction, each share of common stock held by stockholders other than Alliance Mutual Holding Company would be automatically converted into a number of shares of common stock of the new holding company based on an exchange ratio determined at the time of conversion, that ensures that stockholders other than Alliance Mutual Holding Company own the same percentage of common stock in the new holding company as they owned in Alliance Bancorp immediately prior to the conversion.  The total number of shares held by stockholders other than Alliance Mutual Holding Company after a conversion transaction would be increased by any purchases by such stockholders in the offering conducted as part of the conversion transaction.

Federal Securities Laws.  Upon completion of the offering, Alliance Bancorp’s common stock will be registered with the Securities and Exchange Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended.  We will be subject to information, proxy solicitation, insider trading restrictions, and other requirements under the Securities Exchange Act of 1934.

The Sarbanes-Oxley Act.  As a public company, Alliance Bancorp will be subject to the Sarbanes-Oxley Act of 2002, which implements a broad range of corporate governance and accounting measures for public companies designed to promote honesty and transparency in corporate America and better protect investors from corporate wrongdoing.  The Sarbanes-Oxley Act’s principal legislation and the derivative regulation and rule-making promulgated by the Securities and Exchange Commission includes:

•                                          the creation of an independent accounting oversight board;

•                                          auditor independence provisions that restrict non-audit services that accountants may provide to their audit clients;

•                                          additional corporate governance and responsibility measures, including the requirement that the chief executive officer and chief financial officer certify financial statements;

•                                          a requirement that companies establish and maintain a system of internal control over financial reporting and that a company’s management provide an annual report regarding its assessment of the effectiveness of such internal control over financial reporting to the company’s independent accountants and that such accountants provide an attestation report with respect to management’s assessment of the effectiveness of the company’s internal control over financial reporting;

•                                          the forfeiture of bonuses or other incentive-based compensation and profits from the sale of an issuer’s securities by directors and senior officers in the twelve month period following initial publication of any financial statements that later require restatement;

•                                          an increase in the oversight of, and enhancement of certain requirements relating to audit committees of public companies and how they interact with the company’s independent auditors;

•                                          the requirement that audit committee members must be independent and are absolutely barred from accepting consulting, advisory or other compensatory fees from the issuer;

•                                          the requirement that companies disclose whether at least one member of the committee is a “financial expert” (as such term is defined by the Securities and Exchange Commission) and if not, why not;

•                                          expanded disclosure requirements for corporate insiders, including accelerated reporting of stock transactions by insiders and a prohibition on insider trading during pension blackout periods;

•                                          a prohibition on personal loans to directors and officers, except certain loans made by insured financial institutions;

•                                          disclosure of a code of ethics and the requirement of filing of a Form 8-K for a change or waiver of such code;

•                                          mandatory disclosure by analysts of potential conflicts of interest; and

•                                          a range of enhanced penalties for fraud and other violations.

Although Alliance Bancorp anticipates that it will incur additional expense in complying with the provisions of the Sarbanes-Oxley Act and the resulting regulations, management does not expect that such compliance will have a material impact on its results of operations or financial condition.

Quotation on Nasdaq.  Alliance Bancorp [has received approval to have] its common stock quoted on [The Nasdaq Global Market.] In order to maintain such quotation, Alliance Bancorp will be subject to certain corporate governance requirements, including:

•                                          a majority of the board must be composed of independent directors;

•                                          the audit committee must be composed of at least three directors, each of whom is an independent director, as such term is defined by both the rules of the Nasdaq Stock Market and by Securities Exchange Act of 1934 regulations;

•                                          the nominating and compensation committees must also be composed entirely of independent directors; and

•                                          the audit and nominating committees must have written charters.

FEDERAL AND STATE TAXATION

General.  Alliance Bancorp, Alliance Mutual Holding Company and Alliance Bank will be subject to federal income tax provisions of the Internal Revenue Code of 1986, as amended, in the same general manner as other corporations with some exceptions listed below.  For federal income tax purposes, Alliance Bancorp intends to file a consolidated federal income tax return with its wholly owned subsidiaries on a fiscal year basis.  The applicable federal income tax expense or benefit will be properly allocated to each subsidiary based upon taxable income or loss calculated on a separate company basis.  Upon completion of the reorganization, Alliance Mutual Holding Company will not be permitted to file a consolidated federal income tax return with Alliance Bancorp and/or Alliance Bank.

Method of Accounting.  For federal income tax purposes, income and expenses are reported on the accrual method of accounting and Alliance Bancorp will file its federal income tax return using a December 31 fiscal year end.

Bad Debt Reserves.  The Small Business Job Protection Act of 1996 eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995.  Prior to that time, Alliance Bank was permitted to establish a reserve for bad debts and to make additions to the reserve.  These additions could, within specified formula limits, be deducted in arriving at taxable income.  As a result of the Small Business Job Protection Act, savings associations must use the specific chargeoff method in computing their bad debt deduction beginning with their 1996 federal tax return.

Taxable Distributions and Recapture.  Prior to the Small Business Job Protection Act, bad debt reserves created prior to January 1, 1988 were subject to recapture into taxable income if Alliance Bank failed to meet certain thrift asset and definitional tests.  New federal legislation eliminated these thrift related recapture rules.  However, under current law, pre-1988 reserves remain subject to recapture should Alliance Bank make certain non-dividend distributions or cease to maintain a savings bank charter.

At December 31, 2005, Alliance Bank’s total federal pre-1988 reserve was approximately $7.1 million.  The reserve reflects the cumulative effects of federal tax deductions for which no federal income tax provisions have been made.

Minimum Tax.  The Internal Revenue Code imposes an alternative minimum tax (“AMT”) at a rate of 20% on a base of regular taxable income plus certain tax preferences (“alternative minimum taxable income” or “AMTI”).  The AMT is payable to the extent such AMTI is in excess of an exemption amount.  Net operating losses can offset no more than 90% of AMTI.  Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years.  Alliance Bank has not been subject to the AMT nor does it have any such amounts available as credits for carryover.

Net Operating Loss Carryovers.  Net operating losses incurred in taxable years beginning before August 6, 1997 may be carried back to the three preceding taxable years and forward to the succeeding 15 taxable years.  For net operating losses in years beginning after August 5, 1997, other than 2001 and 2002, such net operating losses can be carried back to the two preceding taxable years and forward to the succeeding 20 taxable years.  Net operating losses arising in 2001 or 2002 may be carried back five years and may be carried forward 20 years.  At December 31, 2005, Alliance Bank had approximately $200,000 in net operating loss carryforwards expiring in 2020 for federal income tax purposes.

Corporate Dividends-Received Deduction.  Alliance Bancorp may exclude from income 100% of dividends received from a member of the same affiliated group of corporations.  The corporate dividends received deduction is 80% in the case of dividends received from corporations, which a corporate recipient owns less than 80%, but at least 20% of the distribution corporation.  Corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct only 70% of dividends received.

Other Matters.  Alliance Bank has not been audited by the IRS during the last five years.

State and Local Taxation

Pennsylvania Taxation.  Alliance Bancorp is subject to the Pennsylvania Corporate Net Income Tax and Capital Stock and Franchise Tax.  The Corporation Net Income Tax rate for fiscal 2005 is 9.99% and is imposed on unconsolidated taxable income for federal purposes with certain adjustments.  In general, the Capital Stock Tax is a property tax imposed at the rate of approximately 0.489% (for 2005) of a corporation’s capital stock value, which is determined in accordance with a fixed formula based upon average net income and net worth.

Alliance Bank is subject to tax under the Pennsylvania Mutual Thrift Institutions Tax Act (the “MTIT”), as amended to include thrift institutions having capital stock.  Pursuant to the MTIT, the tax rate is 11.5%.  The MTIT exempts Alliance Bank from other taxes imposed by the Commonwealth of Pennsylvania for state income tax purposes and from all local taxation imposed by political subdivisions, except taxes on real estate and real estate transfers.  The MTIT is a tax upon net earnings, determined in accordance with U.S. generally accepted accounting principles with certain adjustments.  The MTIT, in computing income under U.S. generally accepted accounting principles, allows for the deduction of interest earned on state and federal obligations, while disallowing a percentage of a thrift’s interest expense deduction in the proportion of interest income on those securities to the overall interest income of Alliance Bank.  Net operating losses, if any, thereafter can be carried forward three years for MTIT purposes.

MANAGEMENT

Management of Alliance Bancorp

Directors.  Alliance Bancorp’s initial board of directors will be established by Alliance Bank and will initially consist of the same individuals who serve as directors of Alliance Bank.  The board of directors will be divided into three classes, each of which will consist of approximately one-third of the board.  After the reorganization, one class will be elected by Alliance Bancorp’s stockholders to staggered three-year terms, or until their successors are elected and qualified.  One class of directors, consisting of Messrs. Carr, Rainer and Woolard, will have a term of office expiring at the first annual meeting of stockholders after the reorganization, a second class, consisting of Messrs. Cirucci, Flatley, Meier and Stonier, will have a term of office expiring at the second annual meeting of stockholders and a third class, consisting of Messrs. Cotter, Hecht and Raggi will have a term of office expiring at the third annual meeting of stockholders.  The following table sets forth certain information regarding Alliance Bank’s directors, all of whom will also serve as directors of Alliance Bancorp upon completion of the reorganization.

Name	Age	Position with the Alliance Bancorp and Principal Occupation During the Past Five Years	Director of Alliance Bank Since	Year Term Expires

James S. Carr	58	Director. Sole proprietor of James S. Carr, A.I.A. and Associates, an architectural and land planning company, and partner in the firm of Carr and Lang Architects, located in Boca Raton, Florida. From 1994 to 1995, Mr. Carr was a senior partner in the national architectural firm The Martin Organization.	1996	2007

Dennis D. Cirucci	55	Director. Chief Executive Officer of Alliance Bank since April 2005 and President of Alliance Bank since April 2003. Mr. Cirucci served as the Chief Operating Officer of Alliance Bank between April 1997 and April 2005 and Executive Vice President of Alliance Bank between April 1997 and April 2003.Prior thereto, Mr. Cirucci was Chief Financial Officer and served Alliance Bank in various positions. Previously, Mr. Cirucci was employed as a certified public accountant with the accounting firm of Deloitte & Touche LLP, until 1983.	1995	2008

J. William Cotter, Jr.	62	Director. Managing Officer of T.A. Title Insurance Co., Media, Pennsylvania, since 1979. T.A. Title Insurance Co. provides title services in the Commonwealth of Pennsylvania and five other states.	1986	2009

Timothy E. Flatley	46	Director. President, Owner and Founder of Sterling Investment Advisors, Ltd. since 2000.	2005	2008

William E. Hecht	58	Chairman of the Board of Alliance Bank since April 2000. Mr. Hecht served as the Chief Executive Officer of Alliance Bank between January 1990 and April 2005 and President of Alliance Bank between January 1, 1990 and April 2003. Prior thereto, Mr. Hecht was a Senior Vice President and served Alliance Bank in various positions beginning in 1972.	1988	2009

Name	Age	Position with the Alliance Bancorp and Principal Occupation During the Past Five Years	Director of Alliance Bank Since	Year Term Expires

Peter J. Meier	51	Director. Executive Vice President of Alliance Bank since April 2003 and Chief Financial Officer of Alliance Bank since April 1997. Mr. Meier also served in various positions with Alliance Bank since 1995. Prior to joining Alliance Bank, Mr. Meier was employed by other financial institutions and also worked at Deloitte & Touche LLP in public accounting specializing in financial institutions. Mr. Meier is a CPA licensed to practice in the Commonwealth of Pennsylvania.	2005	2008

John A. Raggi	62	Director. Vice President of Sales, Alcom Printing Group, Broomall, Pennsylvania, since 1962.	1992	2009

G. Bradley Rainer	58	Director. Principal in the law firm of Eckell, Sparks, Levy, Auerbach, Monte, Rainer & Sloane, P.C., Media, Pennsylvania since 1993. Mr. Rainer practices primarily in the business and estate planning areas. Mr. Rainer is also an adjunct professor at Temple University School of Law, where he teaches Transactional Practice, a seminar course integrating business law, trusts and estates law and professional responsibility.	2003	2007

Philip K. Stonier	66	Director. Self-employed as an Individual Practitioner Business Consultant and Tax Preparer since June 2000. Prior thereto, Mr. Stonier was a Treasurer, Financial Vice President and Chief Operating Officer for A&L Handles, Inc., Pottstown, Pennsylvania since 1981. A&L Handles, Inc. develops and manufactures caps and handles for tools. Prior to 1981, Mr. Stonier served as a partner in a small accounting firm. Mr. Stonier is a CPA licensed to practice in the Commonwealth of Pennsylvania.	2002	2008

R. Cheston Woolard	53	Director. Managing partner of Woolard, Krajnik, Masciangelo, LLP, a certified public accounting firm with offices in Montgomery and Chester Counties, Pennsylvania. Mr. Woolard is a member of the American and Pennsylvania Institutes of Certified Public Accountants and the Affordable Housing Association of Certified Public Accountants.	2004	2007

Executive Officers Who Are Not Also Directors.  The following table sets forth certain information with respect to the only person who serves as an executive officer of Alliance Bank and who does not also serve as a director.

Name	Age	Principal Occupation During the Past Five Years

Suzanne J. Ricci	37

Chief Technology Officer and Senior Vice President of Alliance Bank since April 2004. Ms. Ricci served as Vice President of Alliance Bank and served Alliance Bank in various positions beginning in 1990.

Compensation of Directors

Alliance Bancorp will not initially pay separate compensation to directors for their service on the board of directors of Alliance Bancorp.  During the year ended December 31, 2005, each non-employee member of the board of directors of Alliance Bank received an annual fee of $10,000 plus $600 for each meeting attended.  In addition, Mr. Hecht, as Chairman of the Board, received an annual fee of $60,000.  The committee chairman and other non-employee board members received an additional fee of $500 and $400, respectively, for each committee meeting attended during 2005.

Directors’ Retirement Plan.  The board of directors of Alliance Bank adopted a Directors’ Retirement Plan and Trust Agreement in order to provide retirement benefits to non-employee directors who have provided expertise in enabling Alliance Bank to experience successful growth and development.  The Directors’ Retirement Plan was adopted by stockholders at the 1996 Annual Meeting of Alliance Bank.

Each current and future non-employee member of the board of directors is eligible to participate in the Directors’ Retirement Plan, which provides directors with an accrued benefit in an amount equal to the number of months served as a director of Alliance Bank multiplied by $150.  For purposes of determining a director’s accrued benefit, months of service prior to the adoption of the Directors’ Retirement Plan were recognized.  The Directors’ Retirement Plan provides that Alliance Bank may utilize a trust to fund its obligations.  The amount of the retirement benefit actually received under the Directors’ Retirement Plan shall equal the value of the investments on behalf of such individual as reflected in his account balance.

Under the Directors’ Retirement Plan Trust, the trustee is given limited investment choices.  Specifically, the trustee may invest trust assets in common stock of Alliance Bank, interest bearing accounts at Alliance Bank, including certificates of deposit with Alliance Bank, U.S. governmental securities and agencies thereof and funds that invest in such securities.  In connection with the reorganization, we expect that the Directors’ Retirement Plan and Trust Agreement will be amended to permit the investment of trust assets in common stock of Alliance Bancorp.  The trust also allows the trustee to establish investment options consistent with the foregoing investment authority which Alliance Bank may provide to its directors so that they may express their investment preferences.  The trustee, however, retains ultimate investment authority over trust assets.  The trustee is an independent third party trustee with respect to Alliance Bank.

A director shall receive his retirement benefit in the form of a lump sum payment on his retirement date, which is the first day of the quarter following the date of his retirement from service as a member of the Board of Directors.  The Directors’ Retirement Plan provides that if a director dies prior to his retirement date, Alliance Bank shall pay the director’s retirement benefit to the director’s designated beneficiary, and in the absence of such designated beneficiary, to the director’s estate.

Retirement Agreement.  Alliance Bank entered into a Retirement Agreement with William E. Hecht, the former Chief Executive Officer of Alliance Bank.  The terms of the retirement agreement provide that Alliance Bank will maintain $300,000 in life insurance coverage until age 85, provide Mr. Hecht and his spouse with medical coverage unless he should subsequently obtain other employment which provides similar medical coverage.  In addition, so long as Mr. Hecht serves as Chairman of the Board of Directors, Alliance Bank will continue to provide certain perquisites, including an office at Alliance Bank's headquarters, club membership, an automobile and other benefits.

Committees of the Board of Directors

In connection with the reorganization, Alliance Bancorp will establish a nominating and corporate governance committee, a compensation committee and an audit committee.  All of the members of the audit committee, nominating and corporate governance committee and compensation committee will be composed solely of independent directors.  Such committees will operate in accordance with written charters.

Compensation Committee Interlocks and Insider Participation

Determinations regarding compensation of Alliance Bank’s President and Chief Executive Officer, as well as its other senior management, are reviewed and approved by Alliance Bank’s Compensation Committee.  Messrs. Cotter, Raggi and Woolard, currently serve as members of the Compensation Committee.

No person who served as a member of Alliance Bank’s Compensation Committee during fiscal 2005 was a current or former officer or employee of Alliance Bank or Greater Delaware Valley Holdings or engaged in certain transactions with Alliance Bank or Greater Delaware Valley Holdings required to be disclosed by regulations of the SEC.  Additionally, there were no Compensation Committee “interlocks” during fiscal 2005, which generally means that no executive officer of Alliance Bank or Greater Delaware Valley Holdings served as a director or member of the Compensation Committee of another entity, one of whose executive officers served as a director or member of Alliance Bank’s Compensation Committee.

Executive Compensation

Summary Compensation Table.  The following table sets forth a summary of certain information concerning the compensation awarded to the named executive officers or paid by Alliance Bank for services rendered in all capacities during the past three fiscal years to the Chief Executive Officer and the three most highly compensated executive officers of Alliance Bank and its subsidiaries whose total compensation during the last year exceeded $100,000 and Mr. Hecht who served as Chief Executive Officer during fiscal 2005.

		Annual Compensation(1)		All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(2)

William E. Hecht	2005	$80,096	$—	$56,136
Chairman of the Board (Chief	2004	236,608	25,009	49,066
Executive Officer until April 2005)	2003	206,017	22,291	48,514

Dennis D. Cirucci	2005	$203,462	$18,735	$23,115
President and Chief Executive	2004	184,385	19,489	27,168
Officer	2003	162,539	17,592	23,320

Peter J. Meier	2005	$142,638	$13,134	$18,785
Executive Vice President and	2004	128,250	13,556	19,503
Chief inancial Officer	2003	110,731	12,000	16,433

Dolores A. DeBaecke(3)	2005	$102,658	$9,453	$13,145
Senior Vice President and	2004	100,211	10,592	15,985
Corporate Secretary	2003	91,808	9,934	13,782

Douglas R. Moore(3)	2005	$118,308	$10,894	$10,789
Senior Vice President and	2004	77,923	8,000	—
Chief Operating Officer

Suzanne J. Ricci	2005	$93,308	$9,592	$8,492
Senior Vice President and	2004	78,231	10,000	9,554
Chief Technology Officer	2003	64,461	6,000	6,814

(1)                                  Does not include amounts attributable to miscellaneous benefits received by the named executive officers, including the payment of club membership dues and the use of bank-owned automobiles.  In the opinion of management, the costs to Alliance Bank of providing such benefits to any individual executive officer during the year ended December 31, 2005 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(2)                                  Consists of $6,879, $5,273, $3,875, $3,816, and $3,056 contributed to Alliance Bank’s Profit Sharing and 401(k) Plan and allocated to the account of Messrs. Cirucci, Meier and Moore and Mesdames DeBaecke and Ricci, respectively, $2,890, $3,000 and $2,520 in life insurance premiums paid by Alliance Bank on behalf of Messrs. Cirucci and Meier and Mrs. DeBaecke, respectively, $12,245, $9,395, $3,875, $3,816, and $3,056 representing the fair market value of shares of Alliance Bank common stock allocated pursuant to the Alliance Bank Employee Stock Ownership Plan to the accounts of Messrs. Cirucci, Meier and Moore and Mesdames DeBaecke and Ricci, respectively and $1,101, $1,117 and $-0- of contributions and expenses related to a supplemental retirement plans for the benefit of Messrs. Cirucci and Meier and Mrs. DeBaecke, respectively.

(3)                                  Mrs. DeBaecke retired in April 2006.  Mr. Moore was hired in March 2004 and resigned in June 2006.

Stock Option Plan

Alliance Bank previously maintained the 1996 Stock Option Plan for directors, officers and employees which terminated in fiscal 2006.  A total of 68,250 shares of Alliance Bank common stock were reserved for future issuance pursuant to the 1996 Stock Option Plan.  No options were granted to the named executive officers during the year ended December 31, 2005 and no options are available for future issuance.

The following table discloses the options exercised for the year ended December 31, 2005, and held at year-end, by Messrs. Hecht, Cirucci and Meier and Mrs. DeBaecke.

	Shares			Number of Options at		Value of Options at
	Acquired	Value		December 31, 2005		December 31, 2005
Name	On Exercise	Realized		Exercisable	Unexercisable	Exercisable	Unexercisable
William E. Hecht	1,438	$41,046	(1)	—	—	$—	$—
Dennis D. Cirucci	—	—		—	—	—	—
Peter J. Meier	—	—		—	—	—	—
Dolores A. DeBaecke	—	—		—	—	—	—
Douglas R. Moore	—	—		—	—	—	—
Suzanne J. Ricci	—	—		—	—	—	—

(1)                                  Represents the payment of the difference between the per share market price and the exercise price in connection with the cancellation by Mr. Hecht of 1,438 options, respectively, issued under the 1996 Stock Option Plan.

Employment Agreements.  Alliance Bank has entered into employment agreements with Messrs. Cirucci and Meier and Mrs. DeBaecke, dated June 21, 2001, and with Ms. Ricci, dated May 20, 2004.  Mrs. DeBaecke retired in April 2006 and certain benefits under her employment agreement, as described below, continue for three years from the date of retirement.  The employment agreements with Messrs. Cirucci and Meier have a term of three years and Ms. Ricci’s agreement has a one-year term.  The terms will be extended annually thereafter unless either Alliance Bank or the executive gives notice at least 60 days prior to the annual anniversary date that the agreement shall not be extended.  Under the terms of the employment agreements, the executives receive an initial annual base salary which is reviewed from time to time by the Board of Directors.  The executives are entitled to participate in Alliance Bank’s benefit plans and programs and receive reimbursement for reasonable business expenses.  Each of the employment agreements is terminable with or without cause by Alliance Bank.  The executives have no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination by the executive other than for disability, retirement, death or good reason, as defined in the agreement, or termination by Alliance Bank for cause.  In the event of the officer’s termination due to retirement or disability, Alliance Bank will continue to provide life, medical, dental and disability coverage for the remaining term of the agreement.  In the event of the officers’ death during the term of the agreement, Alliance Bank will continue to provide medical and dental coverage to the officer’s surviving spouse until age 65, or, in the case of Ms. Ricci,  for the remaining term of the agreement.

In the event that (1) the executive terminates his employment because of failure to comply with any material provision of the employment agreement by Alliance Bank or (2) the employment agreement is terminated by Alliance Bank other than for cause, disability, retirement or death, the executive will be entitled to the payment of three times the executive’s average annual compensation, as defined in the agreement, and one times in the case of Ms. Ricci, as cash severance.  In addition, the executive would continue to receive benefits under all employee plans for the remainder of the term of the agreement, or in the case of Ms. Ricci, for one year, or until the executive’s full time employment with another employer.  In the event that the executive’s employment is terminated in connection with a change in control, as defined, for other than cause, disability, retirement or death or the executive terminates his or her employment as a result of certain adverse actions which are taken with respect to the executive’s employment following a change in control, as defined, the executive will be entitled to a cash severance amount equal to three times his or her average annual compensation, as defined, and the maintenance, as described above, of the employee benefit plans for the remainder of the term of the agreement or until the executive’s full-time employment with another employer that provides similar benefits.

A change in control generally is defined in the agreements to include any change in control of Alliance Bank required to be reported under the federal securities laws, as well as (i) the acquisition by any person, other than Greater Delaware Valley Holdings, of 20% or more of Alliance Bank’s outstanding voting securities and (ii) a change in a majority of our directors during any three-year period without the approval of at least two-thirds of the persons who were directors at the beginning of such period.  Provided, however, that a change in control will not be deemed to have occurred following a reorganization such as is being undertaken.

The agreements with Messrs. Cirucci and Meier also provide that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code, and such payments will cause the executive officer to incur an excise tax under the Internal Revenue Code, Alliance Bank shall pay the executive officer an amount such that after payment of all federal, state and local income tax and any additional excise tax, the executive will be fully reimbursed for the amount of such excise tax.  In the case of Ms. Ricci, benefits under the employment agreement will be reduced to the extent necessary to ensure that the executive does not receive any “parachute payment” as such term is defined under Section 280G of the Internal Revenue Code.

Although the above-described employment agreements could increase the cost of any acquisition of control of Alliance Bancorp, we do not believe that the terms thereof would have a significant anti-takeover effect.

Benefit Plans

Retirement Plan.  Alliance Bank maintains the Alliance Bank Retirement Income Plan, a non-contributory defined benefit pension plan qualified under the Employee Retirement Income Security Act of 1974, as amended.  Employees become eligible to participate in the retirement plan upon the attainment of age 21 and the completion of one year of eligibility service.  For purposes of the retirement plan, an employee earns one year of eligibility service when he completes 1,000 hours of service within a one-year eligibility computation period.  An employee’s first eligibility computation period is the one-year period beginning on the employee’s date of hire.

The retirement plan provides for a monthly benefit upon a participant’s retirement at the age of 65.  A participant may also receive a benefit on his early retirement date, which is the date on which he attains age 55 and completes ten years of vesting service.  Benefits received prior to a participant’s normal retirement date are reduced by certain factors set forth in the retirement plan.  Participants become fully vested in their benefits under the retirement plan upon the completion of five years of vesting service as well as upon the attainment of normal retirement age (age 65).

The following table sets forth the estimated annual benefits payable upon retirement at age 65 for the period ended December 31, 2005.

	Years of Benefit Service
Final Average Earnings (1)(2)	15	20	25	30	35
$ 50,000	$12,097	$16,452	$20,807	$25,162	$29,517
75,000	18,335	25,002	31,670	38,337	45,005
100,000	24,572	33,552	42,532	51,512	60,492
125,000	30,810	42,102	53,395	64,687	75,980
150,000	37,047	50,652	64,257	77,862	91,467
175,000	43,285	59,202	75,120	91,037	106,955
200,000	49,522	67,752	85,982	104,212	122,442
225,000	55,760	76,302	96,845	117,387	137,930
250,000	61,997	84,852	107,707	130,562	153,417
300,000	74,472	101,952	129,432	156,912	184,392

(1)           The maximum amount of annual compensation which the retirement plan can consider in computing benefits is $210,000 in 2005, as adjusted for subsequent years pursuant to the Internal Revenue Code provisions.

(2)           The maximum annual benefit payable under the retirement plan in 2005 is $170,000, as adjusted for subsequent years pursuant to the Internal Revenue Code provisions.

The approximate full years of credited service, as of December 31, 2005, for the named executive officers are as follows:

Name	Years of Service
Dennis D. Cirucci	21.58
Peter J. Meier	9.00
Suzanne J. Ricci	16.42

In addition, Mrs. DeBaecke and Mr. Moore, who were executive officers at December 31, 2005, had 27.42 and 0.75 years of credited service, respectively.

Endorsement Split Dollar Agreements. Alliance Bank has purchased insurance policies on the lives of three of its executive officers named in the Summary Compensation Table above, and has entered into Endorsement Split Dollar Agreements with each of those officers. The policies are owned by Alliance Bank. Under the agreements with the named executive officers, upon an officer’s death while he or she remains employed by Alliance Bank or after a termination of employment, the death benefits under the insurance policies on the officer’s life in excess of the cash surrender value will be paid to the officer’s beneficiary.  Alliance Bank will receive the full cash surrender value, which is expected to reimburse Alliance Bank in full for its life insurance investment.

The Endorsement Split Dollar Agreements may be terminated at any time by Alliance Bank or the officer or by Alliance Bank upon the officer’s termination of service to Alliance Bank.  Upon termination, Alliance Bank may surrender the policy and collect the cash surrender value, substitute a new officer under the policy or, with the officer’s consent, transfer the policy to the officer.

Supplemental Executive Retirement Plan.  Alliance Bank currently maintains a Supplemental Executive Retirement Plan for selected executive officers.  Currently, Messrs. Cirucci and Meier participate in the Supplemental Executive Retirement Plan.  The Supplemental Retirement Plan provides supplemental annual payments for the life of the participant commencing upon retirement.  The supplemental annual payments under this plan are $108,261 and $72,263 for Messrs. Cirucci and Meier, respectively.  Mr. Hecht, who retired as President and Chief Executive Officer in April 2005, currently is receiving annual payments of $104,015 under this plan.

Indebtedness of Management

Alliance Bank’s policy provides that all loans made to its directors and officers are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.  As of December 31, 2005, Alliance Bank’s directors and executive officers had loans outstanding totaling $316,767 in the aggregate.  All such loans were made in the ordinary course of business and were not made with favorable terms nor did they involve more than the normal risk of collectibility.

New Stock Benefit Plans

Employee Stock Ownership Plan.  Alliance Bank has established an employee stock ownership plan for its employees which previously acquired 91,875 shares of Alliance Bank’s common stock on behalf of participants.  Employees, other than those paid solely on a retainer or fee basis, who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 are eligible to participate in Alliance Bank’s employee stock ownership plan.

As part of the reorganization, the employee stock ownership plan intends to purchase a number of shares of Alliance Bancorp common stock equal to 3.92% of the outstanding shares less the shares previously acquired by Alliance Bank’s employee stock ownership plan, or 122,216 shares and 140,548 shares based on the maximum and 15% above the maximum of the offering range, respectively.  We anticipate that the employee stock ownership plan will borrow funds from Alliance Bancorp, and that such loan will equal 100% of the aggregate purchase price of the common stock acquired by the employee stock ownership plan.  Alliance Bancorp has agreed to loan the employee stock ownership plan the funds necessary to purchase shares.  If the employee stock ownership plan’s order is not completely filled in the offering, we expect that the employee stock ownership plan will purchase shares in the open market after the offering is completed at a price which may be more or less than $10.00 per share, subject to prior OTS approval.  The loan to the employee stock ownership plan will be repaid principally from Alliance Bank’s contributions to the employee stock ownership plan and the collateral for the loan will be the common stock purchased by the employee stock ownership plan.  The interest rate for the employee stock ownership plan loan will be fixed and is expected to be at Alliance Bank’s prime rate at the date the employee stock ownership plan enters into the loan.  Alliance Bancorp may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by Alliance Bancorp or upon the sale of treasury shares by Alliance Bancorp.  Such purchases, if made, would be funded through additional borrowings by the employee stock ownership plan or additional contributions from Alliance Bancorp or from Alliance Bank.  The timing, amount and manner of future contributions to the employee stock ownership plan will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

Shares purchased by Alliance Bancorp’s employee stock ownership plan with the loan proceeds will be held in a suspense account and released for allocation to participants on a pro rata basis as debt service payments are made.  Shares released from the employee stock ownership plan will be allocated to each eligible participant’s employee stock ownership plan account based on the ratio of each such participant’s base compensation to the total base compensation of all eligible employee stock ownership plan participants.  Forfeitures may be used for several purposes such as the payment of expenses or be reallocated among remaining participating employees.  Upon the completion of five years of service, the account balances of participants within the employee stock ownership plan becomes 100% vested.  In the case of a “change in control,” as defined in the employee stock ownership plan, however, participants will become immediately fully vested in their account balances.  Participants also become fully vested in their account balances upon death, disability or retirement.  Benefits may be payable upon retirement or separation from service.

Generally accepted accounting principles require that any third party borrowing by the Alliance Bancorp employee stock ownership plan be reflected as a liability on its statement of financial condition.  Since the employee stock ownership plan is borrowing from Alliance Bancorp, the loan will not be treated as a liability but instead will be excluded from stockholders’ equity.  If the employee stock ownership plan purchases newly issued shares from Alliance Bancorp, total stockholders’ equity would neither increase nor decrease, but per share stockholders’ equity and per share net earnings would decrease as the newly issued shares are allocated to the employee stock ownership plan participants.

Alliance Bank’s employee stock ownership plan is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the applicable regulations of the IRS and the Department of Labor.

Stock Option Plan.  Following consummation of the reorganization, Alliance Bancorp intends to adopt a new stock option plan, which will be designed to attract and retain qualified personnel in key positions, provide directors, officers and key employees with a proprietary interest in Alliance Bancorp as an incentive to contribute to its success and reward key employees for outstanding performance.  The new stock option plan will provide for the grant of incentive stock options, intended to comply with the requirements of Section 422 of the Internal Revenue Code, and non-incentive or compensatory stock options.  Options may be granted to our directors and key employees.  The new stock option plan will be administered and interpreted by a committee of the board of directors.  Unless sooner terminated, the new stock option plan shall continue in effect for a period of 10 years from the date the stock option plan is adopted by the board of directors.

Under the new stock option plan, the committee will determine which directors, officers and key employees will be granted options, whether options will be incentive or compensatory options, the number of shares subject to each option, the exercise price of each option, whether options may be exercised by delivering other shares of common stock and when such options become exercisable.  The per share exercise price of an incentive stock option must at least equal the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to employees who are 5% stockholders).

At a meeting of Alliance Bancorp’s stockholders after the reorganization, which under applicable Office of Thrift Supervision policies may be held no earlier than six months after the completion of the offering, Alliance Bancorp intends to present the stock option plan to stockholders for approval and to reserve an amount equal to 4.90% of the shares of Alliance Bancorp common stock to be outstanding after the offering, less the options granted under the Bank’s 1996 Stock Option Plan, which is 337,096 shares or 387,660 shares based on the maximum and 15% above the maximum of the offering range, respectively, for issuance under the new stock option plan.  Office of Thrift Supervision regulations provide that, in the event such plan is implemented within one year after the reorganization, no individual officer or employee of may receive more than 25% of the options granted under the new stock option plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate of the options granted under the new stock option plan.  Office of Thrift Supervision regulations also provide that the exercise price of any options granted under any such plan must be at least equal to the fair market value of the common stock as of the date of grant.  Further, options under such plan generally are required to vest over a five year period at 20% per year.  Each stock option or portion thereof will be exercisable at any time on or after it vests and will be exercisable until 10 years after its date of grant or for periods of up to five years following the death, disability or other termination of the optionee’s employment or service as a director.  However, failure to exercise incentive stock options within three months after the date on which the optionee’s employment terminates may result in the loss of incentive stock option treatment.  We currently anticipate that the new stock option plan will be submitted to stockholders of Alliance Bancorp within one year, but not earlier than six months from, the date of completion of the reorganization and the offering.  Accordingly, we expect that the above described limitations imposed by regulations of the Office of Thrift Supervision would be applicable.  However, we reserve the right to submit the new stock option plan to stockholders more than one year from the date of the reorganization, in which event the above-described Office of Thrift Supervision regulations may not be fully applicable.  Currently, the Office of Thrift Supervision’s policy is that stock option plans implemented by institutions in the mutual holding company form must be approved by a majority of the outstanding shares of voting stock held by persons other than the mutual holding company, that is, a majority of the minority shares.  The Office of Thrift Supervision has proposed to revise its regulations to, among other things, clarify that stock option plans implemented more than one year after an offering by a subsidiary of a mutual holding company are not required to be approved by a majority of the minority shares.  If the proposed regulatory revisions are adopted by the Office of Thrift Supervision, a stock option plan implemented more than one year after the reorganization and offering could be approved solely upon the affirmative vote of Alliance Mutual Holding Company as the owner of more than a majority of the outstanding shares of Alliance Bancorp.  In addition, the Office of Thrift Supervision has proposed to amend its regulations with respect to stock benefit plans implemented more than one year after a mutual holding company reorganization and/or offering to permit plans to exceed the amounts described above provided that shares are purchased in the open market to fund such benefit plans.  No assurance can be given whether the Office of Thrift Supervision will adopt the amendments to its regulations as proposed.

At the time an option is granted pursuant to the new stock option plan, the recipient will not be required to make any payment in consideration for such grant.  With respect to incentive or compensatory stock options, the optionee will be required to pay the applicable exercise price at the time of exercise in order to receive the underlying shares of common stock.  The shares reserved for issuance under the new stock option plan may be authorized but previously unissued shares, treasury shares, or shares purchased by Alliance Bancorp on the open market or from private sources.  In the event of a stock split, reverse stock split or stock dividend, the number of shares of common stock under the new stock option plan, the number of shares to which any option relates and the exercise price per share under any option shall be adjusted to reflect such increase or decrease in the total number of shares of common stock outstanding.  If Alliance Bancorp declares a special cash dividend or return of capital after implementation of the stock option plan in an amount per share which exceeds 10% of the fair market value of a share of common stock as of the date of declaration, the per share exercise price of all previously granted options which remain unexercised as of the date of such declaration shall, subject to certain limitations, be proportionately adjusted to give effect to the special cash dividend or return of capital as of the date of payment of such special cash dividend or return of capital.

Under current provisions of the Internal Revenue Code, the federal income tax treatment of incentive stock options and compensatory stock options is different.  A holder of incentive stock options who meets certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to Alliance Bancorp at any time as a result of such grant or exercise.  With respect to compensatory stock options, the difference between the fair market value on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and Alliance Bancorp will be entitled to a deduction in the amount of income so recognized by the optionee.

Recognition Plan.  After the reorganization, Alliance Bancorp intends to adopt a stock recognition and retention plan for its directors, officers and employees.  The objective of the stock recognition and retention plan will be to enable Alliance Bancorp to provide directors, officers and employees with a proprietary interest in Alliance Bancorp as an incentive to contribute to its success.  Alliance Bancorp intends to present the stock recognition and retention plan to its stockholders for their approval at a meeting of stockholders which, pursuant to applicable Office of Thrift Supervision regulations, may be held no earlier than six months after the offering.

The recognition plan will be administered by a committee of Alliance Bancorp’s board of directors, which will have the responsibility to invest all funds contributed to the trust created for the stock recognition and retention plan.  Alliance Bancorp will contribute sufficient funds to the trust so that it can purchase, following the receipt of stockholder approval, a number of shares equal to 1.96% of the shares of Alliance Bancorp common stock to be outstanding after the offering, which is 191,590 shares or 220,328 shares based on the maximum and 15% above the maximum of the offering range, respectively.  Shares of common stock granted pursuant to the recognition plan generally will be in the form of restricted stock vesting at a rate to be determined by Alliance Bancorp’s board of directors or a board committee.  Currently, Alliance Bancorp expects that shares granted under the recognition plan will vest over a seven year period at a rate no faster than 14.3% per year.  For accounting purposes, compensation expense in the amount of the fair market value of the common stock at the date of the grant to the recipient will be recognized pro rata over the period during which the shares vest.  A recipient will be entitled to all voting and other stockholder rights, except that the shares, while restricted, may not be sold, pledged or otherwise disposed of and are required to be held in the trust.  Under the terms of the recognition plan, recipients of awards will be entitled to instruct the trustees of the recognition plan as to how the underlying shares should be voted, and the trustees will be entitled to vote all unallocated shares in their discretion.  If a recipient’s employment is terminated as a result of death or disability, all restrictions will expire and all allocated shares will become unrestricted.  Alliance Bancorp will be able to terminate the recognition plan at any time, and if it did so, any shares not allocated will revert to Alliance Bancorp.  Recipients of grants under the recognition plan will not be required to make any payment at the time of grant or when the underlying shares of common stock become vested, other than payment of withholding taxes.  We currently anticipate that the stock recognition and retention plan will be submitted to stockholders of Alliance Bancorp within one year, but not earlier than six months from, the date of completion of the reorganization and the offering.  Accordingly, we expect that the above described limitations imposed by regulations of the Office of Thrift Supervision would be applicable.  However, we reserve the right to submit the stock recognition and retention plan to stockholders more than one year from the date of the reorganization, in which event the above-described Office of Thrift Supervision regulations may not be fully applicable.  The Office of Thrift Supervision’s proposed amendments to its regulations, if adopted, would be applicable to a stock recognition and retention plan implemented by Alliance Bancorp more than one year after the reorganization and offering.

The Office of Thrift Supervision imposes substantive limitations on stock benefit plans adopted by federally chartered companies in the mutual holding company format.  Our new stock option plan and stock recognition and retention plan will comply with the applicable substantive limitations imposed by the Office of Thrift Supervision’s regulations and policies.  The Office of Thrift Supervision also requires that such stock benefit plans not be implemented any sooner than six months after completion of an additional stock issuance, such as the offering described in this prospectus, and such regulations currently provide that stock benefit plans must be approved by a majority of the total votes eligible to be cast by stockholders other than the mutual holding company.  The Office of Thrift Supervision has proposed to amend its regulations to provide that, for stock benefit plans adopted at least six months but within one year of an offering by a company in the mutual holding company format, the requisite vote of stockholders other than the mutual holding company will be reduced to a majority of the votes cast by such stockholders.  The Office of Thrift Supervision has also proposed to clarify its regulations to provide that stock benefit plans implemented more than one year from an additional stock issuance by a mutual holding company will not be subject to the requirement for approval by any designated proportion of the stockholders other than the mutual holding company.  We currently anticipate that our new stock option plan and stock recognition and retention plan will be implemented within one year of the completion of this offering, however no final determination has been made as to the timing for the implementation of such plans.  If the Office of Thrift Supervision’s amendments are approved as proposed and if we wait for more than one year to implement our proposed new stock option plan and stock recognition and retention plan, such plans could be adopted with the approval solely by Alliance Mutual Holding Company, as majority stockholder of Alliance Bancorp, regardless of the vote by stockholders other than Alliance Mutual Holding Company.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information as to the common stock beneficially owned as of                 , 2006, the voting record date, by the only persons or entities known to Alliance Bank to be the beneficial owners of more than 5% of the common stock, the directors of Alliance Bank, certain executive officers and certain former executive officers of Alliance Bank and by all directors and executive officers and certain former executive officers of Alliance Bank as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Greater Delaware Valley Holdings, A Mutual Company 541 Lawrence Road Broomall, Pennsylvania 19008-3599	2,753,625		80.0%

Directors:
James S. Carr	8,495	(2)	*
Dennis D. Cirucci	14,266	(3)	*
J. William Cotter, Jr.	7,968	(4)	*
Timothy E. Flatley	350	(5)	*
William E. Hecht	24,779	(6)	*
Peter J. Meier	4,932	(7)
John A. Raggi	3,051	(8)	*
G. Bradley Rainer	577	(9)	*
Philip K. Stonier	1,205	(10)	*
R. Cheston Woolard	607	(11)	*

Executive officer and former executive officers who are not also directors:
Dolores A. DeBaecke**	8,794	(12)	*
Douglas R. Moore**	4,262	(13)	*
Suzanne J. Ricci	2,711	(14)	*

All directors and executive officers as a group (13 persons)	81,997	(15)	2.4%

*              Represents less than 1.0% of the issued and outstanding common stock.

**           Mrs. DeBaecke retired in April 2006 and Mr. Moore resigned in June 2006.

(1)           Based on information furnished by the respective individuals.  Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she, directly or indirectly, has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares.  Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.  Shares which may be acquired by the exercise of stock options which are exercisable within 60 days of the voting record date are deemed to be beneficially owned by the holder and are outstanding for the purpose of computing the percentages of common stock beneficially owned by the respective individual and group.

(Footnotes continued on following page)

(2)           Includes 6,300 shares held by Mr. Carr, 1,050 shares held jointly with Mr. Carr’s spouse and 1,145 shares held in the trust established pursuant to the Directors’ Retirement Plan.

(3)           Includes 6,581 shares held in Alliance Bank’s employees stock ownership plan and 7,685 shares held in Alliance Bank’s Profit Sharing and 401(k) Plan.

(4)           Includes 500 shares held for Mr. Cotter’s children under the Pennsylvania Uniform Gift to Minors Act, 315 shares held in a simplified employee pension program, 2,467 shares held in an IRA for the benefit of Mr. Cotter, 3,329 shares held in the trust established pursuant to the Directors’ Retirement Plan, 315 shares held in IRA for the benefit of Mrs. Cotter and 1,042 shares held jointly with Mrs. Cotter.

(5)           Includes 300 shares held in an IRA for the benefit of Mr. Flatley and 50 shares held in the trust established pursuant to the Directors’ Retirement Plan.

(6)           Includes 6,678 shares held in Alliance Bank’s employee stock ownership plan, 45 shares held in the trust established pursuant to the Directors’ Retirement Plan and 18,056 shares held jointly with Mr. Hecht’s spouse.

(7)           Includes 1,312 shares held jointly with Mr. Meier’s spouse and 3,620 shares held in Alliance Bank’s employee stock ownership plan.

(8)           Includes 1,000 shares held in an IRA for the benefit of Mr. Raggi and 2,051 shares held in the trust established pursuant to the Directors’ Retirement Plan.

(9)           Includes 200 shares held jointly with Mr. Rainer’s spouse, 200 shares held in IRA for the benefit of Mr. Rainer and 177 shares held in the trust established pursuant to the Directors’ Retirement Plan.

(10)         Includes 1,000 shares held in an IRA for the benefit of Mr. Stonier and 205 shares held in the trust established pursuant to the Directors’ Retirement Plan.

(11)         Includes 500 shares held jointly with Mr. Woolard’s spouse and 107 shares held in the trust established pursuant to the Directors’ Retirement Plan.

(12)         Includes 555 shares held jointly with Mrs. DeBaecke’s spouse, 4,371 shares held in Alliance Bank’s Profit Sharing and 401(k) Plan, 2,906 shares held in Alliance Bank’s employee stock ownership plan and 966 shares held in an IRA for the benefit of Mrs. DeBaecke.

(13)         Includes 4,000 shares held in an IRA for the benefit of Mr. Moore and 262 shares held in Alliance Bank’s employee stock ownership plan.

(14)         Includes 2,416 shares held in Alliance Bank’s employee stock ownership plan and 295 shares held in Alliance Bank’s Profit Sharing and 401(k) Plan.

(15)         Includes, in the case of all directors and executive officers of Alliance Bank as a group, 15,781 shares of common stock which are held by the trust established pursuant to Alliance Bank’s employee stock ownership plan, which have been allocated to the accounts of participating employees

PROPOSED MANAGEMENT PURCHASES

The following table sets forth, for each of Alliance Bank’s directors and for all of its directors and executive officers as a group, (1) the number of exchange shares to be held upon consummation of the reorganization, based upon their beneficial ownership of shares of common stock of Alliance Bank as of the date of this prospectus, (2) the proposed purchases of common stock in the offering, assuming sufficient shares are available to satisfy their subscriptions, and (3) the total amount of Alliance Bancorp’s common stock to be held upon consummation of the reorganization and offering, in each case assuming that 2,126,281 shares of our stock are sold, which is the midpoint of the offering range.

	Number of Alliance Bancorp Shares To Be Received In Exchange For Shares	Proposed Purchase of Common Stock		Total Shares of Alliance Bancorp Common Stock to be held
Name	of Alliance Bank(1)	Amount	Number of Shares	Amount(2)	Number of Shares
Directors:
James S. Carr	20,982	$200,000	20,000	$409,820	40,982
Dennis D. Cirucci	35,236	100,000	10,000	452,360	45,236
J. William Cotter, Jr.	19,680	100,000	10,000	296,800	29,680
Timothy E. Flatley	864	—	—	8,640	864
William E. Hecht	61,202	50,000	5,000	662,020	66,202
Peter J. Meier	12,181	100,000	10,000	221,810	22,181
John A. Raggi	7,535	20,000	2,000	95,350	9,535
G. Bradley Rainer	1,425	15,000	1,500	29,250	2,925
Philip K. Stonier	2,976	20,000	2,000	49,760	4,976
R. Cheston Woolard	1,499	25,000	2,500	39,990	3,999

Executive Officer who is not also a Director:
Suzanne J. Ricci	6,696	50,000	5,000	116,960	11,696

All Directors and Executive Officers as a group (11 persons)	170,276	$680,000	68,000	2,382,760	238,276

(1)           Based on the exchange ratio of 2.46994 at the midpoint of the offering range.  Excludes stock options and awards that may be granted under the proposed new stock option plan and recognition and retention plan if such plans are approved by stockholders at an annual or special meeting of stockholders at least six months following the reorganization and offering.  See “Management - New Stock Benefit Plans.”

(2)           Amount is based on a valuation equal to the offering price of $10.00 per share.

THE OFFERING

General

The Board of Directors of Alliance Bank as well as the Board of Directors of Greater Delaware Valley Holdings unanimously adopted the plan of additional stock issuance.  The plan of additional stock issuance has been approved by the Office of Thrift Supervision, subject to consummation of the reorganization. Such Office of Thrift Supervision approval, however, does not constitute a recommendation or endorsement of the Plan of Additional Stock Issuance by such agency.

The following is a brief summary of the offering and is qualified in its entirety by reference to the provisions of the plan of additional stock issuance.  A copy of the plan of additional stock issuance is available for inspection at each branch office of Alliance Bank and at the Northeast Regional and Washington D.C. offices of the Office of Thrift Supervision.  The plan of additional stock issuance also is filed as an exhibit to the Registration Statement of which this document is a part, copies of which may be obtained from the Securities and Exchange Commission.  See “Additional Information.”

Purposes of the Offering

The offering will be important to our future growth and performance by providing a larger capital base to support our operations and by enhancing our future access to capital markets, ability to continue to grow our asset base, through acquisitions or otherwise, and to diversify into other financial services related activities and to provide additional services to the public.  Although Alliance Bank currently has the ability to raise additional capital through the sale of additional shares of Alliance Bank common stock, the mid-tier mutual holding company structure provides greater operational flexibility.

The offering also will result in an increase in the number of outstanding shares of common stock, as compared to the current number of outstanding shares of Alliance Bank common stock which will facilitate development of a more active and liquid trading market for our common stock.  See “Market for Our Common Stock.”

Alliance Bancorp and Alliance Bank remain committed to controlled growth and diversification.  The additional funds received in the offering will facilitate Alliance Bank’s ability to continue to grow in accordance with its business plan, through both internal growth and acquisitions of other institutions or branch offices.  Given the current consolidation efforts in the banking industry in general and in Alliance Bank’s market area in particular, we believe that there will be significant acquisition opportunities in the future.  In addition, Alliance Bank believes that the offering and reorganization will support its ability to more fully serve the borrowing and other financial needs of the communities it serves.

In light of the foregoing, our Board of Directors as well as the Boards of Directors of Greater Delaware Valley Holdings and Alliance Bank believe that it is in the best interests of such companies and our depositors and stockholders to continue to implement our strategic business plan, and that the most feasible way to do so is through the offering and reorganization.

The Offering

Subscription Offering.  In accordance with the plan of additional stock issuance, rights to subscribe for the purchase of common stock in the subscription offering have been granted to the following persons in the following order of descending priority:  (1) eligible account holders, (2) our employee stock ownership plan and (3) supplemental eligible account holders.  All subscriptions received will be subject to the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of additional stock issuance and as described below under “- Limitations on Common Stock Purchases.”

Priority 1:  Eligible Account Holders.  Each Alliance Bank depositor with an account balance of at least $50 at the close of business on March 31, 2005 (an “Eligible Account Holder”) will receive, without payment therefor, first priority, nontransferable subscription rights to subscribe for in the subscription offering up to the greater of (i) $200,000 of common stock and (ii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered in the subscription offering by a fraction, of which the numerator is the amount of the Eligible Account Holder’s qualifying deposit and the denominator of which is the total amount of qualifying deposits of all Eligible Account Holders, in each case as of the close of business on March 31, 2005 (the “Eligibility Record Date”), subject to the overall purchase limitations.  See “- Limitations on Common Stock Purchases.”

If there are not sufficient shares available to satisfy all subscriptions, shares first will be allocated so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares.  Thereafter, unallocated shares will be allocated to subscribing Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled, provided that no fractional shares shall be issued.  The subscription rights of Eligible Account Holders who are also directors or officers of Alliance Bank and their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the year preceding March 31, 2005.

Priority 2:  Employee Stock Ownership Plan.  The employee stock ownership plan will receive, without payment therefor, second priority, nontransferable subscription rights to purchase, in the aggregate, up to 3.92% of Alliance Bancorp common stock to be outstanding after consummation of the offering, less the number of shares previously acquired by the employee stock ownership plan or 122,216 shares based on the maximum of the offering range.  Subscriptions by the employee stock ownership plan will not be aggregated with shares of common stock purchased directly by or which are otherwise attributable to any other participants in the subscription and community offerings, including subscriptions of any of Alliance Bank’s directors, officers, employees or associates.  See “Management - Executive Compensation - Employee Stock Ownership Plan.”  In the event that the total number of shares of common stock sold in the offering is increased to an amount greater than the number of shares representing the maximum of the offering range (“Maximum Shares”), the employee stock ownership plan will have a priority right to purchase any such shares exceeding the Maximum Shares.  See “- Limitations on Common Stock Purchases” and “Risk Factors - Possible Dilutive Effect of Issuance of Additional Shares.”

Priority 3:  Supplemental Eligible Account Holders.  Each Alliance Bank depositor with an account balance of at least $50 at the close of business on September 30, 2006 (a “Supplemental Eligible Account Holder”) will receive, without payment therefor, third priority, nontransferable subscription rights to subscribe for in the subscription offering up to the greater of (i) $200,000 of common stock or (ii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered in the subscription offering by a fraction, of which the numerator is the amount of the Supplemental Eligible Account Holder’s qualifying deposit and the denominator of which is the total amount of qualifying deposits of all Supplemental Eligible Account Holders, in each case as of the close of business on September 30, 2006 (the “Supplemental Eligibility Record Date”), subject to the overall purchase limitations.  See “- Limitations on Common Stock Purchases.”

If there are not sufficient shares available to satisfy all subscriptions, shares first will be allocated so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares.  Thereafter, unallocated shares will be allocated to subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all such subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled, provided that no fractional shares shall be issued.

Expiration date for the Subscription Offering.  The subscription offering will expire at         :00 p.m., Eastern time, on                             , 2006, unless we extend the offering up to 45 days or such additional periods with the approval of the Office of Thrift Supervision.  Such extensions may not be extended beyond                , 2008.  Subscription rights which have not been exercised prior to the expiration date will become void.

We will not execute orders until at least the minimum number of shares of common stock (1,807,339 shares) have been subscribed for or otherwise sold.  If all shares have not been subscribed for or sold within 45 days after the expiration date, unless such period is extended with the consent of the Office of Thrift Supervision, all funds delivered to Alliance Bank pursuant to the subscription offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be canceled.  If an extension beyond the 45-day period following the expiration date is granted, we will notify subscribers of the extension of time and subscribers will have the right to modify or rescind their subscriptions.  If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be returned promptly with interest, or withdrawal authorizations will be cancelled.

Community Offering.  To the extent that shares remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, the employee stock ownership plan and Supplemental Eligible Account Holders, we may elect to offer shares pursuant to the plan of additional stock issuance to certain members of the general public, with preference given to natural persons residing in Delaware and Chester Counties and then to the Bank’s stockholders as of         , 2006 (such natural persons referred to as “Preferred Subscribers”).  If commenced, the community offering may commence concurrently with or subsequent to the subscription offering and will expire not later than 45 days subsequent to the subscription offering.  If we conduct a community offering, such persons may purchase up to $200,000 of common stock subject to the maximum purchase limitations.  See “- Limitations on Common Stock Purchases.”  This amount may be increased at our sole discretion.  The opportunity to subscribe for shares of common stock in the community offering category will be subject to our right in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date.

If there are not sufficient shares available to fill the orders of Preferred Subscribers after completion of the subscription offerings, such stock will be allocated first to each Preferred Subscriber whose order is accepted by us, in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible.  Thereafter, unallocated shares will be allocated among the Preferred Subscribers whose orders remain unsatisfied in the same proportion that the unfilled subscription of each bears to the total unfilled subscriptions of all Preferred Subscribers whose subscription remains unsatisfied.  If there are any shares remaining, shares will be allocated to other members of the general public who subscribe in the community offering applying the same allocation described above for Preferred Subscribers.

Syndicated Community or Underwritten Public Offering.  The plan of stock issuance provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Sandler O’Neill & Partners, L.P., acting as our agent. In such capacity, Sandler O’Neill & Partners, L.P., may form a syndicate of other broker-dealers. Alternatively, we may sell any remaining shares in an underwritten public offering.  However, we retain the right to accept or reject, in whole or in part, any orders in the syndicated community offering or underwritten public offering. Neither Sandler O’Neill & Partners, L.P. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering.  However, Sandler O’Neill & Partners, L.P., has agreed to use its best efforts in the sale of shares in any syndicated community offering.  The syndicated community offering would terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with any required regulatory approval or non-objection.

Common stock sold in the syndicated community offering will be sold at a purchase price per share which is the same price as all other shares being offered in the offering.  Purchasers in the syndicated community offering are eligible to purchase up to $200,000 of common stock (which equals 20,000 shares). See “-How We Determined the Price Per Share and the Offering Range.”  Orders for common stock in the syndicated community offering will be filled first to a maximum of 2% of the total number of shares sold in the offering and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all orders have been filled, provided no fractional shares will be issued. We may begin the syndicated community offering or underwritten public offering at any time following the commencement of the subscription offering.

The opportunity to subscribe for shares of common stock in the syndicated community offering or underwritten public offering is subject to our right in our sole discretion to accept or reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.  If your order is rejected in part, you will not have the right to cancel the remainder of your order.

If we are unable to find purchasers from the general public for all unsubscribed shares, we will make other purchase arrangements, if feasible.  Other purchase arrangements must be approved by the Office of Thrift Supervision and may include purchases by directors, officers and their associates in excess of the proposed management purchases discussed earlier, although no such increased purchases are currently anticipated.  If other purchase arrangements cannot be made, we may terminate the offering and promptly return all funds; set a new offering range, notify all subscribers and give them the opportunity to confirm, cancel or change their orders; or take such other actions as may be permitted by the Office of Thrift Supervision.

Persons Who Cannot Exercise Subscription Rights

We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the plan of additional stock issuance reside.  However, we are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which:

•                                          the number of persons otherwise eligible to subscribe for shares under the plan of additional stock issuance who reside in such jurisdiction is small;

•                                          the granting of subscription rights or the offer or sale of shares of common stock to such persons would require Alliance Bancorp or our officers, directors or employees, under the laws of such jurisdiction, to register as a broker, dealer, salesman or selling agent or to register or otherwise qualify its securities for sale in such jurisdiction or to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; or

•                                          such registration, qualification or filing in our judgment would be impracticable or unduly burdensome for reasons of costs or otherwise.

Where the number of persons eligible to subscribe for shares in one state is small, we will base our decision as to whether or not to offer the common stock in such state on a number of factors, including but not limited to the size of accounts held by account holders in the state, the cost of registering or qualifying the shares or the need to register Alliance Bancorp or our officers, directors or employees as brokers, dealers or salesmen.

How We Determined The Price Per Share And The Offering Range

The plan of additional stock issuance requires that the purchase price of our common stock must be based on the appraised pro forma market value of the common stock, as determined on the basis of an independent valuation.  We have retained RP Financial to make such valuation.  For its services in making such appraisal and any expenses incurred in connection therewith, RP Financial will receive a fee of $35,000, plus out-of-pocket expenses and $5,000 per appraisal update.  We have agreed to indemnify RP Financial and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where RP Financial’s liability results from its negligence or bad faith.

RP Financial prepared the appraisal taking into account the pro forma impact of the offering.  For its analysis, RP Financial undertook substantial investigations to learn about our business and operations.  We supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules.  In addition to this information, RP Financial reviewed our stock issuance application as filed with the Office of Thrift Supervision and our registration statement as filed with the Securities and Exchange Commission.  Furthermore, RP Financial visited our facilities and had discussions with our management.  RP

Financial did not perform a detailed individual analysis of the separate components of our assets and liabilities.  We did not impose any limitations on RP Financial in connection with its appraisal.

In connection with its appraisal, RP Financial reviewed the following factors, among others:

•                                    our present and projected operating results and financial condition;

•                                    the economic and demographic conditions of our primary market area;

•                                    pertinent historical financial and other information relating to Alliance Bank;

•                                    a comparative evaluation of our operating and financial statistics with those of other savings banks;

•                                    the proposed price per share;

•                                    the aggregate size of the offering of common stock;

•                                    our current and proposed dividend policy;

•                                    the impact of the offering on our capital position and earnings potential; and

•                                    the trading market for securities of comparable institutions and general conditions in the market for such securities.

Although RP Financial’s appraisal also considered the trading price of the Bank’s common stock, there are certain differences between the Bank’s common stock and shares of Alliance Bancorp’s common stock which are being offered or exchanged.  The differences include the greater liquidity of Alliance Bancorp’s common stock, the increased pro forma capitalization and the ability of Alliance Mutual Holding Company to waive future dividends.

Consistent with Office of Thrift Supervision appraisal guidelines, RP Financial’s analysis utilized three selected valuation procedures, the price/tangible book method, the price/core earnings method, and the price/assets method, all of which are described in its report.  RP Financial’s appraisal report is filed as an exhibit to the registration statement that we have filed with the Securities and Exchange Commission.  See “Additional Information.”  RP Financial placed the greatest emphasis on the price/core earnings and price/tangible book methods in estimating pro forma market value.  RP Financial compared the pro forma price/tangible book and price/core earnings ratios for Alliance Bancorp to the same ratios for a peer group of comparable companies.  The peer group included companies with:

•                               average assets of $445 million;

•                               average non-performing assets of 0.18% of total assets;

•                               average loans of 60.9% of total assets;

•                               average equity of 14.6% of total assets; and

•                               average net income of 0.64% of average assets.

On the basis of the analysis in its report, RP Financial has advised us that, in its opinion, as of August 4, 2006, our estimated pro forma market value of Alliance Bancorp, on a fully concerted basis, was within the valuation range of $72.3 million and $97.8 million with a midpoint of $85.0 million.

The following table presents a summary of selected pricing ratios for Alliance Bancorp, for the peer group and for all fully converted publicly traded savings banks.  The figures for Alliance Bancorp are from RP Financial’s appraisal report and they thus do not correspond exactly to the ratios presented in the Pro Forma Data section of this prospectus.  Compared to the average pricing ratios of the peer group, Alliance Bancorp’s pro forma pricing ratios at the maximum of the offering range indicate a premium of 91.9% on a price-to-earnings basis and a discount of 1.3% on a price-to-tangible book basis.

	Price to Earnings Multiple (1)		Price to Book Value Ratio (2)	Price to Tangible Book Value Ratio (2)
Alliance Bancorp (pro forma):
Midpoint	53.31	x	167.50%	167.50%
Maximum	60.24		182.48	182.48
Maximum, as adjusted	67.92		198.41	198.41

Peer Group:
Average	31.39	x	172.34%	184.88%
Median	32.95		169.71	178.73

All fully-converted, publicly-traded savings banks:
Average	19.40	x	149.82%	168.43%
Median	17.00		141.67	160.84

(1)          Ratios are based on earnings for twelve months ended June 30, 2006 or March 31, 2006, and share prices as of August 4, 2006.

(2)          Ratios are based on book value as of June 30, 2006 or March 31, 2006 and share prices as of August 4, 2006.

The following table presents a summary of selected pricing ratios for Alliance Bancorp on a fully-converted equivalent basis (i.e., the pro forma market value of Alliance Bancorp assuming that 80.02% or all of the remaining shares of Alliance Bank were sold in a public offering), for the peer group companies on a fully converted equivalent basis and for all fully converted, publicly traded savings banks.  Compared to the average fully-converted pricing ratios at the maximum of the offering range, the data indicates a premium of 58.2% on a price-to-earnings basis and a discount of 6.8% on a price-to-tangible book basis.

	Price to Earnings Multiple (1)		Price to Book Value Ratio (2)	Price to Tangible Book Value Ratio (2)
Alliance Bancorp:
Midpoint	38.25	x	84.82%	84.82%
Maximum	41.01		89.64	89.64
Maximum, as adjusted	43.76		94.29	94.29

Peer Group:
Average	25.92	x	93.03%	96.21%
Median	26.12		92.78	92.78

All fully-converted, publicly-traded savings banks:
Average	19.40	x	149.82%	168.43%
Median	17.00		141.67	160.84

(1)          Ratios are based on earnings for twelve months ended June 30, 2006 or March 31, 2006, and share prices as of August 4, 2006.

(2)          Ratios are based on book value as of June 30, 2006 or March 31, 2006 and share prices as of August 4, 2006.

In preparing the fully-converted pricing ratio analysis for Alliance Bancorp, RP Financial assumed offering expenses equal to 3.0% of the gross proceeds, a pre-tax reinvestment rate of 5.21% of the net proceeds of the offering, a tax rate of 34.0%, purchases by the employee stock ownership plan equal to 8.0% of the issued shares in the reorganization less shares previously acquired by the employee stock ownership plan funded with a loan from Alliance Bancorp with a 15 year-term, purchases by the stock-based incentive plan equal to 4.0% of the issued shares with a seven year vesting schedule and option grants under the stock option plan equal to 10.0% of the issued shares, less shares previously issued to the stock option plan. Shares of common stock purchased by the stock option plan were assumed at $10.00 per share.  The stock options were assumed to be granted with an exercise price of $10.00 per share, vest over a five-year period and have a term of 10 years.  RP Financial further assumed that pursuant to a second step conversion, $7.9 million of net assets currently held by the MHC, excluding its investment in Alliance Bank, would be consolidated into the fully converted company and that various intercompany income and expenses would be eliminated.

Our board of directors reviewed RP Financial’s appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the valuation range was reasonable and adequate.  Assuming that the shares are sold at $10.00 per share in the offering, the estimated number of shares would be between 1,807,339 at the minimum of the valuation range and 2,445,223 at the maximum of the valuation range, with a midpoint of 2,126,281.  The purchase price of $10.00 per share was determined by us, taking into account, among other factors, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock and desired liquidity in the common stock after the offering.

Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible for us to determine the exact number of shares that we will issue at this time.  The offering range may be amended, with the approval of the Office of Thrift Supervision, if necessitated by developments following the date of the appraisal in, among other things, market conditions, our financial condition or operating results, regulatory guidelines or national or local economic conditions.

If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, RP Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of our pro forma market value as of the close of the subscription offering.  If, as a result of regulatory considerations, demand for the shares or changes in market conditions, RP Financial determines that our pro forma market value has increased, we may sell up to 2,812,006 shares without any further notice to you.

No shares will be sold unless RP Financial confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price of the shares on an aggregate basis was materially incompatible with its appraisal.  If, however, the facts do not justify that statement, we may either: terminate the stock offering and promptly return all funds; promptly return all funds, set a new offering range, notify all subscribers and give them the opportunity to place a new order for shares of Alliance Bancorp common stock; or take such other actions as may be permitted by the Office of Thrift Supervision.  If the offering is terminated, all subscriptions will be cancelled and subscription funds will be returned promptly with interest, and holds on funds authorized for withdrawal from deposit accounts will be released or reduced.  If RP Financial establishes a new valuation range, it must be approved by the Office of Thrift Supervision.

In formulating its appraisal, RP Financial relied upon the truthfulness, accuracy and completeness of all documents we furnished to it.  RP Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate.  While RP Financial believes this information to be reliable, RP Financial does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by us nor independently value our assets or liabilities.  The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of purchasing shares of common stock.  Moreover, because the appraisal must be based on many factors that change periodically, there is no assurance that purchasers of shares in the offering will be able to sell shares after the offering at prices at or above the purchase price.

Copies of the appraisal report of RP Financial, including any amendments to the report, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at our main office and the other locations specified under “Additional Information,”

Limitations on Common Stock Purchases

The plan of stock issuance includes the following limitations on the number of shares of common stock which may be purchased in the offering.

•                                          The aggregate amount of our outstanding common stock owned or controlled by persons other than Alliance Mutual Holding Company at the close of the offering shall be less than 50.0% of our total outstanding common stock.

•                                          Except for our tax-qualified employee stock benefit plans, no person, together with associates of or persons acting in concert with such person, may purchase in the aggregate more than $300,000 of the common stock (which equals 30,000 shares), subject to increase as described below.  In calculating the number of shares held by management persons and their associates, shares purchased by any-tax qualified or non-tax qualified employee stock benefit plan that are attributable to such person in their capacity as trustees or beneficiaries of such plan will not be counted.

•                                          Each subscriber must subscribe for a minimum of 25 shares.

•                         The aggregate amount of common stock acquired in the offering, plus all prior issuances, by any one or more tax-qualified employee stock benefit plans, exclusive of any shares of Alliance Bancorp common stock acquired by such plans in the secondary market, shall not exceed 4.9% of (1) the outstanding shares of Alliance Bancorp common stock at the conclusion of the offering; or (2) the stockholders’ equity of Alliance Bancorp at the conclusion of the offering.

•                                          The aggregate amount of common stock acquired in the offering by all non-tax qualified employee stock benefit plans or management persons and their associates, exclusive of any common stock acquired by such plans or management persons and their associates in the secondary market, shall not exceed 25.0% of (1) the outstanding shares of Alliance Bancorp common stock held by persons other than Alliance Mutual Holding Company at the conclusion of the offering; or (2) the stockholders’ equity of Alliance Bancorp held by persons other than Alliance Mutual Holding Company at the conclusion of the offering.  In calculating the number of shares held by management persons and their associates, shares held by any tax qualified or non tax qualified employee stock benefit plan that are attributable to such person in their capacity as trustees or beneficiaries of such plan will not be counted.

•                                          Notwithstanding anything above to the contrary, no person (other than Alliance Mutual Holding Company or the employee stock ownership plan) may purchase any shares of common stock in the offering to the extent that such person, together with any associate or group of persons acting in concert and including shares of Alliance Bancorp common stock received in exchange for shares of Alliance Bank common stock pursuant to the exchange ratio, would beneficially own shares of common stock having a total value in excess of $800,000 (for this purpose all shares are assumed to have a value of $10.00 per share).

Subject to any required regulatory approval and the requirements of applicable laws and regulations, we may increase or decrease any individual amount permitted to be subscribed for and the overall purchase limitations.  If either of such amounts is increased, subscribers for the maximum amount will be given the opportunity to increase their subscriptions up to the then applicable limit.  If either of such amounts is decreased, subscribers for the maximum amount will be decreased by the minimum amount necessary so that the subscriber will be in compliance with the new maximum limitation.

In the event of an increase in the total number of shares of common stock offered due to an increase in the offering range of up to 15%, the additional shares will first be allocated in accordance with the plan of additional stock issuance to fill our employee stock ownership plan’s subscription and then to the other purchase categories in descending order of priority.

The term “associate” of a person is defined to include the following:

•                                          any corporation or other organization (other than Alliance Bancorp, Greater Delaware Valley Holdings, Alliance Bank, or a majority-owned subsidiary of any of the same) of which such person is a director, senior officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities;

•                                          any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan or non-tax-qualified employee stock benefit plan of Alliance Bancorp, Greater Delaware Valley Holdings or Alliance Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity;

•                                          any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of Alliance Bancorp or Alliance Bank, or any subsidiary thereof; and

•                                          any person acting in concert with any of the persons or entities specified above.

The term “acting in concert” is defined to mean (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.  We may presume that certain persons are acting in concert based upon, among other things, joint account relationships, common addresses on Alliance Bank’s records and the fact that such persons have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.  We have the right in our sole discretion to reject any order submitted by a person whose representations we believe to be false or who we otherwise believe, either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent, the terms and conditions of the plan of additional stock issuance.  Directors and officers are not treated as associates of each other solely by virtue of holding such positions.  We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.”

Plan of Distribution and Marketing Arrangements

Offering materials have been initially distributed to certain persons by mail, with additional copies made available through the stock information center and Sandler O’Neill & Partners, L.P.  All prospective purchasers are to send payment directly to Alliance Bank, where such funds will be held in a separate account earning interest and not released until the offering is completed or terminated.

We have engaged Sandler O’Neill & Partners, L.P., a broker-dealer registered with the National Association of Securities Dealers, as a financial and marketing advisor in connection with the offering of our common stock.  In its role as financial and marketing advisor, Sandler O’Neill & Partners, L.P. will assist us in the offering as follows:

•                                          consulting as to the securities marketing implications of any aspect of the plan of additional stock issuance;

•                                          reviewing with our board of directors the financial impact of the offering on us based upon the independent appraiser’s appraisal of the common stock;

•                                          reviewing all offering documents, including the prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

•                                          assisting in the design and implementation of a marketing strategy for the offering;

•                                          as necessary, assisting us in scheduling and preparing for meetings with potential investors and broker-dealers; and

•                                          providing such other general advice and assistance we may request to promote the successful completion of the offering.

For these services, Sandler O’Neill & Partners, L.P. will receive a fee of 1.0% of the aggregate dollar amount of the common stock sold in the subscription and community offerings excluding shares purchased by our tax qualified employee benefit plans and shares purchased by our directors, officers and employees and their immediate families.  We have made an advance payment of $25,000 to Sandler O’Neill & Partners, L.P.  If there is a syndicated community offering, Sandler O’Neill & Partners, L.P. will receive a management fee of 1.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering.  The total fees payable to Sandler O’Neill & Partners, L.P. and other National Association of Securities Dealers member firms in the syndicated community offering shall not exceed 7.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering.

We will also reimburse Sandler O’Neill & Partners, L.P. for its legal fees and expenses associated with this marketing effort, up to a maximum of $50,000.  If the plan of additional stock issuance is terminated or if Sandler O’Neill & Partners, L.P. terminates its agreement with us in accordance with the provisions of the agreement, Sandler O’Neill & Partners, L.P. will only receive reimbursement of its reasonable out-of-pocket expenses.  We will indemnify Sandler O’Neill & Partners, L.P. against liabilities and expenses (including legal fees) incurred in connection with certain claims or liabilities arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933.

We have also engaged Sandler O’Neill & Partners, L.P. to act as records management agent in connection with the offering.  In its role as records management agent, Sandler O’Neill & Partners, L.P. will assist us in the offering as follows: (i) consolidation of accounts and development of a central file; (ii) preparation of order forms; (iii) organization and supervision of the stock information center; and (iv) subscription services.  For these services, Sandler O’Neill & Partners, L.P. will receive a fee of $20,000 and reimbursement for its reasonable out-of-pocket expenses.  We have made an advance payment of $5,000 to Sandler O’Neill & Partners, L.P. for its role as records management agent.

Sandler O’Neill has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for common stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the common stock to be sold.  Sandler O’Neill expresses no opinion as to the prices at which common stock to be issued may trade.

Our directors and executive officers may participate in the solicitation of offers to purchase common stock.  Trained employees may participate in the offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature.  Questions of prospective purchasers regarding the offering process will be directed to registered representatives of Sandler O’Neill & Partners, L.P.  We will rely on Rule 3a4-1 of the Securities Exchange Act of 1934, as amended, so as to permit officers, directors, and employees to participate in the sale of the common stock.  No officer, director, or employee will be compensated for his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock.

The offering will comply with the requirements of Rule 10b-9 under the Securities Exchange Act of 1934, as amended.

Procedure for Purchasing Shares in the Subscription and Community Offerings

To ensure that each purchaser receives a prospectus at least 48 hours before the expiration date of the Subscription or Community Offering, unless extended, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.  Execution of the stock order form will confirm receipt or delivery in accordance with Rule 15c2-8.  Order forms will only be distributed with a prospectus.

To purchase shares in the Subscription Offering, an executed stock order form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from a deposit account at Alliance Bank (which may be given by completing the appropriate blanks in the order form), must be received by Alliance Bank by              p.m., Eastern time, on [the expiration date], unless extended.  In addition, we will require a prospective purchaser to execute a certification in the form required by applicable Office of Thrift Supervision regulations in connection with any sale of common stock.  We will not accept stock order forms which are not received by such time or are executed defectively or are received without full payment, or appropriate withdrawal instructions.  Copies of order forms, order forms unaccompanied by an executed certification form, payments from other private third parties and wire transfers also will not be accepted.  We will not accept incomplete or improperly executed forms.  Once received, an executed order form may not be modified, amended or rescinded without our consent, unless the reorganization has not been completed within 45 days after the end of the Subscription Offering, unless such period has been extended.

In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders are properly identified as to their stock purchase priority, depositors as of the close of business on the Eligibility Record Date (March 31, 2005) or the Supplemental Eligibility Record Date (September 30, 2006), must list all accounts on the stock order form giving all names in each account and the account numbers.  Failure to list all of your accounts may result in fewer shares being allocated to you than if all of your accounts had been disclosed. To preserve your subscription rights, you must register shares only in the name or names of eligible account holders or supplemental eligible account holders, as appropriate, as of the Eligibility Record Date or Supplemental Eligibility Record Date.  You may not add names of others who did not have subscription rights to purchase shares of our common stock.

Payment for subscriptions may be made (1) by check or money order, or (2) by authorization of withdrawal from deposit accounts maintained with Alliance Bank.  Interest will be paid on payments made by cash, check or money order at Alliance Bank’s passbook rate of interest from the date payment is received until the offering is completed or terminated.  We will hold funds received with orders in a deposit account that we have established at Alliance Bank for that sole purpose.  We may decide during the offering to also hold funds received with orders in a deposit account at another insured depository institution.  In either case, we will pay interest on all funds received at a rate equal to Alliance Bank’s passbook rate, which is currently      % per annum.  If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the reorganization, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the offering.

If a subscriber authorizes Alliance Bank to withdraw the amount of the purchase price from his deposit account, Alliance Bank will do so as of the effective date of the offering.  Alliance Bank will waive any applicable penalties for early withdrawal from certificate accounts.  If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate.

Our employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes.  Instead, our employee stock ownership plan may pay for the shares of common stock subscribed for by it at the purchase price upon completion of the offering provided that there is a valid loan commitment in force from the time of its subscription until completion.  The loan commitment may be from Alliance Bank or an unrelated financial institution.

Owners of self-directed IRAs may use the assets of such IRAs to purchase shares of common stock in the Subscription and Community Offerings, provided that such IRAs are not maintained at Alliance Bank.  Persons with IRAs maintained at Alliance Bank must have their accounts transferred to an unaffiliated institution or broker to purchase shares of common stock in the Subscription and Community Offerings.  In addition, applicable regulations require that officers, directors and 10% stockholders who use self-directed IRA funds to purchase shares of common stock in the Subscription and Community Offerings make such purchases for the exclusive benefit of the IRAs.  Any interested parties wishing to use IRA funds for stock purchases are advised to contact the stock information center for additional information and allow sufficient time for the account to be transferred as required.

We may, in our sole discretion, permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for such shares of common stock for which they subscribe in the community offering at any time before the 48 hours prior to the completion of the offering.  This payment may be made by wire transfer.  Our interpretation of the terms and conditions of the plan of stock issuance and of the acceptability of the order forms will be final.

Restrictions on Transfer of Subscription Rights and Shares

You may not transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of your subscription rights issued under the plan of additional stock issuance or the shares of common stock to be issued upon their exercise.  You may exercise your subscription rights only for your own account.  If you exercise your subscription rights, you will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding regarding the sale or transfer of such shares.  Federal regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of common stock prior to the completion of the reorganization.

We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders known by us to involve the transfer of such rights.

Delivery of Certificates

Certificates representing common stock issued in the reorganization will be mailed by our transfer agent to the persons entitled thereto at the addresses of such persons appearing on the stock order form as soon as practicable following completion of the offering.  Any certificates returned as undeliverable will be held by us until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law.  Until certificates for common stock are available and delivered to subscribers, such subscribers may not be able to sell the shares of common stock for which they have subscribed, even though trading of the common stock may have commenced.

Required Approvals

The Office of Thrift Supervision approved the plan of additional stock issuance.  The Office of Thrift Supervision has also approved our holding company application, subject to certain standard conditions.

We are required to make certain filings with state securities regulatory authorities in connection with the issuance of common stock in the offering.

Restrictions on Repurchase of Stock

Under Office of Thrift Supervision regulations, we may not for a period of one year from the date of the completion of the offering repurchase any of our common stock from any person, except (1) in an offer made to all stockholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, (2) the repurchase of qualifying shares of a director, or (3) repurchases to fund restricted stock plans or tax-qualified employee stock benefit plans.  Where extraordinary circumstances exist, the Office of Thrift Supervision may approve the open market repurchase of up to 5% of our common stock during the first year following the offering.  To receive such approval, we must establish compelling and valid business purposes for the repurchase to the satisfaction of the Office of Thrift Supervision.

Restrictions on Transfer of Shares After the Offering Applicable to Officers and Directors

Common stock purchased in the offering will be freely transferable, except for shares purchased by our directors and executive officers.

Shares of common stock purchased by our directors and executive officers may not be sold for a period of one year following the offering, except upon the death of the stockholder or unless approved by the Office of Thrift Supervision.  Shares purchased by these persons in the open market after the offering will be free of this restriction.  Shares of common stock issued to directors and executive officers will bear a legend giving appropriate notice of the restriction and, in addition, we will give appropriate instructions to our transfer agent with respect to the restriction on transfers.  Any shares issued to directors and executive officers as a stock dividend, stock split or otherwise with respect to restricted common stock will be similarly restricted.

Persons affiliated with us, including our directors and executive officers, received subscription rights based only on their deposits with Alliance Bank as account holders.  Any purchases made by persons affiliated with us for the explicit purpose of meeting the minimum of the offering must be made for investment purposes only, and not with a view towards redistribution.  Furthermore, as set forth above, Office of Thrift Supervision regulations restrict sales of common stock purchased in the offering by directors and executive officers for a period of one year following the offering.

Purchases of outstanding shares of our common stock by directors, officers, or any person who becomes an executive officer or director after adoption of the plan of additional stock issuance, and their associates, during the three-year period following the offering may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision.  This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to the purchase of stock under stock benefit plans.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the registration of the common stock to be issued in the offering.  This registration does not cover the resale of the shares.  Shares of common stock purchased by persons who are not affiliates of us may be resold without registration.  Shares purchased by an affiliate of us will have resale restrictions under Rule 144 of the Securities Act.  If we meet the current public information requirements of Rule 144, each affiliate of ours who complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares or the average weekly volume of trading in the shares during the preceding four calendar weeks.  We may make future provision to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

Interpretation, Amendment and Termination

To the extent permitted by law, all interpretations by us of the plan of additional stock issuance will be final; however, such interpretations have no binding effect on the Office of Thrift Supervision.  The plan of additional stock issuance provides that, if deemed necessary or desirable, we may substantively amend the plan of additional stock issuance as a result of comments from regulatory authorities or otherwise.

Completion of the offering requires the sale of all shares of the common stock within 90 days following approval of the plan of additional stock issuance by the Office of Thrift Supervision, unless an extension is granted by the Office of Thrift Supervision.  If this condition is not satisfied, the plan of conversion will be terminated and we will continue our business as a Pennsylvania-chartered stock savings bank.  We may terminate the plan of additional stock issuance at any time.

THE REORGANIZATION

General

Alliance Bank is undertaking a reorganization to form a mid-tier stock-form holding company pursuant to an Agreement and Plan of Reorganization by and between Alliance Bank, Alliance Interim Savings Bank, Alliance Bancorp, Inc. of Pennsylvania and Greater Delaware Valley Holdings.  The Agreement and Plan of Reorganization provides that Alliance Bancorp, which will be a federally chartered corporation, initially will be established as a subsidiary of Alliance Bank.  Alliance Interim Savings Bank, which will be a Pennsylvania-chartered interim savings bank, will be established as a subsidiary of Alliance Bancorp.  Alliance Bank will then merge with Alliance Interim Savings Bank, with Alliance Bank being the surviving and continuing savings bank of such merger, and the issued and outstanding shares of Alliance Bank common stock will be converted into shares of Alliance Bancorp common stock at an exchange ratio which is estimated to range between 2.1 and 2.8.  As a result, the current stockholders of Alliance Bank other than Greater Delaware Valley Holdings, who currently own 19.98% of the issued and outstanding shares of Alliance Bank in the aggregate, will continue to own the same percentage of outstanding shares of Alliance Bancorp common stock on an aggregate basis upon completion of the reorganization subject to increase for any additional shares of Alliance Bancorp common stock that such stockholders purchase in the offering.  No fractional shares of Alliance Bancorp will be issued to existing stockholders of Alliance Bank in the reorganization, stockholders will receive cash in lieu of any fractional shares.  Alliance Mutual Holding Company has agreed to the cancellation of a number of shares it otherwise would be entitled to receive in the reorganization equal to the number of additional shares sold in the offering.  This will have the effect of diluting Alliance Mutual Holding Company’s ownership interest, but in no event will Alliance Mutual Holding Company own less than 50% of the issued and outstanding shares of Alliance Bancorp common stock.  In addition, as part of the reorganization, Alliance Bank is making an election, pursuant to Section 10(l) of the Home Owners’ Loan Act, to have its holding companies regulated as savings and loan holding companies rather than bank holding companies and, consistent with OTS policy, Alliance Mutual Holding Company will convert to a federally chartered mutual holding company with a charter issued by the OTS.

After the reorganization, Alliance Bank will continue its existing business and operations as a Pennsylvania-chartered savings bank and wholly owned subsidiary of Alliance Bancorp.  The Board of Directors of Alliance Bancorp will be comprised of the members of the Board of Directors of Alliance Bank, and the officers of Alliance Bancorp will be the executive officers of Alliance Bank.  See “Management.”  Alliance Bank will continue to conduct business under the name “Alliance Bank,” although its legal name will continue to be Greater Delaware Valley Savings Bank, and its deposit accounts will continue to be insured by the FDIC to the maximum extent permitted by law.  The corporate existence of Alliance Bank will continue unaffected and unimpaired by the reorganization, except that all of the outstanding shares of Alliance Bank common stock will be owned by Alliance Bancorp.  The existing stockholders of Alliance Bank will have their existing shares of Alliance Bank converted into shares of Alliance Bancorp common stock as part of the reorganization.  Upon consummation of the reorganization, Alliance Mutual Holding Company will own more than a majority of the outstanding shares of common stock of Alliance Bancorp common stock.  It is currently anticipated that, upon consummation of the reorganization and the sale of additional shares of Alliance Bancorp common stock pursuant to the offering, Alliance Mutual Holding Company will own 55.0% of the issued and outstanding shares of Alliance Bancorp common stock.

THE BOARD OF DIRECTORS OF ALLIANCE BANK HAS UNANIMOUSLY APPROVED THE AGREEMENT, SUBJECT TO THE RECEIPT OF STOCKHOLDER APPROVAL AND NECESSARY REGULATORY APPROVALS, AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF ALLIANCE BANK APPROVE SUCH AGREEMENT.

Reasons for the Reorganization

The Board of Directors of Alliance Bank believes that the reorganization is in the best interests of the Bank, its stockholders and depositors.  Among other factors, the Board of Directors considered the following in approving the Agreement and Plan of Reorganization:

•                                          The reorganization will facilitate our ability to repurchase shares of Alliance Bancorp common stock in the future without adverse tax consequences.  Currently, federal tax laws generally require that thrift institutions such as Alliance Bank must recapture into income and pay taxes on their excess bad debt reserves in the event of certain distributions and redemptions, such as stock repurchases.  Alliance Bancorp will not be subject to such provisions of federal tax law and will be free to repurchase shares of its common stock without any recapture of its tax bad debt reserves.  The ability to make stock repurchases generally is considered to be an important means to enhance stockholder value and to effectively deploy excess capital resources.  Under applicable regulations of the OTS, during the first year following the reorganization and offering, Alliance Bancorp would be required to provide notice to the OTS of any proposed stock repurchase, and, among other factors, such repurchase could not be made if it would adversely affect our financial condition and could be made only if we demonstrate extraordinary circumstances and a compelling and valid business purpose for the stock repurchase.

•                                          The reorganization will facilitate the ability of Alliance Mutual Holding Company to waive the receipt of dividends.  Currently, Greater Delaware Valley Mutual Holdings must submit an application to the Federal Reserve Board before it may waive the receipt of dividends from Alliance Bank.  The Federal Reserve Board typically has not granted such waiver requests.  The regulations of the OTS permit a mutual holding company to waive the receipt of dividends and do not require that the interests of stockholders other than the mutual holding company be diluted in order to reflect any waived dividends in the event of the conversion of the mutual holding company to stock form.  The Board of Directors believes that the ability of Alliance Mutual Holding Company to waive dividends will enable Alliance Bancorp to retain capital that can be invested by the company in a manner which will be more beneficial to all stockholders.  In addition, unlike the current scenario where the mutual holding company must pay taxes on the dividends it receives from Alliance Bank, no tax obligation will arise from any dividends waived by Alliance Mutual Holding Company.

•                                          The reorganization and offering will provide us with a larger capital base to support our operations and facilitate our ability to grow and diversify in the future, through acquisitions or otherwise. Currently, we have no plans, agreements or understandings regarding any merger or acquisition transactions.  The reorganization and offering also will result in an increase in the number of outstanding shares of common stock as well as the number of stockholders.  This is expected to facilitate a more active and liquid trading market for our common stock.

In light of the foregoing, among other factors, the Board of Directors of Alliance Bank believes that the reorganization, including the offering, is in the best interests of Alliance Bank, its stockholders and its depositors.

Description of the Reorganization

Alliance Bank proposes to reorganize by forming a mid-tier stock-form holding company pursuant to the Agreement and Plan of Reorganization which was unanimously approved by the Boards of Directors of Alliance Bank and Greater Delaware Valley Holdings on June 21, 2006.  A copy of the Agreement and Plan of Reorganization is included as an exhibit to the registration statement that we have filed with the SEC.  See “Additional Information.”  A copy of the Agreement and Plan of Reorganization, as well as the Plan of Additional Stock Issuance and the proposed Federal stock Charter and Bylaws of Alliance Bancorp, is available upon request to Dennis D. Cirucci, President and Chief Executive Officer, Alliance Bank, 541 Lawrence Road, Broomall, Pennsylvania 19008.  The following is a brief description of the Agreement and Plan of Reorganization and is qualified in its entirety by reference to the provisions of the Agreement and Plan of Reorganization.

The reorganization will be accomplished through the following steps:

•                                          Alliance Bancorp will be organized as a federally chartered corporation and wholly owned subsidiary of Alliance Bank;

•                                          Alliance Interim Savings Bank will be organized as a Pennsylvania-chartered interim savings bank subsidiary of Alliance Bancorp;

•                                          Alliance Interim Savings Bank will merge into Alliance Bank with Alliance Bank continuing as the surviving savings bank;

•                                          The shares of Alliance Bank common stock which are outstanding immediately prior to the reorganization will be converted into shares of common stock of Alliance Bancorp at the exchange ratio, which is currently estimated to range from approximately 2.1 to 2.8;

•                                          The shares of Alliance Interim Savings Bank outstanding immediately prior to the reorganization and held by Alliance Bancorp will be converted on a one-for-one basis into shares of Alliance Bank common stock and the shares of Alliance Bancorp common stock initially issued to Alliance Bank prior to the reorganization will be cancelled;

•                                          Alliance Bancorp, with the agreement of Alliance Mutual Holding Company, will cancel a number of shares of Alliance Bancorp common stock that would otherwise be issued to Alliance Mutual Holding Company equal to the number of shares sold in the offering, thus diluting the ownership interest of Alliance Mutual Holding Company from 80.02% to 55.0% of the issued and outstanding shares of Alliance Bancorp upon consummation of the reorganization;

•                                          Alliance Bank will, pursuant to Section 10(l) of the Home Owners’ Loan Act, elect to be treated as a savings association and Greater Delaware Valley Holdings will convert to a federally chartered mutual holding company named “Alliance Mutual Holding Company.”  As a result, Alliance Mutual Holding Company and Alliance Bancorp will be regulated by the OTS as savings and loan holding companies.

As a result of the steps described above, Alliance Bank will become the wholly owned subsidiary of Alliance Bancorp, and Alliance Bancorp will become the majority owned subsidiary of Alliance Mutual Holding Company.  The Board of Directors of Alliance Bancorp will establish the exchange ratio such that the stockholders of Alliance Bank immediately prior to the reorganization, with the exception of the mutual holding company (who are referred to in the Agreement and Plan of Reorganization as the “Bank Public Stockholders”), will own in the aggregate upon consummation of the reorganization and offering, approximately the same percentage of issued and outstanding shares of common stock of Alliance Bancorp as they owned of Alliance Bank common stock immediately prior to the reorganization before giving effect to any new shares purchased by such Alliance Bank stockholders in the offering and any payment of cash in lieu of fractional shares.

The Exchange of Alliance Bank Common Stock

If you are now a stockholder of Alliance Bank, your shares will be cancelled and exchanged for new shares of Alliance Bancorp common stock.  The number of shares you will get will be based on an exchange ratio determined as of the closing of the offering.  The actual number of shares you receive will depend upon the number of shares we sell in our offering, which in turn will depend upon the final appraised value of Alliance Bancorp, Inc. of Pennsylvania.  Although RP Financial’s appraisal considered the trading price of the Bank’s common stock, the exchange ratio is intended to maintain the current aggregate ownership of the Bank’s public stockholders and, as a result, the exchange ratio is not directly related to the current trading price of the Bank’s common stock.  The following table shows how the exchange ratio will adjust, based on the number of shares sold in our offering.

	Shares to be sold in this offering	Shares to be exchanged for current Alliance Bank common stock	Total shares of common stock to be outstanding after the offering	Exchange ratio
Minimum	1,807,339	5,417,661	7,225,000	2.09945
Midpoint	2,126,281	6,373,719	8,500,000	2.46994
Maximum	2,445,223	7,329,777	9,775,000	2.84043
15% above Maximum	2,812,006	8,429,244	11,241,250	3.26649

No fractional shares of our common stock will be issued to any stockholder of Alliance Bank upon consummation of the reorganization.  For each fractional share that would otherwise be issued, we will pay an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 per share subscription price.

Effective Date

The reorganization will be effective as of the date specified in the Articles of Merger filed with the Department of Banking of the Commonwealth of Pennsylvania.

Rights of Dissenting Stockholders

Pennsylvania law applicable to Alliance Bank generally provides that a stockholder of a Pennsylvania-chartered savings bank which engages in a merger transaction shall have the right to demand from the savings bank the payment of the fair or appraised value of his or her stock in the savings bank, subject to the satisfaction of specified procedural requirements.  However, the statute also provides that stockholders of a Pennsylvania savings bank are not entitled to dissenters’ rights if, among other things, their common stock is listed on a national securities exchange.  Since the common stock of Alliance Bank is listed on the Nasdaq Capital Market, which is a national securities exchange, stockholders will not have dissenters’ rights of appraisal in connection with the reorganization.

Consequences Under Federal Securities Law

Alliance Bank’s common stock is registered under Section 12 of the Securities Exchange Act of 1934 as administered by the FDIC.  Upon consummation of the reorganization, Alliance Bancorp will register its common stock under the Section 12 of the Exchange Act as administered by the SEC.  The Exchange Act will apply to the Alliance Bancorp to the same degree that it currently applies to Alliance Bank, except that the powers, functions and duties to administer and enforce the Exchange Act requirements, including periodic and other reports, proxies, tender offers, and short swing profits, and certain other requirements that are vested in the FDIC with respect to securities of insured banks such as Alliance Bank, are vested in the SEC with respect to securities of corporations such as the Alliance Bancorp.

Effect of the Reorganization on Stock Benefit Plans of the Bank

Upon completion of the reorganization, shares of Alliance Bank common stock previously allocated pursuant to Bank’s employee stock ownership plan will be converted into shares of Alliance Bancorp common stock at the exchange ratio.  Similarly, any shares of Alliance Bank common stock held in participant accounts pursuant to Alliance Bank’s 401(k) plan shall be converted into shares of Alliance Bancorp common stock at the exchange ratio.

Conditions to the Reorganization and Abandonment

The Agreement and Plan of Reorganization provides that it shall not become effective until all of the following shall have occurred: (i) the Agreement shall have been approved by a vote of the holders of two-thirds of the issued and outstanding shares of Alliance Bank common stock; (ii) the reorganization shall have been approved by the OTS and the Pennsylvania Department of Banking and all applicable waiting periods shall have expired; (iii) Alliance Bank, Alliance Bancorp, Alliance Mutual Holding Company and Alliance Interim Savings Bank shall have received favorable opinions from its counsel or tax advisor concerning the federal and state income tax consequences of the formation of a mid-tier stock holding company and the merger of Alliance Interim Savings Bank with and into Alliance Bank; (iv) Alliance Bancorp common stock to be issued in exchange for Alliance Bank common stock shall be registered or qualified for issuance under the Securities Act and applicable state securities laws, except in each case to the extent that Alliance Bancorp relies on an available exemption therefrom; (v) Alliance Bank and Alliance Bancorp shall have obtained any other necessary consents or approvals for the reorganization; and (vi) the shares of Alliance Bancorp common stock are qualified for listing on the Nasdaq National Market or the Nasdaq Capital Market.

The Agreement and Plan or Reorganization provides that it may be abandoned by the Boards of Directors of Alliance Bank and Greater Delaware Valley Holdings if, among other things, (i) any action, suit, proceeding or claim has been instituted, made or threatened relating to the proposed reorganization which will make its consummation inadvisable in the opinion of Alliance Bank, Greater Delaware Valley Holdings, Alliance Bancorp or Alliance Interim Savings Bank, (ii) any of the regulatory approvals required for the reorganization contains any restriction or condition which, in the sole opinion of the Boards of Directors of Alliance Bank or Greater Delaware Valley Holdings, is deemed to be adverse to Alliance Bank, Greater Delaware Valley Holdings, or Alliance Bank’s stockholders or depositors, or (iii) for any other reason consummation of the reorganization is inadvisable in the opinion of Alliance Bank, Greater Delaware Valley Holdings, Alliance Bancorp or Alliance Interim Savings Bank.

Greater Delaware Valley Holdings, which owns more than two-thirds of the issued and outstanding shares of Alliance Bank common stock, intends to vote its shares in favor of the reorganization thereby ensuring stockholder approval of the Agreement and Plan of Reorganization.  Furthermore, we have received favorable opinions as to the federal and state income tax consequences of the formation of the mid-tier stock holding company and the merger of Alliance Interim Savings Bank with and into Alliance Bank.  See “–Federal and State Tax Consequences.”

Federal and State Tax Consequences

Alliance Bank, Greater Delaware Valley Holdings, Alliance Bancorp and Alliance Interim Savings Bank have obtained an opinion of counsel from Elias, Matz, Tiernan & Herrick L.L.P., to the effect that, for federal and Pennsylvania income tax purposes:  (1)  no gain or loss will be recognized by the stockholders of Alliance Bank upon the receipt of Alliance Bancorp common stock in exchange for their shares of Alliance Bank common stock; (2) the basis of Alliance Bancorp common stock to be received by stockholders of Alliance Bank will be the same, in each instance, as the basis of Alliance Bank common stock surrendered; (3) the holding period of Alliance Bancorp common stock to be received by each stockholder of Alliance Bank will include the holding period of Alliance Bank common stock surrendered, provided that Alliance Bank common stock was held as a capital asset on the date of the reorganization; and (4) the reorganization will not result in any taxable gain or loss to Alliance Bank or Alliance Bancorp.

The foregoing discussion is based upon current law and is intended for general information only.  Each stockholder is urged to consult his or her own tax advisor concerning the specific tax consequences of the reorganization to such stockholder, including the applicability and effect of foreign, state, local or other tax laws and of any proposed changes in the Code.

Impact of the Reorganization on the Operations of Alliance Bank

The reorganization will have no impact on the day-to-day operations of Alliance Bank.  Alliance Bank will remain a Pennsylvania-chartered savings bank, and will continue its operations at the same locations, with the same management and subject to all the rights, obligations and liabilities of the bank existing immediately prior to the reorganization.  The reorganization will have no effect on loans or deposit accounts at Alliance Bank.

Exchange of Alliance Bank Stock Certificates

After completion of the reorganization, each holder of a stock certificate for the previously issued and outstanding shares of Alliance Bank common stock will be entitled to receive a certificate or certificates representing the number of full shares of Alliance Bancorp common stock for which the shares of the Alliance Bank common stock shall have been converted based on the exchange ratio.  We will appoint an exchange agent, which we expect to be the same firm that acts as the transfer agent for our common stock, to undertake the exchange of stock certificates.  Promptly after completion of the reorganization, the exchange agent will mail to each holder of record of Alliance Bank common stock, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the exchange agent) advising such holder of the terms of the exchange and of the procedure for surrendering to the exchange agent such certificate in exchange for a certificate or certificates evidencing Alliance Bancorp common stock.  Alliance Bank’s stockholders should not forward Alliance Bank common stock certificates to Alliance Bank or the exchange agent until they have received the transmittal letter.

No holder of a certificate for shares of Alliance Bank common stock will be entitled to receive any dividends in respect of the common stock into which such shares shall have been converted until the certificate representing such shares of Alliance Bank common stock is surrendered in exchange for certificates representing shares of Alliance Bancorp common stock.  In the event that we declare dividends after the reorganization but prior to surrender of certificates representing shares of Alliance Bank common stock, dividends payable in respect of shares of Alliance Bancorp common stock not then issued shall accrue (without interest).  Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Alliance Bank common stock. We will be entitled, after the completion of the reorganization, to treat certificates representing shares of Alliance Bank common stock as evidencing ownership of the number of full shares of Alliance Bancorp common stock into which the shares of Alliance Bank common stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

We will not be obligated to deliver a certificate or certificates representing Alliance Bancorp shares of common stock to which a holder of Alliance Bank common stock would otherwise be entitled as a result of the reorganization until such holder surrenders the certificate or certificates representing the shares of Alliance Bank common stock for exchange as provided above, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by Alliance Bancorp.  If any certificate evidencing shares of Alliance Bancorp common stock is to be issued in a name other than that in which the certificate evidencing Alliance Bank common stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the exchange agent any transfer or other tax required by reason of the issuance of a certificate for shares of Alliance Bancorp common stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.

Certain Restrictions on Purchase or Transfer of Shares After the Reorganization

All shares of common stock purchased in connection with the reorganization by any of our directors or executive officers will be subject to a restriction that the shares not be sold for a period of one year following the reorganization, except in the event of the death of such director or executive officer or pursuant to a merger or similar transaction approved by the Office of Thrift Supervision.  Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and appropriate stop-transfer instructions will be issued to our transfer agent.  Any shares of common stock issued at a later date within this one year period as a stock dividend, stock split or otherwise with respect to such restricted stock will be subject to the same restrictions.  Our directors and executive officers will also be subject to the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934 as long as the common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934.

Purchases of our common stock by our directors, executive officers and their associates during the three year period following completion of the reorganization may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to certain purchases of stock pursuant to an employee stock benefit plan, such as our employee stock ownership plan, or by any non-tax-qualified employee stock benefit plan, such as the stock recognition and retention plan.

Any repurchases of common stock by us in the future will be subject to the receipt of any necessary approvals from the Office of Thrift Supervision during the first year after the reorganization.

COMPARISON OF STOCKHOLDERS’ RIGHTS

General.  As a result of the reorganization, holders of Alliance Bank common stock, with rights governed by Pennsylvania law and the articles of incorporation and bylaws of Alliance Bank, will become stockholders of Alliance Bancorp, with rights governed by federal law and the charter and bylaws of Alliance Bancorp.  The following is a summary of certain differences between the rights of current stockholders of Alliance Bank and the rights of stockholders of Alliance Bancorp upon completion of the reorganization.

Authorized Capital Stock.  The Pennsylvania articles of incorporation of Alliance Bank authorize 10,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock.  The federal stock charter of Alliance Bancorp authorizes 15,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock.

Cumulative Voting.  Neither the Pennsylvania articles of incorporation of Alliance Bank nor the federal charter of Alliance Bancorp provide for cumulative voting.

Preemptive Rights.  There are no preemptive rights with respect to either the common stock of Alliance Bank or Alliance Bancorp.

Directors.  Directors of both Alliance Bank and Alliance Bancorp are elected to three-year terms.  The Pennsylvania articles of incorporation provide that there shall be at least five directors of Alliance Bank, with the specific number to be set by resolution of the Board of Directors.  The federal charter provides that there shall be not less than five nor more than 15 directors of Alliance Bancorp, as stated in the company’s bylaws.

Under the Pennsylvania articles of incorporation of Alliance Bank, a majority vote of directors then in office may appoint new directors to fill vacancies on the board and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires.  In contrast, the federal charter of Alliance Bancorp provides that any director appointed by a majority of the remaining directors to fill a vacancy shall serve for a term of office continuing only until the next election of directors by stockholders.

A director or the entire board of Alliance Bank may be removed without cause by a majority of votes entitled to be cast unless, in the case of an individual director, there is cast against the removal resolution a number of shares which, if cumulatively voted at an annual meeting, would be sufficient to elect one or more directors.  The federal bylaws of Alliance Bancorp provide that any director may be removed only for cause by vote of the holders of a majority of the outstanding voting shares at a meeting of stockholders called for such purpose.

Stockholder Nominations and Proposals.  Under the Pennsylvania articles of incorporation of Alliance Bank, stockholders may submit nominations for election as a director by written notice delivered to the Bank’s secretary not later than 60 days prior to an annual meeting which must satisfy certain information requirements.  The Pennsylvania articles of incorporation of Alliance Bank provide that stockholders of Alliance Bank may submit proposals for consideration at an annual meeting by notice, which must satisfy certain information and other requirements, submitted in writing to the Bank’s principal executive offices at least 60 days prior to the anniversary date of the immediately preceding annual meeting.  Under the federal bylaws of Alliance Bancorp, director nominations or proposals for new business must be submitted at least five days prior to any annual meeting.

Special Meetings of Stockholders.  The Pennsylvania Articles of Incorporation of Alliance Bank provide that special meetings of stockholders may be called at any time by the Chairman of the Board, the President or a majority of the Board of Directors and shall be called upon written request of stockholders entitled to cast one-fifth of the votes which all stockholders are entitled to cast at a duly organized meeting.

The federal bylaws of Alliance Bancorp provide that special meetings of the stockholders of Alliance Bancorp may be called by the Chairman, President, a majority of the Board of Directors, and shall be called upon written request of the holders of not less than one-tenth of the outstanding capital stock of Alliance Bancorp entitled to vote at the meeting.  During the five-year period subsequent to the reorganization, special meetings of stockholders of Alliance Bancorp relating to a change in control or an amendment of the charter may be called only upon direction of the Board of Directors.

Amendment of Governing Instruments.  No amendment to the Pennsylvania articles of incorporation of Alliance Bank may be made unless first proposed by the Board of Directors and thereafter approved by at least a majority of the total votes eligible to be cast at a meeting of stockholders.  No amendment may be made to the federal charter of Alliance Bancorp unless it is first proposed by the Board of Directors, approved by a majority of the votes eligible to be cast at a meeting of stockholders and approved or preapproved by the Office of Thrift Supervision.

The Pennsylvania bylaws of Alliance Bank may be amended by a majority of the Board of Directors, subject to the authority of stockholders, by vote of not less than a majority of the stockholders present at a meeting, to change any such action by the Board of Directors.  A majority of the stockholders of Alliance Bank also may amend any provisions in the bylaws relating to the qualifications, classifications and terms in office of directors by a vote of not less than a majority of the stockholders present at a meeting.  The federal bylaws of Alliance Bancorp may be amended by a majority vote of the Board of Directors or by a majority vote of votes cast by the stockholders at any legal meeting, subject to the receipt of any necessary approval from the OTS.

Limitations on Acquisitions of Voting Stock and Voting Rights.  The federal charter of Alliance Bancorp provides that, during the five-year period following the reorganization, no person, other than Alliance Mutual Holding Company, or group of persons, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of the shares of common stock of Alliance Bancorp, with certain exceptions.  In the event that shares are acquired in violation of this restriction, all shares beneficially owned in excess of 10% will not be counted as shares entitled to vote and will not be voted by any person or counted as voting shares in connection with any matters submitted to stockholders for a vote.  A similar provision included in the Pennsylvania articles of incorporation of Alliance Bank has expired and is of no further force and effect.

Pennsylvania Business Corporation Law Restrictions.  The Pennsylvania articles of incorporation of Alliance Bank incorporate the provisions of the Pennsylvania Business Corporation Law regarding, among other things, business combinations with interested shareholders and control transactions, as described below.

Under the Pennsylvania Business Corporation Law, a registered corporation may not engage in a business combination with an interested shareholder except for certain types of business combinations as enumerated under Pennsylvania law.  The Pennsylvania Business Corporation Law defines a “business combination” generally to include, with respect to a corporation, certain sales, purchases, exchanges, leases, mortgages, pledges, transfers or dispositions of assets, mergers or consolidations, certain issuances or reclassifications of securities, liquidations or dissolutions or certain loans, guarantees or financial assistance, pursuant to an agreement or understanding between such corporation or any subsidiaries, on the one hand, and an interested shareholder or an “affiliate” or “associate” thereof, on the other hand.  An “interested shareholder” is defined generally to include any individual, partnership, association or corporation which is the beneficial owner (as defined) of at least 20% of the outstanding voting stock of the corporation or which is an affiliate or associate of such corporation and at any time within the five-year period prior to the date in question was the beneficial owner of at least 20% of the outstanding voting stock.

The Pennsylvania Business Corporation Law also includes provisions which allow holders of voting shares of a registered corporation that becomes the subject of a “control transaction” to object to such transaction and demand that they be paid a cash payment for the “fair value” of their shares from the “controlling person or group.”  A “control transaction” for purposes of these provisions means the acquisition by a person or group of persons acting in concert of at least 20% of the outstanding voting stock of the registered corporation.  “Fair value” for purposes of these provisions means an amount not less than the highest price per share paid by the controlling person or group at any time during the 90-day period ending on and including the date of the control transaction, plus an increment representing any value, including without limitation any proportion of any value payable for acquisition of control of the corporation, that may not be reflected in such price.

Neither the federal charter or bylaws of Alliance Bancorp nor federal law contain provisions similar to the interested stockholder provisions or the control transaction provisions described above.

Indemnification of Directors, Officers and Employees.  The Pennsylvania bylaws of Alliance Bank provide that the Bank shall indemnify any director, officer, employee or agent of the Bank against liabilities to the full extent permissible under Pennsylvania law.  Pursuant to regulations of the OTS, Alliance Bancorp will be required to indemnify its directors, officers and employees for any costs incurred in connection with any litigation involving any such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor.  In addition, indemnification is permitted in the case of a settlement, a final judgment against such person or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of Alliance Bancorp or its stockholders.  Alliance Bancorp also will be permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification.  Before making any indemnification payment, Alliance Bancorp is required to notify the OTS of its intention and such payment cannot be made if the OTS objects thereto.

Mergers, Consolidations and Similar Transactions.  Mergers, consolidations, asset sales, liquidations and other similar transactions require approval by an affirmative vote of a majority of the board of directors and of not less than two-thirds of all outstanding shares of Alliance Bank common stock.  Under federal regulations applicable to Alliance Bancorp, mergers, consolidations and the sale of substantially all of an institution’s assets requires, with certain exceptions, the approval of two-thirds of the board of directors and the holders of two-thirds of the outstanding stock entitled to vote thereon.

Dissenters’ Rights of Appraisal.  Currently, the right of appraisal for dissenting stockholders of Alliance Bank is governed by Pennsylvania law.  Under applicable Pennsylvania law, a stockholder generally has the right to dissent from any merger or consolidation involving the corporation or sale of all or substantially all of the corporation’s assets, and to obtain fair value for his shares, subject to specified procedural requirements.  However, no such appraisal rights are generally available for shares which are listed on a national securities exchange, which includes shares of the Nasdaq Global Market or Capital Market, provided that such exception will not apply and dissenters’ rights will be available in the case of, among other things, shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and cash in lieu of fractional shares.  Under OTS regulations applicable to Alliance Bancorp, a stockholder’s rights to demand payment of the fair or appraised value of his or her stock in the event of a merger, consolidation or sale of substantially all assets, generally is not available to institutions whose shares are listed on a national securities exchange, which we expect to be the case for Alliance Bancorp.  However, such exception from federal appraisal rights is applicable only where the stockholder is required to accept only “qualified consideration” for his or her stock, which is defined to include cash, shares of stock of any institution or corporation which at the effective date of the merger will be listed on a national securities exchange or quoted on the Nasdaq or any combination of such shares of stock and cash.

RESTRICTIONS ON ACQUISITION OF ALLIANCE BANCORP AND ALLIANCE BANK

AND RELATED ANTI-TAKEOVER PROVISIONS

Mutual Holding Company Structure

The mutual holding company structure could restrict the ability of our stockholders to effect a change of control of management because Alliance Mutual Holding Company will control at least a majority of the outstanding voting stock of Alliance Bancorp.  Consequently, Alliance Mutual Holding Company will be able to elect all of the members of our board of directors and generally control the outcome of most matters presented to our stockholders for approval, except for matters that require a supermajority vote.  Alliance Mutual Holding Company, acting through its board of directors, will be able to prevent any challenge to the ownership or control of Alliance Bancorp by minority stockholders.  Alliance Mutual Holding Company will be controlled by its board of directors, which will initially consist of the same persons who are members of the board of directors of Alliance Bancorp and Alliance Bank.  See “Risk Factors - Alliance Mutual Holding Company Will Own a Majority of Alliance Bancorp’s Outstanding Common Stock and Will Be Able to Control the Result of Most Matters Put to a Vote of Alliance Bancorp’s Stockholders” and “The Reorganization.”

Restrictions in Alliance Bancorp’s Charter and Bylaws

The following discussion is a summary of certain provisions of Alliance Bancorp’s charter and bylaws that relate to corporate governance.  The description is necessarily general and qualified by reference to the charter and bylaws.  See “Additional Information” for information as to how you can review a copy of our charter and bylaws.

Classified Board of Directors.  Alliance Bancorp’s board of directors is required by our bylaws to be divided into three classes which are as equal in size as is possible, and one of such classes is required to be elected annually by our stockholders for three-year terms.  A classified board of directors promotes continuity and stability of management but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur.

Authorized but Unissued Shares of Capital Stock.  Following the reorganization, we will have authorized but unissued shares of preferred stock and common stock.  See “Description of Alliance Bancorp Capital Stock.”  Our board of directors could use these shares to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.  We anticipate, however, that it is unlikely that we will use the shares for this purpose because Alliance Mutual Holding Company will own a majority of our common stock.

Special Meetings of Stockholders.  Alliance Bancorp’s charter provide that for a period of five years following the reorganization, special meetings of stockholders may be called only upon direction of our board of directors for matters relating to changes in control of us or amendments to our charter.

Absence of Cumulative Voting.  Alliance Bancorp’s charter and bylaws provide that there is no cumulative voting by our stockholders for the election of directors.  The absence of cumulative voting rights effectively means that the holder of a majority of our shares (i.e., Alliance Mutual Holding Company) may, if it so chooses, elect all of our directors, thus precluding minority stockholder representation on our board of directors.

Restrictions on Acquisitions of Securities.  Alliance Bancorp’s charter provides that for a period of five years following the date of the reorganization, no person other than Alliance Mutual Holding Company may directly or indirectly offer to acquire the beneficial ownership of more than 10% of our common stock.  This provision does not apply to any of our tax-qualified employee stock benefit plans or to underwriters involving the public sale or resale of our common stock.  If a party acquires in excess of 10% of our common stock, those shares will be considered “excess shares” and will not be counted as shares entitled to vote.

Regulatory Restrictions

The Change in Bank Control Act and regulations of the OTS provide that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings and loan holding company unless the Office of Thrift Supervision has been given at least 60 days’ prior written notice.  The Home Owners’ Loan Act provides that no company may acquire “control” of a savings institution without the prior approval of the Office of Thrift Supervision.  Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the Office of Thrift Supervision.  Pursuant to federal regulations, control of a savings and loan holding company is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution.  Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock, of a savings and loan holding company where certain enumerated “control factors” are also present in the acquisition.  The Office of Thrift Supervision may prohibit an acquisition if:

•                                          it would result in a monopoly or substantially lessen competition;

•                                          the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

•                                          the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person.

The foregoing restrictions do not apply to the acquisition of a savings and loan holding company’s capital stock by one or more tax-qualified employee stock benefit plans, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of equity security of the savings and loan holding company.

For three years following the reorganization, Office of Thrift Supervision regulations prohibit any person from acquiring, either directly or indirectly, or making an offer to acquire more than 10% of the stock of any converted savings institution or its holding company, without the prior written approval of the Office of Thrift Supervision, except for:

•                                          any offer with a view toward public resale made exclusively to the institution or its holding company or to underwriters or a selling group acting on its behalf;

•                                          offers that if consummated would not result in the acquisition by such person during the preceding 12-month period of more than 1% of such stock;

•                                          offers in the aggregate for up to 24.9% by our employee stock ownership plan or other tax-qualified plans; and

•                                          an offer to acquire or acquisition of beneficial ownership of more than 10% of the common stock of the savings institution or its holding company by a corporation whose ownership is or will be substantially the same as the ownership of the savings institution, provided that the offer or acquisition is made more than one year following the date of completion of the reorganization.

Such prohibition also is applicable to the acquisition of Alliance Bancorp common stock.  In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by such person in excess of

10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to a vote of stockholders.  The definition of beneficial ownership for this regulation extends to persons holding revocable or irrevocable proxies for the stock of an institution or its holding company under circumstances that give rise to a conclusive or rebuttable determination of control under Office of Thrift Supervision regulations.

The foregoing provisions of Alliance Bancorp’s charter and bylaws could have the effect of discouraging an acquisition of Alliance Bancorp or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions which might otherwise have a favorable effect on the price of Alliance Bancorp common stock.

In addition, certain provisions expected to be included in the proposed stock option plan and stock recognition and retention plan, each of which will not be implemented prior to the receipt of stockholder approval, will provide for accelerated benefits to participants in the event of a change in control of Alliance Bancorp or Alliance Bank, as applicable.  See “Management - New Stock Benefit Plans.”  The foregoing provisions and limitations may make it more costly for companies or persons to acquire control of Alliance Bancorp.

The board of directors of Alliance Bancorp believes that the provisions described above are prudent and will reduce vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by its board of directors.  Alliance Bancorp’s board of directors believes that these provisions are in the best interests of Alliance Bancorp and its stockholders.  In the board of directors’ judgment, Alliance Bancorp’s board of directors is in the best position to determine Alliance Bancorp’s true value and to negotiate more effectively for what may be in the best interests of stockholders.  Accordingly, the board of directors believes that it is in Alliance Bancorp’s best interests and the best interests of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts.  It is also the board of directors’ view that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of Alliance Bancorp’s true value and where the transaction is in the best interests of all stockholders.

DESCRIPTION OF ALLIANCE BANCORP CAPITAL STOCK

General

Alliance Bancorp is authorized to issue 20,000,000 shares of capital stock, of which 15,000,000 are shares of common stock, par value $.01 per share, and 5,000,000 are shares of preferred stock.  We currently expect to issue up to a maximum of 9,775,000 shares of common stock (which may be increased to 11,241,250 shares) and no shares of preferred stock in the reorganization and the offering.  Each share of our common stock which is issued will have the same relative rights as, and will be identical in all respects with, each other share of common stock.  All shares of Alliance Bancorp common stock issued in accordance with the plan of additional stock issuance and the agreement and plan of reorganization will be duly authorized, fully paid and nonassessable.

Our common stock will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation.

Common Stock

Dividends.  Alliance Bancorp can pay dividends if, as and when declared by our board of directors, subject to compliance with limitations which are imposed by law.  See “We intend to Continue to Pay Quarterly Cash Dividends.”  The holders of our common stock will be entitled to receive and share equally in such dividends as may be declared by our board of directors out of funds legally available therefor.  If we issue preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights.  Upon completion of the reorganization, the holders of common stock will possess exclusive voting rights in Alliance Bancorp.  They will elect our board of directors and act on such other matters as are required to be presented to them under federal law or our charter or as are otherwise presented to them by the board of directors.  Except as discussed in “Restrictions on Acquisition of Alliance Bancorp and Alliance Bank and Related Anti-Takeover Provisions,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors.  If we issue preferred stock, holders of the preferred stock may also possess voting rights.

Liquidation.  In the event of any liquidation, dissolution or winding up of Alliance Bancorp, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets available for distribution.  If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights.  Holders of Alliance Bancorp’s common stock will not be entitled to preemptive rights with respect to any shares which may be issued in the future.  The common stock is not subject to any required redemption.

Preferred Stock

None of Alliance Bancorp’s authorized shares of preferred stock will be issued as of the time the reorganization is completed.  Preferred stock may be issued with such preferences and designations as our board of directors may from time to time determine.  The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.  We have no present plans to issue preferred stock.

TRANSFER AGENT, EXCHANGE AGENT AND REGISTRAR

The Registrar and Transfer Company, Cranford, New Jersey, will act as the transfer agent, exchange agent and registrar for Alliance Bancorp common stock.

EXPERTS

The consolidated financial statements of Alliance Bank and subsidiaries as of December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report  appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

RP Financial, LC has consented to the publication in this document of the summary of its report to Alliance Bancorp and Alliance Bank setting forth its opinion as to the estimated pro forma market value of the common stock to be outstanding upon completion of the reorganization and its opinion with respect to subscription rights.

LEGAL AND TAX OPINIONS

The legality of the common stock and the federal and Pennsylvania income tax consequences of the reorganization has been passed upon for Alliance Bancorp and Alliance Bank by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., special counsel to Alliance Bancorp and Alliance Bank.  Certain legal matters will be passed upon for Sandler O’Neill & Partners, L.P. by Malizia Spidi & Fisch, PC, Washington, D.C.

ADDITIONAL INFORMATION

Alliance Bancorp has filed with the SEC a Registration Statement on Form S-1 under the Securities Act of 1933 with respect to the shares of its common stock offered in this document.  As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the Registration Statement.  Such information can be examined without charge at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates.  The public may obtain more information on the operations of the public reference room by calling 1-800-SEC-0330.  The registration statement also is available through the SEC’s world wide web site on the internet at http://www.sec.gov.  The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are, of necessity, brief descriptions thereof and are not necessarily complete.

Alliance Bancorp has filed an application with respect to the reorganization with the Office of Thrift Supervision.  This prospectus omits certain information contained in that application.  The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Northeast Regional Office of the Office of Thrift Supervision located at Harborside Financial Center, Plaza 5, Suite 1600, Jersey City, New Jersey 07311.  Alliance Bancorp also has filed an application for reorganization with the Pennsylvania Department of Banking with respect to the reorganization.  The application may be examined at the principal office of the Pennsylvania Department of Banking at 333 Market Street, 16th Floor, Harrisburg, Pennsylvania.  This prospectus omits certain information contained in that application.

In connection with the reorganization, Alliance Bancorp will register its common stock with the SEC under Section 12(b) of the Securities Exchange Act of 1934, and, upon such registration, Alliance Bancorp and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting requirements and certain other requirements of the Securities Exchange Act of 1934.  Alliance Bancorp has undertaken that it will not terminate such registration for a period of at least three years following the reorganization.

INDEX TO FINANCIAL STATEMENTS
Alliance Bank and Subsidiaries

Page No.
Report of Independent Registered Public Accounting Firm	F-1

Consolidated Financial Statements:

Consolidated Statements of Financial Condition as of June 30, 2006 (unaudited), December 31, 2005 and 2004	F-2

Consolidated Statements of Income for the six months ended June 30, 2006 and 2005 (unaudited) and for each of the three years in the period ended December 31, 2005	F-3

Consolidated Statements of Changes in Stockholder’s Equity for the six months ended June 30, 2006 (unaudited) and for each of the three years in the period ended December 31, 2005	F-4

Consolidated Statements of Comprehensive Income for the six months ended June 30, 2006 and 2005 (unaudited) and for each of the three years in the period ended December 31, 2005	F-5

Consolidated Statements of Cash Flows for the six months ended June 30, 2006 and 2005 (unaudited) and for each of the three years in the period ended December 31, 2005	F-6

Notes to Consolidated Financial Statements	F-7

All financial statement schedules are omitted because the required information either is not applicable or is shown in the financial statements or in the notes thereto.

The registrant, Alliance Bancorp, Inc. of Pennsylvania, a Federal corporation, is in organization and has not yet commenced operations to date; accordingly, the financial statements of Alliance Bancorp, Inc. of Pennsylvania have been omitted because of their immateriality.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Alliance Bank:

We have audited the accompanying consolidated statements of financial condition of Alliance Bank and subsidiaries (the “Bank”) as of December 31, 2005 and 2004, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005.  These consolidated financial statements are the responsibility of the Bank’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Bank is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Alliance Bank and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
March 27, 2006
(Except for Note 15, which is dated August 21, 2006)

ALLIANCE BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands, except per share amounts)

	June 30, 2006	December 31, 2005	December 31, 2004
ASSETS:	(unaudited)
Cash and cash equivalents	$3,327	$1,903	$2,096
Interest-bearing deposits with depository institutions	20,243	19,053	20,041
Total cash and cash equivalents	23,570	20,956	22,137

Investment securities available for sale	43,702	43,898	66,154
Mortgage-backed securities available for sale	47,440	48,362	31,497
Investment securities held to maturity - (fair value - 2006, $26,008 (unaudited); 2005, $28,978; 2004, $28,545)	25,655	28,181	27,743
Loans receivable - net of allowance for loan losses - 2006, $2,698 (unaudited); 2005, $2,670; 2004, $2,606	227,662	224,294	209,712
Loans held for sale at fair value	—	—	565
Accrued interest receivable	1,939	1,843	1,782
Premises and fixed assets - net	3,195	3,144	3,374
Other real estate owned (OREO)	—	1,795	3,475
Bank owned life insurance	9,925	9,739	9,394
Federal Home Loan Bank (FHLB) stock - at cost	2,935	2,738	3,031
Deferred tax asset	3,485	3,118	2,202
Prepaid expenses and other assets	1,996	967	1,068

TOTAL ASSETS	$391,504	$389,035	$382,134

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Non-interest bearing deposits	$19,101	$18,089	$16,023
Interest bearing deposits	281,609	279,621	270,884
Demand notes issued to the U.S. Treasury	461	319	51
FHLB Advances	52,177	52,182	56,192
Employee Stock Ownership Plan (ESOP) debt	—	—	74
Accrued expenses and other liabilities	4,773	4,697	3,864
Total liabilities	358,121	354,908	347,088

Commitments and Contingencies (Note 10)

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value; 10,000,000 shares authorized; 3,441,383 shares issued and outstanding	34	34	34
Additional paid-in capital	7,598	7,598	7,536
Retained earnings - partially restricted	28,485	28,406	28,471
Common stock acquired by the ESOP	—	—	(74)
Accumulated other comprehensive loss	(2,734)	(1,911)	(921)
Total stockholders’ equity	33,383	34,127	35,046

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$391,504	$389,035	$382,134

See notes to consolidated financial statements

ALLIANCE BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	For the Six Months		For the Year
	Ended June 30,		Ended December 31,
	2006	2005	2005	2004	2003
INTEREST INCOME:	(unaudited)
Loans	$7,389	$6,973	$14,214	$14,331	$14,256
Mortgage-backed securities	1,126	861	1,808	1,114	1,405
Investment securities:
Taxable	486	654	1,085	1,744	1,857
Tax-exempt	649	672	1,346	1,347	1,428
Dividends	498	398	840	649	474
Balances due from depository institutions	351	245	590	234	402
Total interest income	10,499	9,803	19,883	19,419	19,822

INTEREST EXPENSE:
Deposits	3,679	2,613	5,666	4,357	4,889
FHLB Advances and other borrowed money	1,601	1,615	3,241	3,463	3,586
Total interest expense	5,280	4,228	8,907	7,820	8,475

NET INTEREST INCOME	5,219	5,575	10,976	11,599	11,347

PROVISION FOR LOAN LOSSES	30	60	120	210	480

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,189	5,515	10,856	11,389	10,867

OTHER INCOME:
Service charges on deposit accounts	148	135	290	285	266
Management fees	240	228	456	420	384
Other fee income	78	98	177	195	126
Gain on sale of loans	7	26	53	46	68
Gain (loss) on sale of securities	—	(216)	(216)	1	46
Gain (loss) on sale of OREO	122	(12)	25	132	159
Increase in cash surrender value of life insurance	185	167	345	359	412
Other	1	1	3	6	4
Total other income	781	427	1,133	1,444	1,465

OTHER EXPENSES:
Salaries and employee benefits	3,009	3,578	6,658	6,038	5,615
Expenses of premises and fixed assets	918	911	1,836	1,620	1,660
Advertising and marketing	349	194	478	559	335
Professional fees	223	207	351	396	450
Loan and OREO expense	55	28	107	221	779
Provision for loss on OREO	—	12	12	231	—
Other noninterest expense	765	730	1,530	1,320	1,257
Total other expenses	5,319	5,660	10,972	10,385	10,096

INCOME BEFORE INCOME TAXES	651	282	1,017	2,448	2,236

INCOME TAX (BENEFIT) EXPENSE	(47)	(151)	(157)	329	74

NET INCOME	$698	$433	$1,174	$2,119	$2,162

BASIC EARNINGS PER SHARE	$0.20	$0.13	$0.34	$0.62	$0.63

DILUTED EARNINGS PER SHARE	$0.20	$0.13	$0.34	$0.62	$0.63

See notes to consolidated financial statements

ALLIANCE BANK AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
AND FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED)
(In thousands, except per share amounts)

			Retained		Accumulated
		Additional	Earnings -	Stock	Other	Total
	Common	Paid-in	Partially	Acquired by	Comprehensive	Stockholders’
	Stock	Capital	Restricted	ESOP	Loss	Equity

Balance, January 1, 2003	$34	$7,390	$26,668	$(223)	$1,037	$34,906
Excess of fair value above cost of ESOP shares committed to be released		57				57
Principal payment on ESOP loan				74		74
Net income for period			2,162			2,162
Dividends			(1,239)			(1,239)
Additional minimum liability for retirement plans - net of tax					289	289
Change in net unrealized loss on securities available for sale, net of tax of $572 (1)					(1,111)	(1,111)
Comprehensive income

Balance, December 31, 2003	34	7,447	27,591	(149)	215	35,138

Excess of fair value above cost of ESOP shares committed to be released		89				89
Principal payment on ESOP loan				74		74
Net income for period			2,119			2,119
Dividends			(1,239)			(1,239)
Additional minimum liability for retirement plans - net of tax					(545)	(545)
Change in net unrealized loss on securities available for sale, net of tax of $194 (1)					(590)	(590)
Comprehensive income

Balance, December 31, 2004	34	7,536	28,471	(75)	(920)	35,046

Excess of fair value above cost of ESOP shares committed to be released		62				62
Principal payment on ESOP loan				75		75
Net income for period			1,174			1,174
Dividends			(1,239)			(1,239)
Additional minimum liability for retirement plans - net of tax					(75)	(75)
Change in net unrealized loss on securities available for sale, net of tax of $545 (1)					(916)	(916)
Comprehensive income

Balance, December 31, 2005	34	7,598	28,406	—	(1,911)	34,127

Net income for period (unaudited)			698			698
Dividends (unaudited)			(619)			(619)
Change in net unrealized loss on securities available for sale, net of tax of $424 (1)					(823)	(823)
Comprehensive loss

Balance, June 30, 2006 (unaudited)	$34	$7,598	$28,485	$—	$(2,734)	$33,383

See notes to consolidated financial statements

ALLIANCE BANK AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)

	For the Six Months Ended June 30,		Years Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)

Net Income	$698	$433	$1,174	$2,119	$2,162

Other Comprehensive Income
Additional minimum liability for Retirement Plans - net of tax expense (benefit) - June 30, 2006, December 31, 2005, 2004, and 2003: $(4) unaudited, $(39); $(281); and $149, respectively	—	(9)	(75)	(545)	289
Unrealized gain (loss) on securities net of tax expense (benefit) - June 30, 2006 and 2005, and December 31, 2005, 2004, and 2003 of $(424) unaudited; $(171) unaudited; $(545); 2004, $(194); 2003, and $(573), respectively	(823)	(332)	(1,058)	(590)	(1,081)
Plus reclassification adjustment for realized (gain) loss on sale of securities (net) included in net income - June 30, 2006 and 2005, and December 31, 2005, 2004, and 2003 of $0 unaudited; $73 unaudited; $73; 2004, $0; 2003, $(16), respectively	—	142	142	—	(30)
Comprehensive Income	$(125)	$234	$183	$984	$1,340

See notes to consolidated financial statements.

ALLIANCE BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Six Months		For the Year
	Ended June 30,		Ended December 31,
	2006	2005	2005	2004	2003
OPERATING ACTIVITIES:	(unaudited)
Net income	$698	$433	$1,174	$2,119	$2,162
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for loan losses	30	60	120	210	480
Depreciation and amortization	362	320	643	594	644
Provision for loss on OREO	---	12	12	231	---
Gain on sale of loans	(7)	(26)	(53)	(46)	(68)
Gain on sale of securities	---	(12)	(12)	(1)	(46)
Loss on sale of securities	---	228	228	---	---
Excess fair value above cost of ESOP shares	---	50	62	89	57
Gain on sale of OREO	(125)	---	(41)	(132)	(165)
Loss on sale of OREO	3	12	16	---	6
Deferred tax (benefit) provision	(104)	(50)	(406)	(248)	116
Loans sold in the secondary market	1,046	4,338	7,524	8,591	8,913
Origination of loans held for sale	(1,046)	(4,505)	(7,006)	(8,517)	(8,770)
Changes in assets and liabilities which provided (used) cash:
Prepaid expenses and other assets	(1,215)	(685)	(244)	(151)	(407)
Accrued interest receivable	(96)	41	(61)	58	143
Accrued expenses and other liabilities	237	725	720	301	658
Net cash provided by (used in) provided by operating activities	(217)	941	2,676	3,098	3,723

INVESTING ACTIVITIES:
Purchase of investment securities available for sale	(6,000)	(945)	(1,987)	(29,335)	(79,943)
Purchase of mortgage-backed securities	(5,091)	(17,057)	(26,716)	(13,727)	(19,521)
Purchase of investment securities held to maturity	(400)	(420)	(958)	(5,500)
Loans originated and acquired	(28,173)	(28,408)	(66,417)	(61,704)	(84,819)
Proceeds from maturities and calls of investment securities	4,430	4,306	9,311	36,984	63,111
Proceeds from sale of securities available for sale	4,492.00	14,780	14,780	5,001	2,055
Principal repayments of:
Loans	24,782	24,572	51,178	58,841	60,551
Mortgage-backed securities	4,965	5,951	8,920	6,943	18,112
Purchase of premises and equipment	(413)	(296)	(414)	(301)	(445)
Proceeds from sale of OREO	1,917	1,643	2,330	699	1,485
(Purchase) redemption of FHLB stock	(197)	198	293	190	57
Net cash provided by (used in) investing activities	312	4,324	(9,680)	(1,909)	(39,357)

FINANCING ACTIVITIES:
Dividends paid	(619)	(620)	(1,239)	(1,239)	(1,239)
Increase in deposits	3,000	8,209	10,804	12,287	5,715
Decrease in:
Demand notes issued to the U.S. Treasury	143	149	268	(479)	(143)
FHLB Advances	(5)	(4,004)	(4,010)	(5,009)	(9)
Net cash provided by financing activities	2,519	3,734	5,823	5,560	4,324

INCREASE (DECREASE) IN CASH EQUIVALENTS	2,614	8,999	(1,181)	6,749	(31,310)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	20,956	22,137	22,137	15,388	46,698
CASH AND CASH EQUIVALENTS, END OF PERIOD	$23,570	$31,136	$20,956	$22,137	$15,388

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest (credited and paid)	$5,280	$4,228	$8,907	$7,820	$8,475
Income taxes	130	$235	235	$100	$200

See notes to consolidated financial statements

Alliance Bank and Subsidiaries

Notes to Consolidated Financial Statements for the six months ended June 30, 2006 and 2005 (unaudited) and for the years ended December 31, 2005, 2004 and 2003.

1.    Organizational Structure and Nature of Operations

On March 3, 1995, Alliance Bank, formerly Greater Delaware Valley Savings Bank, (the “Bank”) completed a reorganization from a Pennsylvania chartered mutual savings bank to a Pennsylvania chartered mutual holding company known as Greater Delaware Valley Holdings, a Mutual Company (the “Holding Company”) (“Reorganization”).  As part of the Reorganization, the Bank organized a Pennsylvania chartered stock savings bank and transferred substantially all of its assets and liabilities, including all of its deposit-taking, lending and other banking functions and its corporate name, to the newly created stock savings bank in exchange for 2,753,625 shares of its common stock. Concurrent with the Reorganization, the Bank sold 682,500 shares of common stock in a public offering at a price of $9.52 per share resulting in $6,500,000 of additional equity capital before offering expenses. The costs of issuing the common stock were deducted from the sale proceeds.

Subsequent to the Reorganization, the existing rights of the Bank’s depositors upon liquidation as of the effective date have been transferred to the Holding Company and records maintained to ensure such rights receive statutory priority in the event of a future mutual stock conversion, or in the more unlikely event of the Holding Company’s liquidation.

In conjunction with the Reorganization, the Bank established an Employee Stock Ownership Plan (“ESOP”) for full-time employees age 21 or older who have at least one year of credited service with the Bank. The ESOP borrowed $455,000 from and unrelated party to purchase 47,775 shares of the Bank’s common stock.

In December 1998, the Bank and the Holding Company announced their intention to purchase 44,100 and 8,400 shares, respectively, for the Bank’s ESOP and the Holding Company’s Director Retirement Plan. These purchases were completed during the quarter ended March 31, 1999. The ESOP borrowed $520,000 from the Holding Company to purchase 44,100 shares of the Bank’s common stock. Principal and interest payments on the loan will be made quarterly over a term of seven years at an interest rate of 7%. Accounting principles generally accepted in the United States of America require that any such borrowings by an ESOP be reflected as a liability and as a reduction of stockholders’ equity in the accompanying consolidated financial statements.  As of December 31, 2005, this note was fully repaid.

The Bank is principally in the business of attracting deposits through its branch offices and investing those deposits together with funds from borrowings and operations in single-family residential, commercial real estate, commercial business and consumer loans. The Bank is primarily supervised by the Federal Deposit Insurance Corporation (“FDIC”) and the Pennsylvania Department of Banking.

2.    Summary of Significant Accounting Policies

Basis of Presentation and Consolidation - The consolidated financial statements of the Bank include the accounts of Alliance Delaware Corporation, which holds and manages certain investment and mortgage-backed securities, 541 Corporation which was formed to manage real estate development but has been inactive since 1999 and Alliance Financial and Investment Services LLC which participates in commission fees from non-insured alternative investment products, all of which are wholly owned subsidiaries of the Bank. All significant intercompany balances and transactions have been eliminated in consolidation.

Unaudited Interim Financial Data - The interim financial data is unaudited.  However, in the opinion of management, the interim data as of June 30, 2006 and for the six months ended June 30, 2006 and 2005 includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results of the interim periods.  The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for a full year or any period.

Use of Estimates in the Preparation of Financial Statements - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities.  It also requires the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, deferred tax assets and trading activities.

Segment Information - The Bank has one reportable segment, “Community Banking.”  All of the Banks activities are interrelated, and each activity is dependent and assessed based on how each of the activities of the Bank supports the others.  For example, lending is dependent upon the ability of the Bank to fund itself with deposits and other borrowings and manage interest rate and credit risk.  Accordingly, all significant operating decisions are based upon analysis of the Bank as one segment or unit.

The Bank operates only in the U.S. domestic market, primarily in Pennsylvania’s Delaware and Chester Counties.  For the years ended December 31, 2005, 2004, and 2003 and for the six months ended June 30, 2006, there is no one customer that accounted for more than 10% of the Bank’s revenue.

Cash and Cash Equivalents - For purposes of reporting cash flows, cash and cash equivalents include cash and amounts due from depository institutions and interest-bearing deposits with depository institutions.  As of December 31, 2005 and June 30 2006, the Bank’s minimum reserve balance with the Federal Reserve Bank was $581,000 and $1.6 million (unaudited), respectively.

Investment and Mortgage-Backed Securities - The Bank classifies and accounts for debt and equity securities as follows:

•                  Securities Held to Maturity - Securities held to maturity are stated at cost, adjusted for unamortized purchase premiums and discounts, based on the positive intent and the ability to hold these securities to maturity considering all reasonably foreseeable conditions and events.

•                  Securities Available for Sale - Securities available for sale, carried at fair value, are those securities management might sell in response to changes in market interest rates, increases in loan demand, changes in liquidity needs and other conditions.  Unrealized gains and losses, net of tax, are reported as a net amount in other comprehensive income (loss) until realized.

On November 3, 2005, the FASB issued FASB Staff Position (“FSP”) Nos. FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.” This FSP addresses the determination as to when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. This FSP also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. This FSP nullifies certain requirements of EITF Issue 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments”, and supersedes EITF Topic No. D-44, “Recognition of Other-Than-Temporary Impairment upon the Planned Sale of a Security Whose Cost Exceeds Fair Value.” The guidance in this FSP amends SFAS Statement No. 115,”Accounting for Certain Investments in Debt and Equity Securities.” The FSP is effective for reporting periods beginning after December 15, 2005. The Bank has adopted this guidance which has not resulted in a material impact on the consolidated financial statements.

Purchase premiums and discounts are amortized to income over the life of the related security using the interest method.  The adjusted cost of a specific security sold is the basis for determining the gain or loss on the sale.

The following table shows the fair value and unrealized losses on investments, aggregated by investment category and the length of time that individual securities have been continuous unrealized loss position.

	June 30, 2006 (unaudited)
	Less than 12 Months		12 Months or Longer
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Total Fair Value	Total Unrealized Losses
	(In Thousands)
Securities Available for Sale
U.S. Government obligations	$10,917	$70	$11,728	$272	$22,645	$342
Investment in mutual funds	—	—-	19,063	938	19,063	938
Mortgage-backed securities	20,560	624	25,147	1,336	45,707	1,960
Total securities available for sale	$31,477	$694	$55,938	$2,546	$87,415	$3,240

Securities Held to Maturity
Municipal Obligations (at carrying amount)	$6,444	$172	$533	$25	$6,977	$197

	December 31, 2005
	Less than 12 Months		12 Months or Longer
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Total Fair Value	Total Unrealized Losses
	(In Thousands)
Securities Available for Sale
U.S. Government obligations	$9,890	$82	$14,764	$236	$24,654	$318
Investment in mutual funds	—	—-	19,244	758	19,244	758
Mortgage-backed securities	18,483	383	19,216	608	37,699	991
Total securities available for sale	$28,373	$465	$53,224	$1,602	$81,597	$2,067

Securities Held to Maturity
Municipal Obligations (at carrying amount)	$4,180	$39	$558	$15	$4,738	$54

	December 31, 2004
	Less than 12 Months		12 Months or Longer
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Total Fair Value	Total Unrealized Losses
	(In Thousands)
Securities Available for Sale
U.S. Government obligations	$29,526	$254	$989	$11	$30,515	$265
Investment in mutual funds	—	—-	19,595	407	19,595	407
Mortgage-backed securities	17,259	85	6,130	118	23,389	203
Total securities available for sale	$46,785	$339	$26,714	$536	$73,499	$875

Securities Held to Maturity
Municipal Obligations (at carrying amount)	$2,994	$26	$—	$—	$2,994	$26

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market conditions warrant such evaluation.  Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

As of June 30, 2006 management believes that the estimated fair value of the securities disclosed above is primarily dependent upon the movement in market interest rates particularly given the negligible inherent credit risk associated with these securities. These investment securities are comprised of securities that are rated investment grade by at least one bond credit rating service. Although the fair value will fluctuate as the market interest rates move, management believes that these fair values will recover as the underlying portfolios mature and are reinvested in market rate yielding investments. Mutual funds in an unrealized loss position for 12 months or longer consist of funds primarily invested in asset-backed securities. The Company has the ability and intent to hold these securities until such time as the value recovers or the securities mature. Management does not believe any individual unrealized loss as of June 30, 2006 represents an other-than-temporary impairment.

As of December 31, 2005 management believes that the estimated fair value of the securities disclosed above is primarily dependent upon the movement in market interest rates particularly given the negligible inherent credit risk associated with these securities. These investment securities are comprised of securities that are rated investment grade by at least one bond credit rating service. Although the fair value will fluctuate as the market interest rates move, management believes that these fair values will recover as the underlying portfolios mature and are reinvested in market rate yielding investments. Mutual funds in an unrealized loss position for 12 months or longer consist of funds primarily invested in asset-backed securities. The Company has the ability and intent to hold these securities until such time as the value recovers or the securities mature. Management does not believe any individual unrealized loss as of December 31, 2005 represents an other-than-temporary impairment.

Loans and Loans Held for Sale - The Bank grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by mortgage loans in southeastern Pennsylvania. The ability of the Bank’s debtors to honor their contract is dependent upon the real estate and general economic conditions. Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. The Bank defers all loan fee income, net of certain direct loan origination costs. The balance is accreted into income as a yield adjustment over the life of the loan using the interest method.

Allowance for Loan Losses - The allowance for loan losses is increased by charges to income and decreased by chargeoffs (net of recoveries).  Allowances are provided for specific loans when losses are probable and can be estimated.  When this occurs, management considers the remaining principal balance, fair value and estimated net realizable value of the property collateralizing the loan.  Current and future operating and/or sales conditions are also considered.  These estimates are susceptible to changes that could result in material adjustments to results of operations.  Recovery of the carrying value of such loans is dependent to a great extent on economic, operating and other conditions that may be beyond management’s control.

General loan loss reserves are established as an allowance for losses based on inherent probable risk of loss in the loan portfolio.  In assessing risk, management considers historical experience, volume and composition of lending conducted by the Bank, industry standards, status of nonperforming loans, general economic conditions as they relate to the market area and other factors related to the collectibility of the Bank’s loan portfolio.

Impaired loans are predominantly measured based on the fair value of the collateral. The provision for loan losses charged to expense is based upon past loan loss experience and an evaluation of probable losses and impairment existing in the current loan portfolio.  A loan is considered to be impaired when, based upon current information and events, it is probable that the Bank will be unable to collect all amounts due according to the original contractual terms of the loan.  An insignificant delay or insignificant shortfall in amounts of payments does not necessarily result in the loan being identified as impaired.  For this purpose, delays less than 90 days are considered to be insignificant.  Large groups of smaller balance homogeneous loans, including residential real estate and consumer loans, are collectively evaluated for impairment, except for loans restructured under a troubled debt restructuring.

In July 2001, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 102, Selected Loss Allowance Methodology and Documentation Issues. SAB No. 102 expresses the SEC staff views on the development, and application of a systematic methodology for determining the allowance for loan losses in accordance with accounting principles generally accepted in the United States of America. Also, in July 2001, the federal banking agencies issued guidance on this topic through the Federal Financial Institutions Examination Council interagency guidance, Policy Statement on Allowance for Loan and Lease Losses Methodologies and Documentation for Banks and Savings Institutions. In management’s opinion, the Bank’s methodology and documentation of the allowance for loan losses meets the guidance issued.

Accrued Interest Receivable - Interest on loans is recognized as earned.  Accrual of loan interest is discontinued and a reserve established on existing accruals if management believes that after considering collateral value, economic and business conditions and collection efforts, the borrower’s financial condition is such that collection of interest is doubtful.

Purchase Discounts and Premiums - Purchase discounts and premiums on loans and mortgage-backed securities purchased are amortized over the expected average life of the loans using the interest method.  The mortgage-related securities of the Bank which are held to maturity are carried at cost, adjusted for the amortization of premiums and the accretion of discounts.

Other Real Estate Owned - Other real estate acquired through, or in lieu of, foreclosure is initially recorded at the lower of book value or fair value at the date of acquisition, establishing a new cost basis.  Revenues and expenses from operations are included in other income.  Additions to the valuation allowance are included in other expense.  Subsequent to foreclosure, valuations are periodically performed by management and an allowance for losses is established, if necessary, by a charge to operations if the carrying value of a property exceeds its estimated fair value less estimated costs to sell.

Cash Surrender Value of Life Insurance - The Bank is the beneficiary of insurance policies on the lives of officers of the Bank. The Bank has recognized the amount that could be realized under the insurance policies as an asset in the statement of financial condition.

Premises and Fixed Assets - Land is carried at cost. Premises and fixed assets are recorded at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the expected useful lives of the related assets which range from two to 40 years.  Amortization of leasehold improvements is computed using the straight-line method over the shorter of the useful lives of the improvements or the remaining lease term.  The costs of maintenance and repairs are expensed as they are incurred, and renewals and betterment’s are capitalized.

Interest Rate Risk - The Bank is engaged principally in providing first-mortgage loans to individuals and commercial enterprises.  At June 30, 2006, the Bank had interest-earning assets of approximately $370.3 million having a weighted average effective yield of 5.81% (unaudited) and interest-bearing liabilities of approximately $333.9 million having a weighted average effective cost of 3.25% (unaudited). At December 31, 2005, the Bank had interest-earning assets of approximately $366.1 million having a weighted average effective yield of 4.17% and interest-bearing liabilities of approximately $330.6 million having a weighted average effective cost of 2.90%.  In general, interest-sensitive liabilities have a shorter duration than interest earning assets.  The shorter duration of the interest-sensitive liabilities indicates that the Bank is exposed to interest rate risk because, in a rising rate environment, liabilities will be repricing faster at higher interest rates, thereby reducing the market value of long-term assets and net interest income. As a consequence, management monitors the maturity and repricing structure of the Bank’s assets and liabilities in order to implement measures designed to reduce the interest rate sensitivity gap.

Income Taxes - Deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.  The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

The Bank has also entered into a tax sharing agreement (under the Internal Revenue Section 1552) with the Holding Company, Alliance Delaware Corporation and 541 Corporation.  The agreement provides that the tax liability shall be apportioned among the members of the group in accordance with the ratio which that portion of the consolidated taxable income attributed to each member of the group having taxable income bears to the consolidated taxable income.

Accounting for Derivative Instruments - Under Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS Nos. 137 and 138 and interpreted by the FASB and the Derivatives Implementation Group through “Statement 133 Implementation Issues,” the Bank is required to recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments as fair value. Under SFAS No. 133, the accounting for changes in fair value of a derivative depends on the intended use of the derivative and the resulting designation. Currently, no embedded derivatives require bifurcation. The Bank does not employ hedging activities that require designation as either fair value or cash flow hedges, or hedges of a net investment in a foreign operation.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. This statement is effective for contracts entered into or modified after June 30, 2003, except for the provisions of this Statement that relate to SFAS 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003 and for hedging relationships designed after June 30, 2003. All provisions are to be applied prospectively except for the provisions of this Statement that relate to SFAS No. 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003. These provisions are to be applied in accordance with their respective effective dates. The adoption of this Statement has not had a material impact on the Bank’s results of operations or financial condition for contracts entered into or modified after June 30, 2003.

Accounting for Stock-Based Compensation - The Bank accounts for stock-based compensation under SFAS No. 123, Accounting for Stock-Based Compensation, which allowed the Bank to continue to measure compensation cost for employee stock compensation plans using the intrinsic value-based method of accounting under Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, which generally does not result in compensation expense recognition for most plans.  The Bank is, however, required to disclose in a footnote to the financial statements pro forma net income and earnings per share as if the fair value method defined in the Statement had been adopted.

In December 2004, the Financial Accounting Standards Board (“FASB”) revised SFAS No. 123, “Share-Based Payment,” to require the recognition of expenses related to share-based payment transactions, including employee stock option grants, based on the fair value of the equity instruments issued.  The Bank adopted SFAS No. 123(R) on January 1, 2006.  Accordingly, the Bank will recognize an expense over the required service period for any stock options granted, modified, cancelled, or repurchased after that date and for the portion of grants for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards.  Adoption of SFAS No. 123(R) did not have a material impact to its consolidated financial statements, since all outstanding options granted to date are fully vested.

In December 2002, the Financial Accounting Standard Board (“FASB”) issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, and amendment of FASB Statement No. 123. SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

Under the 1996 Stock Option Plan (the “Plan”) approved by the Bank’s stockholders, common stock totaling 68,250 shares had been reserved for issuance pursuant to the Plan. Stock options are generally granted at exercise prices not less than the fair value of common stock on the date of grant, and vest at the rate of 33 1/3 percent per year, commencing one year from the date of grant. The following is a summary of transactions under the Plan:

	Number of Option Shares	Exercise Price Range	Weighted Average Exercise Price per Share
Outstanding at January 1, 2003	28,180	10.00 - 17.20	10.76
Canceled	(11,017)	10.50	10.50
Outstanding at December 31, 2003	17,163	10.00 - 17.20	10.59
Canceled	(12,575)	10.00 - 17.20	11.87
Outstanding at December 31, 2004	4,588	$10.00 - 10.50	$10.34
Canceled	(3,013)	10.24	10.24
Outstanding at December 31, 2005	1,575	$10.50	$10.50
Canceled (unaudited)	(1,575)	10.50	10.50
Outstanding at June 30, 2006 (unaudited)	$0	$0	$0

At June 30, 2006, there were no outstanding options.

Through December 31, 2005 the Bank applied APB Opinion No. 25 in accounting for stock options and, accordingly, no compensation expense has been recognized in the consolidated financial statements at the date of the grant.  However, as a result of cancellations of stock options, which the Bank considers to be modifications to the terms of original grant, the Bank has recognized $22,000 (unaudited), $44,000 (unaudited), $86,000, $305,000 and $232,000 in for the six months ended June 30, 2006 and 2005 and years ended December 31, 2005, 2004 and 2003, respectively as compensation expense.  These amounts reflect the cash paid to the optionee for the cancellation of the option.

There were no stock options granted in the six months period ended June 30, 2006 (unaudited), or the years ended December 31, 2005, 2004, or 2003.  Therefore, no pro forma net income disclosure is required.

Earnings per Share - Basic earnings per share is based on the weighted average number of common shares outstanding while diluted earnings per share is based on the weighted average number of common shares outstanding and common share equivalents that would arise from the exercise of stock options.

The weighted average shares outstanding used to compute earnings per share were as follows:

	For the Six Months Ended		Years Ended December 31,
	(unaudited)
	2006	2005	2004	2003
Basic Earnings per Share	3,441,383	3,440,596	3,434,296	3,427,996
Diluted Earnings per Share	3,442,323	3,441,568	3,437,481	3,438,170

The difference between the weighted average shares outstanding to compute basic earnings per share as compared to diluted earnings per share for the six month periods ended June 30, 2006 and 2005, and for the years ended December 31, 2005, 2004, and 2003, respectively resulted from the dilutive effect of stock options, if exercised.

Comprehensive Income - The Bank is required to present, as a component of comprehensive income, the amounts from transactions and other events which currently are excluded from the statement of income and are recorded directly to stockholders’ equity.

Recent Accounting Pronouncements - In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections- a replacement of APB Opinion No. 20 and FASB Statement No. 3”. SFAS No. 154 replaces APB

Opinion No. 20, “Accounting Changes,” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the accounting and reporting requirements for a change in accounting principle. SFAS No. 154 applies to all voluntary changes in an accounting principle, as well as to changes required by a new accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005 and requires retrospective application to prior periods’ financial statements for most voluntary changes in an accounting principle, unless it is impracticable to do so. The adoption of SFAS No. 154 did not have a material impact to the Bank’s consolidated financial statements.

On December 19, 2005, the FASB issued FSP 94-6-1, “Terms of Loan Products That May Give Rise to a Concentration of Credit Risk”. FSP 94-6-1 addresses whether, under existing guidance, non-traditional loan products represent a concentration of credit risk and what disclosures are required for entities that originate, hold, guarantee, service, or invest in loan products whose terms may give rise to a concentration of credit risk. Non-traditional loan products expose the originator, holder, investor, guarantor, or servicer to higher credit risk than traditional loan products. Typical features of non-traditional loan products may include high loan-to-value ratios and interest or principal repayments that are less than the repayments for fully amortizing loans of an equivalent term. FSP 94-6-1 was effective upon its issuance and it did not have a material impact on the Bank’s financial position or disclosures.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. This statement amends FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. This statement resolves issues addressed in “Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interest in Securitized Financial Assets”. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Bank does not expect that the guidance will have a material effect on the Bank’s financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets”, an amendment of FASB Statement No. 140. This statement addresses the recognition and measurement of separately recognized servicing rights.  The statement clarifies when a servicing right should be separately recognized, requires servicing rights to be initially measured at fair value, and allows an entity to choose to subsequently measure its servicing rights at fair value.  The Statement is effective as of the beginning of an entity’s first fiscal year that begins after September 15, 2006.  The Bank does not expect that the guidance will have a material effect on the Bank’s financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  FIN 48 is effective for fiscal years beginning after December 15, 2006.  The Bank is currently evaluating the impact of this pronouncement.

3. Investment Securities Available for Sale and Held to Maturity

The amortized cost, gross unrealized gains and losses, and the fair values of investment securities available for sale and held to maturity are shown below.  Where applicable, the maturity distribution and the fair value of investment securities, by contractual maturity, are shown.  Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	June 30, 2006
	(unaudited)
		Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
Available for Sale
Obligations of U.S. Government agencies:
Due 1 year or less	$7,000,000	—	$(14,370)	$6,985,630
Due after 1 year through 5 years	12,989,525	—	(291,135)	12,698,390
Due after 5 years through 10 years	4,994,263	—	(35,979)	—
Investment in mutual funds	20,001,827	—	(938,367)	19,063,459
Total	$44,985,614	—	$(1,279,851)	$43,702,149

	June 30, 2006
	(unaudited)
		Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
Held to Maturity
Municipal Obligations:
Due after 1 year through 5 years	—	—	—	—
Due after 5 years through 10 years	2,406,499	—	(81,261)	2,325,238
Due after 10 years	23,248,359	550,343	(116,028)	23,682,674
Total	$25,654,858	$550,343	$(197,289)	$26,007,912

	December 31, 2005
		Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
Available for Sale
Obligations of U.S. Government agencies:
Due 1 year or less	$7,000,000	—	$(58,470)	$6,941,530
Due after 1 year through 5 years	12,985,929	—	(221,759)	12,764,170
Due after 5 years through 10 years	4,986,181	—	(37,481)	4,948,700
Investment in mutual funds	20,001,827	—	(757,815)	19,244,012
Total	$44,973,937	—	$(1,075,525)	$43,898,412

	December 31, 2005
		Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
Held to Maturity
Municipal Obligations:
Due after 1 year through 5 years	$339,986	—--	$(3,223)	$336,763
Due after 5 years through 10 years	2,065,829	$2,340	(36,817)	2,031,352
Due after 10 years	25,775,599	847,877	(13,916)	26,609,560
Total	$28,181,414	$850,217	$(53,956)	$28,977,675

	December 31, 2004
		Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
Available for Sale
Obligations of U.S. Government agencies:
Due in 1 year or less	$4,000,000	—	$(30,292)	$3,969,708
Due after 1 year through 5 years	26,794,303	$5,710	(194,872)	26,605,141
Due after 5 years through 10 years	12,986,029	37,331	(31,140)	12,992,220
Due after 10 years	2,992,093	8,212	(8,105)	2,992,200
Stock - FNMA	124	—	—	124
Investment in mutual funds	20,001,827	—	(406,768)	19,595,059
Total	$66,774,376	$51,253	$(671,177)	$66,154,452

	December 31, 2004
		Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
Held to Maturity
Municipal Obligations:
Due after 1 year through 5 years	$339,596	—	$(2,273)	$337,323
Due after 5 years through 10 years	996,715	—	(5,891)	990,824
Due after 10 years	26,406,588	$828,186	(18,063)	27,216,711
Total	$27,742,899	$828,186	$(26,227)	$28,544,858

Included in obligations of U.S. Government agencies at June 30, 2006, December 31, 2005 and December 31, 2004, were $17.7 (unaudited), $18.0 and $23.7 million, respectively, of structured notes.   These structured notes were comprised of step-up bonds that provide the U.S. Government agency with the right, but not the obligation, to call the bonds on certain dates.

For the six months ended June 30, 2006, June 30, 2005 and the year’s ended December 31, 2005, 2004, and 2003 proceeds from sales of investment securities available for sale amounted to $4.5 million (unaudited), $14.8 million (unaudited), $14.8 million, $5.0 million, and $2.0 million, respectively. For such periods, gross realized gains on sales amounted to $0 (unaudited), $12,000 (unaudited), $12,000, $1,000 and $19,000, respectively, while gross realized losses amounted to $0 (unaudited), $228,000 (unaudited), $228,000, $0 and $0, respectively. The tax provision applicable to the net realized gain (loss) amounted to $0 (unaudited), $73,000 (unaudited), $73,000, $250, and $16,000 for the six months ended June 30 2006 and 2005 and the years ended December 31, 2005, 2004, and 2003 respectively. Investment securities with an aggregate carrying value of $6.8 million (unaudited), $6.8 million and $5.0 million were pledged as collateral for certain deposits at June 30, 2006, December 31, 2005 and December 30, 2004, respectively.

4.     Mortgage-Backed Securities Available for Sale

The amortized cost, gross unrealized gains and losses, and the fair values of mortgage-backed securities available for sale are as follows:

	June 30, 2006
	(unaudited)
		Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
GNMA pass-through certificates	$5,037,094	$24,350	$(126,510)	$4,934,934
FHLMC pass-through certificates	14,730,668	4,357	(549,153)	14,185,872
FNMA pass-through certificates	29,600,401	2,903	(1,283,695)	28,319,609
Total	$49,368,163	$31,610	$(1,959,358)	$47,440,415

	December 31, 2005
		Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
GNMA pass-through certificates	$5,431,154	$48,300	$(107,067)	$5,372,387
FHLMC pass-through certificates	15,176,680	30,187	(293,559)	14,913,308
FNMA pass-through certificates	28,634,765	31,692	(590,265)	28,076,192
Total	$49,242,599	$110,179	$(990,891)	$48,361,887

	December 31, 2004
		Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
GNMA pass-through certificates	$4,046,327	$110,837	$(30,575)	$4,126,589
FHLMC pass-through certificates	11,802,532	70,260	(46,798)	11,825,994
FNMA pass-through certificates	15,598,447	72,455	(125,989)	15,544,913
Total	$31,447,306	$253,552	$(203,362)	$31,497,496

The collateralized mortgage obligations contain both fixed and adjustable classes of securities which are repaid in accordance with a predetermined priority period.  The underlying collateral of the securities are loans which are insured by FHLMC and FNMA.

At June 30, 2006, December 31, 2005 and December 31, 2004, the Bank had $1.9 million (unaudited), $1.2 million and $1.6 million, respectively, in mortgage-backed securities pledged as collateral for the treasury, tax and loan account and certain deposits.

5.     Loans Receivable - Net

Loans receivable consist of the following:

	June 30,	December 31,
	2006	2005	2004
	(unaudited)
Real estate loans:
Single-family	$107,041,870	$104,020,497	$88,563,720
Multi-family	2,157,224	2,220,602	2,488,263
Commercial	107,443,974	105,687,316	103,443,936
Land and construction	6,266,948	7,395,885	9,076,747
Commercial business	4,805,148	4,745,470	5,753,514
Consumer and other loans	2,779,955	3,093,310	3,635,558
Total loans receivable	230,495,139	227,163,080	212,961,738
Less:
Unearned income	(135,441)	(198,591)	(642,476)
Allowance for loan losses	(2,697,582)	(2,670,494)	(2,607,589)
Loans receivable - net	$227,662,116	$224,293,995	$209,711,673

The Bank originates loans to customers located primarily in Southeastern Pennsylvania. This geographic concentration of credit exposes the Bank to a higher degree of risk associated with this economic region. In addition, the Bank participates in the origination and sale of fixed rate single family residential mortgage loans in the secondary market. The Bank recognized a gain from the sale of such loans of $7,000 (unaudited), $26,000 (unaudited), $53,000, $46,000, and $68,000 for the six months ended June 30, 2006, June 30, 2005 and years ended December 31, 2005, 2004, and 2003, respectively.

At June 30, 2006, June 30, 2005, December 31, 2005, 2004, and 2003 the Bank was servicing loans for others amounting to approximately $572,000 (unaudited), $582,000 (unaudited), $577,000, $587,000, and $3.2 million, respectively. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and foreclosure processing. Loan servicing income is recorded upon receipt and includes servicing fees from investors and certain charges collected from borrowers, such as late payment fees.

The Bank originates and purchases both adjustable and fixed rate loans.  The adjustable rate loans have interest rate adjustment limitations and are generally indexed to the National Median Monthly Cost of Funds or U.S. Treasury securities plus a fixed margin.

At June 30, 2006, the composition of these loans was approximately as follows:

Fixed Rate (unaudited)		Adjustable Rate (unaudited)
Term to Maturity	Book Value	Term to Rate Adjustment	Book Value
1 month to 1 year	$2,465,517	1 month to 1 year	$83,824,666
1 year to 3 years	8,047,710	1 year to 2 years	3,264,292
3 years to 5 years	12,774,117	3 years to 5 years	46,342,001
5 years to 15 years	67,093,261	5 years to 15 years	18,736
Over 15 years	6,664,837	Over 15 years	—
Total	$97,045,444		$133,449,695

At December 31, 2005, the composition of these loans was approximately as follows:

Fixed Rate		Adjustable Rate
Term to Maturity	Book Value	Term to Rate Adjustment	Book Value
1 month to 1 year	$1,413,354	1 month to 1 year	$80,373,080
1 year to 3 years	7,954,773	1 year to 2 years	3,727,159
3 years to 5 years	11,907,313	3 years to 5 years	45,260,010
5 years to 15 years	68,983,662	5 years to 15 years	615,983
Over 15 years	6,927,746	Over 15 years	—
Total	$97,186,848		$129,976,232

At December 31, 2004, the composition of these loans was approximately as follows:

Fixed Rate		Adjustable Rate
Term to Maturity	Book Value	Term to Rate Adjustment	Book Value
1 month to 1 year	$1,918,006	1 month to 1 year	$57,491,175
1 year to 3 years	5,221,670	1 year to 2 years	3,857,714
3 years to 5 years	15,079,615	3 years to 5 years	48,303,692
5 years to 15 years	72,431,406	5 years to 15 years	1,226,521
Over 15 years	7,431,939	Over 15 years	—
Total	$102,082,636		$110,879,102

Following is a summary of changes in the allowance for loan losses:

	June 30,
	2006	2005
	(unaudited)
Balance, beginning of period	$2,607,494	$2,607,589
Provision charged to operations	30,000	60,000
Charge-offs	(4,713)	—
Recoveries	1,802	37,073
Balance, end of period	$2,697,583	$2,704,662

	December 31,
	2005	2004	2003
Balance, beginning of year	$2,607,589	$2,740,092	$3,347,377
Provision charged to operations	120,000	210,000	480,000
Charge-offs	(95,539)	(508,077)	(1,090,785)
Recoveries	38,444	165,574	3,500
Balance, end of year	$2,670,494	$2,607,589	$2,740,092

Nonperforming loans amounted to $1.7 million (unaudited), $1.9 million and $2.0 million at June 30, 2006, December 31, 2005 and December 30, 2004, respectively.  Additional interest income that would have been recorded during the six month periods ended June 30, 2006 and 2005 and for the years ended December 31, 2005, 2004, and 2003, if the Bank’s nonperforming loans at the end of the period had been performing in accordance with their terms during the period, was $80,000 (unaudited), $146,000 (unaudited), $58,000, $76,000, and $217,000, respectively.  The amount of interest income that was actually recorded during the six months periods ended June 30, 2006 and 2005 and for the years ended December 31, 2005, 2004 and 2003 with respect to such nonperforming loans amounted to approximately $0 (unaudited), $0 (unaudited), $16,000, $27,000, and $176,000, respectively.

At June 30, 2006, December 31, 2005 and December 31, 2004, 100% of impaired loan balances were measured for impairment based on the fair value of the loans’ collateral under SFAS 114.

	June 30,	December 31,
	2006	2005	2004
	(unaudited)
Impaired loans without a valuation allowance	—	—	—
Impaired loans with a valuation allowance	$199,375	$221,970	$579,419
Total impaired loans	$199,375	$221,970	$579,419
Valuation allowance related to impaired loans	$29,906	$5,770	$78,119

	Six Months Ended June 30,
	2006	2005
	(unaudited)
Average impaired loans	$99,688	$334,224
Interest income recognized on impaired loans	—	—
Interest income recognized on a cash basis on impaired loans	—	—

	Year Ended December 31,
	2005	2004	2003
Average impaired loans	$105,336	$377,640	$3,982,208
Interest income recognized on impaired loans	4,362	8,050	109,217
Interest income recognized on a cash basis on impaired loans	4,362	8,050	109,217

6.     Premises and Fixed Assets

Premises and fixed assets are summarized by major classifications as follows:

	June 30,	December 31,
	2006	2005	2004
	(unaudited)
Land and buildings	$3,604,991	$3,473,830	$3,452,451
Furniture and fixtures	5,224,132	5,036,979	4,776,059
Total	8,829,123	8,510,809	8,228,510
Accumulated depreciation	(5,634,213)	(5,366,766)	(4,854,876)
Net	$3,194,910	$3,144,043	$3,373,634

Depreciation expense for the six months ended June 30, 2006 and 2005 and for the years ended December 31, 2005 2004, 2003 amounted to $317,000 (unaudited), $320,000 (unaudited), $643,000, $594,000, and $644,000, respectively.

7.     Deposits

Deposits consist of the following major classifications:

	June 30, 2006
	Amount	Percent of total
	(unaudited)
Money market deposit accounts	$22,017,091	7.3%
Other savings deposits	49,367,926	16.4
Certificates of less than $100,000	145,906,208	48.5
Certificates of $100,000 or more*	23,409,575	7.8
NOW accounts	40,908,241	13.6
Non-interest bearing accounts	19,101,267	6.4
Total	$300,710,308	100.0%

	December 31,
	2005		2004
	Amount	Percent of total	Amount	Percent of total
Money market deposit accounts	$23,836,872	8.0%	$26,978,313	9.4%
Other savings deposits	54,869,062	18.4	62,680,549	21.9
Certificates of less than $100,000	146,610,049	49.2	138,913,706	48.4
Certificates of $100,000 or more*	20,970,302	7.0	16,719,517	5.8
NOW accounts	33,335,128	11.2	25,594,696	8.9
Non-interest bearing accounts	18,088,585	6.1	16,022,639	5.6
Total	$297,709,998	100.0%	$286,906,419	100.0%

The weighted average cost of deposits was 2.74% (unaudited), 2.33% and 1.70 % at June 30, 2006, December 31, 2005, and December 31, 2004, respectively.

A summary of certificates by scheduled maturity was as follows:
(Dollars in Thousands)

	June 30, 2006		December 31, 2005
	Amount	Percent	Amount	Percent
	(unaudited)
1 year or less	$142,811	84.4%	$120,684	69.5%
1 year through 3 years	17,671	10.4%	46,315	26.7%
Thereafter	8,834	5.2%	6,678	3.8%
Total	$169,316	100.0%	$173,677	100.0%

A summary of interest expense on deposits was as follows:

	Six Months Ended June 30,
	2006	2005
	(unaudited)
Money market deposit accounts	$158,128	$121,559
Other savings deposits	193,782	225,674
Certificates of less than $100,000	2,604,247	1,825,217
Certificates of $100,000 or more*	406,218	232,834
NOW accounts	316,159	207,610
Total	$3,678,534	$2,612,894

	Year Ended December 31,
	2005	2004	2003
Money market deposit accounts	$258,072	$218,248	$239,312
Other savings deposits	439,850	477,526	555,533
Certificates of less than $100,000	4,019,637	3,234,756	3,717,282
Certificates of $100,000 or more*	512,227	355,325	322,544
NOW accounts	436,664	71,331	54,911
Total	$5,666,450	$4,357,186	$4,889,582

*                    Certificates of deposits in amounts in excess of $100,000 are generally not federally insured.

8.     FHLB Advances

FHLB Advances were summarized as follows:

	Due	Interest Rate	June 30, 2006
			(unaudited)
FHLB advance	12/01/07	6.00%	$177,204
FHLB convertible advance	01/22/08	5.46	10,000,000
FHLB convertible advance	12/26/06	5.88	5,000,000
FHLB convertible advance	07/22/09	6.19	5,000,000
FHLB convertible advance	02/03/10	6.05	6,000,000
FHLB convertible advance	05/17/10	6.44	11,000,000
FHLB convertible advance	06/28/10	6.44	10,000,000
FHLB convertible advance	09/22/10	6.10	5,000,000
Total			$52,177,204

			December 31,
	Due	Interest Rate	2005	2004
FHLB advance	12/01/07	6.00%	$182,427	$192,416
FHLB convertible advance	05/26/05	2.43	—	4,000,000
FHLB convertible advance	01/22/08	5.46	10,000,000	10,000,000
FHLB convertible advance	12/26/06	5.88	5,000,000	5,000,000
FHLB convertible advance	07/22/09	6.19	5,000,000	5,000,000
FHLB convertible advance	02/03/10	6.05	6,000,000	6,000,000
FHLB convertible advance	05/17/10	6.44	11,000,000	11,000,000
FHLB convertible advance	06/28/10	6.44	10,000,000	10,000,000
FHLB convertible advance	09/22/10	6.10	5,000,000	5,000,000
Total			$52,182,427	$56,192,416

The FHLB has an option, beginning at a predetermined date and quarterly thereafter, to convert certain advances to a floating rate advance, generally at three-month LIBOR. However, the Bank may, at its option and without any penalty, put back the advance or a portion thereof to the FHLB prior to conversion.  Consequently, on July 24, 2006 the Bank put back, without penalty, the $10.0 million convertible advance due January 22, 2008.

The FHLB offers an alternative to regular repurchase agreements.  The term is variable from overnight to one year and utilizes mortgage loans as collateral in lieu of liquidity items such as government securities for collateral.

The Bank’s unused credit line with the FHLB amounted to approximately $20,000,000 at June 30, 2006 (unaudited), December 31, 2005 and December 31, 2004, respectively.  The weighted average rate on FHLB advances was 6.90% (unaudited), 6.08% and 5.83% at June 30, 2006, December 31, 2005 and December 31, 2004, respectively.  The advances are collateralized by FHLB stock owned by the Bank in addition to a blanket pledge of eligible assets in an amount required to be maintained so that the estimated fair value of such eligible assets exceeds, at all times, 110% of the outstanding advances.

9.     Income Taxes

The Bank uses the experience method in computing reserves for bad debts. The bad debt deduction allowable under this method is available to small banks with assets less than $500 million. Generally, this method allows the Bank to deduct an annual addition to the reserve for bad debts equal to the increase in the balance of the Bank’s reserve for bad debts at the end of the year to an amount equal to the percentage of total loans at the end of the year, computed using the ratio of the previous six years’ net chargeoffs divided by the sum of the previous six years’ total outstanding loans at year end.

Retained earnings at June 30, 2006, December 31, 2005 and December 31, 2004 included approximately $9.4 million (unaudited), representing bad debt deductions for which no deferred income taxes have been provided.  At December 31, 2005 the Bank had approximately $200,000 in net operating loss carry forwards expiring in 2020 for federal income tax purposes.

From time to time, the Company may be subject to examination by various tax authorities in jurisdictions in which the Company has its business operations. The Company regularly assesses the likelihood of additional assessments in each of the tax jurisdictions resulting from these examinations. Tax accruals have been established, which the Company believes to be adequate in relation to the potential for additional assessments. Once established, accruals are adjusted as information becomes available or when an event requiring a change to the accruals occurs. The resolution of tax matters could have an impact on the Company’s effective tax rate.

The tax effect of temporary differences that give rise to significant portions of the deferred tax accounts, calculated at 34%, is as follows:

Six Months Ended June 30, 2006
(unaudited)
Depreciation and amortization	$(149,600)
Deferred loan fees	(98,260)
Allowance for loan losses	916,640
Additional minimum liability for retirement plans	319,460
Net unrealized loss (gain) on securities available for sale	1,089,355
Supplemental retirement benefits	836,400
Alternative minimum tax	698,000
Other	(127,180)
Total	$3,484,815

	Years Ended December 31,
	2005	2004
Depreciation and amortization	$(149,600)	$(165,920)
Deferred loan fees	(111,860)	(110,500)
Allowance for loan losses	907,460	886,380
Additional minimum liability for retirement plans	319,460	280,936
Net unrealized loss (gain) on securities available for sale	665,120	193,710
Supplemental retirement benefits	737,800	671,160
Alternative minimum tax	698,000	508,000
Other	51,200	(62,120)
Total	$3,117,580	$2,201,646

The consolidated provision (benefit) for income taxes consisted of the following for the six months ended June 30:

	2006	2005
	(unaudited)
Current	$57,000	$(101,000)
Deferred	(104,000)	(50,000)
Total	$(47,000)	$(151,000)

The consolidated provision (benefit) for income taxes consisted of the following for the years ended December 31:

	2005	2004	2003
Current	$249,000	$577,000	$(42,000)
Deferred	(406,000)	(248,000)	116,000
Total	$(157,000)	$329,000	$74,000

The Bank’s federal income tax expense differs from that computed at the statutory tax rate as follows:

	Six Months Ended June 30,
	(unaudited)
	2006		2005
	Amount	Percentage of Pretax Income	Amount	Percentage of Pretax Income
Expense at statutory rate	$221,498	34.0%	$95,975	34.0%
Adjustments resulting from:
Tax-exempt income	(220,736)	(33.9)	(228,530)	(81.1)
Increase in cash surrender value	(62,973)	(9.7)	(56,718)	(20.1)
Other	15,211	2.3	38,452	13.6
Income tax expense (benefit) per consolidated statements of income	$(47,000)	(7.6)%	$(151,000)	(53.6)%

	Year Ended December 31,
	2005		2004		2003
	Amount	Percentage of Pretax Income	Amount	Percentage of Pretax Income	Amount	Percentage of Pretax Income
Expense at statutory rate	$345,721	34.0%	$832,353	34.0%	$760,287	34.0%
Adjustments resulting from:
Tax-exempt income	(457,610)	(45.0)	(458,147)	(18.7)	(538,560)	(24.1)
Increase in cash surrender value	(117,373)	(11.5)	(122,172)	(5.0)	(140,080)	(6.3)
Other	72,262	7.1	76,966	3.1	(7,647)	(0.3)
Income tax expense (benefit) per consolidated statements of income	$(157,000)	(15.4)%	$329,000	13.4%	$74,000	3.3%

10.  Commitments and Contingencies

The Bank had approximately $16.5 million (unaudited), $7.7 million and $2.3 million in outstanding loan commitments, excluding unused lines of credit and the undisbursed portion of loans in process, at June 30, 2006, December 31, 2005 and December 31, 2004, respectively, which were expected to fund within the next three months.  In addition, the Bank had $272,000 (unaudited), $291,000 and $308,000 in standby letters of credit at June 30, 2006, December 31, 2005 and December 31, 2004, respectively, which were secured by cash, marketable securities and real estate. All commitments are issued using the Bank’s current loan policies and underwriting guidelines and the breakdown between fixed-rate and adjustable-rate loans is as follows:

	June 30,	December 31,
	2006	2005	2004
	(unaudited)
Fixed-rate (ranging from 5.125% to 7.95%)	$7,686,500	$2,754,350	$1,273,250
Adjustable-rate	8,744,150	4,948,904	1,070,500
Total	$16,430,650	$7,703,254	$2,343,750

Depending on cash flow, interest rate risk, risk management and other considerations, longer term fixed-rate residential loans are sold in the secondary market. There was $0 (unaudited), $0 and $970,250 in outstanding commitments to sell loans at June 30, 2006, December 31, 2005 and 2004, respectively.

The Bank is involved in legal proceedings and litigation arising in the ordinary course of business. One such matter involves a number of related issues arising from a lending relationship with a certain borrower.  In March 2004, the borrower filed a Complaint against the Bank alleging that a certain deed in lieu of foreclosure held by the Bank in escrow had been wrongfully recorded.  In April of 2006, the Superior Court of Pennsylvania agreed with and upheld the lower court decision dismissing this complaint against the bank. The Bank intends to continue to defend itself against any and all litigation concerning this borrower.  In the opinion of management, the outcome of such proceedings and litigation currently pending will not materially affect the Bank’s consolidated financial statements.  However, there can be no assurance that any of the outstanding legal proceedings and litigation to which the Bank is a party will not be decided adversely to the Bank’s interests and have a material adverse effect on the consolidated financial statements.

Expenses related to premises and fixed assets for the six months ended June 30, 2006 and 2005 and the years ended December 31, 2005, 2004, and 2003 were $918,000 (unaudited), $911,000 (unaudited), $1.8 million, $1.6 million, and $1.7 million, respectively.  The Bank maintains offices at nine locations, including seven bank offices which it rents under leases expiring over the next 17 years.  The following is a summary of future minimum rental payments required under all operating leases as of December 31, 2005:

Year Ending December 31,
2006	$409,964
2007	416,327
2008	423,665
2009	356,516
2010	290,916
Thereafter	1,702,021
Total minimum rental payments	$3,599,409

11.  Retirement Plans

The Bank has a defined benefit pension plan, a profit-sharing plan and a defined contribution plan under Section 401(k) of the Internal Revenue Code, all of which cover all full-time employees meeting certain eligibility requirements.  The plans may be terminated at any time at the discretion of the Bank’s Board of Directors.

Pension expense was $180,000 (unaudited), $421,000 (unaudited), $841,000, $362,000, and $365,000 for the six month periods ended June 30, 2006 and 2005 and the years ended 2005, 2004 and 2003, respectively.  The contribution for the profit-sharing plan was $60,000 (unaudited), $60,000 (unaudited), $92,000, $110,000 and $120,000 for the six month periods ended June 30, 2006 and 2005 and the years ended December 31, 2005, 2004 and 2003, respectively.  There were no employer contributions to the 401(k) plan in 2006 (unaudited), 2005, 2004 and 2003.

The net estimated pension cost for the six months ended June 30, 2006 and 2005 and the net pension costs for the years ended December 31, 2005, 2004 and 2003 included the following components:

	Six Months Ended June 30,
	2006	2005
	(unaudited)
Service cost - benefits earned during the period	$160,849	$169,820
Interest cost on projected benefit obligation	131,356	169,296
Return on plan assets	(149,724)	(107,246)
Net amortization and deferral	38,267	(19,155)
Net periodic pension cost	$180,748	$212,715
Settlement costs	—	207,963
Total net periodic benefit costs	$180,748	$420,678

	Years Ended December 31,
	2005	2004	2003
Service cost - benefits earned during the period	$339,639	$274,593	$231,934
Interest cost on projected benefit obligation	338,593	281,061	236,404
Return on plan assets	(214,492)	(366,650)	(441,795)
Net amortization and deferral	(38,311)	122,871	382,682
Net periodic pension cost	$425,429	$361,730	$365,225
Settlement costs	415,927	—	—
Total net periodic benefit costs	$841,356	$361,730	$365,225

The following table sets forth the defined benefit plan’s funded status and amounts recognized in the Bank’s consolidated statements of financial condition at December 31, 2005 and 2004:

	2005	2004
Actuarial present value of benefit obligations:
Accumulated benefit obligation	$3,312,090	$4,124,281
Projected benefit obligation for service rendered to date	4,788,582	5,444,476
Plan assets at fair value comprised of U.S. Government securities, corporate bonds and equity securities	$3,251,601	$3,923,368
Projected benefit obligation in excess of plan assets	$(1,536,981)	$(1,521,108)
Unrecognized net loss	1,498,940	1,508,242
Unrecognized prior service cost	164,907	177,592
Unrecognized net transition obligation	5,250	8,746
Net prepaid cost	$132,116	$173,472

The following table sets forth a reconciliation of beginning and ending balances of the projected benefit obligation for the years ended December 31, 2005 and 2004:

	2005	2004
Balance, beginning of year	$5,444,476	$4,423,578
Service cost	339,639	274,593
Interest cost	338,593	281,061
Actuarial loss	485,075	538,047
Total settlement costs	(1,428,900)	—
Benefits paid	(390,301)	(72,803)
Balance, end of year	$4,788,582	$5,444,476

The following table sets forth a reconciliation of beginning and ending balances of the fair value of plan assets for the years ended December 31, 2005 and 2004:

	2005	2004
Balance, beginning of year	$3,923,368	$2,929,521
Return on plan assets	214,492	366,650
Contributions paid by employer	800,000	700,000
Settlement costs	(1,295,958)	—
Benefits paid	(390,301)	(72,803)
Balance, end of year	$3,251,601	$3,923,368

A contribution of $800,000 (unaudited) was made in the second quarter of 2006.  No additional contribution is expected to be made in 2006.

The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 5.75% and 3.5%, respectively, for 2005, 5.75% and 3.5%, respectively, for 2004 and 6.25% and 3.5%, respectively, for 2003.  The expected long-term rate of return on assets was 8.0% for 2005 and 2004 and 2003.  In 2005, the plan assets were invested 6.23% in cash, 22.41% in fixed income funds, and 71.36% in equity funds.  In 2004, the plan assets were invested 2.29% in cash, 27.29% in fixed income funds, and 70.42% in equity funds.

In July 2000, the Bank entered into a Nonqualified Retirement and Death Benefit Agreement (the “Agreement”) with certain officers of the Bank. The purpose of the Agreement is to provide the officers with supplemental retirement benefits equal to a specified percentage of final compensation and a pre-retirement death benefit if the officer does not attain the age specified in the Agreement.

A summary of the reconciliation and disclosure information required under SFAS No. 132 for the Agreement is as follows:

	December 31,
	2005	2004
Change in benefit obligation during year
Benefit obligation at beginning of year	$3,331,817	$2,578,318
Service cost	30,774	21,857
Interest cost	201,489	187,497
Benefit payments	(77,708)	—
Actuarial (gain) loss	207,775	544,145
Benefit obligation at end of year	$3,694,147	$3,331,817
Reconciliation of unfunded status at end of year
Unfunded status	$(3,694,147)	$(3,331,817)
Unrecognized prior service cost	697,956	930,608
Unrecognized net (gain) or loss	746,982	638,234
Net amount recognized	$(2,249,209)	$(1,762,975)
Amounts recognized in the statement of financial position at end of year
Accrued benefit liability	(3,694,147)	$(3,331,817)
Intangible asset	697,956	930,608
Accumulated other comprehensive income	746,982	638,234
Net amount recognized	$(2,249,209)	$(1,762,975)

The net periodic benefit cost for the years ended December 31, 2005, 2004 and 2003 was as follows:

	Net periodic benefit cost recognized for year
	2005	2004	2003
Service cost	$30,774	$21,857	$20,428
Interest cost	201,489	187,497	168,675
Amortization of prior service cost	232,652	232,652	232,652
Amortization of net (gain) or loss	99,027	—	1,097
Net periodic benefit cost	$563,942	$442,006	$422,852
Weighted-average assumptions for year
Discount Rate pre-retirement	5.75%	7.00%	7.00%
Discount Rate post-retirement	5.75%	7.00%	7.00%
Rate of compensation increases	0.00%	0.00%	0.00%
Weighted-average assumptions at end of year
Discount Rate pre-retirement	5.75%	5.75%	7.00%
Discount Rate post-retirement	5.75%	5.75%	7.00%
Rate of compensation increases	0.00%	0.00%	0.00%

12.  Regulatory Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.  Qualitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total Tier 1 capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined).  Management believes, as of December 31, 2005, that the Bank meets all capital adequacy requirements to which it is subject.

As of June 30, 2006, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table.  There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios are presented in the table below:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands
As of June 30, 2006(unaudited):
Tier 1 Capital	$34,879	8.95%	$15,480	4.00%	$19,350	5.00%
(to average assets)
Tier 1 Capital	34,879	14.67	9,364	4.00	14,046	6.00
(to risk-weighted assets)
Total Capital	37,576	15.81	18,728	8.00	23,410	10.00
(to risk-weighted assets)

As of December 31, 2005:
Tier 1 Capital	$34,918	9.02%	$15,480	4.00%	$19,350	5.00%
(to average assets)
Tier 1 Capital	34,918	14.92	9,364	4.00	14,046	6.00
(to risk-weighted assets)
Total Capital	37,588	16.06	18,728	8.00	23,410	10.00
(to risk-weighted assets)

As of December 31, 2004:
Tier 1 Capital	$35,153	9.21%	$15,269	4.00%	$19,086	5.00%
(to average assets)
Tier 1 Capital	35,153	15.38	9,143	4.00	13,714	6.00
(to risk-weighted assets)
Total Capital	37,760	16.52	18,286	8.00	22,857	10.00
(to risk-weighted assets

The Banks GAAP capital at June 30, 2006, December 31, 2005 and December 31, 2004 for financial statement purposes differs from Tier 1 capital amounts by $1.5 million (unaudited), $791,000 and $107,000, respectively, representing the exclusion for regulatory purposes of unrealized gains and losses on securities available for sale.

13. Related Party Transactions

The Bank prior to January 1, 2002 contracted with one of its Directors who is an officer and part owner of a company to supply equipment and furnishings to the Bank and architectural/management services for construction and branch renovations. A two-part agreement provided for a 10% construction management fee to be paid to the company based upon the total contract cost of the job, excluding any work performed by the company. Work performed or equipment supplied by the company is not subject to the 10% management fee but is subject to competitive bidding. All sub-contractors bids are shared with the Bank and are not marked up.

Beginning in 2002, branch construction and renovations are handled by Bank personnel entirely. The director’s company continues to bid on and supply equipment and furnishings and architectural drawings and designs. Equipment purchases and payments on contracts for the year ended December 31, 2003 totaled $53,000.  This director did not stand for reelection at the April 2004 annual meeting.

The Bank maintains a lease agreement with the Holding Company for one of its office locations. The initial lease term expires in September 2015 and the Bank has paid $21,000 (unaudited) for the six months ended June 30, 2006 and $42,000 each year for the years ended December 31, 2005, 2004, 2003.  In addition, the Bank maintains a management fee agreement with the Holding Company which provides for the sharing of certain company related expenses.  Such expenses include salaries and benefits, insurance expenses, professional fees and directors fees.  The Bank has received management fees amounting to $240,000 (unaudited), $228,000 (unaudited), $456,000, $420,000, and $384,000 for the six months ended June 30, 2006 and 2005 and years ended December 31, 2005, 2004, and 2003 respectively.  At June 30, 2006 and December 31, 2005, the Holding Company maintained deposits at the Bank of $5.7 (unaudited) million and $5.5, respectively.

14. Fair Value of Financial Instruments

Financial instruments include such items as loans, deposits, securities and other instruments.

Fair value estimates are generally subjective in nature and are dependent on a number of significant assumptions associated with each instrument or group of similar instruments, including estimates of discount rates, risks associated with specific financial instruments, estimates of future cash flows and relevant available market information. Fair value information is intended to represent an estimate of an amount at which a financial instrument could be exchanged in a current transaction established trading markets for a significant portion of the Bank’s financial instruments, the Bank may not be able to immediately settle its financial instruments; as such, the fair values are not necessarily indicative of the amounts that could be realized through immediate settlement. In addition, the majority of the Bank’s financial instruments, such as loans and deposits, are held to maturity and are realized or paid according to the contractual agreement with the customer.

Where available, quoted market prices should be used to estimate fair values. However, due to the nature of the Bank’s financial instruments, in many instances quoted market prices are not available. Accordingly, the Bank has estimated fair value based on other valuation techniques permitted by the standard, such as discounting estimated future cash flows using a rate commensurate with the risks involved or other acceptable methods. Fair values are required to be estimated without regard to any premium or discount that may result from concentrations of ownership of a financial instrument, possible income tax ramifications or estimated transaction costs. Fair values are also estimated at a specific point in time and are based on interest rate and other assumptions at that date. As the assumptions underlying these estimates change, the fair values of financial instruments will change. The aggregate fair value amounts presented do not purport to represent and should not be considered to be representative of the underlying “market” or franchise value of the Bank.

The methods and assumptions used to estimate the fair values of each class of financial instruments are as follows:

Cash and Cash Equivalents - These items are generally short-term in nature and, accordingly, the carrying amounts reported in the balance sheet are reasonable approximations of their fair values.

Investment and Mortgage-Backed Securities - Fair values for investment and mortgage-backed securities are based on quoted market prices.

Loans Receivable - The fair value was estimated by discounting approximate cash flow of the portfolio to achieve a current market yield. Consideration was given to prepayment speeds, economic conditions, risk characteristics and other factors considered appropriate.

Loans Held for Sale - Fair values of mortgage loans held for sale are based on commitments on hand from investors of prevailing market rates.

FHLB Stock - The carrying value of FHLB stock approximates fair value based on redemption provisions of the FHLB.

Deposits and FHLB Advances and Other Borrowed Money - As required by the standard, the fair values of deposits subject to immediate withdrawal, such as interest and noninterest checking, passbook savings and money market demand deposit accounts, are equal to their carrying amounts in the accompanying statement of financial condition. Fair values for time deposits and FHLB advances and other borrowed money are estimated by discounting future cash flows using interest rates currently offered on these instruments with similar remaining maturities.

Off-Balance-Sheet Instruments - Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter similar agreements, taking into account the running terms of the agreements and counterparties’ credit standing.

The estimated fair value of the Bank’s financial instruments are as follows:

	June 30,		December 31,
	2006		2005		2004
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(unaudited)		(In thousands)		(In thousands)
Assets:
Cash and cash equivalents	$3,327	$3,327	$1,903	$1,903	$2,096	$2,096
Interest bearing deposits at banks	20,243	20,243	19,053	19,053	20,041	20,041
Investment securities	69,357	69,710	72,080	72,876	93,897	94,699
Mortgage-backed securities	47,440	47,440	48,362	48,362	31,497	31,497
Loans receivable	227,662	226,928	224,294	225,028	209,712	210,932
Loans held for sale	—	—			565	565
FHLB stock	2,935	2,935	2,738	2,738	3,031	3,031

Liabilities:
NOW and MMDA deposits (1)	$82,027	$82,027	$75,261	$75,261	$68,596	$68,596
Other savings deposits	49,365	49,365	54,869	54,869	62,681	62,681
Certificate accounts	169,316	168,737	167,580	166,098	155,633	155,949
FHLB advances & other borrowed money	52,638	52,367	52,501	55,217	56,317	60,184

(1)             Includes non-interest bearing accounts

15. Subsequent Events

On June 21, 2006, the Boards of Directors of the Bank and the Holding Company adopted an Agreement and Plan of Reorganization and a Plan of Additional Stock Issuance pursuant to which they would reorganize into the mid-tier stock holding company form and offer additional shares.  Pursuant to the Agreement and Plan of Reorganization and the Plan of Additional Stock Issuance, (i) a new mid-tier stock company, to be known as Alliance Bancorp, Inc. of Pennsylvania, will be formed to hold all of the issued and outstanding shares of the Bank’s common stock, (ii) the Bank’s current stockholders will receive shares of common stock of the new mid-tier holding company in exchange for their shares of Bank common stock, and (iii) additional shares of the mid-tier holding company’s common stock will be sold for cash in a subscription offering to certain depositors of the Bank and, if necessary, a community offering.  Upon completion of the reorganization and offering, the mutual holding company is expected to own 55.0% of the outstanding shares of common stock of the mid-tier holding company and the minority public stockholders will own the remaining 45.0%.  The reorganization will be subject to approval by the Bank’s stockholders and the reorganization and additional stock issuance will be subject to the receipt of all necessary regulatory approvals including the Pennsylvania Department of Banking and the Office of Thrift Supervision.

The transactions contemplated by the Reorganization Plan will be subject to approval of the Bank’s shareholders and regulatory agencies. The Mid-Tier Company will file a registration statement with the Securities and Exchange Commission with respect to the stock offering. The offering is also subject to approval by the Office of Thrift Supervision. It is intended that proxy and offering materials setting forth detailed information relating to the Reorganization Plan and Stock Plan will be sent to shareholders of the Bank for their consideration. The Bank anticipates filing all necessary documentation in the third calendar quarter of 2006 and completing the transactions early in the first quarter of 2007.

The costs associated with the stock offering will be deferred and will be deducted from the proceeds upon sale of the stock.  To date, no stock offering expenses has been expensed.  At June 30, 2006, $53,000 (unaudited) of costs have been incurred and deferred. If the stock offering is unsuccessful these costs will be expensed.

You should rely only on the information contained in this prospectus.  Alliance Bancorp, Inc. of Pennsylvania has not authorized anyone to provide you with different information.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Alliance Bancorp common stock.

[Alliance Bancorp Logo]

(Proposed holding company for Alliance Bank)

2,445,223 Shares of Common Stock for Sale
7,329,777 Shares of Common Stock for Exchange
(Anticipated Maximum, Subject to Increase)

COMMON STOCK

PROSPECTUS

                           , 2006

Until                            , 2006, or 25 days after commencement of the syndicated community offering, if any, whichever is later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.

PROSPECTUS SUPPLEMENT

ALLIANCE BANCORP, INC. OF PENNSYLVANIA

Alliance Bank Profit Sharing/401(k) Plan

(Participation Interests in up to 240,000 shares of common stock of
Alliance Bancorp, Inc. of Pennsylvania)

This prospectus supplement is being provided to employees of Alliance Bank who are participants in the Alliance Bank Profit Sharing/401(k) Plan.  This supplement relates to the election by Plan participants to invest all or a part of their Plan accounts in the common stock of Alliance Bancorp, Inc. of Pennsylvania.

Alliance Bank is reorganizing from a mutual holding company structure and forming a mid-tier stock holding company, Alliance Bancorp Inc. of Pennsylvania, to hold all of the outstanding shares of Alliance Bank, with Alliance Bancorp becoming a majority-owned subsidiary of Alliance Mutual Holding Company.  In connection with this reorganization, Alliance Bancorp’s common stock will be offered for sale to the general public and exchanged for currently outstanding shares of Alliance Bank.

As a participant in the Alliance Bank Profit Sharing/401(k) Plan, you may use your account balance in the Plan to purchase shares of Alliance Bancorp common stock in two possible ways:

•                     First, if you already have subscription rights as a depositor of Alliance Bank, you may exercise such rights and use the monies held in your individual Plan account to purchase shares in the public offering of Alliance Bancorp’s shares subject to the limitations and other conditions of such offering.  Because the Plan actually purchases the shares, you will acquire a “participation interest” in the shares and not own the shares directly.  Shares may be purchased in this manner by allocating all or a portion of the funds in your Plan account, other than shares invested in Alliance Bank common stock, into a new investment option which provides the opportunity to invest in Alliance Bancorp’s common stock;

•                     Second, after Alliance Bancorp’s public offering is completed, on an ongoing basis, you will be able to allocate all or a portion of your Plan account between all of the Plan’s investment funds including the option to invest in Alliance Bancorp’s common stock.

The prospectus dated __________, 2006 of Alliance Bancorp, which is attached to this prospectus supplement, includes detailed information with respect to Alliance Bancorp, Alliance Mutual Holding Company, Alliance Bank and the offering of Alliance Bancorp common stock.  This prospectus supplement should be read only in conjunction with the attached prospectus.

For a discussion of certain factors you should consider before investing, see “Restrictions on Resale” at page S-__ in this prospectus supplement and “Risk Factors” beginning on page __ in the prospectus.

Neither the Securities and Exchange Commission nor any state or federal agency has approved these securities or determined that this prospectus supplement is accurate or complete.  Any representation to the contrary is a criminal offense.

The participation interests are not savings accounts or deposits and are not insured or guaranteed by any government insurance fund, Alliance Bank or Alliance Bancorp.  This type of investment involves risk and you may lose some or all of your investment.

The date of this prospectus supplement is _________, 2006.

i

THE OFFERING

Summary of the Reorganization

Alliance Bank is reorganizing and forming a new federally-chartered mid-tier stock holding company under the name Alliance Bancorp, Inc. of Pennsylvania, a to be formed federal corporation.  Alliance Bancorp will become a majority-owned subsidiary of Alliance Mutual Holding Company, a federally-chartered mutual holding company pursuant to Alliance Bank’s Agreement and Plan of Reorganization and the related Plan of Additional Stock Issuance.  You may use your Alliance Bank Profit Sharing/401(k) Plan (also referred to as the Plan) account to subscribe for shares of Alliance Bancorp as described in this prospectus supplement.

Securities Offered

The securities offered by this prospectus supplement are participation interests in the Plan.  At June 30, 2006, the Plan had $2.4 million in assets of which approximately $2.2 million could be used to purchase up to 220,000 shares (at a purchase price of $10.00 per share) of Alliance Bancorp’s common stock subject to the limitations and conditions of Alliance Bancorp’s offering.  The Plan would hold the common stock and the Plan will only acquire shares at the instruction of Plan participants for their own accounts. Alliance Bancorp is the issuer of the common stock.  Only employees of Alliance Bank may become participants in the Plan.  The common stock to be issued hereby is conditioned on the completion of the reorganization.  Your investment in the common stock of Alliance Bancorp in the reorganization is subject to the priority purchase rights applicable to you, as set forth in the Plan of Additional Stock Issuance, and as described below.  Information with regard to the Plan is contained in this prospectus supplement and information with regard to the reorganization and the financial condition, results of operation and business of Alliance Bank is contained in the attached prospectus.  This prospectus supplement should be read with the attached prospectus. The address of the principal executive office of Alliance Bancorp and Alliance Bank is 541 Lawrence Road, Broomall, Pennsylvania 19008.  The telephone number of Alliance Bank is (610) 353-2900.

Election to Purchase Common Stock in the Offering; Priorities

You may direct the transfer of all or part of the funds which represent your beneficial interest in the assets of the Plan to be invested in the employer stock fund.  The Plan trustee will subscribe for common stock offered for sale in connection with the reorganization according to your directions.  In the event the offering is oversubscribed and the Plan trustee is unable to use the full amount allocated by you to purchase common stock in the offering, then the excess funds will be transferred to the PNC Investment Contract Fund X.  If applicable, you will be subject to any regular redemption fees.  If you choose not to direct the investment of your Plan account balance to purchase shares of Alliance Bancorp’s common stock in the offering, your Plan account balance will remain in the other investment options of the Plan as previously directed.

You are permitted to use funds allocated to your Plan account to purchase shares of Alliance Bancorp’s common stock in the offering to the extent that you fall into one of the following orders of priority:

•                     first, you held a deposit account at Alliance Bank with an aggregate balance of $50 or more at the close of business on March 31, 2005; and

•                     second, you held a deposit account at Alliance Bank with an aggregate balance of $50 or more at the close of business on September 30, 2006.

Common stock so purchased will be allocated to your Plan account.

The limitations on the amount of common stock that you may purchase in the offering, as described in the attached prospectus, see “The Offering - Limitations on Common Stock Purchases” at page ___, will be calculated based on the aggregate amount directly purchased by you in the offering together with the amount purchased with funds allocated to your Plan account.

How to Use Plan Funds to Invest in the Offering

Accompanying this prospectus supplement is an investment election form attached as Annex A. The investment election form will enable you to direct that all or a portion of your beneficial interest in the Plan be used to invest in the common stock of Alliance Bancorp.  If you wish to invest all or part of your beneficial interest in the assets of the Plan in Alliance Bancorp’s common stock issued in the offering, you should complete the investment election form.

Deadline for Participating in the Offering

The investment election form must be returned to Alliance Bank, 541 Lawrence Road, Broomall Pennsylvania 19008, Attn: ________________, no later than noon on ___________, 2006.

Irrevocability of Election to Participate in the Offering

After you return the investment election form, your directions to transfer amounts credited to your Plan account to purchase shares of common stock in the offering is irrevocable.  On or about _______, 2006, funds will be transferred from your existing investment funds to the BlackRock Money Market Fund and will earn interest at its existing rate.

Direction to Purchase Common Stock After the Offering

After the offering, you will continue to be able to direct the investment of your plan contributions in the investment options available under the Plan, including Alliance Bancorp’s common stock (the percentage invested in any option must be a whole percent).  You may change the allocation of your interest in the various investment options offered under the Plan at any time.  Special restrictions may apply to transfers directed to or from Alliance Bancorp’s common stock if you are an executive officer, director or principal shareholder of Alliance Bancorp and are subject to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended.  In addition, participants who are our officers or directors will not be able to transfer their initial investment out of Alliance Bancorp’s common stock purchased in the offering for a period of one (1) year following completion of the reorganization.

Purchase Price of Common Stock

The funds you allocate for the purchase of common stock in the offering will be used in full by the Plan trustee to purchase shares of common stock, except in the event of an oversubscription, as discussed above.  The price paid for such shares of common stock in the offering will be $10.00 per share, the same price as paid by all other persons who purchase shares of common stock in the offering.

After the offering, common stock purchased by the Plan trustee will be acquired in open market transactions or from Alliance Bancorp’s treasury stock account.  The prices paid by the trustee for shares acquired in the open market may be higher than the $10.00 per share offering price and will be for “adequate consideration” which means the fair market value of the common stock as quoted on the Nasdaq Global Market.

Nature of a Participant’s Interest in Common Stock

The common stock will be held in the name of the Plan, as trustee, and will be allocated to your individual account under the Plan.  Therefore, earnings with respect to your Plan account should not be affected by the investment designations (including investments in Alliance Bancorp common stock) of other participants.

DESCRIPTION OF THE PLAN

Introduction

The Plan was originally adopted by Alliance Bank effective as of July 1, 1984.  The Plan is a profit sharing plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended.  Alliance Bank has obtained a ruling from the IRS dated __________, ____, that the Plan is qualified under Section 401(a) of the Internal Revenue Code, and its related trust is tax exempt under Section 501(a) of the Internal Revenue Code.

Employee Retirement Income Security Act

The Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of the Employee Retirement Income Security Act of 1974, as amended.  As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefits Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase pension plan).  The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained under Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.

Applicable federal law requires the Plan to impose substantial restrictions on your right to withdraw amounts held for your benefit under the Plan prior to the termination of your employment with Alliance Bank.  A substantial federal tax penalty also may be imposed on distributions made prior to you attaining the age 592.

Reference to Full Text of Plan

The following is a summary of the Plan and does not contain all of the detailed information in the Plan. Copies of the Plan are available to all employees by request from Alliance Bank, 541 Lawrence Road, Broomall, Pennsylvania, 19008, Attention: Ms. Janette Babikian, Director of Human Resources.  You are urged to read carefully the full text of the Plan.

Eligibility and Participation

An employee of Alliance Bank is eligible to become a participant in the Plan after completing one year of service with Alliance Bank and attaining age 21.  A year of service is defined as a twelve (12) consecutive month period during which an employee completes at least 1,000 hours of service with Alliance Bank.  The plan year is the calendar year, January 1 to December 31.

As of September 30, 2006, there were approximately 59 employees eligible to participate in the Plan, and 43 employees participating by making elective deferral contributions.

Contributions Under the Plan

401(k) Contributions.  As a Plan participant, you are permitted to elect to reduce your compensation initially pursuant to the Alliance Bank Profit Sharing/401(k) Plan Enrollment Form and may change your contributions later by submitting a Contribution Change Form or by contacting Janette Babikian at 610-359-6940.  Contribution changes are permitted one a month.  The amount you elect is subject to certain restrictions and limitations, as discussed below, not to exceed $15,000 for 2006 or such higher amount as may be periodically set by the IRS and have such amount contributed to the Plan on your behalf.  If you are 50 years or older, you can also make “catch up” contributions of up to $5,000 in 2006.  Your pre-tax employee contributions are transferred by Alliance Bank to the trustee and credited to your Plan account.  The Plan defines “compensation” as your total salary, pay or earned income, including compensation for services on the basis of profits.  Generally, you may elect to modify the amount contributed to your Plan account, however, special restrictions apply to the employer stock fund if you are subject to Section 16 of the Securities Exchange Act of 1934.

After-Tax Contributions.  You are not permitted to make after-tax contributions under the Plan.

Employer Contributions.  Alliance Bank, in its sole discretion, may make a contribution matching all or some portion of your pre-tax employee contribution.  Furthermore, Alliance Bank, in its sole discretion, may also make other discretionary contributions to the Plan.  Alliance Bank has not elected to make matching contributions under the Plan and there can be no assurance that we will do so in the future.

Limitations on Contributions

Limitation on Annual Additions and Benefits.  Pursuant to the requirements of the Internal Revenue Code, the Plan provides that the amount of contributions and forfeitures allocated to your Plan account during any calendar year generally may not exceed the lesser of 100% of compensation for the calendar year or $44,000 (for 2006) (adjusted for increases in the cost of living as permitted by the Internal Revenue Code).

Limitation on 401(k) Plan Contributions.  By law, your total deferrals under the Plan may not exceed $15,000 for 2006, adjusted for increases in the cost of living as permitted by the Internal Revenue Code.  Contributions in excess of this limitation will be included in gross income for federal income tax purposes in the year they are made.  In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan, unless the excess deferral (together with any income allocable thereto) is distributed by April 15th of the following year in which the excess deferral is made.  Any income on the excess deferral that is distributed by April 15th of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the taxable year in which the excess deferral is made.

Limitation on Plan Contributions for Highly Compensated Employees.  Sections 401(k) and 401(m) of the Internal Revenue Code limit the amount of salary deferrals and matching contribution that may be made to the Plan in any calendar year on behalf of highly compensated employees (as defined below) in relation to the amount of salary deferrals and matching contribution made by or on behalf of all other employees eligible to participate in the Plan.  If these limitations are exceeded, the level of deferrals by highly compensated employees must be adjusted.

In general, a highly compensated employee includes any employee who, during the calendar year or the preceding year, (1) was at any time a 5% owner (i.e., owns directly or indirectly more than 5% of the stock of Alliance Bancorp), or (2) for the preceding year had compensation from the employer in excess of $100,000 (for 2006), and if the employer so elects was in the top-group of employees for such preceding year.  An employee is in the top-paid group of employees for any year if such employee is in the group consisting of the top 20% of employees when ranked on the basis of compensation paid during such year.  Such dollar amounts are adjusted annually to reflect increases in the cost of living.

In order to prevent the disqualification of the Plan, any amount contributed by highly compensated employees that exceeds the average deferral limitation in any calendar year must be distributed to such highly compensated employees before the close of the following calendar year.  However, the employer will be subject to a 10% excise tax on any excess contributions unless such excess contributions, either are recharacterized or are distributed before the close of the first 22 months following the calendar year to which such excess contributions relate.

Top-Heavy Plan Requirements.  If for any calendar year the Plan is a top-heavy plan, then Alliance Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees. In general, the Plan will be regarded as a “top-heavy plan” for any calendar year if, as of the last day of the preceding calendar year, the aggregate balance of the accounts of participants who are key employees exceeds 60% of the aggregate balance of the accounts of all participants.  Key employees (for 2006) generally include any employee who, at any time during the calendar year, was (1) an officer of Alliance Bank having annual compensation in excess of $140,000 (for 2006), (2) a 5% owner of Alliance Bancorp (i.e., owns directly or indirectly more than 5% of the stock of Alliance Bancorp, or stock possessing more than 5% of the total combined voting power of all stock of Alliance Bancorp or (3) a 1% or greater owner of Alliance Bancorp having annual compensation in excess of $150,000.

Loans

You are permitted to borrow money from your account.  The loan amount must be at least $1,000 and is limited to a maximum of 50% of your vested account balance, up to a maximum of $50,000.  The interest rate will be the PNC Prime Rate at the time of the loan request.  This rate will remain fixed for the life of the loan.  You can borrow for any reason up to a maximum term of 60 months.  If you are borrowing to purchase a residence, your loan may have a term of up to 180 months.  You may have up to two outstanding loans at any time and refinancing is not permitted.

Investment of Contributions

General.  All amounts credited to your accounts under the Plan are held in a trust. A trustee appointed by Alliance Bank’s Board of Directors administers the trust.  The Plan offers you the following investment choices:

PNC Investment Contract Fund X
Fidelity Advisor High Income Advantage/T
Fidelity Advisor Growth & Income/T
American Century Equity Growth/Adv
Janus Adviser: Flexible Bond Fund/S
Janus Adviser: Balanced Fund/S
BlackRock Index Equity Fund/Inv A
Janus Adviser: Worldwide Fund/S
Janus Adviser: Large Cap Growth Fund/S
BlackRock Large Cap Growth Equity/A
Janus Adviser: Forty Fund/S
MFS Value Fund/A
AIM European Growth Fund/A
AIM Basic Balanced Fund/A

You are permitted to elect (in increments of 1%) to have your participation interest invested either in Alliance Bancorp’s common stock or among the other funds listed above.  Any amounts credited to your accounts for which investment directions are not given will be invested in the PNC Investment Contract Fund X.

The net gain (or loss) of the funds from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the trust) will be determined at least daily during the calendar year.  For purposes of such allocations, all assets of the trust are valued at their fair market value.

Previous Funds.  The annual percentage return on these funds for the prior three years was:

Fund	2005	2004	2003	2002	2001
PNC Investment Contract Fund X	4.08%	3.44%	3.92%	5.03%	5.64%
Fidelity Advisor High Income Advantage/T	4.60	14.81	43.52	-4.02	-1.16
Fidelity Advisor Growth & Income/T	7.03	5.20	22.17	-19.05	-8.85
American Century Equity Growth/Adv	6.99	13.71	30.05	-20.60	-11.28
Janus Adviser: Flexible Bond Fund/S	1.45	3.68	6.01	9.70	7.16
Janus Adviser: Balanced Fund/S	7.67	8.42	14.01	-6.57	-4.84
BlackRock Index Equity Fund/Inv A	4.45	10.21	27.66	-22.70	-12.68
Janus Adviser: Worldwide Fund/S	6.07	4.73	22.83	-26.00	-21.07
Janus Adviser: Large Cap Growth Fund/S	3.96	4.49	30.18	-26.49	-23.23
BlackRock Large Cap Growth Equity/A	5.31	8.39	25.00	-31.16	-34.90
Janus Adviser: Forty Fund/S	14.60	17.64	18.92	-15.85	-21.83
MFS Value Fund/A	6.22	15.08	24.70	-13.70	-7.79
AIM European Growth Fund/A	13.06	32.93	43.20	-9.71	-24.72
AIM Basic Balanced Fund/A	4.85	6.89	22.35	-10.97	n/a

A brief summary of such funds is as follows:

PNC Investment Contract Fund X — The PNC Investment Contract Fund seeks to provide an income rate of return while attempting to maintain a stable principal value.  The fund may invest in investment contracts issued by insurance companies (“GICs”), cash equivalents, and synthetic investment contracts (“Synthetic GICs”).  (A Synthetic GIC is a diversified investment grade portfolio of fixed-income instruments that is “wrapped” by an investment contract with an insurance company.)  The current duration of the fund is less than three years.

Fidelity Advisor High Income Advantage/T — The Fund seeks a combination of a high level of income and the potential for capital gains.  The Fund’s principal investment strategies include:  (1) normally investing primarily in income producing debt securities, preferred stocks, and convertible securities, with an emphasis on lower-quality debt securities; (2) potentially investing in non income producing securities, including defaulted securities and common stocks; (3) investing up to 20% of total assets in common stocks; (4) investing in companies in troubled or uncertain condition; (5) investing in domestic and foreign issuers.

Fidelity Advisor Growth & Income/T — The Fund seeks high total return through a combination of current income and capital appreciation.  The Fund’s investment strategies include: (a) normally investing a majority of assets in common stocks with a focus on those that pay current dividends and show potential for capital appreciation; (b) potentially investing in bonds, including lower-quality debt securities, as well as stocks that are not currently paying dividends, but offer prospects for future income or capital appreciation; (c) investing in domestic and foreign issuers; (d) investing in either growth stocks or value stocks or both.

American Century Equity Growth/Adv — The Fund seeks capital appreciation by investing in common stocks.  Under normal market conditions, the managers invest at least 80% of the Fund’s assets in equity stocks.  In selecting stocks for the Fund, the portfolio managers select primarily from the largest 1,500 publicly traded U.S. companies.

Janus Adviser: Flexible Bond Fund/S — The Fund seeks to obtain maximum total return, consistent with preservation of capital.  The Fund invests primarily in a wide variety of income producing securities such as corporate bonds and notes, government securities and preferred stock.  As a fundamental policy, the Fund will invest at least 80% of its assets in income-producing securities.  The Fund will invest at least 65% of its assets in investment grade debt securities and will maintain a dollar-weighted average portfolio maturity of five to ten years.  The Fund will limit its investment in high-yield/high-risk bonds to less than 35% of its net assets.

Janus Adviser: Balanced Fund/S — The Fund seeks long-term capital growth, consistent with preservation of capital and balanced by current income.  The Fund normally invests 40-60% of its assets in securities selected primarily for their growth potential and 40-60% of its assets in securities selected primarily for their income potential.  The Fund will normally invest at least 25% of its assets in fixed income securities.  Within the parameters of its specific investment policies, the Fund may invest without limit in foreign equity and debt securities.  Within the parameters of its specific investment policies, the Fund will limit its investment in a high-yield/high-risk bonds to less than 35% of its net assets.

BlackRock Index Equity Fund/Inv A — The Fund seeks long-term capital appreciation.  In pursuit of this goal, the Fund invests all of its assets indirectly, through the Index Master Portfolio, in the stocks of the S&P 500 Index using a passive investment style that seeks to approximate the returns of the S&P 500 Index. The Index Master Portfolio, under normal market conditions, invests at least 95% of its total assets in substantially all the stocks of the S&P 500 Index in approximately the same proportion as they are represented in the Index.

Janus Adviser: Worldwide Fund/S — The Fund seeks long-term growth of capital in a manner consistent with the preservation of capital.  The Fund invests primarily in common stocks of companies of any size located throughout the world.  The Fund normally invests in issuers from at least five different countries, including the United States.  The Fund may at times invest in fewer than five countries or even a single country.  Within the parameters of its specific investment policies, the Fund may invest without limit in foreign equity and debt securities.  Within the parameters of its specific investment policies, the Fund will limit its investment in high-yield/high-risk bonds to less than 35% of its net assets.

Janus Adviser: Large Cap Growth Fund/S — The Fund seeks long-term growth of capital in a manner consistent with the preservation of capital.  It pursues its objective by investing primarily in common stocks selected for their growth potential.  The Fund invests primarily in common stocks selected for their growth potential.  Although the Fund can invest in companies of any size, it generally invests in larger, more established companies.  Within the parameters of its specific investment policies, the Fund may invest without limit in foreign equity and debt securities.  Within the parameters of its specific investment policies, the Fund will limit its investment in high-yield/high-risk bonds to less than 35% of its net assets.

BlackRock Large Cap Growth Equity/A — The Fund seeks long-term capital appreciation.  In pursuit of this goal, the Fund normally invests at least 80% of its net assets in equity securities issued by U.S. large capitalization growth companies (defined as those with market capitalizations equal to those within the universe of Russell 1000 Growth Index stocks), which the fund management team believes have above average earnings growth potential.  The Fund primarily buys common stock but also can invest in preferred stock and securities convertible into common and preferred stock.

Janus Adviser: Forty Fund/S — The Fund seeks long-term growth of capital.  The Fund invests primarily in common stocks selected for their growth potential.  The Fund may invest in companies of any size, from larger, well-established companies to smaller, emerging companies.  Within the parameters of its specific investment policies, the Fund may invest without limit in foreign equity and debt securities.  Within the parameters of its specific investment policies, the Fund will limit its investment in high-yield/high-risk bonds to less than 35% of its net assets.

MFS Value Fund/A — The Fund’s investment objective is to seek capital appreciation and reasonable income.  The Fund invests, under normal market conditions, at least 85% of its net assets in income producing equity securities of companies which the investment adviser believes are undervalued in the market relative to their long term potential.  Equity securities include common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts for those securities.  While the Fund may invest in companies of any size, the Fund generally focuses on undervalued companies with large market capitalizations.

AIM European Growth Fund/A — The Fund’s investment objective is long-term growth of capital.  The Fund seeks to meet its objective by investing, normally, at least 85% of its assets in securities of European companies.  In complying with the 80% investment requirement, the Fund will invest primarily in marketable equity securities, including convertible securities, but its investments may include other securities, such as synthetic instruments.  The Fund will normally invest in the securities of companies located in at least three European countries.  The Fund may invest up to 65% of its total assets in European companies located in developing countries, i.e., those that are in the initial stages of their industrial cycles.  The Fund may invest up to 70% of its total assets in securities exchangeable for or convertible into equity securities of European companies.  The Fund may invest up to 20% of its assets in securities of non-European companies.

AIM Basic Balanced Fund/A — The Fund’s investment objective is long-term growth of capital and current income.  The Fund seeks to meet its objective by investing in a broadly diversified portfolio of common stocks, preferred stocks, convertible securities and bonds.  The Fund invests without regard to market capitalization.  The Fund normally invests a minimum of 30% and a maximum of 70% of its total assets in equity securities and a minimum of 25% and a maximum of 70% of its total assets in investment-grade non-convertible debt securities.  The Fund may also invest up to 25% of its total assets in convertible securities and up to 25% of its total assets in foreign securities.

Employer Stock

Each participant’s beneficial interest in his or her common stock of Alliance Bancorp is measured in shares.  All purchases will be made at prevailing market prices. Under certain circumstances, the Plan trustee may be required to limit the daily volume of shares purchased.

Any brokerage commissions, transfer fees and other expenses incurred in the sale and purchase of our common stock will be paid out of a cash account managed by the Plan trustee.  Therefore, although your account will not be directly adjusted for such fees, the market value of the shares held in your account will be reduced.

As of the date of this prospectus supplement, none of the shares of Alliance Bancorp common stock have been issued or are outstanding and there is no established market for Alliance Bancorp’s common stock.  Accordingly, there is no record of the historical performance of Alliance Bancorp’s common stock.  Performance will be dependent upon a number of factors, including the financial condition and profitability of Alliance Bancorp and Alliance Bank and market conditions for Alliance Bancorp’s common stock generally.

Vesting

You are always 100% vested in your pre-tax employee contributions and the earnings thereon under the Plan.  However, your vested interests in any matching or other discretionary contributions allocated to your Plan account is determined in accordance with the following schedule, based on the number of years of service you complete:

Years of Service	Vested Percentage
1	20%
2	40%
3	60%
4	80%
5	100%

If you leave Alliance Bank’s employment prior to complete vesting, you will forfeit the unvested portion of your Plan account, if any.  If you are rehired within five years, you may become vested in the previously forfeited amount.  The allocation of forfeitures is done as of December 31 of each year.

Distribution Upon Retirement or Disability

Upon retirement or disability, you may elect to have your vested account balance distributed in a single lump-sum payment.  Payment of your benefits must generally begin no later than the April 1 following the calendar year in which you attain age 702 or the calendar year in which you retire.

Distribution Upon Death

If you die before your entire vested interest has been distributed, benefits will be paid to your surviving spouse in a single lump-sum payment.  If you are an unmarried participant, or you are a married participant with special consent to the designation of a beneficiary other than your spouse, payment of benefits to your chosen beneficiary will be in a single lump-sum payment.

Distribution Upon Termination of Employment

After termination of employment with Alliance Bank, you are entitled to distribution of your vested Plan account upon the earlier of death, disability, or attainment of the Plan’s normal retirement age.  However, you may elect to receive a distribution of your vested Plan account after termination prior to death, disability, or the attainment of the Plan’s normal retirement age.

Non-alienation of Benefits

Except with respect to federal income tax withholdings and qualified domestic relations orders, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

Reports to Plan Participants

The Plan administrator will furnish to you a quarterly statement showing the balance in your Plan account as of the end of that period, the amount of contributions allocated to your Plan account for that period, and the adjustments to your account to reflect earnings or losses, distributions, loans disbursed, loan repayments and/or transfers between investment funds.

Plan Administration

The trustee with respect to the Plan is the named fiduciary of the Plan for purposes of ERISA.  PNC Bank, N.A. currently serves as trustee of the Plan’s trust. The trustee receives, holds and invests the contributions to the Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the Plan and the directions of the Plan administrator.  The trustee is responsible for investment of the assets of the trust.

The Plan is administered by a Plan administrator who is one or more persons appointed by and who serve at the pleasure of Alliance Bank.  Currently, the Plan administrator is Alliance Bank.  The address and telephone number of the administrator is 541 Lawrence Road, Broomall, Pennsylvania 19008, 610-359-6900.  The administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to participants, beneficiaries and others under ERISA.

Amendment and Termination

Alliance Bank intends to continue the Plan indefinitely.  Nevertheless, Alliance Bank may terminate the Plan at any time.  If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, if you are affected by the termination you will have a fully vested interest in your Plan account.  Alliance Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Alliance Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA and/or the Internal Revenue Code.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Plan trust assets to another plan, the Plan requires that each participant will (if either the Plan or the other plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

Federal Income Tax Consequences

General.  The following is a brief summary of certain federal income tax aspects of the Plan.  Statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances.  The consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

As a “qualified retirement plan,” the Internal Revenue Code affords special tax treatment which includes the following: (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year; (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and (3) earnings of the plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments.  The Plan will be administered to comply in operation with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law.  Alliance Bank expects that it will adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Internal Revenue Code.

You are urged to consult your tax advisors with respect to any distribution from the Plan and transactions involving the Plan.

Lump-Sum Distribution.  A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made: (1) within one taxable year to the participant or beneficiary; (2) on account of the participant’s death, disability or separation from service, or after the participant attains age 592; and (3) consists of the balance to the credit of the participant under this Plan and all other profit sharing plans, if any, maintained by Alliance Bank.  The portion of any lump-sum distribution that is required to be included in the participant’s or beneficiary’s taxable income for federal income tax purposes consists of the entire amount of such lump-sum distribution less the amount of after-tax contributions, if any, made by the participant to any other profit sharing plans maintained by Alliance Bank which is included in such distribution.

Averaging Rules.  The portion of the total taxable amount of a lump-sum distribution that is attributable to participation in the Plan or in any other profit-sharing plan maintained by Alliance Bank and referred to as the ordinary income portion, will be taxable generally as ordinary income for federal income tax purposes.

For years beginning after December 31, 1999, five-year income averaging is repealed.  Under a special rule adopted in the 1986 Tax Reform Act, if you turned 50 by 1985, you may elect to have your lump-sum distribution taxed under a ten-year income averaging rule which would allow you to pay a separate tax on the lump-sum distribution that would approximate the tax (under the rates in effect in 1986) that would have been due if the distribution had been received in ten equal annual installments; you also may elect to have that portion of the lump-sum distribution attributable to your pre-1974 participation in the Plan treated as a long-term capital gain and taxed at a rate of 20%.

Common Stock Included in Lump-Sum Distribution.  If a lump-sum distribution includes our common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such common stock, i.e., the excess of the value of such common stock at the time of the distribution over its cost to the Plan.  The tax basis of such common stock, to the participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the common stock at the time of distribution less the amount of net unrealized appreciation.  Any gain on a subsequent sale or other taxable disposition of such common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such common stock.  Any gain on a subsequent sale or other taxable disposition of the common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the common stock.  The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the IRS.

Distribution:  Rollovers and Direct Transfers to Another Qualified Plan or to a Traditional IRA.  Virtually all distributions from the Plan may be rolled over to another qualified retirement plan or to a traditional IRA without regard to whether the distribution is a lump-sum distribution or a partial distribution.  You have the right to elect to have the trustee transfer all or any portion of an “eligible rollover distribution” directly to another qualified plan or to a traditional IRA.  If you do not elect to have an “eligible rollover distribution” transferred directly to another qualified plan or to a traditional IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution.  The principal types of distributions which do not constitute eligible rollover distributions are (1) an annuity type distribution made over the life expectancy of the participant (or participant and another) or for a period of 10 years or more, (2) a minimum distribution required by Section 409(a)(9) of the Internal Revenue Code, or (3) the portion of any distribution not includable in gross income, except that unrealized appreciation in employee securities can be included in an eligible rollover distribution.  The tax law change described above did not modify the special tax treatment of lump-sum distributions that are not rolled over or transferred, i.e., forward averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier.

ERISA and Other Qualification

As noted above, the Plan is subject to certain provisions of ERISA, and was submitted to the IRS for a determination that it is qualified under the Internal Revenue Code.

We have provided a brief description of the material federal income tax aspects of the Plan which are of general application under the Internal Revenue Code.  This is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan.  Accordingly, you are urged to consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from Plan.

Restrictions on Resale

Any person receiving shares of Alliance Bancorp common stock under the Plan who is an “affiliate” of Alliance Bancorp as the term “affiliate” is used in Rules 144 and 405 under the Securities Act of 1933, as amended, (e.g., our directors, executive officers and substantial stockholders) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act of 1934 assuming the availability of a registration statement, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act of 1933.  Any person who may be an “affiliate” of Alliance Bancorp may wish to consult with counsel before transferring any common stock he or she owns.  In addition, you are advised to consult with counsel as to the applicability of Section 16 of the Securities Exchange Act of 1934 which may restrict the sale of common stock when acquired under the Plan, or other sales of common stock.

Persons who are not deemed to be our “affiliates” at the time of resale will be free to resell any shares of common stock allocated to them under the Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act of 1933 or compliance with the restrictions and conditions contained in the exemptive rules thereunder.  An “affiliate” of Alliance Bancorp is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with Alliance Bancorp.  Normally, a director, principal officer or major stockholder of a corporation may be deemed to be an “affiliate” of that corporation.  A person who may be deemed an “affiliate” of Alliance Bancorp at the time of a proposed resale will be permitted to make public resales of the common stock only pursuant to a “reoffer” prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act of 1933 or some other exemption from registration, and will not be permitted to use this prospectus in connection with any such resale.  In general, the amount of the common stock which any such affiliate may publicly resell pursuant to Rule 144 in any three-month period may not exceed the greater of one percent of the common stock then outstanding or the average weekly trading volume reported on the Nasdaq Global Market during the four calendar weeks prior to the sale.  Such sales may be made only through brokers without solicitation and only at a time when Alliance Bancorp is current in filing the reports required of it under the Securities Exchange Act of 1934.

SEC Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors and persons beneficially owning more than ten percent of public companies such as Alliance Bancorp.  Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership.  Within ten days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission.  Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within two business days after a change occurs, or annually in certain limited situations, on a Form 5 within 45 days after the close of Alliance Bancorp’s fiscal year.  Investment in our common stock in the Plan by officers, directors and persons beneficially owning more than ten percent of the common stock must be reported to the SEC on the Form 4s or Form 5s filed by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Alliance Bancorp of profits realized by any officer, director or any person beneficially owning more than ten percent of the common stock resulting from the purchase and sale or sale and purchase of the common stock within any six-month period.

The SEC has adopted rules that provide exemption from the profit recovery provisions of Section 16(b) for participant-directed employer security transactions within an employee benefit plan, such as the Plan, provided certain requirements are met.

LEGAL OPINION

The validity of the issuance of the common stock will be passed upon by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D. C., which firm acted as special counsel for Alliance Bancorp, Alliance Mutual Holding Company and Alliance Bank in connection with the reorganization and offering.

Form 5500 Department of the Treasury Internal Revenue Service Department of Labor Employee Benefits Security Administration Pension Benefit Guaranty Corporation

Annual Return/Report of Employee Benefit Plan
This form is required to be filed under sections 104 and 4065 of the Employee
Retirement Income Security Act of 1974 (ERISA) and sections 6047(e),
6057(b), and 6058(a) of the Internal Revenue Code (the Code).

  Complete all entries in accordance with

the instructions to the Form 5500.

Official Use Only OMB Nos. 1210 - 0110 1210 - 0089
2005
This Form is Open to Public Inspection.

Part I	Annual Report Identification Information
For the calendar plan year 2005 or fiscal plan year beginning				,	and ending ,
A	This return/report is for: (1)	☐ a multiemployer plan;		(3)		☐ a multiple-employer plan; or
	(2)	☒ a single-employer plan (other than a multiple-employer plan);		(4)		☐ a DFE (specify)

B	This return/report is: (1)	☐ the first return/report filed for the plan;		(3)		☐ the final return/report filed for the plan;
	(2)	☐ an amended return/report;		(4)		☐ a short plan year return/report (less than 12 months).
C	If the plan is a collectively-bargained plan, check here .................................................................................................................					☐
D	If filing under an extension of time or the DFVC program, check box and attach required information. (see instructions)........					☐

Part II	Basic Plan Information — enter all requested information.
1a	Name of plan				1b	Three-digit
ALLIANCE BANK PROFIT SHARING / 401 (K) PLAN						plan number (PN)	003
					1c	Effective date of plan (mo., day, yr.) 07/01/1984

2a	Plan sponsor’s name and address (employer, if for a single-employer plan) (Address should include room or suite no.)				2b	Employer Identification Number (EIN) 23-2750261
GREATER DELAWARE VALLEY SVGS BANK,
DBA ALLIANCE BANK					2c	Sponsor’s telephone number
610-359-6900
					2d	Business code (see instructions)
541 LAWRENCE ROAD						522120

BROOMALL			PA	19008-3501

Caution: A penalty for the late or incomplete filing of this return/report will be assessed unless reasonable cause is established.

Under penalties of perjury and other penalties set forth in the instructions, I declare that I have examined this return/report, including accompanying schedules, statements and attachments, as well as the electronic version of this return/report if it is being filed electronically, and to the best of my knowledge and belief, it is true, correct and complete.

SIGN HERE	/s/ JANETTE BABIKIAN	7/10/06	JANETTE BABIKIAN, PLAN ADMIN.
	Signature of plan administrator	Date	Type or print name of individual signing as plan administrator

SIGN HERE	/s/ PETER J MEIER	7/5/04	PETER J MEIER, TREASURER
	Signature of employer/plan sponsor/DFE	Date	Type or print name of individual signing as employer, plan sponsor/DFE
For Paperwork Reduction Act Notice and OMB Control Numbers, see the instructions for Form 5500.						v8.2	Form 5500 2005

Form 5500 (2005) Page 2					Official Use Only

3a	Plan administrator’s name and address (if same as plan sponsor, enter “Same”)				3b		Administrator’s EIN
SAME
					3c		Administrator’s telephone number

4	If the name and/or EIN of the plan sponsor has changed since the last return/report filed for this plan,						b EIN
	enter the name, EIN and the plan number from the last return/report below:
a	Sponsor’s name						c PN

5	Preparer information (optional)	a Name (including firm name, if applicable) and address					b EIN

							c Telephone number
6	Total number of participants at the beginning of the plan year					6	117

7	Number of participants as of the end of the plan year (welfare plans complete only lines 7a, 7b, 7c, and 7d)
a	Active participants					7a	97
b	Retired or separated participants receiving benefits					7b	0
c	Other retired or separated participants entitled to future benefits					7c	6
d	Subtotal. Add lines 7a, 7b, and 7c					7d	103
e	Deceased participants whose beneficiaries are receiving or are entitled to receive benefits					7e	0
f	Total. Add lines 7d and 7e					7f	103
g	Number of participants with account balances as of the end of the plan year (only defined contribution plans complete this item)					7g	59
h	Number of participants that terminated employment during the plan year with accrued benefits that were less than 100% vested					7h	0
i	If any participant(s) separated from service with a deferred vested benefit, enter the number of separated participants required to be reported on a Schedule SSA (Form 5500)					7i	0
8	Benefits provided under the plan (complete 8a and 8b, as applicable)
a	☒ Pension benefits (check this box if the plan provides pension benefits and enter the applicable pension feature codes from the
	List of Plan Characteristics Codes printed in the instructions):	2E	2G	2J	3E
b	☐ Welfare benefits (check this box if the plan provides welfare benefits and enter the applicable welfare feature codes from the
	List of Plan Characteristics Codes printed in the instructions):

9a	Plan funding arrangement (check all that apply)		9b	Plan benefit arrangement (check all that apply)
	(1)	☐ Insurance		(1)	☐ Insurance
	(2)	☐ Code section 412(i) insurance contracts		(2)	☐ Code section 412(i) insurance contracts
	(3)	☒ Trust		(3)	☒ Trust
	(4)	☐ General assets of the sponsor		(4)	☐ General assets of the sponsor

Form 5500 (2005) Page 3					Official Use Only

10	Schedules attached (Check all applicable boxes and, where indicated, enter the number attached. See instructions.)
a	Pension Benefit Schedules		b	Financial Schedules
	(1)	☒ R (Retirement Plan Information)		(1)	☐ H (Financial Information)
	(2)	☐ B (Actuarial Information)		(2)	☒ I (Financial Information -- Small Plan)
	(3)	☐ E (ESOP Annual Information)		(3)	☐ A (Insurance Information)
	(4)	☐ SSA (Separated Vested Participant Information)		(4)	☐ C (Service Provider Information)
				(5)	☒ D (DFE/Participating Plan Information)
				(6)	☐ G (Financial Transaction Schedules)
				(7)	☒ 1 P (Trust Fiduciary Information)

SCHEDULE D (Form 5500) Department of the Treasury Internal Revenue Service Department of Labor Employee Benefits Security Administration	DFE/Participating Plan Information This schedule is required to be filed under section 104 of the Employee Retirement Income Security Act of 1974 (ERISA). File as an attachment to Form 5500.	Official Use Only OMB No. 1210-0110
2005
This Form is Open to Public Inspection.
For the calendar plan year 2005 or fiscal plan year beginning ,	and ending ,
A	Name of plan or DFE	B	Three-digit
ALLIANCE BANK PROFIT SHARING / 401 (K) PLAN	Plan number	003
C	Plan or DFE sponsor’s name as shown on line 2a of Form 5500	D	Employer Identification Number
GREATER DELAWARE VALLEY SVGS BANK, DBA ALLIANCE BANK	23-2750261
Part I	Information on interests in MTIAs, CCTs, PSAs, and 103-12 lEs (to be completed by plans and DFEs)

(a)	Name of MTIA, CCT, PSA, or 103-121E	PNC EBT INVESTMENT CONTRACT FUND

(b)	Name of sponsor of entity listed in (a)	PNC BANK NA
Dollar value of interest in MTIA, CCT, PSA,
(c)	EIN-PN	25-1197336-001 (d)	Entity code	C	(e)	or 103-121E at end of year (see instructions)	734869

(a)	Name of MTIA, CCT, PSA, or 103-121E

(b)	Name of sponsor of entity listed in (a)
Dollar value of interest in MTIA, CCT, PSA,
(c)	EIN-PN	(d)	Entity code	(e)	or 103-121E at end of year (see instructions)

(a)	Name of MTIA, CCT, PSA, or 103-121E

(b)	Name of sponsor of entity listed in (a)
Dollar value of interest in MTIA, CCT, PSA,
(c)	EIN-PN	(d)	Entity code	(e)	or 103-121E at end of year (see instructions)

(a)	Name of MTIA, CCT, PSA, or 103-121E

(b)	Name of sponsor of entity listed in (a)
Dollar value of interest in MTIA, CCT, PSA,
(c)	EIN-PN	(d)	Entity code	(e)	or 103-121E at end of year (see instructions)
For Paperwork Reduction Act Notice and OMB Control Numbers, see the instructions for Form 5500.	v8.2	Schedule D (Form 5500) 2005

Schedule D (Form 5500) 2005 Page 2					Official Use Only

(a)	Name of MTIA, CCT, PSA, or 103-121E

(b)	Name of sponsor of entity listed in (a)
Dollar value of interest in MTIA, CCT, PSA,
(c)	EIN-PN	(d)	Entity code	(e)	or 103-121E at end of year (see instructions)

(a)	Name of MTIA, CCT, PSA, or 103-121E

(b)	Name of sponsor of entity listed in (a)
Dollar value of interest in MTIA, CCT, PSA,
(c)	EIN-PN	(d)	Entity code	(e)	or 103-121E at end of year (see instructions)

(a)	Name of MTIA, CCT, PSA, or 103-121E

(b)	Name of sponsor of entity listed in (a)
Dollar value of interest in MTIA, CCT, PSA,
(c)	EIN-PN	(d)	Entity code	(e)	or 103-121E at end of year (see instructions)

(a)	Name of MTIA, CCT, PSA, or 103-121E

(b)	Name of sponsor of entity listed in (a)
Dollar value of interest in MTIA, CCT, PSA,
(c)	EIN-PN	(d)	Entity code	(e)	or 103-121E at end of year (see instructions)

(a)	Name of MTIA, CCT, PSA, or 103-121E

(b)	Name of sponsor of entity listed in (a)
Dollar value of interest in MTIA, CCT, PSA,
(c)	EIN-PN	(d)	Entity code	(e)	or 103-121E at end of year (see instructions)

(a)	Name of MTIA, CCT, PSA, or 103-121E

(b)	Name of sponsor of entity listed in (a)
Dollar value of interest in MTIA, CCT, PSA,
(c)	EIN-PN	(d)	Entity code	(e)	or 103-121E at end of year (see instructions)

Schedule D (Form 5500) 2005 Page 3		Official Use Only

Part II	Information on Participating Plans (to be completed by DFEs)

(a)	Plan name

(b)	Name of plan sponsor	(c)	EIN-PN

(a)	Plan name

(b)	Name of plan sponsor	(c)	EIN-PN

(a)	Plan name

(b)	Name of plan sponsor	(c)	EIN-PN

(a)	Plan name

(b)	Name of plan sponsor	(c)	EIN-PN

(a)	Plan name

(b)	Name of plan sponsor	(c)	EIN-PN

(a)	Plan name

(b)	Name of plan sponsor	(c)	EIN-PN

(a)	Plan name

(b)	Name of plan sponsor	(c)	EIN-PN

(a)	Plan name

(b)	Name of plan sponsor	(c)	EIN-PN

SCHEDULE I (Form 5500) Department of the Treasury Internal Revenue Service Department of Labor Employee Benefits Security Administration Pension Benefit Guaranty Corporation

Financial Information — Small Plan

This schedule is required to be filed under Section 104 of the Employee
Retirement Income Security Act of 1974 (ERISA) and section 6058(a) of the
Internal Revenue Code (the Code).

 File as an attachment to Form 5500.

Official Use Only OMB No. 1210-0110
2005
This Form is Open to Public Inspection.
For calendar year 2005 or fiscal plan year beginning ,	and ending ,
A Name of plan ALLIANCE BANK PROFIT SHARING / 401(K) PLAN	B Three-digit plan number	003
C Plan sponsor’s name as shown on line 2a of Form 5500	D Employer Identification Number
GREATER DELAWARE VALLEY SVGS BANK, DBA ALLIANCE BAN	23-2750261

Complete Schedule I If the plan covered fewer than 100 participants as of the beginning of the plan year. You may also complete Schedule I if you are filing as a small plan under the 80-120 participant rule (see instructions). Complete Schedule H if reporting as a large plan or DFE.

Part I	Small Plan Financial Information

Report below the current value of assets and liabilities, income, expenses, transfers and changes in net assets during the plan year. Combine the value of plan assets held in more than one trust. Do not enter the value of the portion of an insurance contract that guarantees during this plan year to pay a specific dollar benefit at a future date. Include all income and expenses of the plan including any trust(s) or separately maintained fund(s) and any payments/receipts to/from insurance carriers. Round off amounts to the nearest dollar.

1	Plan Assets and Liabilities:	(a) Beginning of Year	(b) End of Year
a	Total plan assets	1a	3918406	2762934
b	Total plan liabilities	1b
c	Net plan assets (subtract the 1b from line 1a)	1c	3918406	2762934
2	Income, Expenses, and Transfers for this Plan Year:	(a) Amount	(b) Total
a	Contributions received or receivable
(1) Employers	2a(1)	110000
(2) Participants	2a(2)	247470
(3) Others (including rollovers)	2a(3)	30693
b	Noncash contributions	2b
c	Other income	2c	-193632
d	Total income (add lines 2a(1), 2a(2), 2a(3), 2b, and 2c)	2d	194531
e	Benefits paid (including direct rollovers)	2e	1337951
f	Corrective distributions (see instructions)	2f	5762
g	Certain deemed distributions of participant loans (see instructions)	2g
h	Other expenses	2h	6290
i	Total expenses (add lines 2a, 2f, 2g, and 2h)	2i	1350003
j	Net income (loss) (subtract line 2i from line 2d)	2j	-1155472
k	Transfers to (from) the plan (see instructions)	2k
3

Specific Assets: If the plan held assets at anytime during the plan year in any of the following categories, check “Yes” and enter the current value of any assets remaining in the plan as of the end of the plan year. Allocate the value of the plan’s interest in a commingled trust containing the assets of more than one plan on a line-by-line basis unless the trust meets one of the specific exceptions described in the instructions.

Yes	No	Amount
a	Partnership/joint venture interests	3a	X
b	Employer real property	3b	X
For Paperwork Reduction Act Notice and OMB Control Numbers, see the instructions for Form 5500.	v8.2	Schedule I (Form 5500) 2005

Schedule I (Form 5500) 2005 Page 2				Official Use Only

			Yes	No	Amount
3c	Real estate (other than employer real property)	3c		X
d	Employer real securities	3d	X		378169
e	Participant loans	3e	X		23662
f	Loans (other than to participants)	3f		X
g	Tangible personal property	3g		X

Part II	Transactions During Plan Year

4	During the plan year:		Yes	No	Amount
a	Did the employer fail to transmit to the plan any participant contributions within the time period described in 29 CFR 2510.3-102? (See instructions and DOL’s Voluntary Fiduciary Correction Program.)	4a		X
b

Were any loans by the plan or fixed income obligations due the plan in default as of the close of the plan year or classified during the year as uncollectible? Disregard participant loans secured by the participant’s account balance

		4b		X
c	Were any leases to which the plan was a party in default or classified during the year as uncollectible?	4c		X
d	Were there any nonexempt transactions with any party-in-interest? (Do not include transactions reported on line 4a.)	4d		X
e	Was the plan covered by a fidelity bond?	4e	X		4000000
f	Did the plan have a loss, whether or not reimbursed by the plan’s fidelity bond, that was caused by fraud or dishonesty?	4f		X
g	Did the plan hold any assets whose current value was neither readily determinable on an established market nor set by an independent third party appraiser?	4g		X
h	Did the plan receive any noncash contributions whose value was neither readily determinable on an established market nor set by an independent third party appraiser?	4h		X
i	Did the plan at any time hold 20% or more of its assets in any single security, debt, mortgage, parcel of real estate, or partnership/joint venture interest?	4i		X
j	Were all the plan assets either distributed to participants or beneficiaries, transferred to another plan, or brought under the control of the PBGC?	4j		X
k

Are you claiming a waiver of the annual examination and report of an independent qualified public accountant (IQPA) under 29 CFR 2520.104-46? If no, attach an IQPA’s report or 2520.104-50 statement. (See instructions on waiver eligibility and conditions.)

		4k	X

5a	Has a resolution to terminate the plan been adopted during the plan year or any prior plan year? If yes, enter the amount of any plan assets that reverted to the employer this year ☐ Yes ☒ No Amount
5b	If during this plan year, any assets or liabilities were transferred from this plan to another plan(s), identify the plan(s) to which assets or liabilities were transferred. (See instructions.)
	5b(1) Name of plan(s)	5b(2) EIN(a)			5b(3) PN(s)

SCHEDULE P (FORM 5500) ________________________ ________________________ Department of the Treasury Internal Revenue Service

Annual Return of Fiduciary
of Employee Benefit Trust

This schedule may be filed to satisfy the requirements under section 6033(a) for an annual information return from every section 401(a) organization exempt from tax under section 501(a).
Filing this form will start the running of the statute of limitations under section
6501(a) for any trust described in section 401(a) that is exempt from tax under section 501(a).
 File as an attachment to Form 5500 or 5500-EZ.

Official Use Only OMB No. 1210-0110
2005
This Form is Open to Public inspection.
For trust calendar year 2005 or fiscal year beginning ,			and ending ,

1a		Name of trustee or custodian

PNC BANK, N.A.

b		Number, street, and room or suite no. (If a P.O. box, see the instructions for Form 5500 or 5500-EZ.)

620 LIBERTY AVENUE, 8TH FLOOR

c		City or town, state, and ZIP code

PITTSBURGH		PA	15222-0000

2a		Name of trust
ALLIANCE BANK PROFIT SHARING / 401(K) PLAN
b		Trust’s employer identification number	25-1211909
3		Name of plan if different from name of trust

4		Have you furnished the participating employee benefit plan(s) with the trust financial information required to be reported by the Plan(s)?			☒ Yes ☐ No

5		Enter the plan sponsor’s employer identification number as shown on Form 5500 or 5500-EZ			23-2750261

Under penalties of perjury, I declare that I have examined this schedule, and to the best of my knowledge and belief it is true, correct, and complete.

SIGN HERE	Signature of fiduciary	/s/ [Illegible] Trust Officer	Date	6/26/06

For Paperwork Reduction Act Notice and OMB Control Numbers, see the instructions for Form 5500 or 5500-EZ.				v8.2	Schedule P (Form 5500) 2005

SCHEDULE R (Form 5500) Department of the Treasury Internal Revenue Service Department of Labor Employee Benefits Security Administration Pension Benefit Guaranty Corporation

Retirement Plan Information

This schedule is required to be filed under sections 104 and 4065 of the
Employee Retirement Security Act of 1974 (ERISA) and section 6058(a) of the
Internal Revenue Code (the Code).

 File as an Attachment to Form 5500.

Official Use Only OMB No. 1210-0110
2005
This Form is open to Public inspection.

For calendar year 2005 or fiscal plan year beginning ,	and ending ,

A Name of plan ALLIANCE BANK PROFIT SHARING / 401(K) PLAN	B Three-digit plan number	003
C Plan sponsor’s name as shown on line 2a of Form 5500	D Employer Identification Number
GREATER DELAWARE VALLEY SVGS BANK, DBA ALLIANCE BANK	23-2750261

Part I	Distributions

All references to distributions relate only to payments of benefits during the plan year.
1		Total value of distributions paid in property other than in cash or the forms of property specified in the instructions	1	$ 0
2

Enter the EIN(s) of payor(s) who paid benefits on behalf of the plan to participants or beneficiaries during the year (if more than two, enter EINs of the two payors who paid the greatest dollar amounts of benefits).
25-1211909

Profit-sharing plans, ESOPs, and stock bonus plans, skip line 3.
3		Number of participants (living or deceased) whose benefits were distributed in a single sum, during the plan year	3
Part II	Funding Information (If the plan is not subject to the minimum funding requirements of section 412 of the Internal Revenue Code or ERISA section 302, skip this Part)
4		Is the plan administrator making an election under Code section 412(c)(8) or ERISA section 302(c)(8)?			☐ Yes ☐ No ☐ N/A
If the plan is a defined benefit plan, go to line 7.
5		If a waiver of the minimum funding standard for a prior year is being amortized in this plan year, see instructions, and enter the date of the ruling letter granting the waiver	Month Day Year
If you completed line 5, complete lines 3, 9, and 10 of Schedule B and do not complete the remainder of this schedule.
6a		Enter the minimum required contribution for this plan year	6a	$
b		Enter the amount contributed by the employer to the plan for this plan year	6b	$
c		Subtract the amount in line 6b from the amount in line 6a. Enter the result (enter a minus sign to the left of a negative amount)	6c	$
If you completed line 6c, skip lines 7 and 8 and complete line 9.
7

If a change in actuarial cost method was made for this plan year pursuant to a revenue procedure providing automatic approval for the change or a class ruling letter, does the plan sponsor or plan administrator agree with the change?

☐ Yes ☐ No ☐ N/A
Part III	Amendments
8

If this is a defined benefit pension plan, were any amendments adopted during this plan year that increased or decreased the value of benefits? If yes, check the appropriate box(es). If no, check the ‘No’ box. (See instructions.)

☐ Increase ☐ Decrease ☐ No
Part IV	Coverage (See instructions.)
9	Check the box for the test this plan used to satisfy the coverage requirements	☐ the ratio percentage test	☐ average benefit test
For Paperwork Reduction Act Notice and OMB Control Numbers, see the instructions for Form 5500.			v8.2	Schedule R (Form 5500) 2005

ANNEX A

ALLIANCE BANK PROFIT SHARING/401(k) PLAN
Investment Election Form

Name of Plan Participant:

Social Security Number:

1.             INSTRUCTIONS.  This form provides your directions to sell certain investments in your Alliance Bank Profit Sharing/401(k) Plan account for the purpose of purchasing the common stock of Alliance Bancorp in the reorganization and stock issuance.

To direct the investment of all or part of the funds credited to your account to the common stock of Alliance Bancorp, you should complete and submit this form to Janette Babikian, Director of Human Resources, no later than noon on __________, 2006.  A representative for Alliance Bank will retain a copy of this form and return a copy to you.  If you need any assistance in completing this form, please contact Janette Babikian at 610-359-6940.  If you do not complete and return this form to Alliance Bank by noon on __________, 2006, the funds credited to your account under the Plan will continue to be invested in accordance with your prior investment directions or in the PNC Investment Contract Fund X if no investment directions have been provided.

2.             INVESTMENT DIRECTIONS.  As directed below, I hereby authorize the sale of the funds currently credited to my account and the purchase of common stock of Alliance Bancorp with such proceeds.  The total dollar amount transferred from existing investment funds must be in increments of $10.  For example, you may transfer $1,000 or $1,010, but you may not transfer $1,001 or $1,011.  The sale of the funds indicated below will occur on or about _______________, 2006.  Your investment directions are subject to market risk.  If the value of the fund(s) you select is insufficient to cover your order, then your order will be reduced accordingly.

Dollar Amount	Plan Investment Funds
Sell $	PNC Investment Contract Fund X
Sell $	Fidelity Advisor High Income Advantage/T
Sell $	Fidelity Advisor Growth & Income/T
Sell $	American Century Equity Growth/Adv
Sell $	Janus Adviser: Flexible Bond Fund/S
Sell $	Janus Adviser: Balanced Fund/S
Sell $	BlackRock Index Equity Fund/Inv A
Sell $	Janus Adviser: Worldwide Fund/S
Sell $	Janus Adviser: Large Cap Growth Fund/S
Sell $	BlackRock Large Cap Growth Equity/A
Sell $	Janus Adviser: Forty Fund/S
Sell $	MFS Value Fund/A
Sell $	AIM European Growth Fund/A
Sell $	AIM Basic Balanced Fund/A
Total $

A-1

3.             PURCHASER INFORMATION.  If you are an Eligible Account Holder or Supplemental Eligible Account Holder, as indicated below, you can direct your current balances in the Plan to purchase the common stock of Alliance Bancorp.  To the extent your order cannot be filled with common stock of Alliance Bancorp, the amount (including interest) not used to purchase common stock will be transferred to the PNC Investment Contract Fund X.  Please indicate your status.

a.	☐	Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Alliance Bank as of March 31, 2005.

b.	☐	Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Alliance Bank as of September 30, 2006, but are not an Eligible Account Holder.

4.             PURCHASE LIMITATIONS.  The following restrictions apply to the aggregate number of shares you may request to purchase in the reorganization and stock offering, including your purchases in the Plan:

•                  Minimum number of shares: 25 shares ($250)

•                  Maximum number of shares: 20,000 shares ($200,000)

•                  Maximum number of shares for associates or group: 30,000 shares ($300,000)

•                  Maximum number of shares for associates or groups including shares of Alliance Bank currently owned: 80,000 shares ($800,000)

See “The Offering — Limitations on Common Stock Purchases” at page __ in the accompanying prospectus for more information.

5.             INVESTMENT ELECTION.  I, the undersigned participant in the Plan, make the following investment election:

Number of Shares of Alliance Bancorp	Price Per Share	Total Amount Due from Page A-1

X $10.00 =

6.             ACKNOWLEDGMENT OF PARTICIPANT.  I understand that this Investment Election Form shall be subject to all of the terms and conditions of the Alliance Bank Profit Sharing/401(k) Plan and the Plan of Additional Stock Issuance.  I acknowledge that I have received a copy of the prospectus and the prospectus supplement.

ACKNOWLEDGMENT OF RECEIPT BY EMPLOYER

By:
Signature of participant

Date:	Date:

A-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                   Other Expenses of Issuance and Distribution.

SEC filing fees	$12,026
OTS filing fees	14,400
Pennsylvania Department of Banking fees	10,000
Nasdaq filing fees	87,150
NASD filing fee	11,739
Blue sky fees and expenses	5,000
Printing, postage, mailing and EDGAR expenses	200,000
Legal fees and expenses	300,000
Accounting fees and expenses	200,000
Appraiser’s fees	40,000
Records management agent fees and expenses	20,000
Transfer agent fees and expenses	17,500
Certificate printing	12,500
Miscellaneous	19,685
Total	$950,000

In addition to the foregoing expenses, Sandler O’Neill & Partners, L.P. will receive fees based on the number of shares of Common Stock sold in the offering.  Based upon the assumptions and the information set forth under “Pro Forma Information” and “The Offering - Marketing Arrangements” in the Prospectus, it is estimated that such fees will amount to $161,275, $190,618, $219,961 and $253,705, respectively, in the event that 1,806,998 shares, 2,125,880 shares, 2,444,763 shares and 2,811,477 shares of Common Stock, respectively, are sold by the Registrant in the offering.

Item 14.                   Indemnification of Directors and Officers.

Generally, federal regulations define areas for indemnity coverage for federal subsidiary holding companies as follows:

(a)           Any person against whom an action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

(i)            Any amount for which such person becomes liable under a judgment in such action; and

(ii)           Reasonable costs and expenses, including reasonable attorney=s fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if the person attains a favorable judgment in such enforcement action.

(b)           Indemnification shall be made to such person under paragraph (b) of this section only if:

(i)            Final judgment on the merits is in his or her favor; or

(ii)           In case of:

a. Settlement,

b. Final judgment against him or her, or

c. Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members.   However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification.  Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court.   Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof.  The notice period shall run from the date of such receipt.  No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

(c)           As used in this paragraph:

(i)            “action” means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

(ii)           “court” includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

(iii)          “final judgment” means a judgment, decree, or order which is not appealable and as to which the period for appeal has expired with no appeal taken;

(iv)          “settlement” includes the entry of a judgment by consent or by confession or a plea of guilty or nolo contendere.

Alliance Bank has a directors and officers liability policy providing for insurance against certain liabilities incurred by its directors and officers while serving in their capacities as such.

Item 15.                   Recent Sales of Unregistered Securities.

Not applicable.

Item 16.                   Exhibits and Financial Statement Schedules.

The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

(a)            List of Exhibits (filed herewith unless otherwise noted)

No.	Description
1.1	Engagement Letter with Sandler O’Neill & Partners, L.P.*
1.2	Form of Agency Agreement with Sandler O’Neill & Partners, L.P.
2.1	Agreement and Plan of Reorganization*
2.2	Plan of Additional Stock Issuance*
3.1	Federal Stock Charter of Alliance Bancorp, Inc. of Pennsylvania*
3.2	Bylaws of Alliance Bancorp, Inc. of Pennsylvania*
4.0	Form of Stock Certificate of Alliance Bancorp, Inc. of Pennsylvania*

No.	Description
5.0	Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: legality
8.1	Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: Federal and Pennsylvania tax matters
10.1	Greater Delaware Valley Savings d/b/a Alliance Bank Supplemental Executive Retirement Plan and Participation Agreement*
10.2	Greater Delaware Valley Savings d/b/a Alliance Bank Endorsement Split Dollar Insurance Agreement*
10.3	Form of Agreement between Greater Delaware Savings Bank (doing business as Alliance Bank) and Dennis D. Cirucci and Peter J. Meier*
10.4	Form of Agreement between Greater Delaware Savings Bank (doing business as Alliance Bank) and Suzanne J. Ricci*
10.5	Greater Delaware Valley Savings Bank Directors’ Retirement Plan and Trust Agreement*
10.6	Retirement Agreement between Greater Delaware Savings Bank (doing business as Alliance Bank) and William E. Hecht*
23.1	Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibit 5.0 and Exhibit 8.1, herein)
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of RP Financial, LC.*
24.0	Power of Attorney*
99.1	Subscription Order Form and Instructions*
99.2	Additional Solicitation Material*
99.3	Appraisal Report of RP Financial, LC.**
99.4	Form of proxy statement and proxy card for Alliance Bank stockholders

*                    Previously filed.

**             Previously filed. Excluded certain tabular and statistical information pursuant to a continuing hardship exemption under Rule 202 of Regulation S-T.

(b)            Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17.                   Undertakings.

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4)  That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Pennsylvania on October 18, 2006.

ALLIANCE BANCORP, INC. OF PENNSYLVANIA
(In organization)

By:	/s/ Dennis D. Cirucci
Dennis D. Cirucci
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dennis D. Cirucci	President and Chief Executive Officer	October 18, 2006
Dennis D. Cirucci	(Principal Executive Officer)

/s/ Peter J. Meier	Executive Vice President and Chief Financial Office	October 18, 2006
Peter J. Meier	(Principal Financial and Accounting Officer)

/s/ William E. Hecht*	Chairman of the Board	October 18, 2006
William E. Hecht

/s/ J. William Cotter, Jr.*	Director	October 18, 2006
J. William Cotter, Jr.

/s/ John A. Raggi*	Director	October 18, 2006
John A. Raggi

Name	Title	Date

/s/ Philip K. Stonier*	Director	October 18, 2006
Philip K. Stonier

/s/ James S. Carr*	Director	October 18, 2006
James S. Carr

/s/ G. Bradley Rainer*	Director	October 18, 2006
G. Bradley Rainer

/s/ R. Cheston Woolard*	Director	October 18, 2006
R. Cheston Woolard

/s/ Timothy E. Flatley*	Director	October 18, 2006
Timothy E. Flatley

* Executed by Dennis D. Cirucci by power of attorney.

INDEX TO EXHIBITS

No.	Description
1.1	Engagement Letter with Sandler O’Neill & Partners, L.P.*
1.2	Form of Agency Agreement with Sandler O’Neill & Partners, L.P.
2.1	Agreement and Plan of Reorganization*
2.2	Plan of Additional Stock Issuance*
3.1	Federal Stock Charter of Alliance Bancorp, Inc. of Pennsylvania*
3.2	Bylaws of Alliance Bancorp, Inc. of Pennsylvania*
4.0	Form of Stock Certificate of Alliance Bancorp, Inc. of Pennsylvania*
5.0	Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: legality
8.1	Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: Federal and Pennsylvania tax matters
10.1	Greater Delaware Valley Savings d/b/a Alliance Bank Supplemental Executive Retirement Plan and Participation Agreement*
10.2	Greater Delaware Valley Savings d/b/a Alliance Bank Endorsement Split Dollar Insurance Agreement*
10.3	Form of Agreement between Greater Delaware Savings Bank (doing business as Alliance Bank) and Dennis D. Cirucci and Peter J. Meier*
10.4	Form of Agreement between Greater Delaware Savings Bank (doing business as Alliance Bank) and Suzanne J. Ricci*
10.5	Greater Delaware Valley Savings Bank Directors’ Retirement Plan and Trust Agreement*
10.6	Retirement Agreement between Greater Delaware Savings Bank (doing business as Alliance Bank) and William E. Hecht*
23.1	Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibit 5.0 and Exhibit 8.1, herein)
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of RP Financial, LC.*
24.0	Power of Attorney*
99.1	Subscription Order Form and Instructions*
99.2	Additional Solicitation Material*
99.3	Appraisal Report of RP Financial, LC.**
99.4	Form of proxy statement and proxy card for Alliance Bank stockholders

*                    Previously filed.

**             Previously filed. Excluded certain tabular and statistical information pursuant to a continuing hardship exemption under Rule 202 of Regulation S-T.